EXHIBIT 10.1
EXECUTION COPY
TENTH OMNIBUS AMENDMENT
This TENTH OMNIBUS AMENDMENT, dated as of August 12, 2026 (this “Amendment”), is entered into by and among ALLIANCE LAUNDRY SYSTEMS LLC, a Delaware limited liability company (“ALS”), ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2015 LLC, a Delaware limited liability company (“ALER”), ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2015-A, a Delaware statutory trust (the “Issuer”), THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee under the Indenture (the “Indenture Trustee”), each of the NOTE PURCHASERS listed on the signature pages hereto (collectively, the “Note Purchasers”), each of the FUNDING AGENTS for the Purchaser Groups listed on the signature pages hereto (collectively, the “Funding Agents”) and PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Note Purchasers (the “Administrative Agent”).
BACKGROUND:
1.ALS, ALER and the Issuer are parties to that certain Amended and Restated Pooling and Servicing Agreement, dated as of June 8, 2018 (as amended, restated, supplemented or otherwise modified through the date hereof, together with all exhibits and schedules thereto, the “Pooling and Servicing Agreement”);
2. ALS, ALER, the Issuer, the Note Purchasers, the Funding Agents and the Administrative Agent are parties to that certain Amended and Restated Note Purchase Agreement, dated as of June 8, 2018 (as amended, restated, supplemented or otherwise modified through the date hereof, together with all exhibits and schedules thereto, the “Note Purchase Agreement” and, together with the Pooling and Servicing Agreement, the “Agreements”);
    3. ALS, ALER, the Issuer, the Administrative Agent, the Funding Agents and the Note Purchasers desire to amend the Agreements as hereinafter set forth; and
4. the consent of each of the Noteholders is necessary for such amendments to be effective, and each of the Noteholders, by executing this Amendment, has consented to such amendments.
    NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
    1.     Certain Defined Terms. Capitalized terms used herein without definition shall have the meanings ascribed thereto in Part I of Appendix A to the Pooling and Servicing Agreement.
    2.     Amendments. As of the Effective Date (as defined below), the Agreements are hereby amended as follows:
(a)     Pooling and Servicing Agreement. The parties to the Pooling and Servicing Agreement hereby agree that the Pooling and Servicing Agreement (including the exhibits and schedules thereto) is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto.

(b)     Note Purchase Agreement. The parties to the Note Purchase Agreement hereby     agree that the Note Purchase Agreement (including the exhibits and schedules thereto) is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit B hereto.
3.     Issuer Order, Noteholder Direction and Registered Owner Instruction.
(a)     The Issuer hereby authorizes and directs the Indenture Trustee to execute this     Amendment.
(b)     The Noteholders hereby direct the Indenture Trustee to execute this Amendment.
(c)     ALER, as the sole Registered Owner, hereby instructs Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer, to execute this Amendment.
    4.     Conditions to Effectiveness. This Amendment shall become effective on the date hereof (the “Effective Date”) upon satisfaction (or waiver in accordance with the Agreements) of the following conditions:
(a)     the Administrative Agent’s receipt of counterparts of this Amendment, duly executed by the parties hereto;
(b)     the Administrative Agent’s receipt of counterparts of that certain Upfront Fee Letter Agreement, dated as of the date hereof, duly executed by the parties thereto, and the payment by the Issuer of the fees set forth therein in accordance with the terms thereof;
(c)     the Administrative Agent’s receipt of the favorable written opinions of counsel for the Issuer, the Transferor and the Servicer, addressed to the Administrative Agent, each Funding Agent, each Note Purchaser and the Indenture Trustee, dated the date hereof, covering general corporate matters, no government consents or authorizations, no conflicts with organizational documents, any applicable law or other agreements and the due execution and delivery of, and the enforceability of, this Amendment and each of the Agreements; and
(d)     the Issuer shall have paid all fees and other amounts due and payable on or prior to the date hereof pursuant to the Basic Documents, to the extent invoiced, including the fees and disbursements invoiced through the date hereof of the Administrative Agent’s special counsel, Mayer Brown LLP.
    5.     Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of each Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in any Agreement to “this Agreement”, “this Indenture”, “hereof”, “herein” or words of similar effect referring to the Agreement in which such reference is made shall be deemed to be references to such Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly amend or supplement any provision of any Agreement other than as set forth herein.
6.     Representations and Warranties.

(a)     Each of the Issuer, ALER and ALS makes each of its respective representations and warranties contained in Article VII of the Pooling and Servicing Agreement, as applicable (after giving effect to this Amendment).
(b)     Each of the parties hereto represents and warrants that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation.
    7.     Consent. Pursuant to each Agreement, each of the Administrative Agent and each Note Purchaser agrees, as to itself only, that all notices required to be delivered to it and all consents required to be given by it in connection with this Amendment have been provided, and each such party hereby consents to the terms of the amendments to the Agreements contained in this Amendment.
    8.     Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.
    9.     Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York; provided, however, that the duties and immunities of the Owner Trustee hereunder shall be governed by the laws of the State of Delaware.
    10.     Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreements or any provision hereof or thereof.
    11.     Indenture Trustee’s Responsibility. The Indenture Trustee shall have no responsibility for the validity or sufficiency of this Amendment, nor for the recitals herein.
    12.     Limitation of Owner Trustee Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Amendment and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.
    [Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2015-A

By:	Wilmington Trust, National not in its individual capacity but solely as Owner Trustee

By:	/s/ Ingo Miranda
Name: Ingo Miranda
Title: Vice President

Signature Page to Tenth Omnibus Amendment

ALLIANCE LAUNDRY SYSTEMS LLC

By:	/s/Dean Nolden
Name: Dean Nolden
Title: Chief Financial Officer

ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2015 LLC

By:	/s/Dean Nolden
Name: Dean Nolden
Title: President

Signature Page to Tenth Omnibus Amendment

Solely with respect to Section 2(a) hereof:

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Indenture Trustee

By:	/s/Michael Pica
Name: Michael Pica
Title: Agent

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Lawrence Beller
Name: Lawrence Beller
Title: Executive Vice President

Signature Page to Tenth Omnibus Amendment

PNC PURCHASER GROUP:

PNC BANK, NATIONAL ASSOCIATION, as Committed Purchaser and as Funding Agent

By:	/s/ Lawrence Beller
Name: Lawrence Beller
Title: Executive Vice President

Signature Page to Tenth Omnibus Amendment

FIFTH THIRD PURCHASER GROUP:

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Committed Purchaser and as Funding Agent

By:	/s/ Joseph Sandy
Name: Joseph Sandy
Title: Officer

Signature Page to Tenth Omnibus Amendment

Exhibit A
Pooling and Servicing Agreement
[Attached]

CONFORMED COPY through Ninth OmnibusEXHIBIT A
AMENDED AND RESTATED
POOLING AND SERVICING AGREEMENT
AMONG
ALLIANCE LAUNDRY SYSTEMS LLC
Servicer and Originator
ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2015 LLC
Transferor
AND
ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2015-A
Issuer
DATED AS OF JUNE 8, 2018

TABLE OF CONTENTS

Page

ARTICLE I CERTAIN DEFINITIONS 1
SECTION 1.01 Definitions 1
ARTICLE II PURCHASE AND SALE 2
SECTION 2.01 Purchase and Sale 2
SECTION 2.02 Timing of Conveyances 2
SECTION 2.03 Character of Transfers 3
SECTION 2.04 No Recourse 3
SECTION 2.05 No Assumption of Obligations Relating to Second Tier Purchased Assets 3
SECTION 2.06 Absolute Conveyances 3
SECTION 2.07 Effect of Transfer 4
SECTION 2.08 Servicing of Second Tier Purchased Assets 4
SECTION 2.09 Custody of Collateral Documents 4
SECTION 2.10 Acceptance and Acknowledgment by Issuer 6
SECTION 2.11 Representations and Warranties as to the Loans 7
SECTION 2.12 Payments in Respect of Repurchases of Loans 7
SECTION 2.13 Substitution of Loans 8
ARTICLE III GENERAL ADMINISTRATION; ADMINISTRATION AND SERVICING OF LOANS 9
SECTION 3.01 Duties of the Servicer regarding Loans 9
SECTION 3.02 Collection of Loan Payments .... ~~11~~10
SECTION 3.03 Prepayments .... ~~12~~11
SECTION 3.04 Realization Upon Defaulted Loans .... ~~12~~11
SECTION 3.05 Maintenance of Insurance Policies 12
SECTION 3.06 Maintenance of Security Interests in Collateral .... ~~13~~12
SECTION 3.07 Covenants of the Servicer 13
SECTION 3.08 Servicer's Purchase of Loans Upon Breach of Covenant 15
SECTION 3.09 Servicing Fees; Payment of Certain Expenses by Servicer .... ~~16~~15
SECTION 3.10 Servicer's Certificate 16
SECTION 3.11 Application of Collections .... ~~17~~16

    ii

TABLE OF CONTENTS
(continued)

		Page
SECTION 6.11	Additional Deposits	26
SECTION 6.12	Yield Supplement Account	26
ARTICLE VII	REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR, ORIGINATOR, ISSUER AND THE SERVICER	~~27~~26
SECTION 7.01	Representations and Warranties of the Transferor, Originator, Issuer and Servicer	~~27~~26
SECTION 7.02	Liability of Transferor	~~35~~34
SECTION 7.03	Merger or Consolidation of, or Assumption of the Obligations of, Transferor; Amendment of Limited Liability Company Agreement	~~35~~34
SECTION 7.04	Limitation on Liability of Transferor and Others	35
SECTION 7.05	Transferor May Own Securities	35
SECTION 7.06	Rule 144A	~~36~~35
SECTION 7.07	Compliance with the CRR and the US Risk Retention Rule	~~36~~35
SECTION 7.08	[Reserved]	~~38~~37
SECTION 7.09	Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws	~~38~~37
ARTICLE VIII	LIABILITIES OF SERVICER AND OTHERS	38
SECTION 8.01	Liability of Servicer; Indemnities	38
SECTION 8.02	Merger or Consolidation of, or Assumption of the Obligations of, the Servicer	~~40~~39
SECTION 8.03	Limitation on Liability of Servicer and Others	~~41~~40
SECTION 8.04	Delegation of Duties	41
SECTION 8.05	Servicer Not to Resign	~~42~~41
ARTICLE IX	SERVICER DEFAULT	~~42~~41
SECTION 9.01	Servicer Defaults	~~42~~41
SECTION 9.02	Consequences of a Servicer Default	~~44~~43
SECTION 9.03	Indenture Trustee to Act; Appointment of Successor	44
SECTION 9.04	Notification to the Beneficiaries and the Registered Owners	45
SECTION 9.05	Waiver of Past Defaults	~~46~~45
SECTION 9.06	Effects of Termination or Resignation of Servicer	~~46~~45
ARTICLE X	TERMINATION; REDEMPTION	46

EXHIBITS

EXHIBIT A-1     [Reserved]
EXHIBIT A-2     Form of Additional PSA Assignment EXHIBIT A-3     Form of Substitution Assignment EXHIBIT B
    Locations of Schedule of Loans EXHIBIT C     Form of Loans
EXHIBIT D     Form of Servicer’s Certificate
EXHIBIT E     Form of Control Agreement
EXHIBIT F
    Form of Borrowing Base Certificate EXHIBIT G     Agreed Upon Procedures
        APPENDICES
APPENDIX A     Defined Terms and Rules of Construction APPENDIX B     Addresses and Procedures
APPENDIX C     Credit Agreement
        SCHEDULES SCHEDULE 7.01     Perfection Certificate – Transferor

THIS AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT (this “Agreement”) is made as of June 8, 2018, by and among ALLIANCE LAUNDRY SYSTEMS LLC, a Delaware limited liability company (“ALS” and, in its capacity as Originator and Servicer hereunder, the “Originator” and the “Servicer,” respectively), ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2015 LLC, a Delaware limited liability company (“ALER” and, in its capacity as the Transferor hereunder, the “Transferor”),and ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2015-A, a Delaware statutory trust (the “Issuer”).
WHEREAS, pursuant to the Purchase Agreement dated as of June 12, 2015 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Original Purchase Agreement”), ALS from time to time sells or conveys certain Loans to the Transferor;
WHEREAS, pursuant to the Pooling and Servicing Agreement, dated as of June 12, 2015 among the parties hereto (as amended, restated, supplemented or otherwise modified through the date hereof, the “Original Agreement”), the Transferor further contributes such Loans to the Issuer in respect of its beneficial interest in the Issuer, and the Servicer performs the servicing obligations set forth therein for, and in consideration of, the fees and other benefits set forth in the Original Agreement;
    WHEREAS, the parties to the Original Purchase Agreement have agreed to amend and restate the Original Purchase Agreement on the Restatement Date; and
WHEREAS, in connection with the amendment and restatement of the Original Purchase Agreement, the parties hereto desire to amend and restate the Original Agreement in its entirety as set forth herein;
NOW, THEREFORE,in consideration of the foregoing, the other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree to amend and restate the Original Agreement as follows:
ARTICLE I
CERTAIN DEFINITIONS
    SECTION 1.01     Definitions. Certain capitalized terms used in the above recitals and in this Agreement are defined in and shall have the respective meanings assigned them in Part I of Appendix A to this Agreement. All references herein to “the Agreement” or “this Agreement”are to this Pooling and Servicing Agreement as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix A, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

ARTICLE II
PURCHASE AND SALE
    SECTION 2.01     Purchase and Sale. The Originator has previously sold, transferred and conveyed to the Transferor, the Transferor hereby conveys, transfers or assigns to the Issuer, and the Issuer hereby accepts from the Transferor, at the times set forth in Section 2.02, all of the Transferor’s right, title and interest in, to and under:
    (a)     all Specified Assets that existed and were transferred to the Transferor on the Closing Date under the Original Purchase Agreement;
    (b)     all Specified Assets that existed and were acquired by the Transferor on each Purchase Date during the period from and including the closing of business on the Closing Date to the Purchase Termination Date;
    (c)     the Purchase Agreement and the other Basic Documents (other than the Trust Agreement, and the documents and certificates executed in connection with the foregoing) to the extent such rights relate to the Specified Assets, including the right of the Transferor to cause ALS to perform its obligations thereunder (including the obligation of ALS under Section 2.12(c) of the Purchase Agreement); and
    (d)     any and all income and Proceeds of the property described in clauses (a) through (c) above.
    As used herein, “Second Tier Purchased Assets” means the items listed above in clauses (a), (b), (c) and (d) collectively.
SECTION 2.02     Timing of Conveyances.
    (a)     Initial Closing Date Conveyances. On the Closing Date, the Transferor, pursuant to an assignment in the form attached as Exhibit A-1 to the Original Agreement and executed and delivered on June 12, 2015 (the “Initial PSA Assignment”), conveyed, transferred, assigned, and set over to the Issuer all of the Specified Assets acquired by the Transferor on the Closing Date pursuant to the Original Purchase Agreement.
    (b)     Regular Conveyances from the Closing Date to the Restatement Date. On each Purchase Date under the Original Purchase Agreement, the Transferor, immediately upon the acquisition by the Transferor of such Specified Assets, transferred to the Issuer each and every Specified Asset acquired by the Transferor on such Purchase Date pursuant to the terms of the Original Purchase Agreement.
    (c)     Regular Conveyances on and after the Restatement Date. On each Purchase Date under the Purchase Agreement, the Transferor will immediately, upon the acquisition by the Transferor of such Specified Assets, transfer to the Issuer each and every Specified Asset acquired by the Transferor on such Purchase Date pursuant to the terms of the Purchase Agreement and an assignment substantially in the form attached hereto as Exhibit A-2 (the“Additional PSA Assignment”).
    SECTION 2.03     Character of Transfers. Each transfer of Second Tier Purchased Assets as set forth in Section 2.02 will be treated as a capital contribution by the Transferor to the Issuer.

    SECTION 2.04     No Recourse. Except as specifically provided in Section 2.12 of this Agreement, the transfer of Second Tier Purchased Assets under this Agreement shall be without recourse to the Transferor; it being understood that the Transferor shall be liable to the Issuer for all representations, warranties, covenants and indemnities made by the Transferor pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Transferor for the credit risk of the Obligors under any Second Tier Purchased Assets.
SECTION 2.05 No Assumption of Obligations Relating to Second Tier Purchased Assets. Neither the Issuer nor the Servicer shall have any obligation or liability to any Obligor or other customer or client of the Transferor (including any obligation to perform any of the obligations of the Transferor under any Second Tier Purchased Asset including any contract or purchase orders or other agreements related to any Second Tier Purchased Asset). No such obligation or liability is intended to be assumed by the Issuer or the Servicer hereunder, and any such assumption is expressly disclaimed.
    SECTION 2.06     Absolute Conveyances. Each of the Transferor and the Issuer intends each transfer of the Second Tier Purchased Assets hereunder to be capital contributions by the Transferor to the Issuer, that in each case are absolute and irrevocable and that provide the Issuer with the full benefits of ownership of the Second Tier Purchased Assets. Neither the Issuer nor the Transferor intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from the Issuer to the Transferor.
The Transferor, the Servicer and the Issuer intend to treat such transfer and assignment as a capital contribution for accounting purposes. Notwithstanding the foregoing, if the arrangements with respect to such assets are deemed for any purpose to constitute a loan and not a purchase and sale or capital contribution of the Second Tier Purchased Assets, it is the intention of the parties hereto that this Agreement shall still constitute a security agreement under Applicable Law, and the Transferor hereby grants to the Issuer a first priority perfected security interest (subject to Permitted Adverse Claims) in all of the Transferor’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Second Tier Purchased Assets, and all money, accounts, general intangibles, payment intangibles, chattel paper, instruments, documents, supporting obligations, goods, investment property, deposit accounts, securities entitlements, certificates of deposit, letters of credit, letter-of-credit rights, and advices of credit consisting of, arising from or related to such assets, and all Proceeds thereof, to secure its obligations hereunder, including its obligation to remit to the Issuer, or its successors and assigns, all Collections of such assets and other Proceeds of such assets and all other Second Tier Purchased Assets. The Transferor and the Issuer agree that the foregoing transfers of Purchased Loans included in the Second Tier Purchased Assets constitute sales of “chattel paper”(including “electronic chattel paper” and “tangible chattel paper”) and “promissory notes”, in each case, as described in the UCC, and that this Agreement shall create a security interest in favor of the Issuer as the purchaser of such assets.
Each of the Transferor and the Issuer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement is deemed to create a security interest in the Second Tier Purchased Assets, such security interest would be deemed to be a perfected security interest with a first priority Lien (subject to Permitted Adverse Claims) in favor of the Indenture Trustee (as assignee of the Issuer) under Applicable Law (including the filing of any financing statements describing the subject of such security interest as all assets of the Transferor) and will be maintained as such throughout the term of this Agreement. Such grant of a security interest in the Second Tier Purchased Assets shall be deemed to include all rights, powers and options (but none of the obligations, if any) of the Transferor under any agreement or instrument included in the assets referred to in the Second Tier Purchased Assets, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of Purchased Loans and all other monies payable under such Purchased Loans, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Transferor or otherwise and generally to do and receive anything that the Transferor is or may be entitled to do or receive under or with respect to the Second Tier Purchased Assets. For purposes of such grant, this Agreement shall constitute a security agreement under the UCC.
    SECTION 2.07     Effect of Transfer. Title to the Second Tier Purchased Assets shall vest in the Issuer, whether or not the conditions precedent to the obligation of the Issuer to acquire such Second Tier Purchased Assets were in fact satisfied.
    SECTION 2.08     Servicing of Second Tier Purchased Assets. Consistent with the Issuer’s ownership of the Second Tier Purchased Assets, the Issuer shall have the sole right to service, administer and collect the Second Tier Purchased Assets and to assign such right to others.
    SECTION 2.09     Custody of Collateral Documents. Simultaneously with the execution and delivery of this Agreement, the Servicer, the Issuer, the Indenture Trustee and the Custodian entered into the Custodial Agreement, whereby the Custodian agreed to act as the agent of the Indenture Trustee as custodian of the Collateral Documents in accordance with the Custodial Agreement for each Loan to be acquired by the Issuer pursuant to the terms of the Original Agreement and this Agreement. The Transferor and the Servicer hereby agree to Deliver original documents to the Custodian promptly when they are received in accordance with the Custodial Agreement. The Transferor and the Servicer shall provide the Custodian access to each electronic platform (including the eVault and the eOriginal System) on which any Authoritative Electronic Copy of a Collateral Document is maintained.
The Transferor shall, or shall cause the Servicer to, Deliver to the Custodian (but shall retain copies thereof) on or prior to the Restatement Date, the Loan Files representing 100% of the Initial Loan Balances listed on the Loan Schedule as of the Restatement Date. On or prior to the Restatement Date (with respect to the entire aggregate Initial Loan Balance of the Initial Loans) such Collateral Documents shall have been certified as complete and without Exception (as defined in the Custodial Agreement) by the Custodian (a copy of such certification will be provided to the Administrative Agent and the Indenture Trustee). With respect to any Loan transferred to the Issuer after the Restatement Date, the Transferor shall, or shall cause the Servicer to, Deliver all of the Collateral Documents (but shall retain copies thereof) relating to such Loans to the Custodian and such Collateral Documents shall have been certified as complete and without Exception (as defined in the Custodial Agreement) by the Custodian (a copy of such certification will be provided to the Administrative Agent and the Indenture Trustee) no later than 3:00 p.m. on the Business Day prior to, and as a condition to the funding of the Advances under the Notes under the Note Purchase Agreement on, the applicable Borrowing Date. The Custodian shall, in accordance with the Custodial Agreement, review and certify as complete pursuant to a Custodian Receipt Certification all Collateral Documents required to be Delivered to the Custodian with respect to each Loan. Except as otherwise provided herein with respect to the transfer of servicing duties hereunder, the Servicer: (i) shall maintain in its possession the Loan Files (other than the Collateral Documents) in a manner consistent with the Servicing Standards, (ii) will not dispose of any documents constituting the Loan Files, (iii) will not permit any Person other than the Indenture Trustee to maintain any adverse claim upon any Loan File, and (iv) will not permit any Person other than the Indenture Trustee, the Servicer (or any sub-servicer or other agent permitted hereunder), the Custodian or

eOriginal to maintain possession or custody (as applicable) of any Loan File so long as the related Loan shall remain part of the Trust Estate.
Upon termination of ALS or any successor Servicer as Servicer, the terminated Servicer shall promptly deliver to the Indenture Trustee any Loan Files, or portion thereof, as applicable, and any copies of the Collateral Documents that may be in the possession of such terminated Servicer and that may have been delivered to such terminated Servicer pursuant to this Section 2.09. From time to time, solely to the extent the same is required to implement the foreclosure, purchase, payoff, substitution or servicing of the Loans by the Servicer or any related collateral, the Servicer may request release by the Custodian of, and the Custodian shall deliver to the Servicer, any portion of the Collateral Documents in accordance with the terms of the Custodial Agreement. A copy of any such request shall be sent concurrently to the Administrative Agent and the Indenture Trustee. In the event that an Event of Default, Default, Rapid Amortization Event or Servicer Default has occurred and is continuing, the consent of the Required Noteholders shall be required in order for the Servicer to make any such request. The Servicer shall promptly return to the Custodian each and every document previously requested from the Collateral Documents when the Servicer’s need therefor no longer exists, unless the Loan has been liquidated, paid off or collected, is a Warranty Loan, an Administrative Loan or is a Loan with respect to which a Substitute Loan has been substituted in its place, in which case, the Servicer shall provide a certification to this effect to the Custodian, which may be included in the request for release, a copy of which shall be sent concurrently to the Administrative Agent and the Indenture Trustee.
Notwithstanding anything to the contrary set forth herein, the Servicer shall not, without the prior written consent of the Administrative Agent (acting at the direction of the Required Noteholders), be entitled to request any Collateral Documents held by the Custodian if the sum of the unpaid Loan Balances of all Loans for which the Servicer is then in possession of the related Collateral Documents (other than for Loans then held by the Servicer which have been repurchased, paid off, substituted or liquidated in accordance with the Servicing Standards) (including the Collateral Documents to be requested) exceeds 5% of the sum of the Aggregate Loan Balances of all Loans then owned by the Trust. The Servicer may hold, and hereby acknowledges that it shall hold, any Collateral Documents and all other property included in the Trust Estate property that it may from time to time receive hereunder as custodian for the Indenture Trustee solely at the will of the Custodian and the Indenture Trustee for the sole purpose of facilitating the servicing of the Loans and such retention and possession shall be in a custodial capacity only. To the extent the Servicer, as agent of the Indenture Trustee and the Issuer, holds any Trust Estate property, the Servicer shall do so in accordance with the Servicing Standards as such standard applies to servicers acting as custodial agent. The Servicer shall promptly report to the Custodian and the Indenture Trustee the loss by it of all or part of any Collateral Documents previously provided to it by the Custodian and shall promptly take appropriate action to remedy any such loss. In such custodial capacity, the Servicer shall have and perform the following powers and duties:
    (i)     hold the Loan Files and Collateral Documents that it may from time to time receive hereunder from the Indenture Trustee for the benefit of the Indenture Trustee, maintain accurate records pertaining to each Loan to enable it to comply with the terms and conditions of the Indenture and this Agreement, and maintain a current inventory thereof;
    (ii)     implement policies and procedures consistent with the Servicing Standards (and the Credit and Collection Policy generally) and requirements of the Custodial Agreement and the Electronic Collateral Control Agreement so that the integrity and physical possession of such Loan Files and Collateral Documents will be maintained; and
    (iii)     take all other actions, in accordance with the Servicing Standards (and the Credit and Collection Policy generally), in connection with maintaining custody of such Loan Files and Collateral Documents on behalf of the Indenture Trustee.
Acting as custodian of the Loan Files pursuant to this Section, the Servicer agrees that it does not and will not have or assert any beneficial ownership interest in the Loans, the Loan Files or the Collateral Documents.
The Servicer agrees to maintain the Collateral Documents in its possession that it may from time to time receive from the Custodian at its office located in Ripon, Wisconsin or at such other offices of the Servicer as shall from time to time be identified by prior written notice to the Indenture Trustee and the Administrative Agent. Notwithstanding the foregoing, the Servicer may temporarily move individual Loan Files (or any portion thereof) or any Collateral Documents without notice as necessary to conduct the collection and other servicing activities originally set forth in the request for release in accordance with the Servicing Standards; provided that the Servicer shall not move any such Loan Files or such Collateral Documents for more than thirty (30) days without obtaining the written consent of the Indenture Trustee and the Administrative Agent (acting at the direction of the Required Noteholders), such consent not to be unreasonably withheld or delayed.
SECTION 2.10 Acceptance and Acknowledgment by Issuer. (a) The Issuer hereby accepts the Second Tier Purchased Assets and declares that the Issuer shall hold such assets in trust for the benefit of Beneficiaries in accordance with the Trust Agreement, the Indenture and this Agreement. The Issuer hereby accepts the appointment of ALS as Servicer.
    (b)     Transfer of Purchased Loans. Each of the Transferor, ALS, as the Originator, and the Servicer understands that the Issuer intends to pledge the Trust Estate to the Indenture Trustee for the benefit of the Beneficiaries pursuant to the Indenture. Each of the Transferor, ALS, as the Originator, and the Servicer agrees that, upon the occurrence of an Event of Default, the Indenture Trustee may exercise the rights of the Issuer hereunder and shall be entitled to all of the benefits to which the Issuer is entitled hereunder to the extent provided for in the Indenture.
SECTION 2.11 Representations and Warranties as to the Loans. Pursuant to Section 2.01(c), the Transferor assigned to the Issuer all of its right, title and interest in, to and under the Purchase Agreement, including the representations and warranties of ALS made to the Transferor pursuant to Section 3.1 of the Purchase Agreement. Each of the Originator and the Transferor hereby represents, warrants and covenants to the Issuer that it has taken no action, and will take no action, which would cause such representations, warranties and covenants to be false in any material respect as of the Restatement Date, Purchase Date or Substitution Date, as applicable. Each of the Originator and the Transferor further acknowledges that the Issuer, the Indenture Trustee and the Beneficiaries rely on, and for their benefit, the Transferor hereby reaffirms, the representations, warranties and covenants of the Transferor under this Agreement and the Originator hereby reaffirms the representations, warranties and covenants of ALS under the Purchase Agreement, in accepting the Loans in trust and executing and delivering the Securities. The foregoing representations and warranties are made as of the Restatement Date, Purchase Date or Substitution Date but shall survive the sale, transfer and assignment of the Loans and the other Second Tier Purchased Assets to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture until the Indenture is terminated in accordance with its terms.

    SECTION 2.12     Payments in Respect of Repurchases of Loans. Upon discovery by the Transferor, the Administrative Agent, the Servicer, the Issuer or the Indenture Trustee of a breach of any of the representations and warranties made with respect to any Purchased Loans that were identified as Eligible Loans on the relevant Funding Date Data Pool Report in:
(x) Section 3.1 of the Purchase Agreement (irrespective of any limitation set forth in the Purchase Agreement regarding knowledge of the Originator); or
(y) Section 2.11 or clauses (i), (ii) or (iii) of Section 7.01(b); or
(z) Section 7.01(a), Section 7.01(b) (other than clauses (i), (ii) and (iii) of Section 7.01(b)) or Section 7.01(c) of this Agreement which breach materially and adversely affects the interests of the Beneficiaries in, or collectability of, the affected Loan;
the party discovering such breach shall give prompt written notice thereof to the others.
    Unless such breach shall have been waived in writing by the Administrative Agent (at the direction of the Required Noteholders) or cured in all material respects (whether by remedying the affected Loan or by the Transferor’s acquiring and conveying to the Issuer additional Eligible Loans, as the case may be), then the Transferor (in the event of a breach of the representations and warranties made by the Transferor and not by the Originator) or the Originator (in the event of a breach of representation and warranty of the Originator and not the Transferor), shall, unless the Transferor shall have provided a Substitute Loan as provided in Section 2.13, repurchase such Loan from the Issuer for a price equal to the Warranty Payment by not later than the Distribution Date following the second Accounting Date after the receipt of notice of such breach.
The Owner Trustee shall have no affirmative duty to conduct any investigation as to the occurrence of any event requiring the repurchase of any non-conforming Loan pursuant to this Section 2.12.
It is understood and agreed that the obligation of the Warranty Purchaser to repurchase any Loan as to which a breach has occurred and is continuing shall, if such repurchase obligations are fulfilled, constitute the sole remedy against the Transferor, the Servicer or ALS for such breach available to any Interested Party. The Servicer acknowledges its obligations to repurchase Administrative Loans from the Issuer pursuant to Section 3.08 and ALS, in its capacity as the seller under the Purchase Agreement, acknowledges its obligations to repurchase Warranty Loans pursuant to Section 2.12 of the Purchase Agreement.
SECTION 2.13     Substitution of Loans.
    (a)     Provided no Rapid Amortization Event or Event of Default has occurred and is continuing, the Transferor may, at its option, transfer to the Issuer on or prior to the fourth day of a month, pursuant to an assignment, substantially in the form attached hereto as Exhibit A-3 (each, a “Substitution Assignment”) one or more Eligible Loans (each, a “Substitute Loan”) for any Loan that became subject to a Warranty Event (each such replaced Loan, a “Predecessor Loan”), together with all right, title and interest of the Transferor in, to and under:
    (i)     all documents and instruments evidencing or governing the Substitute Loans and all Loan Files relating thereto, identified in the schedule to the Substitution Assignment and all monies paid or payable thereon (including Liquidation Proceeds) on or after or due and payable, but in each case not paid, as of the Substitution Cutoff Date;

    (ii)     the Equipment, including all security interests therein, granted by Obligors pursuant to such Substitute Loans and any other collateral securing such Substitute Loans;
    (iii)     any Insurance Policies, and Proceeds thereof, and rights and benefits thereunder, with respect to such Equipment and any other collateral securing such Substitute Loans;
    (iv)     with respect to such Substitute Loans, any Guaranties, and Proceeds thereof, and all rights and benefits thereunder;

    (v)     all funds on deposit from time to time in the Lockboxes or in the Lockbox Accounts with respect to such Substitute Loans and all Proceeds thereof;
    (vi)     the Purchase Agreement, and the other Basic Documents (other than the Trust Agreement, the Certificate of Trust and the documents and certificates executed in connection with the foregoing) relating to such Loan, including the right of the Transferor to cause ALS to perform its obligations thereunder (including the obligation to repurchase such Loans under certain circumstances); and
(vii)     any Proceeds of the property described in clauses (i) through (vi) above.
The sum of the Loan Balances, measured as of the Substitution Cutoff Date, of the Substitute Loans to be transferred to the Issuer on any Substitution Date shall not be less than the sum of the Loan Balances, or more than 110% of the sum of the Loan Balance of the Predecessor Loans, in each case measured as of the Substitution Cutoff Date. Any such Substitute Loan shall also bear interest at the same or higher rate of interest as the Predecessor Loan and shall also have a final maturity date that is not later than six months prior to the Final Scheduled Distribution Date.
    (b)     Each Substitute Loan shall be an Eligible Loan as of the close of business on the last day of the month preceding the Substitution Date (the “Substitution Cutoff Date”), and no Substitute Loan shall have previously been a Substitute Loan. Loans may not be substituted for Warranty Loans if and to the extent (i) the sum of the Loan Balances (measured as of the related Substitution Cutoff Date) of all Substitute Loans (including the Eligible Loans to be substituted on such date) since the Restatement Date exceeds an amount equal to 5% of the sum of the Aggregate Loan Balances of all Loans transferred by the Transferor to the Trust after the Restatement Date, or (ii) after giving effect to the addition of the Substitute Loans to be added on such date, the Borrowing Base would be less than the Aggregate Note Principal Balance.
    (c)     Upon the replacement of a Loan and collateral as described above, the interest of the Trustees and the Noteholders in such Predecessor Loan and related collateral shall be terminated and such Predecessor Loan and collateral shall be released to the Transferor.
    (d)     Any substitution of a Loan pursuant to this Agreement shall be effected by (i) Delivery to the Custodian or eOriginal, as applicable, on behalf of the Indenture Trustee, of the Collateral Documents for each such Substitute Loan on or prior to the related Substitution Date in accordance with Section 2.09, (ii) filing of any UCC financing statements necessary to perfect the interest of the Indenture Trustee in the Substitute Loans, (iii) delivery to the Indenture Trustee of a list of Substitute Loans reflecting such substitution, and (iv) execution of and delivery of the related Assignments.

ARTICLE III
GENERAL ADMINISTRATION; ADMINISTRATION AND SERVICING OF LOANS
    SECTION 3.01     Duties of the Servicer regarding Loans. ALS is hereby appointed as the initial Servicer. The Servicer is hereby appointed and authorized to act as agent for the Owner of the Loans and in such capacity shall manage, service, administer and make Collections on the Loans with reasonable care, using no less than that degree of skill and attention that the Servicer exercises with respect to comparable stand-alone commercial laundry equipment loans that it services for itself or others and consistent with the Credit and Collection Policy (collectively, the“Servicing Standards”). ALS hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Loans set forth herein. The Servicer’s duties shall include, but not be limited to, collection and posting of all payments, responding to inquiries of Obligors on the Loans, investigating delinquencies, sending payment statements to Obligors, upon the request of an Obligor reporting tax information to such Obligors (which currently consists of IRS Form 1099), monitoring the collateral in accordance with the Servicing Standards, accounting for Collections and furnishing monthly and annual statements to the Owner of any Loans with respect to distributions, maintaining the first priority perfected security interest of the Indenture Trustee in the Trust Estate (other than Permitted Adverse Claims and Exempt Collateral) for the benefit of the Beneficiaries and filing any financing and continuation statements required to be filed pursuant to the UCC, including filings against ALS, the Transferor and Alliance Laundry Equipment Receivables 2013 LLC, respectively, to perfect the transfers pursuant to the Purchase Agreement, this Agreement and any document pursuant to which ALS acquired such assets from Alliance Laundry Equipment Receivables 2013 LLC, filing continuation statements on or before the 60th day prior to the expiration date of such financing statement, and promptly delivering evidence of all such filings to the Indenture Trustee and the Administrative Agent which evidence shall be satisfactory in form and substance to the Administrative Agent with evidence of the filing of continuation statements being delivered on or before the 30th day before the expiration of such financing statements, and performing the other duties specified herein. Subject to the provisions of Section 3.02, the Servicer shall follow the Servicing Standards and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.
Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Owner of the Loans, pursuant to this Section 3.01 to execute and deliver, on behalf of all Interested Parties, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Loans and the related collateral but solely to the extent such release or discharge is expressly permitted pursuant to the terms of the Basic Documents. The Servicer is hereby authorized to commence in the name of the Owner of such Loan or, to the extent necessary, in its own name, a legal Proceeding to enforce a Defaulted Loan as contemplated by Section 3.04, to enforce all obligations of ALS and ALER, in its capacity as the Transferor or otherwise, under each of the Purchase Agreement and this Agreement or to commence or participate in a legal Proceeding (including a bankruptcy Proceeding) relating to or involving a Loan or a Defaulted Loan. If the Servicer commences or participates in such a legal Proceeding in its own name (which any successor Servicer shall not be permitted to do, it being understood that in no event will any successor Servicer take any action hereunder in its own name, including setting up accounts or directing Obligors to make payments to it or in its name), the Owner of such Loan shall thereupon be deemed to have automatically assigned such Loan to the Servicer solely for purposes of commencing or participating in any such Proceeding as a party or claimant, the

Servicer is hereby authorized and empowered by the Owner of a Loan to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits, all instruments of satisfaction or cancellation, or of partial or full release or discharge or other documents or instruments in connection with any such Proceeding. Any Owner of Loans, upon the written request of the initial Servicer, shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement. Except to the extent required by the preceding two sentences, the authority and rights granted to the Servicer in this Section 3.01 shall be nonexclusive and shall not be construed to be in derogation of the retention by the Owner of a Loan of equivalent authority and rights. If in any Proceeding it is held that the Servicer may not enforce a Loan on the grounds that it is not a real party in interest or a holder entitled to enforce such Loan, the applicable Trustee shall, at the Servicer’s specific written direction and expense, take such steps as shall be reasonably required to enforce such Loan, including bringing suit in the name of such Person.
    SECTION 3.02     Collection of Loan Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Loans as and when the same shall become due, and shall follow the Servicing Standards. Notwithstanding anything in this Agreement to the contrary, neither the Indenture Trustee nor the Servicer shall release the Equipment or other collateral securing a Loan from the Lien of the Indenture unless the outstanding Loan Balance, if any, of such Loan has been deposited into the Collection Account, except (x) upon substitution of Substitute Loans, (y) substitution of equivalent Equipment or other collateral (such substitution shall not reduce the Obligor’s payment obligations under such Loan) or (z) the foreclosure and sale of collateral or final settlement or compromise of a Defaulted Loan in which case the Proceeds of such foreclosure, sale, or final settlement or compromise shall be deposited into the Collection Account as required under the Basic Documents. Subject to the limitations in Section 3.07(c), the Servicer is hereby authorized, in a manner consistent with the Credit and Collection Policy, to (i) grant extensions, rebates or adjustments on a Loan without the prior consent of the Owner, the Administrative Agent or the Noteholders, and (ii) consent to the assignment or assumption, including the release of the existing Obligor in connection therewith, without the prior consent of the Owner, the Administrative Agent or the Noteholders, provided that (x) after giving effect to such extension, rebate or adjustment, the Borrowing Base would not be less than the then Aggregate Note Principal Balance, (y) with respect to any such assignment or assumption (other than the assignment or assumption of a Defaulted Loan) after giving effect to such assignment or assumption, the new Obligor and Eligible Loan would satisfy all of the criteria set forth in the definition of Eligible Loan applicable to Obligors and (z) such Loan, after any such extension, rebate or adjustment, meets the definition of an Eligible Loan;provided,further, that subject to the preceding clauses (x), (y) and (z) and Section 3.07(c), any successor Servicer (other than an Affiliate of ALS) shall be authorized to grant extensions, rebates or adjustments without the consent of the Administrative Agent or the Noteholders only to the extent it determines that such action is reasonably likely to prevent a payment event of default by the Obligor. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing such Loan; provided, however, that once the Servicer waives such fees, then such fee cannot be collected from the Designated Accounts, the Lockbox Accounts or any other source. To the extent provided for in any Loan, the Servicer shall make reasonable efforts to collect all payments with respect to amounts due for maintenance, taxes or assessments on the Equipment or the Loans and shall remit such amounts to the appropriate maintenance provider or Governmental Authority on or prior to the date such payments are due.

    SECTION 3.03     Prepayments. The Servicer may accept the prepayment in part or in full of a Loan; provided, that in the event of Full Prepayment, the Servicer may consent to such Full Prepayment only if the amount thereof deposited into the Collection Account in connection with such prepayment is not less than the then Loan Balance of, and all accrued and unpaid interest on, such Loan and all other amounts due and payable in connection therewith other than fees and charges that would otherwise be payable to the Servicer pursuant to Section 8.2(c)(1) or Section 8.2(d)(1) of the Indenture; and provided,further, that in the event of a Prepayment in part, the outstanding Loan Balance of such Loan is not reduced by more than the amount of such Prepayment allocable to the payment of principal pursuant to Section 3.11.
    SECTION 3.04     Realization Upon Defaulted Loans. The Servicer shall use reasonable efforts, consistent with the Servicing Standards, to repossess, remarket or otherwise comparably convert the ownership of each item of Equipment and other collateral that it has reasonably determined should be repossessed or otherwise converted following a default under the Loan secured by each such item of Equipment and other collateral. The Servicer is authorized to follow such practices, policies and procedures as it shall deem necessary or advisable and as shall be in accordance with the Servicing Standards to realize upon or obtain benefits of any Proceeds from any Insurance Policies and Proceeds from any Guaranties, in each case with respect to the Loans, selling the related Equipment and other collateral at public or private sale or sales and other actions by the Servicer in order to realize upon such a Loan. The foregoing is subject to the provision that, in any case in which the Equipment shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Equipment unless it shall determine in its discretion consistent with the Servicing Standards that such repair and/or repossession shall likely increase the Proceeds of liquidation of the related Loan by an amount greater than the amount of such expenses. The Servicer shall be entitled to receive Liquidation Expenses with respect to each Defaulted Loan out of amounts that would otherwise comprise Liquidation Proceeds with respect to the related Loan. The Servicer shall enforce any of the foregoing rights and remedies described in this Section 3.04 with respect to any Defaulted Loans that are cross collateralized by other loan obligations, in the manner and priority specified in Section 5.1(k) of the Purchase Agreement. To the extent that an escrow account has been established by, or on behalf of an Obligor to cover defaults on contracts between such Obligor and the Originator, amounts in such escrow account shall be applied against defaults under each such contract in the order that such defaults occur with respect to any such contract unless otherwise required by law, regulation or judicial order. The Servicer shall not accelerate any Scheduled Payment unless permitted to do so by the terms of the Loan or under Applicable Law.
    SECTION 3.05     Maintenance of Insurance Policies. The Servicer shall, except as specified in clause (q) of the definition of “Eligible Loan”, require that each Obligor shall have obtained physical damage insurance covering each item of Equipment as of the execution of the related Loan. The Servicer shall, in accordance with the Servicing Standards, monitor such physical damage insurance with respect to each item of Equipment that secures each Loan. The Servicer shall remit to the Collection Account within two (2) Business Days of receipt all Insurance Proceeds received directly by the Servicer with respect to any Loan or Equipment subject thereto. Additionally, the Servicer shall maintain a general liability policy in the amount of at least $1,000,000 per occurrence and at least $2,000,000 in the aggregate, and an excess liability insurance policy in umbrella form in the aggregate amount of at least $5,000,000. All premiums due and payable for the term of the period in respect of such policies have been paid and shall continue to be paid promptly as such premiums become due. The Indenture Trustee, the Administrative Agent, the Issuer, the Transferor and the Noteholders shall at all times while the Notes are outstanding be named as an additional insured or a primary insured on such casualty and liability policies maintained by the Servicer.

    SECTION 3.06     Maintenance of Security Interests in Collateral. The Servicer shall, in accordance with the Servicing Standards and at its own expense, take such steps as are necessary to maintain in favor of the Indenture Trustee perfection of the first priority perfected security interest in the Trust Estate (other than Permitted Adverse Claims and Exempt Collateral) including filings required because of revisions to the UCC. The Owner of each Loan hereby authorizes the Servicer to re-perfect such first priority security interest as necessary for any reason. The Servicer shall file such continuation statements and any other documents reasonably requested by the Administrative Agent or the Required Noteholders or which may be required by law to fully preserve and protect the first priority perfected security interest of the Indenture Trustee on behalf of the Beneficiaries in and to the Trust Estate (other than Permitted Adverse Claims and Exempt Collateral). The Servicer shall use commercially reasonable efforts to enforce the obligations of the Obligors under the applicable loan documents to remove any Lien on the Trust Estate of which the Servicer has actual knowledge or reason to have knowledge pursuant to the performance of its obligations as Servicer hereunder other than the Lien created pursuant to the Indenture and Permitted Adverse Claims. With respect to any Loan in the Trust Estate, the Servicer shall ensure that the Authoritative Electronic Copy of each Collateral Document related to such Loan has been delivered to eOriginal in accordance with the provisions herein and in the Electronic Collateral Control Agreement and that all electronic chattel paper related to such Loan has been transferred to the eVault.
    SECTION 3.07     Covenants of the Servicer. The Servicer hereby makes the following covenants on which the Issuer, the Administrative Agent, the Indenture Trustee and the Noteholders are relying in connection with the Issuer acquiring the Loans hereunder and issuing the Securities under the Basic Documents. The Servicer covenants that from and after the Restatement Date:
    (a)     Liens in Force. Except as expressly provided in this Agreement, the Servicer shall not release in whole or in part any Lien on any collateral securing any Loan or any Equipment or other collateral from the security interest securing such related Loan and shall use reasonable efforts not to permit any Liens to attach to the Trust Estate except those created under the Indenture.
    (b)     No Impairment. The Servicer shall not impair the rights of the Issuer or any Interested Party in and to any Loan and shall take no action with respect to a Loan which at the time the Servicer reasonably believes would be contrary to the maximization of the ultimate repayment on such Loan.

    (c)     No Modifications. The Servicer shall not (i) amend or otherwise modify or grant rebates or adjustments on any Loan such that (A) the Loan Balance is decreased, (B) after such amendment, modification, rebate or adjustment, the Borrowing Base would be less than the Aggregate Note Principal Balance or (C) the Loan no longer meets the definition of Eligible Loan or (ii) grant any extension with respect to, or amend, any Scheduled Payment to extend or delay any payments of principal on any Loan which modification or amendment would extend the due date for the final Scheduled Payment on such Loan beyond six (6) months prior to the Final Scheduled Distribution Date. Except as accounted for under clause (h) of the definition of“Excess Loan Concentration Amount,” the Servicer shall not amend or otherwise modify any Loan more than once after its applicable Loan Cutoff Date.
    (d)     Contract Management System. The Servicer will, at its own cost and expense, (A) retain the Contract Management System, or an alternative system of equal capability, used by the Servicer as a master record of the Loans and (B) mark the Contract Management System to the effect that the Loans listed thereon have been conveyed to the Issuer pursuant to this Agreement and pledged by the Issuer pursuant to the Indenture to the Indenture Trustee for the benefit of the Beneficiaries.
The Servicer will maintain accounts and records as to each Loan serviced by the Servicer that are accurate and sufficiently detailed to permit (i) the reader thereof to know as of the most recent Determination Date the status of such Loan, including payments and recoveries made and payments owing (and the nature of each), and (ii) reconciliation between payments or recoveries on (or with respect to) each Loan and the amounts from time to time deposited in the Collection Account in respect of such Loan.
    (e)     Compliance with Law. The Servicer will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Loans and the Equipment or any part thereof;provided,however, that the Servicer may contest any act, regulation, order, decree or direction in any reasonable manner that shall not materially and adversely affect the rights of the Interested Parties in the Trust Estate; and provided, further, that such contests shall be made in good faith by appropriate proceedings and shall not subject the Agents or the Indenture Trustee to any civil or criminal liability or risk of loss of any Collateral.
    (f)     Obligations with Respect to Loans. The Loans shall impose no material obligation on the Originator or any successor or assignee. Without limiting the foregoing, as more specifically set forth in this Agreement, in performing its servicing duties hereunder, the Servicer shall, in accordance with the Servicing Standards, collect all payments required to be made by the Obligors under the Loans and enforce all material rights of the Issuer under the Loans. The Servicer shall not assign, sell, pledge, or exchange, or in any way encumber or otherwise dispose of the Equipment or other collateral securing the Loans, except as expressly permitted under this Agreement and the Indenture.
    (g)     No Ownership Interest. The Servicer does not have any ownership interest in the Trust Estate and, except for the purposes of commencing a collection proceeding against an Obligor as provided in Section 3.01, will not assert any ownership interest in the Trust Estate.
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    (h)     Collection Policies and Procedures. The Servicer shall not, without the prior written consent(which may be via email)of the Administrative Agent, amend, modify or otherwise change its Credit and Collection Policy in any manner unless such amendment, modification or change (i) applies generally to all contracts or loans serviced by the Servicer (and not just to Loans in the Trust Estate) and (ii) would not materially and adversely affect the Trust Estate or the ability of the Servicer to collect the Loans or the minimum required credit quality of the Loans consistent with the underwriting criteria of ALS in the ordinary course of business. The Servicer shall provide at least five (5) Business Days’ prior written notice to the Administrative Agent and the Noteholders of any proposed material change to the Credit and Collection Policy.
    (i)     Financial Condition Covenant. For so long as any payments of principal or interest remain outstanding on the Notes or any other amounts are owed to any Beneficiary, the Issuer, the Owner Trustee or the Indenture Trustee under the Basic Documents, the Servicer shall, so long as ALS, any Affiliate thereof or any successor thereto pursuant to Section 8.02 is the Servicer, maintain the following financial ratio (the “Financial Condition Covenant”) as specified in this Section 3.07(i). The Servicer shall not permit the Net First Lien Leverage Ratio as of the last day of any fiscal quarter(beginning with the end of the second full fiscal quarter ending after the Eighth

Omnibus Amendment Effective Date), solely to the extent that on such date the Testing Condition is satisfied, to exceed the ratio for such fiscal quarter set forth in Section 6.11 of the Credit Agreement as in effect on the Eighth Omnibus Amendment Effective Date and as amended thereafter in accordance with its terms but,unless otherwise consented to in writing by the Administrative Agent (acting at the direction of the Required Noteholders), without giving effect to any such amendment (or any other modification) of such Section 6.11 that would apply a ratio that permits a higher Net First Lien Leverage Ratio for such fiscal quarter than the applicable ratio in effect on the Eighth Omnibus Amendment Effective Date.
    (j)     Electronic Chattel Paper. The Servicer shall transfer (or cause to be transferred) any electronic chattel paper related to each Loan to the eVault on the Purchase Date therefor. The Servicer shall cause the Issuer to provide the Custodian, the Indenture Trustee and the Administrative Agent access to each electronic platform (including the eVault and the eOriginal System) on which any Collateral Documents (and the Authoritative Electronic Copies thereof) are maintained in accordance with the Electronic Collateral Control Agreement and, immediately upon the sale by the Transferor to the Issuer of any Loan that is electronic chattel paper hereunder, deliver to eOriginal an electronic file containing such Collateral Documents and any other information relating to such Loan. The Servicer shall not revise or alter any Collateral Document relating to a Loan that constitutes electronic chattel paper (other than in accordance with the Basic Documents and with the consent of the Indenture Trustee given at the direction of the Required Noteholders, on which the Indenture Trustee may conclusively rely) or make any copy or duplicate thereof unless such copy or duplicate is readily identifiable as a copy or duplicate and not as the Authoritative Electronic Copy thereof. The Servicer shall (x) at all times comply with the Service Agreement and (y) deliver to the Administrative Agent any notice received from eOriginal (individually or on behalf of the Issuer) pursuant to the Electronic Collateral Control Agreement.
    SECTION 3.08     Servicer’s Purchase of Loans Upon Breach of Covenant. Upon discovery by any of the Administrative Agent, the Issuer, the Transferor, the Servicer or any party under the Transfer and Servicing Agreements of a breach of any of the covenants set forth in Section 3.06 or Section 3.07(a),(b),(c) or(j), the party discovering such breach shall give prompt written notice thereof to the other Persons set forth above. Unless such breach shall have been waived by the Administrative Agent (acting at the direction of the Required Noteholders) or cured in all material respects, the Servicer shall purchase from the Owner thereof any Loan affected by such breach by depositing the Administrative Purchase Payment in the Collection Account by not later than the Determination Date immediately following the second Accounting Date after receipt of notice of such breach. It is understood and agreed that the obligation of the Servicer to purchase any Loan with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Transferor or any Interested Party, so long as the cumulative sum of the then Loan Balance of all such Loans shall not exceed 4% of the sum of the Aggregate Loan Balances of all Loans sold to the Trust on or after the Restatement Date. Should the Servicer’s cumulative repurchases exceed the 4% threshold described in the foregoing sentence, then the Transferor or any Interested Party shall be entitled to exercise any rights to which they are entitled pursuant to Section 9.02. Each of the Owner Trustee and the Indenture Trustee shall have no affirmative duty to conduct any investigation as to the occurrence of any event requiring the repurchase of any Loan pursuant to this Section 3.08.

    SECTION 3.09     Servicing Fees; Payment of Certain Expenses by Servicer. The Servicer is entitled to receive the Servicing Fee out of Collections (to the extent not waived by the Servicer) in respect of the Trust Estate as provided in Section 8.2 of the Indenture. Subject to any limitations on the Servicer’s liability hereunder or as otherwise specifically provided herein, the Servicer shall be required to pay from its own funds all expenses incurred by it in connection with its activities under this Agreement (including fees and disbursements of the Issuer, any trustees and independent accountants, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to the Beneficiaries and the Registered Owners, the fees of the Indenture Trustee, the Backup Servicer, the Custodian, eOriginal and the Lockbox Banks, and all other fees and expenses not expressly stated under this Agreement to be for the account of the Beneficiaries and the Registered Owners, but excluding federal, state and local income and franchise taxes, if any, of the Issuer, the Beneficiaries and the Registered Owners). Notwithstanding any of the foregoing, unless the Servicer has caused such loss through its gross negligence, willful misconduct or bad faith, the Issuer shall reimburse the Servicer for any amounts paid by the Servicer to a Lockbox Bank, the Custodian, eOriginal or the Backup Servicer (in its capacity as such) as a result of an indemnity owed to any such party by the Servicer pursuant to a Lockbox Agreement, the Custodial Agreement, the Electronic Collateral Control Agreement or the Backup Servicing Agreement, as applicable;provided that the Issuer shall be required to pay such reimbursement only to the extent that funds are released to the Issuer in accordance with the priority of payments in Section 8.2 of the Indenture.

    SECTION 3.10     Servicer’s Certificate. Not later than 11:00 a.m. (New York City time) on each Determination Date, the Servicer shall deliver to the Issuer, the Indenture Trustee, the Noteholders and the Administrative Agent a consolidated Servicer’s Certificate substantially in the form of Exhibit D with respect to the immediately preceding Monthly Period executed by the President or any of the Director, Financial Services, the Vice President/Chief Financial Officer or the Treasurer of the initial Servicer or by an appropriate officer of any successor Servicer (or, if such Servicer’s Certificate is delivered electronically, such Servicer’s Certificate shall be deemed for all purposes to have been certified by the Chief Financial Officer or similar officer), containing (i) all information necessary to each such party for making the calculations, withdrawals, deposits, transfers and distributions required by Section 5.06 of this Agreement and Section 8.2 of the Indenture and (ii) all information required to be provided to the Registered Owners, the Administrative Agent and the Noteholders under Section 5.08(a). Loans to be purchased by the Servicer under Section 3.08 or to be repurchased by the Transferor or Originator under Section 2.12 or by ALS under the Purchase Agreement as of the last day of any Monthly Period shall be identified by Loan number (as set forth in the Schedule of Loans). With respect to any Loans for which the Transferor, the Originator or ALS becomes the Owner, the Servicer shall deliver to the Transferor, the Originator or ALS such accountings relating to such Loans and the actions of the Servicer with respect thereto as the Transferor, the Originator or ALS may reasonably request and at the expense of the requesting party.
    SECTION 3.11     Application of Collections. For the purposes of this Agreement, as of each Accounting Date, all payments by, or on behalf of, an Obligor received during a Monthly Period with respect to a Loan shall be applied by the Servicer (i) first, to any unpaid Scheduled Payment for any prior Monthly Period with respect to such Loan, (ii)second, to the Scheduled Payment for such Monthly Period with respect to such Loan, (iii)third, to the payment of any late fees, rewrite charges, and other related fees with respect to such Loan and (iv)fourth, the remainder shall constitute, with respect to such Loan, a Prepayment of principal of the Loan.
    SECTION 3.12     Power of Attorney. The Servicer (other than a successor Servicer) and the Originator each irrevocably constitute and appoint the Indenture Trustee, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Servicer or the Originator, as applicable, and in the name of the Servicer or the Originator, as applicable, or in its own name, for purposes of taking any and all appropriate action and executing any and all documents and instruments which may be necessary to accomplish either of the following:
    (a)     so long as an Event of Default, Rapid Amortization Event or Servicer Default has occurred and is continuing, at any time, for the purpose of carrying out the terms of this Agreement in the name of the Servicer or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instrument, general intangible or contract or with respect to any other collateral and to file any claim or to take any other action or Proceeding in any court of law or equity or otherwise deemed appropriate by the Indenture Trustee or the Administrative Agent for the purpose of collecting any and all such monies due under any account, instrument, general intangible or contract with respect to the Trust Estate; and
    (b)     whether or not an Event of Default, Rapid Amortization Event or Servicer Default has occurred or is continuing, execute and deliver any and all agreements, instruments, documents and papers (including UCC financing statements) as the Indenture Trustee or the Administrative Agent may reasonably request to perfect the Indenture Trustee’s security interest in the Trust Estate (other than Exempt Collateral).
    SECTION 3.13     Backup Servicer. The Servicer shall retain a backup servicer (the“Backup Servicer”) designated by the Required Noteholders, which is reasonably acceptable to the Servicer to be the Backup Servicer for the Loans, who will agree to perform the services as may be agreed upon by the parties to the Backup Servicing Agreement pursuant to terms and conditions acceptable to the Required Noteholders; provided that for any backup servicer that is appointed other than GreatAmerica, the Servicer shall retain a backup servicer designated by the Special Required Noteholders, which is reasonably acceptable to the Servicer to be the Backup Servicer for the Loans, who will agree to perform the services as may be agreed upon by the parties to the Backup Servicing Agreement pursuant to the terms and conditions acceptable to the Special Required Noteholders. As of the Restatement Date, the Backup Servicer is GreatAmerica and the Required Noteholders hereby agree that the terms and conditions of the Backup Servicing Agreement entered into on the Restatement Date with GreatAmerica are acceptable. The Servicer shall on or prior to the time set forth in the Backup Servicing Agreement send such Backup Servicer the information required to be provided pursuant to the Backup Servicing Agreement. The fees and expenses of the Backup Servicer shall be paid by the Servicer from the Servicing Fee. To the extent the obligations of the Backup Servicer as Servicer under this Agreement shall be expressly modified pursuant to the provisions of its Backup Servicing Agreement, such provisions shall modify the obligations of the Backup Servicer as Servicer under this Agreement.
    SECTION 3.14     Schedule of Loans. Servicer shall maintain the Schedule of Loans, showing all Loans owned by the Issuer and whether those Loans are Eligible Loans.
ARTICLE IV
[RESERVED]
ARTICLE V
SERVICER’S COVENANTS; DISTRIBUTIONS; STATEMENTS TO BENEFICIARIES
SECTION 5.01     Annual Statement as to Compliance: Notice of Servicer Default.

    (a)     The Servicer shall deliver to each Trustee and the Administrative Agent (with a copy to the Noteholders), on or before April 15 of each year, beginning April 15, 2019, an officer’s certificate signed by an Executive Officer of the initial Servicer (or by an appropriate officer of any successor Servicer), with respect to the immediately preceding calendar year ending December 31, stating that (i) a review of the activities of the Servicer during the preceding twelve (12) month period (or, with respect to the first such certificate, such period as shall have elapsed from the Restatement Date to December 31, 2018) and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled its obligations under this Agreement in all material respects throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Noteholder or any Registered Owner by a request in writing to the Issuer addressed to the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, respectively.
    (b)     The Servicer shall deliver to each Trustee and the Administrative Agent (with a copy to the Noteholders), promptly after having obtained knowledge thereof, but in no event later than (2) two Business Days thereafter, written notice in an officer’s certificate signed by an Executive Officer of the Servicer of any Servicer Default or event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 9.01. Such notice shall describe the nature and period of existence of such event and the action, if any, the Servicer is taking or proposes to take with respect thereto.
SECTION 5.02     Annual Independent Accountants’ Report.
    (a)     The Servicer shall, at its own expense, cause a firm of independent accountants, who may also render other services to the Servicer or the Transferor, to deliver to each Trustee and the Administrative Agent (with a copy to the Noteholders), on or before April 15 of each year, beginning April 15, 2019, with respect to the twelve (12) months ended on the immediately preceding December 31 (or, with respect to the first such report, such period as shall have elapsed from the Restatement Date to December 31, 2018), a report (the “Accountants’Report”)addressed to the board of directors (or similar governing body) of the Servicer and to each Trustee and the Administrative Agent, to the effect that such firm has reviewed the Servicer’s performance of its obligations under this Agreement and issued its report thereon and that (A) such Accountants’ Report was made in accordance with generally accepted auditing standards, (B) such Accountants’ Report included tests relating to loans serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (the “Program”), to the extent the procedures in the Program are applicable to the servicing obligations set forth in this Agreement, (C) such Accountants’ Report included the results of the procedures set forth on Exhibit G (which procedures, (i) prior to the occurrence of a Rapid Amortization Event or an Event of Default, shall be subject to the Administrative Agent’s and each Noteholder’s review and right to expand or modify such procedures so long as such expansion or modification does not result in a material increase in accounting cost to ALS, unless ALS shall consent thereto (such consent not to be unreasonably withheld), and (ii) following the occurrence of a Rapid Amortization Event or an Event of Default, shall be subject to the Administrative Agent’s and each Noteholder’s review and right to expand or modify such procedures as the Administrative Agent and the Noteholders deem appropriate in their reasonable discretion) and (D) except as described in the Accountants’ Report, such review disclosed no exceptions or errors in the records relating to equipment notes serviced for others that, in the firm’s opinion, paragraph four of the Program requires such firm to report.

    (b)     The Accountants’ Report shall also indicate that the firm is independent of the Transferor, the Servicer and ALH within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

    (c)     For so long as ALS or any of its Affiliates is the Servicer, the Servicer shall deliver to the Indenture Trustee and the Agents:
    (i)     as soon as publicly available and in any event by the Reporting Date after the end of each of the first three (3) quarterly fiscal periods of each fiscal year of ALH, the unaudited consolidated balance sheet of ALH and its consolidated subsidiaries as at the end of such period and the related unaudited consolidated statement of income and cash flows for ALH and its consolidated subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of an Authorized Officer of ALH, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of ALH and its subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal fiscal year-end audit adjustments and the omission of footnotes);
    (ii)     (A) as soon as publicly available and in any event no later than 90 days after the end of each fiscal year of the Issuer, the unaudited consolidated balance sheet of the Issuer as at the end of such fiscal year and the related unaudited consolidated statement of income and cash flows for the Issuer for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of an Authorized Officer of the Issuer, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Issuer in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal fiscal year-end adjustments and the omission of footnotes), and (B) as soon as publicly available and in any event by the Reporting Date after the end of each fiscal year of ALH, the consolidated balance sheet of ALH and its consolidated subsidiaries as at the end of such fiscal year and the related consolidated statement of income and cash flows for ALH and its consolidated subsidiaries for such year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of ALH and its consolidated subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP; and
    (iii)     promptly upon transmission or receipt thereof, copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission (or the Ontario Securities Commission, as applicable) or any national securities exchange, or any successor agency, and copies of all proxy statements, and material notices, if any, and reports (including compliance certificates and financial reports) as ALH or any of its subsidiaries shall send to its equity holders generally or to a holder of any indenture, note or other indebtedness owed by ALH or any of its subsidiaries;provided that, any such financial statements or reports required to be delivered pursuant to this clause (c) shall be deemed to be delivered to any Agent to the extent such Agent has access to such financial statements and reports in its capacity as a lender under the Credit Agreement.

    (d)     Each of the Servicer and the Transferor will furnish to the Issuer and the Agents such other information (including, for so long as ALS or any of its Affiliates is the Servicer, non-

financial information and information regarding the financial condition, operations or business of ALH) as such Persons (or any of their respective assignees) may from time to time reasonably request. Each of the Servicer and the Transferor will furnish to the Backup Servicer such other information relating to the Purchased Loans or the performance of the Backup Servicer’s obligations under the Basic Documents, as the Backup Servicer may from time to time reasonably request.
SECTION 5.03     Access to Certain Documentation and Information Regarding Loans.
    (a)     The Servicer shall provide to the Agents, initial Noteholders as of the Restatement Date (so long as they are Noteholders), the Issuer, the Indenture Trustee and each of their respective representatives, attorneys and accountants access (as described below) to the documentation regarding the Loans as described below. The Servicer shall provide such access to any other Noteholder only in such cases where a Noteholder is required by applicable statutes or regulations to review such documentation, and then, if permitted by law, only upon receipt by it of a confidentiality agreement reasonably acceptable to it and such Noteholder restricting the Noteholder’s use of any proprietary information of the Servicer made available to the Noteholder in connection with such review. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours at offices of the Servicer designated by the Servicer. The failure of the Servicer to provide access as provided in this Section 5.03, because the Servicer reasonably believes access would violate Applicable Law with respect to disclosure, shall not constitute a breach of this Section 5.03.
    (b)     At all times during the term hereof, the Servicer shall maintain electronic facilities which allow the Loan Schedule and a reconciliation of the Loan Schedule to the list of Initial Loans to be generated in a readable form which can be accessed by the Issuer, the Indenture Trustee, the Backup Servicer and each of their respective representatives, attorneys or accountants (it being agreed that information in ASCII or Excel are acceptable forms).
    SECTION 5.04     Amendments to Loans and to Schedule of Loans. If the Servicer, during a Monthly Period, assigns to a Loan an account number that differs from the account number previously identifying such Loan on the Schedule of Loans, the Servicer shall deliver to the Transferor, the Backup Servicer, the Administrative Agent and each Trustee on or before the Distribution Date related to such Monthly Period an amendment to the Schedule of Loans to report the newly assigned account number. Each such amendment shall list all new account numbers assigned to Loans during such Monthly Period and shall show by cross reference the prior account numbers identifying such Loans on the Schedule of Loans. The Servicer shall amend the Schedule of Loans, as appropriate, to reflect (x) the removal of repaid Loans, substituted Loans, Administrative Loans, Warranty Loans, Defaulted Loans and Loans which have been liquidated in accordance with the Servicing Standards and (y) the addition of Loans and shall deliver an updated Schedule of Loans to the Administrative Agent, the Backup Servicer, the Transferor and each Trustee on each Distribution Date.
    SECTION 5.05     Assignment of Administrative Loans, Warranty Loans. Upon deposit into the Collection Account of an Administrative Purchase Payment or a Warranty Payment with respect to an Administrative Loan or Warranty Loan, respectively, or upon the substitution of a Substitute Loan for a Warranty Loan and provided that such purchase or substitution of a Loan shall otherwise have been made in full compliance with the provisions of the Basic Documents, each Trustee shall assign, without recourse, representation or warranty, to the Servicer or the Warranty Purchaser, as applicable, all of such Person’s right, title and interest in, to and under, with respect to the Administrative Loan or Warranty Loan, (i) such Administrative Loan or Warranty Loan and all monies due thereon, (ii) the security interests in the related collateral, (iii) amounts held on deposit in the Designated Accounts or the Lockbox Accounts with respect to such Loan and not applied to the Loan Balance as of the applicable Accounting Date, if any, (iv) Proceeds from any Insurance Policies with respect to the collateral securing such Loan or any Guaranties of such Loan received after the applicable Accounting Date, if any, and (v) the rights of such Person under the Purchase Agreement with respect to such Loan, such assignment being an assignment outright and not for security. Upon the assignment of such Loan described in the preceding sentence, the Servicer, the Warranty Purchaser or the Transferor, as applicable, shall own such Loan and all such security and documents, free of any further obligations to the Indenture Trustee or the Beneficiaries and the Registered Owners with respect thereto.
    SECTION 5.06     Distributions. On or before each Determination Date, with respect to the preceding Monthly Period and the related Distribution Date, the Servicer shall calculate each of the amounts required to be distributed or drawn from the Designated Accounts, as applicable, on the next succeeding Distribution Date.
    SECTION 5.07     No Set-off. ALS shall not be permitted to offset against any Collections any amounts owed to ALS by the Issuer or the Transferor.
SECTION 5.08     Reporting.
    (a)     On each Distribution Date, the Owner Trustee shall include with each distribution to each Registered Owner, and the Indenture Trustee shall include with each distribution to each Noteholder, a copy of the Servicer’s Certificate furnished pursuant to Section 3.10.
    (b)     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, the Servicer shall prepare and execute and the Indenture Trustee and the Owner Trustee shall mail to each Person who at any time during such calendar year shall have been a holder of Notes and received any payments thereon, a statement prepared and supplied by the Servicer containing the sum of the amount of interest and principal paid to such Person for such calendar year or, if such Person shall have been a Security holder during a portion of such calendar year and received any payments thereon, for the applicable portion of such year, for the purposes of such Security holder’s preparation of federal income tax returns.
    SECTION 5.09     Information Provided to Administrative Agent. The Administrative Agent may request in writing to the Servicer, and the Servicer shall deliver, reasonable additional information necessary to the Administrative Agent to monitor the Notes. Promptly, but in no event later than two (2) Business Days, after obtaining knowledge of an Insolvency Event with respect to the Servicer, the Transferor or the Trust, the Servicer shall deliver to the Administrative Agent notice of such Insolvency Event.
    SECTION 5.10     Beneficial Ownership Certification and Other Additional Information. The Servicer shall provide to the Administrative Agent and each Noteholder: (i) upon request, confirmation of the accuracy of the information set forth in the most recent Beneficial Ownership Certification provided to the Administrative Agent and the Noteholders; (ii) a new Beneficial Ownership Certification, in form and substance acceptable to the Administrative Agent and each Noteholder, when the individual(s) to be identified as Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by the Administrative Agent or any Noteholder from time to time for purposes of compliance by the Administrative Agent or such Noteholder with applicable Laws (including, without limitation, the PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Noteholder to comply therewith.

ARTICLE VI
LOCKBOXES, ACCOUNTS; COLLECTIONS, DEPOSITS AND INVESTMENTS; ADVANCES
SECTION 6.01     Lockbox Accounts.
    (a)     The Servicer, for the benefit of the Beneficiaries shall establish and maintain under the Indenture Trustee’s sole dominion and control one or more Eligible Deposit Accounts each known as an Alliance Laundry Equipment Receivables Trust 2015-A Lockbox Account (collectively, the “Lockbox Accounts”).
    (b)     Prior to the date on which any Loan is transferred to the Trust, the Servicer shall direct each of the Obligors under such Loan to make all Scheduled Payments and other payments under such Loan or otherwise in connection with the Trust Estate, including any and all payments of late fees, directly to a Lockbox Account. In the event that any Servicer resigns or is replaced, then, if the place for payment of amounts owing by an Obligor with respect to any Loan is changed, the successor Servicer shall give each related Obligor prompt written notice of its appointment and the revised address to which such Obligor should make payment to each such Loan.
    (c)     The Servicer shall at all times direct each obligor which is not an Obligor of Loans held by the Issuer, to make all payments to an address other than the Lockboxes. So long as no Servicer Default is continuing, the Servicer is hereby expressly authorized and empowered to request that the Indenture Trustee return to it from the Collection Account any payment received and deposited into the Collection Account which is not a payment with respect to the Loans or the Trust Estate. The Servicer shall certify in writing to the Indenture Trustee that such request is pursuant to this Section 6.01(c) and such request shall be accompanied by appropriate documentation in form and substance satisfactory to the Indenture Trustee. No amounts deposited into any Lockbox Account shall be removed by the Servicer.

    (d)     The Servicer and the Indenture Trustee shall direct the applicable Lockbox Bank to transfer by wire transfer of immediately available funds on each Business Day all available amounts in the applicable Lockbox Account to the Collection Account. The Servicer’s Certificate shall specify the amounts transferred into the Collection Account with respect to the immediately preceding Monthly Period.
    (e)     The parties hereto agree that, in the event none of ALS, an Affiliate of ALS or a successor to ALS pursuant to Section 8.02 is the Servicer, the Servicer shall, at the request of the Administrative Agent, designate a new Lockbox Bank acceptable to the Administrative Agent and shall promptly thereafter (A) establish new Lockboxes and Lockbox Accounts in the name and under the sole dominion and control of the Indenture Trustee with such new Lockbox Bank, (B) instruct all Obligors to make payments under the Loans or otherwise in connection with the Trust Estate directly to such new Lockbox, and (C) enter into a Lockbox Agreement with such new Lockbox Bank satisfactory to the Administrative Agent. In such event, the Indenture Trustee shall promptly send a termination notice to the existing Lockbox Bank to terminate the applicable Lockbox Agreement with the existing Lockbox Bank following receipt of an instruction to such effect from the Administrative Agent.
SECTION 6.02     Lockbox Accounts at PNC and Instructions to Obligors.
    (a)     On or after the Restatement Date, the Issuer (or the Servicer on its behalf) shall open, and thereafter maintain, Lockbox Accounts at PNC (as Lockbox Bank) for purposes of receiving all Scheduled Payments and other payments under each Loan or otherwise in connection with the Trust Estate, including any and all payments of late fees.
    (b)     On or prior to the 90th day after the Restatement Date (or such later date as agreed to in writing by the Administrative Agent in its sole discretion), the Issuer (or the Servicer on its behalf) shall instruct all Obligors to deliver such Scheduled Payments and such other payments to a Lockbox Account maintained at PNC (as Lockbox Bank) or to a Lockbox associated with such a Lockbox Account.
    (c)     At any time after the Issuer has instructed all Obligors pursuant to clause (b) above, and in any event prior to January 1, 2019 (or such later date as agreed to in writing by the Administrative Agent in its sole discretion), the Issuer shall be permitted without the consent of any Person to close the Lockbox Accounts at Wells Fargo Bank, National Association and shall be permitted without the consent of any Person to terminate the Lockbox Agreements relating to such Lockbox Accounts, pursuant to Section 8.19 of the Note Purchase Agreement and Section 8.3(c) of the Indenture.
SECTION 6.03     Collection Account.
    (a)     Prior to the Restatement Date, the Servicer, for the benefit of the Beneficiaries shall establish and maintain in the name of the Indenture Trustee and under the Indenture Trustee’s sole dominion and control an Eligible Deposit Account known as the Alliance Laundry Equipment Receivables Trust 2015-A Loan Collection Account (the “Collection Account”), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Beneficiaries.
    (b)     On each Distribution Date, the Indenture Trustee shall withdraw funds from the Collection Account in the amounts specified in the Indenture and make the distributions required by Section 8.2 of the Indenture.
SECTION 6.04     [Reserved].
SECTION 6.05     Reserve Account.
    (a)     Prior to the Restatement Date, the Servicer, for the benefit of the Beneficiaries, shall establish and maintain, in the name of the Indenture Trustee and subject to the sole dominion and control of the Indenture Trustee, an Eligible Deposit Account known as the Alliance Laundry Equipment Receivables Trust 2015-A Reserve Account (the “Reserve Account”) to include the money and other property deposited and held therein (including any required Ineligible Cap Reserve) pursuant to this Section 6.05 and Section 8.2 of the Indenture.
As of the Restatement Date, the amount on deposit in the Reserve Account is $4,525,589.41.
    (b)     If on any Distribution Date the amount on deposit in the Reserve Account (after giving effect to all deposits therein or withdrawals therefrom on such Distribution Date) exceeds the Reserve Account Required Amount for such Distribution Date, the Servicer shall instruct the Indenture Trustee to deposit such excess into the Collection Account and such excess shall be deemed Available Amounts at the times and in the amounts determined under the Indenture.
SECTION 6.06     [Reserved].
SECTION 6.07     The Designated Accounts; Control of Designated Accounts.
    (a)     Each of the Designated Accounts shall be initially established with the Indenture Trustee and shall be maintained with the Indenture Trustee and shall be under its sole dominion and control so long as (A) the short-term unsecured debt obligations of the Indenture Trustee have the Required Deposit Rating or (B) each of the Designated Accounts are maintained in the corporate trust department of the Indenture Trustee. All amounts held in such accounts (including amounts which the Servicer is required to remit daily to the Collection Account pursuant to Section 6.08) shall, to the extent permitted by Applicable Laws, rules and regulations, be invested, at the written direction of the Servicer, by such bank or trust company in Eligible Investments. Such written direction shall constitute certification by the Servicer that any such investment is authorized by this Section 6.07. Funds deposited in the Designated Accounts shall be invested in Eligible Investments that mature prior to the next Distribution Date except, and then only to the extent, as shall be otherwise permitted by the Required Noteholders. Investments in Eligible Investments shall be made in the name of the Indenture Trustee or its nominee, and such investments shall not be sold or disposed of prior to their maturity. Should the short-term unsecured debt obligations of the Indenture Trustee (or any other bank or trust company with which the Designated Accounts are maintained) no longer have the Required Deposit Rating, then the Servicer shall within twenty (20) Business Days (or such longer period as to which the Administrative Agent (acting at the direction of the Required Noteholders) shall consent), with the Indenture Trustee’s assistance as necessary, cause the Designated Accounts (A) to be moved to a bank or trust company, the short-term unsecured debt obligations of which shall have the Required Deposit Rating and which is otherwise acceptable to the Administrative Agent (acting at the direction of the Required Noteholders), or (B) to be moved to the corporate trust department of the Indenture Trustee.
    (b)     Each of the Lockbox Accounts shall at all times be subject to the respective Lockbox Agreement, and each of the Designated Accounts shall at all times be subject to a control agreement (the “Control Agreement”) substantially in the form of Exhibit E. For the avoidance of doubt, each of the parties hereto hereby authorizes the Indenture Trustee to deliver a Notice of Sole Control (as defined in the Control Agreement) upon the occurrence of a Rapid Amortization Event or Event of Default.
    SECTION 6.08     Collections. Notwithstanding the Servicer’s notice to each Obligor pursuant to Section 6.01(b), the Servicer shall remit or shall cause to be remitted to the Lockbox Accounts or the Collection Account, as applicable, within two (2) Business Days after receipt all payments by, or on behalf of, the Obligors on the Loans, including all Insurance Proceeds, Liquidation Proceeds and Proceeds from any Guaranties, that were received directly by the Servicer, the Issuer or any of their respective Affiliates;provided,however, that up to Three Hundred Thousand Dollars($300,000) of such payments and Proceeds deposited to a lockbox account associated with another financing facility in a calendar month may be remitted to the Collection Account on a later date which is no later than the last day of the calendar month in which they were received. Until such amounts are so remitted, the Servicer shall (or shall cause such recipient to) segregate such payments and hold such payments in trust for the Indenture Trustee. Based upon the amounts set forth in the Servicer’s Certificate or the daily report of the Indenture Trustee delivered pursuant to Section 7.3 of the Indenture, as the case may be, the Servicer shall direct the Indenture Trustee to distribute the Available Amounts in the Collection Account (and the Reserve Account and the Yield Supplement Account, if applicable) according to the priority of payments set forth in Section 8.2 of the Indenture.
    SECTION 6.09     Investment Earnings. Investment Earnings on the Designated Accounts and any available Investment Earnings on the Lockbox Accounts shall be deposited in the Collection Account and shall be deemed to be Available Amounts.
    SECTION 6.10     Servicer Advances. As of each Accounting Date, if the payments during the related Monthly Period by or on behalf of the Obligor on a Loan (other than an

Administrative Loan, a Warranty Loan or a Defaulted Loan) after application under Section 3.11 shall be less than the Scheduled Payment then the Servicer shall, if in its sole discretion it deems the shortfall recoverable, advance from its own funds any such shortfall (such amounts, a“Servicer Advance”). In addition, the Servicer shall be required to advance the amount of any fees paid to the Lockbox Banks by setoff against amounts in the Lockbox Accounts pursuant to the Lockbox Agreements. The Servicer shall be reimbursed for Servicer Advances in accordance with Section 8.2 of the Indenture.
    SECTION 6.11     Additional Deposits. Servicer Advances pursuant to Section 6.10 and the Proceeds of Administrative Purchase Payments and the Warranty Payments with respect to Administrative Loans and Warranty Loans, respectively, shall be deposited into the Collection Account. All such deposits with respect to a Monthly Period shall be made in immediately available funds one (1) Business Day prior to the Distribution Date related to such Monthly Period.
SECTION 6.12     Yield Supplement Account.
    (a)     Prior to the first Distribution Date, the Servicer, for the benefit of the Beneficiaries, shall establish and maintain in the name of the Indenture Trustee and subject to the sole dominion and control of the Indenture Trustee an Eligible Deposit Account known as the Alliance Laundry Equipment Receivables Trust 2015-A Yield Supplement Account (the “Yield Supplement Account”) to include the money and other property deposited and held therein pursuant to this Section 6.12 and Section 8.2 of the Indenture. On or prior to the first Distribution Date after the Restatement Date, the Transferor shall deposit into the Yield Supplement Account funds in an amount determined under Section 8.2 of the Indenture.
    (b)     If on any Distribution Date the amount on deposit in the Yield Supplement Account (after giving effect to all deposits therein or withdrawals therefrom on such Distribution Date) exceeds the Yield Supplement Required Amount for such Distribution Date, the Servicer shall instruct the Indenture Trustee to deposit such excess into the Collection Account and such excess shall be deemed Available Amounts at the times and in the amounts determined under the Indenture.
ARTICLE VII
REPRESENTATIONS AND
WARRANTIES OF THE TRANSFEROR,
ORIGINATOR, ISSUER AND THE SERVICER
SECTION 7.01 Representations and Warranties of the Transferor, Originator, Issuer and Servicer. The Transferor, the Originator, the Issuer and the Servicer, in its capacity as such, as applicable, each makes the following representations and warranties as to itself on which the Issuer is relying in acquiring the Loans hereunder and issuing the Securities under the other Transfer and Servicing Agreements and for the benefit of the Indenture Trustee, the Agents and the Noteholders. The following representations and warranties are made severally by each of the Transferor, the Originator, the Servicer and the Issuer (for purposes of this Section 7.01, each, a“Party”) (provided that the representations and warranties set forth in clause (b) below are made solely by the Transferor and the Issuer, the representations and warranties set forth in clause (c) below are made solely by the Originator and the representations and warranties set forth in clause (d) below are made solely by the Servicer) and, unless otherwise specified, are made as of the Restatement Date and each Purchase Date (in each case with respect to the Second Tier Purchased Assets, to such assets acquired on such date) but shall survive the sale, transfer and assignment of the Loans to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture, until the Indenture is terminated in accordance with its terms.
(a)     Representations and Warranties as to each Party.
    (i)     Organization and Good Standing. Such Party has been duly organized and is validly existing as a limited liability company (or, with respect to the Issuer, a
Delaware statutory trust) in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right (A) in the case of the Transferor, to acquire, own and sell the Loans and (B) in the case of the Servicer, to service the Loans as provided in this Agreement.
    (ii)     Due Qualification. Such Party is duly qualified to do business as a foreign limited liability company (or, with respect to the Issuer, a foreign statutory trust) in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including, in the case of the Servicer, the servicing of the Loans as required by this Agreement) requires or shall require such qualification.
    (iii)     Power and Authority. Such Party (A) has the power and authority to execute and deliver the Basic Documents to which it is a party (as used in this Section 7.01(a), the “applicable Basic Documents”) and to carry out the respective terms of such agreements, (B) in the case of the Transferor, has the power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer as part of the Owner Trust Estate and has duly authorized such sale and assignment to the Issuer by all necessary limited liability company action, and (C) in the case of the Originator, has the power and authority to sell and assign the property to be sold and assigned to the Transferor and has duly authorized such sale and assignment to the Transferor by all necessary limited liability company action; and the execution, delivery and performance by such Party of the applicable Basic Documents have been duly authorized by such Party by all necessary limited liability company (or, with respect to the Issuer, statutory trust) action.
    (iv)     Binding Obligations. The applicable Basic Documents, when duly executed and delivered, shall constitute a legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a Proceeding in equity or at law.
    (v)     No Violation. The consummation by such Party of the transactions contemplated by the applicable Basic Documents and the fulfillment of the terms of such agreements by such Party shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the limited liability company agreement (or, with respect to the Issuer, the trust agreement) of such Party, or any indenture, agreement or other instrument to which such Party is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument, other than the applicable Basic Documents, or violate any law or, to such
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Party’s knowledge, any order, rule or regulation applicable to such Party of any Governmental Authority having jurisdiction over such Party or any of its properties.
    (vi)     No Proceedings. There are no Proceedings or, investigations pending or, to such Party’s knowledge, threatened before any Governmental Authority having jurisdiction over such Party or its properties (i) asserting the invalidity of the applicable Basic Documents, any Securities issued pursuant thereto and, in the case of the Transferor, the Custodial Agreement, the Electronic Collateral Control Agreement or the Administration Agreement, (ii) seeking to prevent the issuance of such Securities or the consummation of any of the transactions contemplated by the applicable Basic Documents, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by such Party of its obligations under, or the validity or enforceability of, such Securities, under the applicable Basic Documents.
    (vii)     Consents and Approvals. No consent or authorization of, filing with, notice to or other act by or in respect of any Governmental Authority or any other Person is required in connection with the transactions contemplated hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Basic Documents except as to such consents which have already been obtained prior to the Restatement Date and filings necessary to perfect the security interests of the Indenture Trustee in the Trust Estate (other than Exempt Collateral).
(b)     Representations and Warranties of the Transferor and Issuer Only.
    (i)     Good Title. No Loan has been sold, transferred, assigned or pledged by the Transferor to any Person other than the Issuer; immediately prior to the conveyance of the Loans pursuant to this Agreement the Transferor had good and marketable (provided that the Transferor makes no representation as to the existence of a willing buyer of such Loans) title thereto, free of any Lien other than Permitted Adverse Claims; and, upon execution and delivery of this Agreement by the Transferor, the Issuer shall have all of the right, title and interest of the Transferor in, to and under the Purchased Property transferred thereby free of any Lien other than Permitted Adverse Claims.
    (ii)     All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Issuer a first priority perfected security or ownership interest in the Trust Estate (other than Permitted Adverse Claims and Exempt Collateral) have been made.
    (iii)     Valid Transfer. This Agreement constitutes a valid transfer and assignment of the Purchased Property transferred hereby, enforceable against creditors of the Transferor.
    (iv)     Financial Condition. Each of the Transferor and the Issuer is solvent and able to pay its debts when due, and is not the subject of any case or Proceeding, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, adjustment of debts, winding-up, liquidation, dissolution, composition, receivership, trusteeship, custodianship, or any other Proceeding regarding relief of debtors or enforcement of creditors’ rights. Neither the Transferor nor the Issuer shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing cases or Proceedings. Neither the Transferor nor the Issuer is a defendant in any case, Proceeding or other action seeking issuance of a writ or warrant of attachment, execution, distraint or similar process against all or any part of its assets.

    (v)     Place of Business. The principal places of business and chief executive office of the Transferor and the Issuer and the offices where the Transferor keeps all of its Loan Files (other than any Collateral Documents held by the Custodian or maintained by eOriginal) is located at Shepard Street, Ripon, WI 54971-0990.
    (vi)     Absence of Event. No event has occurred which materially and adversely affects the Transferor’s operations or its ability to perform its obligations under the Basic Documents to which it is a party.
    (vii)     UCC Information. The information set forth on Schedule 7.01 is true, correct and complete in all material respects.
(viii)     Security Interest Representations.
    (1)     In the event that the transfer of the Second Tier Purchased Assets pursuant to the terms of this Agreement is held not to constitute a“true sale” or “true contribution,” this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Second Tier Purchased Assets in favor of the Issuer, which security interest is prior to all other Liens (other than Permitted Adverse Claims), and is enforceable as such as against creditors of and purchasers from the Transferor;
    (2)     The Loans constitute “tangible chattel paper” or “electronic chattel paper”, in each case, within the meaning of the applicable UCC. No Loan constitutes both “tangible chattel paper” and “electronic chattel paper”, in each case, within the meaning of the applicable UCC. The Equipment Notes constitute “instruments” within the meaning of the applicable UCC. The rights of the Transferor under the Purchase Agreement are “general intangibles” under the applicable UCC.
    (3)     Immediately prior to the conveyance of the Second Tier Purchased Assets set forth in this Agreement, the Transferor was the sole owner of such Second Tier Purchased Assets and owned and had good and marketable title to the Second Tier Purchased Assets, free and clear of any Lien, claim or encumbrance of any Person (whether senior, junior or pari passu) other than Permitted Adverse Claims;provided,however, that the Transferor makes no representation regarding the availability of a willing buyer for the Second Tier Purchased Assets;
    (4)     The Transferor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Second Tier Purchased Assets granted to the Issuer and assigned to the Indenture Trustee. All financing statements filed against the Transferor in favor of the Issuer in connection herewith describing the Second Tier Purchased Assets contain a statement to the following effect:“A purchase of or security interest in any collateral described in this financing statement except in favor of the Indenture Trustee will violate the rights of the Issuer and the Indenture Trustee”;
    (5)     Other than the security interest granted to the Issuer pursuant to this Agreement and assigned to the Indenture Trustee, the

Transferor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Second Tier Purchased Assets except as permitted hereby. The Transferor has not authorized the filing of, and is not aware of, any financing statements or documents of similar import against the Transferor that include a description of collateral covering the Second Tier Purchased Assets other than any financing statement or document of similar import (i) relating to the security interest granted to the Issuer and assigned to the Indenture Trustee or (ii) that has been terminated. The Transferor is not aware of any judgment or tax lien filings against the Transferor;
    (6)     The Transferor has received a written acknowledgement from the Custodian that the Custodian (x) is holding the only original executed counterpart of each Equipment Note and the related security agreement on behalf of, and for the benefit of, the Indenture Trustee and is subject to the Custodian’s customary security and safekeeping procedures or (y) in the case of a Loan that is electronic chattel paper, has read-only access to the Authoritative Electronic Copy of each Collateral Document relating to such Loan on the applicable electronic platform (including the eVault and the eOriginal System) on which such Authoritative Electronic Copy is maintained;
    (7)     None of the Equipment Notes or Loans have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer’s assignee, the Indenture Trustee, except as provided in Section 2.09(a);
    (8)     The Transferor has received all necessary consents and approvals required by the terms of the Second Tier Purchased Assets to pledge to the Issuer its interest and rights in such Second Tier Purchased Assets hereunder;
    (9)     With respect to electronic chattel paper related to any Loan, the Authoritative Electronic Copy of each Collateral Document related to such Loan has been delivered to eOriginal in accordance with the provisions herein and in the Electronic Collateral Control Agreement. The
Electronic Collateral Control Agreement is effective to establish control over such electronic chattel paper within the meaning of Section 9-105 of the UCC (as in effect from time to time in the State of Delaware) and upon delivery of such electronic chattel paper to eOriginal for maintaining in accordance with the Electronic Collateral Control Agreement, such security interest shall continue to be a valid and first priority perfected security interest in such electronic chattel paper; and
    (10)     All electronic chattel paper related to each Loan has been transferred to the eVault.
    (ix)     Non-Consolidation of Issuer and Transferor. (I) Such Party has, consistent with the Basic Documents, been operated in such a manner that it shall not be substantively consolidated with the trust estate of any other Person (other than, in the case of the Issuer prior to the IT Dissolution Date, the Intermediate Transferor) in the event of the bankruptcy or insolvency of such Party or such other Person. Without limiting the foregoing such Party has (1) conducted its business in its own name, (2) maintained its books, records and cash management accounts separate from those of any other Person, (3) maintained its bank accounts separate from those of any other Person, (4) maintained separate financial statements, showing its assets and liabilities separate and apart from those of any other Person (other than, in the case of the Issuer prior to the IT Dissolution Date, the Intermediate Transferor), (5) paid its own liabilities and expenses only out of its own funds, (6) allocated fairly and reasonably any overhead expenses that are shared with an Affiliate, (7) held itself out as a separate entity, (8) maintained adequate capital in light of its contemplated business operations and (9) observed all other appropriate limited liability company or trust and other organizational formalities including,inter alia,remaining in good standing and qualified as a foreign limited liability company or trust in each jurisdiction and obtaining all necessary licenses and approvals as required under Applicable Law.
    (II)     Such Party has not (1) held itself out as being liable for the debts of any other Person, (2) acted other than in its own name and through its trustee or its duly authorized officers or agents, (3) engaged in any joint activity or transaction of any kind with or for the benefit of any Affiliate including any loan to or from or guarantee of the indebtedness of any Affiliate, except payment of lawful distributions to its beneficial owners or members, (4) commingled its funds or other assets with those of any other person (except for any commingling of the collections of the Issuer with late fees, financing charges, payments with respect to value added taxes and similar charges that are payable to the Servicer, in each case to the extent permitted under the Basic Documents), (5) created, incurred, assumed, guaranteed or in any manner become liable in respect of any indebtedness (except pursuant to the Indenture) other than indemnities, trade payables and expense accruals incurred in the ordinary course of its business, (6) entered into a transaction with an Affiliate (other than distributions to the holders of its Equity Interests to the extent permitted under the Basic Documents) unless such transaction was commercially reasonable and on the same terms as would be available in an arm’s length transaction with a Person or entity that is not an Affiliate, or (7) taken any other action that would be inconsistent with maintaining the legal identity of such Party separate from that of any other Person (other than, in the case of the Issuer prior to the IT Dissolution Date, the Intermediate Transferor).
    (x)     Electronic Chattel Paper. With respect to any Loan in the Trust Estate, the Transferor shall ensure that the Authoritative Electronic Copy of each Collateral Document related to such Loan has been delivered to eOriginal in accordance with the provisions herein and in the Electronic Collateral Control Agreement. The Transferor shall transfer (or cause to be transferred) any electronic chattel paper related to each Loan to the eVault on the Purchase Date therefor. The Transferor shall provide (or cause to be provided) to the Custodian, the Indenture Trustee and the Administrative Agent access to each electronic platform (including the eVault and the eOriginal System) on which any Collateral Documents (and the Authoritative Electronic Copies thereof) are maintained in accordance with the Electronic Collateral Control Agreement and, immediately upon the sale by the Transferor to the Issuer of any Loan that is electronic chattel paper hereunder, deliver to eOriginal an electronic file containing such Collateral Documents and any other information relating to such Loan. The Transferor shall not revise or alter any Collateral Document relating to a Loan that constitutes electronic chattel paper (other than in accordance with the Basic Documents and with the consent of the Indenture Trustee given at the direction of the Required Noteholders, on which the Indenture Trustee may conclusively rely) or make any copy or duplicate thereof unless such copy or duplicate is readily identifiable as a copy or duplicate and not as the Authoritative

Electronic Copy thereof. The Transferor shall at all times comply with the Service Agreement.
The representations and warranties set forth above shall survive until the Indenture is terminated in accordance with its terms. Any breaches of the representations and warranties set forth in Section 7.01(b)(viii) above may be waived with consent of the Required Noteholders, unless such waiver would amount to a waiver of an Event of Default under Section 5.1(e) of the Indenture or a Servicer Default under Section 9.01(m), which, in either such case, any such waiver shall require consent of the Special Required Noteholders.
(c)     Representations and Warranties of the Originator Only.
    (i)     Purchase Agreement Representations and Warranties. The representations and warranties of the Originator in Section 3.1 of the Purchase Agreement are true and correct as of the date when made.
    (ii)     Absence of Event. No event has occurred which materially and adversely affects the Originator’s operations or its ability to perform its obligations as Originator under the Basic Documents to which it is a party.
    (iii)     Non-Consolidation of ALS. (A) ALS has, consistent with the Basic Documents, been operated in such a manner that it shall not be substantively consolidated with the trust estate of any or all of the Transferor, the Issuer or, prior to the IT Dissolution Date, the Intermediate Transferor, in the event of the bankruptcy or insolvency of any or all of ALS, the Transferor or the Issuer. Without limiting the foregoing ALS has (1) maintained its books, records and cash management accounts separate from those of any or all of the Transferor or the Issuer, (2) maintained its bank accounts separate from those of any or all of the Transferor or the Issuer, (3) maintained separate financial statements, showing its assets and liabilities separate and apart from those of any or all of the Transferor or the Issuer or maintained consolidated financial statements that contain a footnote indicating that the assets of the Transferor and the Issuer are not available to creditors of ALS, (4) paid its own liabilities and expenses and has not paid any liabilities or expenses of any other Person, (5) allocated fairly and reasonably any overhead expenses that are shared with any or all of the Transferor or the Issuer and (6) held itself out as a separate entity from any or all of the Transferor or the Issuer.
    (B)     ALS has not (1) held itself out as being liable for the debts of any or all of the Transferor or the Issuer, (2) acted or conducted its business in the name of any or all of the Transferor or the Issuer, (3) engaged in any joint activity or transaction of any kind with or for the benefit of any or all of the Transferor or the Issuer including any loan to or from or guarantee of the indebtedness of any Affiliate, (4) commingled its funds or other assets with those of any or all of the Transferor or the Issuer, (5) created, incurred, assumed, guaranteed or in any manner become liable in respect of any indebtedness of any or all of the Transferor or the Issuer, (6) entered into a transaction with any or all of the Transferor or the Issuer unless such transaction is commercially reasonable and on the same terms as would be available in an arm’s length transaction with a person or entity that is not an Affiliate, (7) conducted its business in the name of any or all of the Transferor or the Issuer, or (8) taken any other action that would be inconsistent with maintaining the separate legal identity of any or all of the Transferor or the Issuer.

(iv)     [Reserved].
(v)     Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws.
    (A)     No (A) Covered Entity, nor to the Originator’s knowledge any employees, officers, directors, affiliates, consultants, brokers or agents acting on a Covered Entity’s behalf in connection with this Agreement or the other Basic Documents: (1) is a Sanctioned Person; (2) directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, or any transactions or other dealings that otherwise are prohibited by Anti-Terrorism Laws; and (B) Collateral is Embargoed Property.
    (B)     Each Covered Entity has (A) conducted its business in compliance with all Anti-Corruption Laws and (B) instituted and maintains policies and procedures designed to ensure compliance with such Applicable Laws.

(d)     Representations and Warranties of the Servicer Only.
    (i)     No Servicer Default has occurred and no condition exists as of the Restatement Date and on each Determination Date that would constitute a Servicer Default.
(ii)     At any time ALS is not the Servicer:
    (A)     (i) Neither the Servicer nor to the Servicer’s knowledge any employees, officers, directors, affiliates, consultants, brokers or agents acting on the Servicer’s behalf in connection with this Agreement or the other Basic Documents: (1) is a Sanctioned Person; (2) directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, or any transactions or other dealings that otherwise are prohibited by Anti-Terrorism Laws; and (ii) no Collateral is Embargoed Property.
    (B)     The Servicer has (A) conducted its business in compliance with all Anti-Corruption Laws and (B) instituted and maintains policies and procedures designed to ensure compliance with such Applicable Laws.
    (iii)     The Beneficial Ownership Certification executed and delivered to the Administrative Agent and the Noteholders on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement and the other Basic Documents, is accurate, complete and correct as of the original date delivered and as of the date any such update is delivered. The Servicer acknowledges and agrees that the Beneficial Ownership Certification is one of the Basic Documents.
    SECTION 7.02     Liability of Transferor. The Transferor shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Transferor.

SECTION 7.03 Merger or Consolidation of, or Assumption of the Obligations of,Transferor; Amendment of Limited Liability Company Agreement.
    (a)     Any Person (i) into which the Transferor may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Transferor shall be a party, (iii) succeeding to the business of the Transferor, or (iv) more than 50% of the voting interests of which is owned directly or indirectly by ALS, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Transferor under this Agreement, shall be the successor to the Transferor under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided that the Transferor shall obtain the prior written consent of the Special Required Noteholders.
    (b)     Until the Outstanding Obligations have been paid in full, the Transferor shall at all times have two “Independent Managers” (as defined in the Transferor’s limited liability company agreement). The Transferor hereby agrees that during the term of this Agreement it shall not amend the definition of “Independent Manager” or Sections 1.3, 1.4, 1.5, 1.7, 4.1, 4.2, 4.3, 5.1, 5.3, 5.4, 5.5, 6.1, 6.2, 6.3, 9.1 or 9.7 or Schedule 1 of its limited liability company agreement without obtaining the prior written consent of the Special Required Noteholders; provided,however, that the Transferor may amend Schedule 1 of its limited liability company agreement in accordance with Sections 1.6, 1.9(a), 5.1(c) and 5.3 thereof without obtaining such consent or providing such notice.
    SECTION 7.04     Limitation on Liability of Transferor and Others. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Transferor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations as Transferor of the Loans under this Agreement and that in its opinion may involve it in any expense or liability.
    SECTION 7.05     Transferor May Own Securities. Each of the Transferor and any Person controlling, controlled by or under common control with the Transferor may in its individual or any other capacity become the owner or pledgee of Securities with the same rights as it would have if it were not the Transferor or an Affiliate thereof except as otherwise specifically provided herein. Except as otherwise provided herein, Securities so owned by or pledged to the Transferor or such controlling, controlled or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of such Securities.
    SECTION 7.06     Rule 144A. The Transferor, the Issuer and the Servicer shall furnish, upon the request of any Noteholder, the Administrative Agent or the Owner Trustee, to the Trust the information required to be delivered under Rule 144A(d)(4) under the Securities Act if at the time of such request the Issuer or the Transferor is not a reporting company under Section 13 or Section 15(d) of the Exchange Act, and any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act at such time.
SECTION 7.07     Compliance with the CRR and the US Risk Retention Rule.
    (a)     Until the Outstanding Obligations have been paid in full, ALS represents and covenants that:

    (i)     ALS owns, and shall retain, directly or indirectly 100% of the membership interests in the Transferor;
    (ii)     the Transferor shall be the holder of 100% of the beneficial interests in the Trust (other than non-economic interests) and the Required Credit Support shall not be reduced below 5.0%;
    (iii)     by virtue of clauses (i) and (ii) above, ALS, as originator, holds and shall retain a net economic interest in the Trust in an amount which shall not be less than 5.0% of the Aggregate Loan Balance (the “Retained Interest”), in the form of a first loss tranche as contemplated by paragraph (d) of Article 405(1) of the European Union Capital Requirements Regulation (Regulation (EU) No. 575/2013) and any related guidelines and regulatory technical standards or implementing technical standards published by the European Banking Authority and adopted by the European Commission (as amended, the “CRR”) and an eligible horizontal residual interest under the US Risk Retention Rule;
    (iv)     it shall not, and shall not permit the Transferor to, enter into any credit risk mitigation, short positions or any other hedges with respect to the Retained Interest, except as permitted under Article 405(1) of the CRR and under Section .__12 of the US Risk Retention Rule;
    (v)     it shall not enter into any credit risk mitigation, short positions or any other hedges with respect its ownership interest in the membership interests of the Transferor, except as permitted under the CRR and the US Risk Retention Rule;
    (vi)     it shall cause the Servicer to report in each Servicer’s Certificate whether ALS continues to comply with its obligations under clauses (a)(i) through (v) above and the Transferor continues to comply with its obligations under clauses (b)(i) through(v) below;
    (vii)     it shall provide written notice to the Indenture Trustee and the Administrative Agent within 30 days of any breach of the obligations under clauses (a)(i) through (vi) above or clauses (b)(i) through (v) below; and
    (viii)     it shall provide to any Noteholder which is subject to the CRR, upon reasonable request and subject to any applicable data protection and confidentiality restrictions, all additional information, if any, within the control of or reasonably available to it, which such Noteholder would require in order for such Noteholder to comply with its obligations under Article 406 of the CRR.
    (b)     Until the Outstanding Obligations have been paid in full, the Transferor represents and covenants that:
    (i)     it shall be the holder of 100% of the beneficial interests in the Trust (other than non-economic interests) and the Required Credit Support shall not be reduced below 5.0%;
    (ii)     by virtue of clause (i) above, it holds and shall retain a net economic interest in the Trust in an amount which shall not be less than 5.0% of the Aggregate Loan Balance;

    (iii)     it shall not enter into any credit risk mitigation, short positions or any other hedges with respect to its beneficial interest in the Trust, except as permitted under Article 405(1) of the CRR and under Section .__12 of the US Risk Retention Rule;
    (iv)     it shall provide written notice to the Indenture Trustee and the Administrative Agent within 30 days of any breach of the obligations under clauses (b)(i) through (iii) above; and

    (v)     it shall provide to any Noteholder which is subject to the CRR, upon reasonable request and subject to any applicable data protection and confidentiality restrictions, all additional information, if any, within the control of or reasonably available to it, which such Noteholder would require in order for such Noteholder to comply with its obligations under Article 406 of the CRR.
    (c)     On or prior to the Restatement Date, ALS shall deliver to the Administrative Agent and the Noteholders a statement showing (i) the fair value, as determined in accordance with the US Risk Retention Rule, of the Retained Interest that ALS actually retains as of the Restatement Date; (ii) the fair value, as so determined, of the Retained Interest required to be retained by ALS in accordance with the US Risk Retention Rule; and (iii) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating such fair value or range of fair values disclosed prior to the Restatement Date materially differs from the methodology or key inputs and assumptions used to calculate such fair value on the Restatement Date, descriptions of those material differences.
    (d)     In no event shall the Indenture Trustee have any responsibility to monitor compliance with or enforce compliance with credit risk requirements for asset-backed securities or other rules or regulations relating to risk retention. The Indenture Trustee shall not be charged with knowledge of such rules, nor shall the Indenture Trustee be liable to any Noteholder or other party for violation of such rules now or hereafter in effect.
SECTION 7.08     [Reserved].
    SECTION 7.09     Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws. Each of the Issuer, the Transferor, the Servicer and the Originator covenant and agree that:
    (a)     It shall promptly notify the Noteholders and the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event;
    (b)     If, at any time, any Collateral becomes Embargoed Property, then, in addition to all other rights and remedies available to the Noteholders and the Administrative Agent, upon request by any Noteholder or the Administrative Agent, it shall provide or shall cause the provision of substitute Collateral acceptable to the Administrative Agent that is not Embargoed Property;
    (c)     It shall, and shall require each other Covered Entity to, conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to ensure compliance with such Applicable Laws;
    (d)     It and its Subsidiaries will not: (i) become a Sanctioned Person or consent to, or approve of, any employees, officers, directors, affiliates, consultants, brokers, or agents acting on its behalf in connection with this Agreement and the other Basic Documents becoming a Sanctioned Person; (ii) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction;

provided that, with the prior written consent of each Noteholder (in its sole discretion), the Issuer, the Transferor, the Servicer or the Originator, as applicable, may engage in such transactions or other dealings if they would not be in violation of any applicable Anti-Terrorism
Law or International Trade Law; (iii) directly or indirectly use of the proceeds of the Advances (1) to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction or (2) in any manner that could result (x) in a violation by any Person of Anti-Corruption Laws (including any Covered Entity, underwriter, advisor, investor or otherwise) or (y) in a violation of any Applicable Law, including, without limitation, any applicable Anti-Corruption Law; (iv) pay or repay any Outstanding Obligations with Embargoed Property or funds derived from any unlawful activity; (v) consent to, or approve of, any Collateral becoming Embargoed Property; or (vi) cause any Noteholder or the Administrative Agent to violate any Anti-Terrorism Law; and
    (e)     It will not, and will not permit any of its Subsidiaries to, directly or indirectly, use the Advances or any proceeds thereof (i) for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business or (ii) in any manner that could result (x) in a violation by any Person of Anti-Corruption Law (including any Covered Entity, underwriter, advisor, investor or otherwise) or (y) in a violation of any Applicable Law, including, without limitation, any applicable Anti-Corruption Law.
ARTICLE VIII
LIABILITIES OF SERVICER AND OTHERS
SECTION 8.01     Liability of Servicer; Indemnities.
    (a)     The Servicer shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Servicer. Such obligations shall include (but are not limited to) the following:
    (i)     The Servicer shall defend, indemnify and hold harmless each Trustee, the Issuer, the Beneficiaries, the Agents, the Registered Owners and any director, officer, employee or agent thereof from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from claims by third parties (other than parties to the Basic Documents) arising from the servicing of Loans or the use, ownership, repossession (other than losses related to a decline in value of the Equipment repossessed) or operation by the Servicer or any Affiliate thereof of any item of Equipment or other collateral therefor;
    (ii)     The Servicer (other than the Indenture Trustee in its capacity as successor Servicer pursuant to Section 9.02) shall indemnify, defend and hold harmless each Trustee, each Agent, each Beneficiary, the Registered Owners, the Issuer and any director, officer, employee or agent thereof from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Loans to the Issuer or the issuance and original sale of the Securities, or asserted with respect to ownership of the Loans, or federal or other income taxes arising out of distributions on the Securities, for clarity, any Excluded Taxes (within the meaning of the Note Purchase Agreement), or any fees or other
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compensation payable to any such Person) and costs and expenses in defending against the same;
    (iii)     The Servicer shall indemnify, defend and hold harmless each Trustee, the Issuer, the Beneficiaries, the Agents, the Registered Owners and any director, officer, employee or agent thereof from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon such Trustee, the Issuer, the Beneficiaries or the Registered Owners through the negligence, willful misfeasance or bad faith of the Servicer or any breach or failure by the Servicer in the performance of its duties under this Agreement and any other Basic Documents or by reason of negligent disregard of its obligations and duties or if any of the representations and warranties by the Servicer shall be inaccurate as of the date made under any of the Basic Documents; and
    (iv)     The Servicer (other than the Indenture Trustee in its capacity as successor Servicer pursuant to Section 9.02) shall indemnify, defend and hold harmless each Trustee and their respective agents, officers, directors and servants, from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with (x) in the case of the Owner Trustee, the Indenture Trustee’s performance of its duties under the Basic Documents, (y) in the case of the Indenture Trustee, the Owner Trustee’s performance of its duties under the Basic Documents or (z) the acceptance, administration or performance by, or action or inaction of, the applicable Trustee of the trusts and duties contained in this Agreement, the Basic Documents, the Indenture (in the case of the Indenture Trustee), including the administration of the Trust Estate, and the Trust Agreement (in the case of the Owner Trustee), including the administration of the Owner Trust Estate, except in each case to the extent that such cost, expense, loss, claim, damage or liability: (A) is due to the willful misfeasance, bad faith or gross negligence of the Person seeking to be indemnified, (B) (if otherwise payable to the Indenture Trustee) arises from the Indenture Trustee’s breach of any of its representations or warranties in Section 6.13 of the Indenture or (C) (if otherwise payable to the Owner Trustee) arises from the Owner Trustee’s breach of any of its representations or warranties set forth in Section 6.6 of the Trust Agreement.
    (b)     Indemnification under this Section 8.01 shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement. If the Servicer has made any indemnity payments pursuant to this Section 8.01 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.
    (c)     The Servicer shall pay any amounts owing pursuant to this Section 8.01 directly to the indemnified Person and such amounts will not be deposited in the Collection Account.
    (d)     Indemnification pursuant to this Section 8.01 will include reasonable fees and expenses of counsel and expenses of litigation reasonably incurred.

    (e)     Notwithstanding the foregoing indemnification obligations, nothing in this Section 8.01 shall be intended by the parties to constitute a guaranty by the Servicer of repayment of the Loans.
SECTION 8.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Notwithstanding anything in this Agreement to the contrary, without the consent of the Special Required Noteholders or any other Person, (a) the Servicer may consolidate, merge or sell all or substantially all of its assets and (b) any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, (iii) succeeding to the business of the Servicer or (iv) of which more than 50% of the voting interests is owned directly or indirectly by ALS and which is otherwise servicing the Transferor’s loans, which Person in any of the foregoing cases executes an agreement of assumption reasonably satisfactory to the Special Required Noteholders and the Indenture Trustee to perform every obligation of the Servicer under this Agreement shall be the successor to the Servicer under this Agreement without the further execution or filing of any paper or any further act on the part of any of the parties to this Agreement;provided,however, that immediately after giving effect thereto, there shall be no Servicer Default; provided further, that following any such merger, conversion or consolidation, the business of such successor Servicer shall be materially the same as the Servicer’s business as constituted immediately prior to such merger, conversion or consolidation. In the event that the requirements in each of the provisos of the preceding sentence are not satisfied, such transaction shall require the Special Required Noteholders’ written consent, not to be unreasonably withheld. Pursuant to this Section 8.02, the Servicer shall provide the Administrative Agent at least thirty (30) days’ prior written notice of any merger, consolidation or succession and a copy of the agreement of assumption in respect of such merger, consolidation or succession, the pro forma financial calculations supporting the successor entity’s compliance with the Financial Condition Covenant, if applicable, and such other additional information as the Administrative Agent shall reasonably request. It is understood that nothing in this Section 8.02 shall be construed to limit or otherwise impair the ability of the Transferor or any Interested Party to enforce such remedies as are available to them under the Basic Documents.
SECTION 8.03     Limitation on Liability of Servicer and Others.
    (a)     Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer or the Noteholders, except as specifically provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to the Basic Documents or for errors in judgment;provided,however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence (or negligence, in the case of the initial Servicer) in the performance of duties or by reason of reckless (or negligent, in the case of the initial Servicer) disregard of obligations and duties under the Basic Documents. The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

(b)     [Reserved].
    (c)     Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Loans in accordance with this Agreement and that in its opinion may involve it in any expense or liability;provided,however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Beneficiaries and the Registered Owners under this Agreement and the Beneficiaries under the Indenture and the interests of the Registered Owners under the Trust Agreement. In such event, the reasonable legal expenses and costs for such action and any liability resulting therefrom that is not incidental to its duties to service the Loans in accordance with this Agreement shall be expenses, costs and liabilities of the Issuer and the Servicer shall be entitled to be reimbursed therefor.
    (d)     The Indenture Trustee shall distribute out of the Collection Account on a Distribution Date any amounts permitted for reimbursement pursuant to Section 8.03(c) which have not been previously reimbursed in accordance with Section 8.2 of the Indenture; provided, however, that the Indenture Trustee shall not distribute such amounts if the amount on deposit in the Reserve Account (after giving effect to all deposits and withdrawals pursuant to Section 8.2 of the Indenture) is greater than zero but less than the Reserve Account Required Amount for such Distribution Date.
    SECTION 8.04     Delegation of Duties. So long as ALS acts as Servicer, the Servicer may, at any time without notice or consent, delegate any duties under this Agreement to any other entity more than 50% of the voting stock of which is owned, directly or indirectly, by ALS. The Servicer may at any time perform specific duties as Servicer through sub-contractors who are in the business of servicing stand alone commercial laundry equipment loans;provided, however, that (i) the Servicer shall not delegate to any such sub-contractor any material portion of such servicing duties without the Administrative Agent’s (acting at the direction of the Required Noteholders) consent, and (ii) no such delegation shall relieve the Servicer of its responsibility with respect to such duties.
    SECTION 8.05     Servicer Not to Resign. Subject to the provisions of Section 9.02, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer without the consent of the Special Required Noteholders, except upon determination that the performance of its duties under this Agreement is no longer permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to each Trustee and the Administrative Agent (with a copy to the Noteholders). No such resignation shall become effective until the Indenture Trustee or a successor Servicer acceptable to the Special Required Noteholders shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 9.02.

ARTICLE IX
SERVICER DEFAULT
    SECTION 9.01     Servicer Defaults. Each of the following shall constitute a “Servicer Default”:
    (a)     any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Designated Accounts or the Lockbox Accounts any required payment or to direct the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for a period of three (3) Business Days after the date when due;
    (b)     failure on the part of the Transferor or the Servicer to duly observe or perform any of their respective covenants or agreements set forth in the Purchase Agreement, this Agreement or any of the other Basic Documents which failure (i) materially and adversely affects the rights of the Beneficiaries and (ii) continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor or the Servicer, as applicable, by the Indenture Trustee (acting at the direction of the Administrative Agent), or to the Transferor or the Servicer, as applicable, and to the Indenture Trustee by the Administrative Agent;
    (c)     the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar official for the Transferor or the Servicer, in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) or more consecutive days;
    (d)     the consent by the Transferor or the Servicer to the appointment of a conservator or receiver, liquidator or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Transferor or the Servicer or of or relating to substantially all of their respective property; or the Transferor or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;
    (e)     the failure to distribute a Servicer’s Certificate pursuant to the terms of Section 3.10 or Section 5.08 within three (3) Business Days after the related Determination Date provided, however, that in the event such failure is caused by an occurrence out of the reasonable control of the Servicer and is consented to by the Noteholders (such consent not to be unreasonably withheld), then a Servicer Default will not occur if such failure is cured within an additional two (2) Business Days, such exception to be limited to one time per twelve (12) months during the life of this Agreement;
    (f)     any assignment of rights or delegation of duties by the Servicer in violation of this Agreement;

    (g)     any material adverse change in the assets, operations, business or financial condition of the Servicer or the existence of any other condition which, in each case, constitutes, in the reasonable discretion of the Administrative Agent (acting at the direction of the Special Required Noteholders) a material impairment of the Servicer’s ability to perform its obligations under this Agreement;provided that a change in the value of any Loan shall not result in a Servicer Default under this subsection (g);
    (h)     the first to occur of (i) an event of default by the Servicer or its Affiliate, as applicable, in the performance of any term, provision or condition of any indebtedness for borrowed money in excess of $5,000,000 (or the Dollar Equivalent thereof), which event of default other than a payment default is neither waived pursuant to an unconditional waiver nor cured within thirty (30) days (inclusive of any cure period or other period of grace) of the date upon which such event of default occurs; (ii) the acceleration of any such indebtedness as a result of an event of default, such that any indebtedness due thereunder is due prior to its stated maturity; or (iii) any such indebtedness shall be declared to be due and payable prior to the date of maturity thereof or shall be unpaid on its maturity date;
    (i)     a final judgment or judgments for the payment of money in excess of $10,000,000 (or the Dollar Equivalent thereof) in the aggregate against the Servicer and the same shall not be discharged (or provisions made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Servicer shall not, within said period of thirty (30) days, or within such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal;
    (j)     as of any Determination Date, the rolling three (3) month average of the Delinquency Ratio for the three most recent consecutive Monthly Periods exceeds 3.00%;
    (k)     as of any Determination Date, the rolling three (3) month average of the Default Ratio for the three most recent consecutive Monthly Periods exceeds 1.50%;

    (l)     if ALS or an Affiliate thereof is the Servicer, the breach by the Servicer of the covenant set forth in Section 3.07(i); or
    (m)     the breach, in any material respect, by the Servicer of any representation or warranty made by the Servicer in this Agreement or any of the other Basic Documents.
SECTION 9.02     Consequences of a Servicer Default.
    (a)     If a Servicer Default shall occur and be continuing, the Administrative Agent (at the direction of the Special Required Noteholders) by notice then given in writing to the Servicer, the Owner Trustee and the Indenture Trustee may, in addition to other rights and remedies available in a court of law or equity to damages, injunctive relief and specific performance, elect to waive such Servicer Default or direct the Indenture Trustee to terminate all of the rights and obligations of the Servicer as Servicer under this Agreement (provided that a termination shall occur without notice upon a Servicer Default under Section 9.01(c) or (d)). On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Securities or the Loans or otherwise, shall pass to and be vested in the Indenture Trustee and any successor Servicer pursuant to and under Section 9.03. The Indenture Trustee and any successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Loans and related documents, or otherwise. The predecessor Servicer agrees to cooperate with the Backup Servicer, the Indenture Trustee and any successor Servicer in effecting the termination of the responsibilities and rights of the Servicer under this Agreement, including the transfer to the Indenture Trustee for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or that shall have been deposited by the Servicer in the Lockbox Accounts, the Designated Accounts or thereafter received with respect to the Loans that shall at that time be held by the Servicer, and will provide the Backup Servicer, the Indenture Trustee and any successor Servicer reasonable access to the servicing systems and records with respect to the Loans. In addition to any other amounts that are then payable to the predecessor Servicer under this Agreement, the predecessor Servicer shall be entitled to receive from the successor Servicer the portion of any reimbursed Servicer Advance which relates to any Servicer Advance made by the terminated Servicer. To assist the successor Servicer in enforcing all rights under the Loans, the predecessor Servicer, at its own expense, shall transfer its electronic records relating to such Loans to the successor Servicer in such electronic form as is then-maintained by the predecessor Servicer in the ordinary course of its business and shall transfer the related Loan Files and all other records, correspondence and documents relating to the Loans that it may possess to the successor Servicer in the manner and at such times as the successor Servicer shall reasonably request.
    (b)     Following the occurrence of a Servicer Default, but without limiting the rights of the Indenture Trustee or the Beneficiaries under any other provisions of the Basic Documents, the Administrative Agent (at the written direction of the Required Noteholders) may direct the Indenture Trustee to conduct a review of the Servicer’s cash application procedures with respect to Collections on the Loans, including transfers from the Lockbox Accounts to the Collection Account, and the Indenture Trustee hereby agrees to conduct such review, or cause a third party to conduct such review, at the expense of the Servicer, on such basis as the Administrative Agent (acting at the direction of the Required Noteholders) shall reasonably determine.
    SECTION 9.03     Indenture Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section 9.02 unless and until the Administrative Agent (at the direction of the Special Required Noteholders) has designated a successor Servicer, which has accepted such appointment, the Backup Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement;provided,however, that the predecessor Servicer shall remain liable for, and the successor Servicer shall have no liability for, any indemnification obligations of the Servicer arising as a result of acts, omissions or occurrences during the period in which the predecessor Servicer was the Servicer, and provided, further, that ALS shall remain liable for the indemnification obligations of the Servicer under Sections 8.01(a)(ii) and(iv) of this Agreement without regard to whether it is still the Servicer hereunder. The Servicer shall be subrogated to the rights of the indemnified party with respect to claims against a replacement Servicer. As compensation therefor, the Backup Servicer, the Indenture Trustee or a successor Servicer designated by the Administrative Agent (at the direction of the Special Required Noteholders) shall be entitled to reimbursement of costs and expenses incurred in the transfer and conversion of the electronic records relating to the Loans received from the predecessor Servicer, together with such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination had been given including the Servicing Fee, and in the case of the Backup Servicer, of any amounts to which the Backup Servicer is entitled as the Backup Servicer Fee pursuant to the Backup Servicing Agreement. In the event the Indenture Trustee becomes the successor Servicer, it hereby reserves the right to terminate any then existing sub-servicing agreements as may be entered into pursuant to Section 8.04. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, a successor (i) having a net worth of not less than $10,000,000, (ii) acceptable to the Special Required Noteholders and (iii) whose regular business includes the servicing of equipment loans, as the successor to the Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree, subject to the consent of the Required Noteholders; provided, that if a successor Servicer is appointed and assumes the duties of successor Servicer hereunder, the servicing fee rate used to calculate the Servicing Fee payable to the successor Servicer shall be a rate agreed upon by such successor Servicer and the person or group appointing it hereunder but not in excess of 1.0% unless the Administrative Agent (at the direction of the Required Noteholders) has consented to such rate. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. No removal or resignation of the Servicer shall (other than under Section 9.02(a) with respect to a Servicer Default under Section 9.01(c) or (d)) become effective until the Backup Servicer under Section 3.13, the Indenture Trustee or another successor Servicer acceptable to the Special Required Noteholders shall have assumed the Servicer’s responsibilities and obligations in accordance with this Section 9.03.
    SECTION 9.04     Notification to the Beneficiaries and the Registered Owners. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article IX, the Indenture Trustee shall give prompt written notice thereof to the Noteholders and the Administrative Agent, and the Owner Trustee shall give prompt written notice thereof to the Registered Owners.
    SECTION 9.05     Waiver of Past Defaults. The Special Required Noteholders may, on behalf of all Beneficiaries and Registered Owners, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, including a default in making any required deposits to or payments from any of the accounts in accordance with this Agreement.

Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

SECTION 9.06     Effects of Termination or Resignation of Servicer.
    (a)     Upon the appointment of the successor Servicer, the predecessor Servicer shall immediately remit any Scheduled Payments, Liquidation Proceeds or other payments that it may receive pursuant to any Loan or otherwise to the successor Servicer for the benefit of the Issuer after such date of appointment.
    (b)     After the termination of the Servicer pursuant to Section 9.02 or resignation pursuant to Section 8.05 (except as otherwise provided in Section 8.05 or 9.02), the predecessor Servicer shall have no further rights or obligations with respect to the management or servicing of the Trust Estate or the enforcement, custody or collection of the Loans, and the successor Servicer shall have all of such obligations, except that the predecessor Servicer will transmit or cause to be transmitted directly to the relevant Designated Account, promptly upon receipt and in the same form in which received, any amounts held by the predecessor Servicer (properly endorsed where required for the successor Servicer to collect them) received as payments upon or otherwise in connection with the Loans. The predecessor Servicer’s indemnification obligations pursuant to Section 8.01 will survive the termination or resignation of the predecessor Servicer but will not extend to any acts or omissions of a successor Servicer.
ARTICLE X
TERMINATION; REDEMPTION
SECTION 10.01Optional Purchase of Loans. If at any time after the Conversion Date, the Aggregate Loan Balances of the Loans held by the Trust is 10% or less of the Aggregate Loan Balances on such Conversion Date, the Servicer shall have the option, but not the obligation, to purchase for cash the Loans and Related Assets at a price equal to the aggregate Administrative Purchase Payments for all Loans (including Defaulted Loans) and such other Related Assets held by the Trust (less the Liquidation Expenses to be incurred in connection with the recovery thereof), such value to be determined by an appraiser mutually agreed upon by the Servicer, each Trustee and the Administrative Agent (acting at the direction of the Required Noteholders) (the “Optional Purchase Price”);provided,however, that the Servicer may not exercise its option if the Optional Purchase Price would be less than the sum of (i) the Redemption Price and (ii) all administrative expenses, operating costs and amounts to third parties due as of such Distribution Date. In the event the Servicer elects to exercise its option, the Issuer shall redeem the Notes in accordance with this Section 10.01 effective as of such date of purchase. The Issuer shall be required to notify the Indenture Trustee and the Administrative Agent in writing by no later than five (5) Business Days prior to the date on which a notice is required to be sent by the Indenture Trustee pursuant to Section 10.1(a) of the Indenture. To exercise such option, the Servicer shall deposit in the Collection Account an amount equal to the Optional Purchase Price.
SECTION 10.02Termination of the Agreement. Unless otherwise agreed by the Transferor, the Servicer, the Issuer and the Beneficiaries and the Registered Owners, this Agreement shall terminate upon termination of the Indenture and the Servicer shall give the Owner Trustee prompt notice of such termination; provided that the Notes and all other amounts due to third parties referred to in Section 10.01 have been paid in full.

ARTICLE XI
MISCELLANEOUS PROVISIONS
SECTION 11.01 Amendment.
    (a)     This Agreement may be amended by the Transferor, the Servicer and the Issuer with the consent of the Indenture Trustee and the Administrative Agent, but without the consent of any of the Noteholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement or any other Basic Document, (iii) to add to the covenants, restrictions or obligations of the Transferor, the Servicer or the Indenture Trustee or (iv) to add, change or eliminate any other provision of this Agreement in any manner that shall not, as evidenced by an Officer’s Certificate, adversely affect in any material respect the interests of the Noteholders.
    (b)     Notwithstanding clause (a) above, this Agreement may also be amended from time to time by the Transferor, the Servicer and the Issuer with the consent of the Required Noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders, and any provisions hereof may be waived with the consent of the Required Noteholders except that no amendment may be made to this Agreement which would be prohibited under either proviso of Section 9.2 of the Indenture if such amendment were to be made to the Indenture unless the consent that would have been required as described therein, if such amendment were to be made to the Indenture, shall have been obtained.
    (c)     Prior to the execution of any such amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent to the Administrative Agent and the Noteholders.
    (d)     Promptly after the execution of any such amendment or consent, (i) the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Registered Owner and (ii) the Indenture Trustee shall furnish written notification to the Administrative Agent and each Noteholder.
(e) It shall not be necessary for the consent of the Noteholders pursuant to Section 11.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof but it shall be necessary to obtain the consent of the Administrative Agent. The manner of obtaining such consents of the Noteholders (and any other consents of the Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by the Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.
    (f)     The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise. The Indenture Trustee may, but shall not be obligated to, execute and deliver any such amendment which affects the Indenture Trustee’s rights, duties or immunities under this Agreement or otherwise.
    (g)     Each of ALS and the Transferor agrees that such Person shall not amend or agree to any amendment of the Purchase Agreement unless such amendment would be permissible under the terms of this Section 11.01 as if this Section 11.01 were contained in the Purchase Agreement with the consent of the Required Noteholders.

    (h)     Notwithstanding the foregoing, the signatures of the Transferor and the Issuer shall not be required for the effectiveness of any amendment which modifies the representations, warranties, covenants or responsibilities of the Servicer at any time when the Servicer is not the Originator or a successor Servicer is designated pursuant to Section 9.03.
    (i)     The Issuer shall give to the Indenture Trustee an Officer’s Certificate and Opinion of Counsel that all conditions precedent under this Agreement to the amendment have been complied with.
SECTION 11.02 Protection of Title to Owner Trust Estate.
    (a)     The Transferor or the Servicer or both shall execute and file such financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Beneficiaries, the Registered Owners and the Trustees under this Agreement in the Loans. The Transferor or the Servicer or both shall deliver (or cause to be delivered) to each Trustee and the Administrative Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.
    (b)     Neither the Transferor nor the Servicer shall change its jurisdiction of organization, name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with clause (a) above incorrect or seriously misleading within the meaning of Section 9-507 of the UCC, unless it shall have given each Trustee and the Administrative Agent at least sixty (60) days prior written notice thereof and shall have taken all such actions as may be reasonably requested by the Trustees or the Administrative Agent necessary to maintain the perfection and priority of such Liens of the Trustees.
    (c)     Each of the Transferor and the Servicer shall give each Trustee and the Administrative Agent at least sixty (60) days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services Loans and its principal executive office within the United States of America.
    (d)     The Servicer shall maintain accounts and records as to each Loan accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Loan, including payments and recoveries made and payments owing (and the nature of each) and extensions of any scheduled payments made not less than forty-five (45) days prior thereto, and
(ii) reconciliation between payments or recoveries on (or with respect to) each Loan and the amounts from time to time deposited in the Lockbox Accounts and the Collection Account.
    (e)     The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Loans to the Issuer, the Servicer’s master computer records (including any backup archives) that refer to any Loan indicate clearly that the Loan is owned by the Issuer. Indication of the Issuer’s ownership of a Loan shall be deleted from or modified on the Servicer’s computer systems when, and only when, the Loan has been paid in full, liquidated or repurchased by the Transferor or purchased by the Servicer.
    (f)     If at any time the Transferor or the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in stand-alone commercial laundry equipment loans to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from backup archives) that, if they refer in any manner whatsoever to any Loan, indicate clearly that such Loan has been sold and is owned by the Issuer unless such Loan has been paid in full, liquidated or repurchased by the Transferor or purchased by the Servicer.
(g)     [Reserved].
    (h)     The Servicer shall permit each Trustee and the Administrative Agent and their respective agents (at such Person’s cost and expense except to the extent such costs and expenses shall be required to be paid by ALS or its Affiliates pursuant to the Basic Documents) at any time during normal business hours and upon reasonable advance notice to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Loans then or previously included in the Owner Trust Estate.
    (i)     The Servicer shall furnish to each Trustee and the Administrative Agent at any time upon request a list of all Loans then held as part of the Trust including any then existing amendments, substitutions or replacements thereto, together with a reconciliation of such list to the Schedule of Loans and to each of the Servicer’s Certificates furnished before such request indicating removal of Loans from the Trust. Upon request, the Servicer shall furnish a copy of any such list to the Transferor. Each Trustee and the Transferor shall hold any such list and the Schedule of Loans for examination by Interested Parties during normal business hours at their respective offices located at the addresses set forth in Appendix B.
SECTION 11.03 Notices. All demands, notices and communications upon or to the Transferor, the Servicer, the Indenture Trustee, the Administrative Agent or the Noteholders under this Agreement shall be delivered as specified in Appendix B.
SECTION 11.04 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York;provided,however, that the duties and immunities of the Owner Trustee hereunder shall be governed by the laws of the State of Delaware.
SECTION 11.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or the rights of the holders thereof.
SECTION 11.06 Assignment.
    (a)     Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by the Transferor without the prior written consent of the Special Required Noteholders. The Transferor shall provide notice of any such assignment to the Administrative Agent (with a copy to the Noteholders).
    (b)     Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by the Servicer without the prior written consent of the Special Required Noteholders other than as permitted by Section 8.02. The Servicer shall provide notice of any such assignment to the Administrative Agent (with a copy to the Noteholders).
SECTION 11.07 Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Beneficiaries (subject to the procedures in Article V of the Indenture), the Registered Owners and the Trustees and their respective successors and permitted assigns. Except as otherwise provided in Section 8.01, this Article XI or in Article V of the Indenture, no other Person shall have any right or obligation hereunder.
SECTION 11.08 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts (in manual or electronic form), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
SECTION 11.09 Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.
SECTION 11.10 Assignment to Indenture Trustee. The Transferor hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Beneficiaries and (only to the extent expressly provided therein) the Registered Owners of all right, title and interest of the Issuer in, to and under the Purchased Property and/or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Indenture Trustee.
SECTION 11.11 No Petition Covenants. Notwithstanding any prior termination of this Agreement, the Servicer and the Transferor shall not, prior to the date which is one (1) year and one (1) day after the Outstanding Obligations shall have been paid in full, acquiesce, petition or otherwise invoke or cause the Transferor or the Issuer to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Transferor or the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transferor or the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Transferor or the Issuer. The covenants set forth in this Section 11.11 shall survive the termination of this Agreement.
SECTION 11.12 Limitation of Liability of the Indenture Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by The Bank of New York Mellon not in its individual capacity but solely as Indenture Trustee and in no event shall The Bank of New York Mellon have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement in performance of its rights and duties hereunder, the Indenture Trustee shall be entitled to the benefits of Article VI and Section 12.4 of the Indenture.
SECTION 11.13 Survival of Agreement. All covenants, agreements, representations and warranties made herein, in the other Basic Documents and in the other agreements delivered pursuant hereto shall survive the pledge of the Trust Estate and the issuance of the Notes and shall continue in full force and effect until payments in full of the Notes and all amounts owing to the Indenture Trustee and the Beneficiaries hereunder and under the Basic Documents, as applicable.
    SECTION 11.14 Cooperation and Further Assurances. (a) Each of the parties hereto hereby agrees that it will cooperate in good faith and use commercially reasonable efforts to assist the Administrative Agent in any sale or securitization of the Specified Assets to take place after the Conversion Date; provided, however, that each of the parties hereto agrees that it shall not be obligated to take any action (including making any changes or amendments to any of the

Basic Documents), or provide any consent if such party would thereby incur any material obligations or liabilities as a result thereof; provided, further, that the Administrative Agent shall, at the written request of the assisting party, offer such party indemnification reasonably satisfactory to such party against any costs, liabilities and expenses incurred in providing any requested assistance.
    (b)     In the event of any Regulatory Change (as defined in the Note Purchase Agreement) which results in either (i) a determination that any CP Conduit is required, under GAAP, to consolidate its financial statements with any other entity, or (ii) a cost arising under Section 2.3 of the Note Purchase Agreement, the parties hereto agree to negotiate in good faith to amend the Basic Documents in order to eliminate the consolidation requirement; provided, however, that no party shall be obligated to take any action (or make any amendments) if in the reasonable opinion of such party any such amendment to the Basic Documents will be unlawful or otherwise disadvantageous or inconsistent with its policies or regulatory restrictions or result in any liability, unreimbursed cost or expense to such party.
SECTION 11.15 No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.
SECTION 11.16 Conversion of Currencies.
    (a)     On each Exchange Rate Determination Date, the Servicer shall determine the Spot Rate for each Local Currency (based on the relevant exchange rate appearing on the Bloomberg or Reuters screen for such currency as set forth in the definition of Spot Rate) and give notice thereof to the Administrative Agent. In the event the Spot Rate for such Local Currency cannot be determined by the Servicer because the relevant exchange rate does not appear on any Reuters World Currency Page for such currency as set forth in the definition of Spot Rate, then the Spot Rate shall be determined by the Administrative Agent and notified to the Issuer and the Servicer in accordance with such definition.
    (b)     Whenever any computation or calculation hereunder requires the aggregation of amounts denominated in more than one currency, all amounts that are denominated in a Local Currency shall be converted to U.S. Dollars using the Spot Rate determined for the Exchange Rate Determination Date immediately preceding the date of such calculation.
SECTION 11.17 Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE

OTHER BASIC DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER BASIC DOCUMENTS TO WHICH IT IS A PARTY, BY AMONG OTHER THINGS, THIS WAIVER.
SECTION 11.18 Submission to Jurisdiction.EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER BASIC DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT OR ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OF THE OTHER BASIC DOCUMENTS OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.
SECTION 11.19Amendment and Restatement. This Agreement amends and restates in its entirety the Original Agreement among the parties hereto. Upon the occurrence of the Restatement Date, (a) the terms and provisions of the Original Agreement shall be amended, superseded and restated in their entirety by the terms and provisions of this Agreement and, unless expressly stated to the contrary, each reference to the Original Agreement in any of the Basic Documents or any other document, instrument or agreement delivered in connection therewith shall mean and be a reference to this Agreement, (b) this Agreement is not intended to and shall not constitute a novation of the Original Agreement or the obligations and liabilities existing thereunder, (c) with respect to any date or time period occurring and ending prior to the Restatement Date, the rights and obligations of the parties to the Original Agreement shall be governed by the Original Agreement and the other Basic Documents (as defined in the Original Agreement) and (d) with respect to any date or time period occurring and ending on or after the Restatement Date, the rights and obligations of the parties hereto shall be governed by this Agreement and the other Basic Documents (as defined herein). The liens, security interests and other interests in the Second Tier Purchased Assets granted under the Original Agreement are and shall remain legal, valid, binding and enforceable to the extent also constituting Second Tier

Purchased Assets hereunder. Each of the parties hereto hereby acknowledges and confirms the continuing existence and effectiveness of such liens, security interests and other interests in such Second Tier Purchased Assets granted under the Original Agreement, and further agrees that the execution and delivery of this Agreement shall not in any way release, diminish, impair, reduce or otherwise affect such liens, security interests and other interests in such Second Tier Purchased Assets granted under the Original Agreement.
[Signature Pages Follow]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.
ALLIANCE LAUNDRY EQUIPMENT
RECEIVABLES TRUST 2015-A
By:     WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee
By:
Name:
Title:

S-1     Pooling and Servicing Agreement

ALLIANCE LAUNDRY EQUIPMENT
RECEIVABLES 2015 LLC,
as Transferor
By:
Name:
Title:
ALLIANCE LAUNDRY SYSTEMS LLC,
as Servicer and Originator
By:
Name:
Title:

S-2     Pooling and Servicing Agreement

Acknowledged and Agreed:
THE BANK OF NEW YORK MELLON,
not in its individual capacity but solely as
Indenture Trustee
By:
Name:
Title:

S-3     Pooling and Servicing Agreement

EXHIBIT A-1
[Reserved]

EXHIBIT A-2
Form of Additional PSA Assignment
[Date]
For value received, in accordance with the Amended and Restated Pooling and Servicing Agreement, dated as of June 8, 2018 (the “Pooling and Servicing Agreement”), among Alliance Laundry Systems LLC, a Delaware limited liability company (“ALS”), Alliance Laundry Equipment Receivables 2015 LLC, a Delaware limited liability company (the“Transferor”), and Alliance Laundry Equipment Receivables Trust 2015-A (the “Issuer”), the Transferor does hereby sell, assign, transfer and otherwise convey unto the Issuer,without recourse (except as otherwise provided in the Pooling and Servicing Agreement), all right, title and interest of the Transferor in, to and under (a) all Specified Assets that are Loans and the Related Assets with respect thereto that existed and were acquired by the Transferor on such Purchase Date; and (b) any income and Proceeds of the property described in clause (a) above.
The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the undersigned to the Obligors, insurers or any other Person in connection with the Loans, any Insurance Policies or any agreement or instrument relating to any of them.
As set forth in Section 2.06 of the Pooling and Servicing Agreement, the parties hereto intend that the transactions set forth herein constitute an absolute assignment by the Transferor to the Issuer on the Purchase Date of all the Transferor’s right, title and interest in and to the Second Tier Purchased Assets. In the event any transaction set forth herein does not constitute an absolute assignment, it shall constitute the granting of a security interest by the Transferor in favor of the Issuer in such assets as provided in Section 2.06 of the Pooling and Servicing Agreement.
This Additional PSA Assignment is made pursuant to and affirms the representations, warranties and agreements on the part of the undersigned contained in the Pooling and Servicing Agreement and is to be governed by the Pooling and Servicing Agreement. The undersigned certifies that all conditions precedent under the Basic Documents to the transfer of the Second Tier Purchased Assets to the Issuer conveyed hereby have been satisfied.
    Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Pooling and Servicing Agreement.
All questions concerning the construction, validity and interpretation of this Additional PSA Assignment shall be governed by and construed and enforced in accordance with the laws of the State of New York; provided, however that the duties and immunities of the Owner Trustee hereunder shall be governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this Additional PSA Assignment to be duly executed as of the day and year first above written.
ALLIANCE LAUNDRY EQUIPMENT
RECEIVABLES 2015 LLC
By:
Name:
Title:

EXHIBIT A-3
Form of Substitution Assignment
[Date]
For value received, in accordance with the Amended and Restated Pooling and Servicing Agreement, dated as of June 8, 2018 (the “Pooling and Servicing Agreement”), among Alliance Laundry Systems LLC, a Delaware limited liability company (“ALS”), Alliance Laundry Equipment Receivables 2015 LLC, a Delaware limited liability company (the“Transferor”), and Alliance Laundry Equipment Receivables Trust 2015-A (the “Issuer”), the Transferor does hereby sell, assign, transfer and otherwise convey unto the Issuer,without recourse (except as otherwise provided in the Pooling and Servicing Agreement), all right, title and interest of the Transferor in, to and under (a) the Substitute Loans, including all documents and instruments evidencing or governing the Substitute Loans and all Loan Files relating thereto, identified on the Schedule of Loans attached hereto (the “Substitute Loans”) and all monies paid or payable thereon (including Liquidation Proceeds) on or after or due and payable, but in each case not paid, as of _____________ (the “Substitution Cutoff Date”); (b) the Equipment, including all security interests therein, granted by Obligors pursuant to such Substitute Loans and any other collateral securing such Substitute Loans; (c) any Insurance Policies, and Proceeds thereof, and all rights and benefits thereunder, with respect to such Equipment and any other collateral securing such Substitute Loans; (d) with respect to such Substitute Loans, any Guaranties, and Proceeds thereof, and all rights and benefits thereunder; (e) all funds on deposit from time to time in the Lockboxes or in the Lockbox Accounts with respect to such Substitute Loans and all Proceeds thereof; (f) the Purchase Agreement with respect to such Substitute Loans, and the other Basic Documents (other than the Trust Agreement and the documents and certificates executed in connection with the foregoing), including the right of the Transferor to cause ALS to perform its obligations thereunder (including the obligation to repurchase such Substitute Loans under certain circumstances); and (g) any income and Proceeds of the property described in clauses (a) through (f) above.
The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the undersigned to the Obligors, insurers or any other Person in connection with the Second Tier Purchased Assets or any agreement or instrument relating to any of them.
As set forth in Section 2.06 of the Pooling and Servicing Agreement, the parties hereto intend that the transactions set forth herein constitute an absolute assignment by the Transferor to the Issuer on the Substitution Date of all the Transferor’s right, title and interest in and to the Second Tier Purchased Assets. In the event any transaction set forth herein does not constitute an absolute assignment, it shall constitute the granting of a security interest by the Transferor in favor of the Issuer in such assets as provided in Section 2.06 of the Pooling and Servicing Agreement.
    This Substitution Assignment is made pursuant to and affirms the representations, warranties and agreements on the part of the undersigned contained in the Pooling and Servicing
Agreement and is to be governed by the Pooling and Servicing Agreement. The undersigned certifies that all conditions precedent under the Basic Documents to transfer to the Issuer of the Second Tier Purchased Assets conveyed hereby have been satisfied.
    Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Pooling and Servicing Agreement.

All questions concerning the construction, validity and interpretation of this Substitution Assignment shall be governed by and construed and enforced in accordance with the laws of the State of New York; provided, however that the duties and immunities of the Owner Trustee hereunder shall be governed by the laws of the State of Delaware.
* * * * *

IN WITNESS WHEREOF, the undersigned has caused this Substitution Assignment to be duly executed as of the day and year first written above.
ALLIANCE LAUNDRY EQUIPMENT
RECEIVABLES 2015 LLC
By:
Name:
Title:

EXHIBIT B
Locations of Schedule of Loans
The Schedule of Loans is
on file at the offices of:
1.     The Indenture Trustee
2.     The Owner Trustee
3.     Alliance Laundry Systems LLC
4.     Alliance Laundry Equipment Receivables 2015 LLC

EXHIBIT C
Forms of Loans
[Attached]

EXHIBIT D
Form of Servicer’s Certificate
[See Attached]

EXHIBIT E
Form of Securities Account Control Agreement

SECURITIES ACCOUNT CONTROL AGREEMENT
        This Securities Account Control Agreement (this “Agreement”) dated as of [     ], among Alliance Laundry Equipment Receivables Trust 2015-A (the “Debtor”), THE BANK OF NEW YORK MELLON, a New York banking corporation, as Indenture Trustee (the“Secured Party”) and THE BANK OF NEW YORK MELLON (the “Securities Intermediary”) is entered into pursuant to the provisions of Section 6.07(b) of the Amended and Restated Pooling and Servicing Agreement, dated as of June 8, 2018, among Alliance Laundry Systems LLC, Alliance Laundry Equipment Receivables 2015 LLC and the Debtor (the “Pooling and Servicing Agreement”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York. Capitalized terms used, and not otherwise defined, herein have the meanings given to such terms in the Pooling and Servicing Agreement.
    Section 1.     Establishment of Securities Accounts. The Securities Intermediary hereby confirms and agrees that:
    (a)     The Secured Party was granted by the Debtor a security interest in the Securities Account (as defined below) pursuant to the Amended and Restated Indenture, dated as of June 8, 2018, between the Debtor and the Secured Party (the “Indenture”);
The Securities Intermediary has established in the name of the Secured Party the Alliance Laundry Equipment Receivables Trust 2015-A Loan Collection Account (Account No.[ ]), the Alliance Laundry Equipment Receivables Trust 2015-A Reserve Account (Account No. [ ]) and the Alliance Laundry Equipment Receivables Trust 2015-A Yield Supplement Account (Account No. [ ]) (collectively the “Securities Account”). The Securities Intermediary shall not change the names or account numbers of the Securities Account without the prior written consent of the Secured Party;
    (b)     The Securities Account shall be under the sole dominion and control at all times of the Secured Party. The Securities Intermediary shall comply with all entitlement orders (as defined in Section 8-102(a)(8) of the UCC) originated by the Secured Party without the further consent of the Debtor or any other person or entity. Any securities or other property underlying any financial assets credited to the Securities Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to a Securities Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank;
    (c)     All property delivered to the Securities Intermediary pursuant to the Indenture or the Pooling and Servicing Agreement shall be promptly credited to the applicable Securities Account in accordance with the terms thereof; and
    (d)     The Securities Account are accounts to which financial assets are or may be credited.

    Section 2.    “Financial Assets” Election. The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument, credit balances or uninvested funds) credited to the Securities Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.
    Section 3.     Entitlement Orders. Notwithstanding Section l(b), the Securities Intermediary may comply with the entitlement orders (as defined in Section 8-102(a)(8) of the UCC) concerning the Securities Account originated by the Debtor (to the extent they do not conflict with the requirements of the Indenture and the Pooling and Servicing Agreement) prior to receipt from the Secured Party of a Notice of Sole Control in substantially the form set forth in Exhibit A hereto and shall, after the receipt from the Secured Party of a Notice of Sole Control, cease complying with the entitlement orders concerning the Securities Account originated by the Debtor and comply solely with the entitlement orders originated by the Secured Party (without the requirement of notice to or any action by any other person, including the Debtor).
    Section 4.     Subordination of Lien, Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Secured Party created by the Indenture. The financial assets and other items deposited to the Securities Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than as created pursuant to the Indenture.
    Section 5.     Choice of Law. This Agreement and the Securities Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, the State of New York shall be deemed to be the Securities Intermediary’s jurisdiction.
Section 6.     Conflict with Other Agreements.
    (a)     In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail; and
    (b)     No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing, signed by all of the parties hereto and consented to in writing by the Required Noteholders.
    Section 7.     Adverse Claims. Except for the claims and interest of the Secured Party and of the Debtor in the Securities Account, the Securities Intermediary does not know of any claim to, or interest in, the Securities Account or in any financial asset credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Debtor, the Secured Party, the Servicer and the Administrative Agent thereof.
    Section 8.     Maintenance of the Securities Account. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 1(b) and Section 3, the Securities Intermediary agrees to maintain the Securities Account as follows:
    (a)     Notice of Sole Control. If at any time the Secured Party delivers to the Securities Intermediary a Notice of Sole Control, the Securities Intermediary agrees that after receipt of such notice it will comply only with entitlement orders and other directions with respect to the Securities Account originated by the Secured Party and will cease complying with any such entitlement orders or other directions originated by or on behalf of the Debtor;
    (b)     Eligible Investments. Until such time as the Securities Intermediary receives a Notice of Sole Control signed by the Secured Party, the Securities Intermediary shall, notwithstanding any entitlement orders or other directions to the contrary from the Debtor, make all Eligible Investments in accordance with the Pooling and Servicing Agreement;
    (c)     Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account and/or any financial assets credited thereto simultaneously to each of the Debtor, the Secured Party, the Servicer, the Administrative Agent and at the address referenced in Section 12 of this Agreement; and
    (d)     Tax Reporting. All items of income, gain, expense and loss recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor (or its regarded owner for U.S. federal income tax purposes).
Section 9. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:
    (a)     The Securities Account has been established as set forth in Section 1 above and the Securities Account will be maintained in the manner set forth herein until termination of this Agreement;
    (b)     The Securities Account constitutes a “securities account” within the meaning of Section 8-501(a) of the UCC;
    (c)     The Securities Intermediary shall not change the name or the account number of the Securities Account without the prior written consent of the Secured Party;
    (d)     No financial asset is or will be registered in the name of the Debtor, payable to Debtor’s order, or specifically indorsed to the Debtor, except to the extent such financial asset has been indorsed to the Securities Intermediary or in blank;
    (e)     This Agreement is the valid and legally binding obligations of the Securities Intermediary; and
    (f)     There are no other agreements entered into between the Securities Intermediary and the Debtor or any other person with respect to the Securities Accounts, and the
Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Securities Account and/or any financial asset credited thereto pursuant to which the Securities Intermediary has agreed to comply with entitlement orders of such person. The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Debtor or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3.
    Section 10.     Granting Clause. Without limiting the terms of the Indenture, as security for all amounts owed and any remaining payments of interest and principal under the Indenture, the Debtor hereby pledges, assigns and conveys to the Secured Party for the benefit of the Beneficiaries, all of its right, title and interest in and to the Securities Account and all securities, cash, investments or other financial assets now or hereafter credited thereto.
    Section 11.     Successors, Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Secured Party may assign its rights hereunder only with the express written consent of the Securities Intermediary and by sending written notice of such assignment to the Debtor.
    Section 12.     Notices. Any communication, notice or demand to be given hereunder shall be duly given hereunder if given in the form and manner, and delivered to the address set forth in the Pooling and Servicing Agreement, or in such other form and manner or to such other address as shall be designated by any party hereto to each other party hereto in a written notice delivered in accordance with the terms of the Pooling and Servicing Agreement.
    Section 13.     Termination. The rights and powers granted herein to the Secured Party, granted in order to perfect its security interest in the Securities Account, are powers coupled with interest and will neither be affected by the bankruptcy of the Debtor nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interests of the Secured Party in the Securities Account have been terminated and the Secured Party has notified the Securities Intermediary and the Administrative Agent of such termination in writing. The Secured Party agrees to provide Notice of Termination in substantially the form of Exhibit B hereto to the Securities Intermediary and the Administrative Agent upon the request of the Debtor on or after the termination of the Secured Party’s interest in the Securities Account pursuant to the terms of this Agreement.
    Section 14.     Counterparts. This Agreement may be executed in any number of counterparts (in manual or electronic form), all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.
    Section 15.     No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as trustee of the Debtor, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Debtor is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Debtor, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness or any representations and warranties made by the Issuer in this Agreement and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Debtor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Debtor under this Agreement or any other related documents.
    Section 16.     Incorporation by Reference. In connection with its appointment and acting hereunder, Secured Party (as Secured Party and Securities Intermediary) is entitled to all rights, privileges, protections, benefits, immunities and indemnities to the extent provided to it as Indenture Trustee under the Indenture.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
Debtor:
ALLIANCE LAUNDRY EQUIPMENT
RECEIVABLES TRUST 2015-A
By: Wilmington Trust, National Association, not in its individual capacity, but solely as Owner
Trustee
By:
Name:
Title:
Secured Party:
THE BANK OF NEW YORK MELLON,
as Indenture Trustee for the benefit of the
Beneficiaries under the Indenture
By:
Name:
Title:
Securities Intermediary:
THE BANK OF NEW YORK MELLON
By:
Name:
Title:

Exhibit A
[Letterhead of The Bank of New York Mellon]
[Date]
The Bank of New York Mellon, as Securities Intermediary 240 Greenwich Street
Floor 4W
New York, NY 10286
Attention:     Corporate Trust -- ABS Unit
Re:     Notice of Sole Control
Ladies and Gentlemen:
As referenced in the Securities Account Control Agreement, dated _______________, among Alliance Laundry Equipment Receivables Trust 2015-A, you and the undersigned (a copy of which is attached) we hereby give you notice of our sole control over securities account numbered [ ], in the name “THE BANK OF NEW YORK MELLON”(such accounts and any successor accounts, the “Securities Account”) and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Securities Account or the financial assets credited thereto from any person other than the undersigned.
    You are instructed to deliver a copy of this notice by facsimile transmission to Alliance Laundry Equipment Receivables Trust 2015-A at (920) 748-1629.
Very truly yours
THE BANK OF NEW YORK MELLON,
as Indenture Trustee
By:
 Name:
 Title:

Exhibit B
[Letterhead of The Bank of New York Mellon]
[Date]
The Bank of New York Mellon, as Securities Intermediary 240 Greenwich Street
Floor 4W
New York, NY 10286
Attention:     Corporate Trust -- ABS Unit
PNC Bank, National Association, as Administrative Agent 300 Fifth Avenue
Pittsburgh, PA 15222
Attention: Tony Stanley
Re:     Termination of Control Agreement
You are hereby notified the Securities Account Control Agreement among The Bank of New York Mellon (“Securities Intermediary”), Alliance Laundry Equipment Receivables Trust 2015-A (“ALERT 2015”), and the undersigned (a copy of which is attached) is terminated and Securities Intermediary has no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to Securities Intermediary, Securities Intermediary is hereby instructed to accept all future directions with respect to the Alliance Laundry Equipment Receivables Trust 2015-A Loan Collection Account (Account No.

[	]), the Alliance Laundry Equipment Receivables Trust 2015-A Reserve Account
(Account No. [	]) and the Alliance Laundry Equipment Receivables Trust 2015-A
Yield Supplement Account (Account No. [	]) from ALERT 2015 or its permitted
assigns. This notice terminates any obligations Securities Intermediary may have to the undersigned with respect to such account. However, nothing contained in this notice shall alter any obligations that Securities Intermediary may otherwise owe to ALERT 2015 pursuant to any other agreement.
    Securities Intermediary is instructed to deliver a copy of this notice by facsimile transmission to ALERT 2015 at (920) 748-1629.
Very truly yours
THE BANK OF NEW YORK MELLON,
as Indenture Trustee

By:
 Name:
 Title:

EXHIBIT F
Form of Borrowing Base Certificate
[See Attached]

EXHIBIT G
Agreed Upon Procedures
[See Attached]

            APPENDIX A
        PART I - DEFINITIONS
    All terms defined in this Appendix shall have the defined meanings when used in the Basic Documents, unless otherwise defined therein.
2020 Amendment Date: February 21, 2020.
    Accountants’ Report: As defined in Section 5.02 of the Pooling and Servicing Agreement.
Accounting Date: The last day of each Monthly Period.
Accounts: Has the meaning given to such term in Section 9-102(a) of the UCC.
Act: An Act as specified in Section 12.3(a) of the Indenture.
    Additional PSA Assignment: As defined in Section 2.02(c) of the Pooling and Servicing Agreement.
Administration Agreement: That certain Amended and Restated Administration Agreement, dated as of the Restatement Date, among ALS, as Administrator, the Trust and the Indenture Trustee, as amended and supplemented from time to time.
Administrative Agent: As defined in the Note Purchase Agreement.
Administrative Loan: A Loan which the Servicer is required to purchase as of an Accounting Date pursuant to Section 3.08 of the Pooling and Servicing Agreement or which the Servicer has elected to repurchase as of an Accounting Date pursuant to Section 10.01 of the Pooling and Servicing Agreement.
Administrative Purchase Payment: With respect to a Distribution Date and to an Administrative Loan purchased as of the related Accounting Date, the Unpaid Balance of a Purchased Loan (as each such term is defined in the Purchase Agreement).
Administrator: ALS or any successor Administrator under the Administration Agreement. Advance: As defined in Section 1.1 of the Note Purchase Agreement.
Advance Rate: An amount equal to a fraction (expressed as a percentage) the numerator of which is equal to the Borrowing Base and the denominator of which is equal to the Collateral Value.
    Adverse Claim: A Lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.
Affected Financial Institution: As defined in the Note Purchase Agreement.

Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition,“control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
Agency Office: As defined in Section 3.2 of the Indenture; initially, The Bank of New York Mellon, 101 Barclay Street, 4 West, New York, New York 10286, Attention Asset Backed Securities Group/Alliance Laundry Equipment Receivables Series 2015-A.
Agents: The Administrative Agent and each Funding Agent.
    Aggregate Loan Balance: As of any date, the sum of the Loan Balances of all outstanding Loans (other than Defaulted Loans) held by the Trust.
    Aggregate Note Principal Balance: As of any date of determination, the sum of the Note Principal Balances for all Notes then Outstanding.
    ALER: Alliance Laundry Equipment Receivables 2015 LLC, a Delaware limited liability company.
ALH: Alliance Laundry Holdings LLC, a Delaware limited liability company.
ALS: Alliance Laundry Systems LLC, a Delaware limited liability company.
ALS Change of Control: (a) At any time prior to the effectiveness of an initial registered public offering of common stock by ALH Holding Inc., (i) the Permitted Investors shall cease to have the power to vote or direct the voting of securities having at least 51% of the voting power for the election of directors of ALH Holding Inc. (determined on a fully diluted basis), or (ii) the board of directors of ALH Holding Inc. shall cease to consist of a majority of directors appointed by the Permitted Investors; (b) at any time after the effectiveness of an initial registered public offering of common stock by ALH Holding Inc., (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Eighth Omnibus Amendment Effective Date), excluding the Permitted Investors, shall (A) directly or indirectly become, or obtain rights (whether by means of warrants, options or otherwise) to become, the“beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of more than 45% of the total voting power of all outstanding voting securities of ALH Holding Inc. in the election of directors or (B) either (x) become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the Eighth Omnibus Amendment Effective Date), directly or indirectly, of a greater percentage of the outstanding common stock of ALH Holding Inc. than the percentage of such common stock then owned by the Permitted Investors or (y) have the power to vote or direct the voting of a greater percentage of the securities having the voting power for the election of directors of ALH Holding Inc. (determined on a fully diluted basis) than the percentage of such securities then owned by the Permitted Investors; or (c) (i) ALH Holding Inc. shall cease to own and control, of record and beneficially, directly or indirectly, 100% of the outstanding Equity Interests of ALH free and clear of all Liens or (ii) ALH shall cease to own and control, of record and beneficially, directly or indirectly, 100% of the outstanding Equity Interests of ALS free and clear of all Liens (except Liens securing the obligations under the Credit Agreement).
    Annual Percentage Rate: With respect to a Loan, the annual rate of finance charges stated in such Loan, stated as a percentage.
Anti-Corruption Laws: (a) The U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which the Issuer, the Transferor, the Originator, the Servicer or any of their respective Subsidiaries is located or doing business.
Anti-Terrorism Laws: Any Applicable Law in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including the Bank Secrecy Act, 31 U.S.C.§ 5311 et seq., the PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et. seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B.
Applicable Law: With respect to any Person, any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by arrangement, consent or otherwise, with any Governmental Authority, foreign or domestic.
Applicable Margin: As defined in the Applicable Margin Fee Letter.
Applicable Margin Fee Letter: The third amended and restated applicable margin fee letter agreement, dated as of the Seventh Omnibus Amendment Date, among the Issuer, the Noteholders and the Indenture Trustee, as amended, restated, modified or supplemented from time to time.
Assignment: Any Initial Assignment or Subsequent Assignment.
Authoritative Electronic Copy: With respect to any Loan stored in an electronic medium, the single electronic authoritative copy of each Collateral Document related to such Loan, which electronic copy (a) identifies the Indenture Trustee as the sole secured party assignee thereof, (b) is communicated to and maintained by the Indenture Trustee or its designated custodian (including eOriginal), (c) cannot be changed without the participation of the Indenture Trustee at the direction of the Required Noteholders, on which the Indenture Trustee may conclusively rely, (d) is unique and identifiable as the sole authoritative copy and for which any copy thereof is readily identifiable as a copy that is not the sole authoritative copy and (e) cannot be revised or altered unless such alteration or revision is readily identifiable as an authorized or unauthorized alteration or revision.
Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Restatement Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the

Indenture Trustee on the Restatement Date (as such list may be modified or supplemented from time to time thereafter).
Available Amount: For any Distribution Date, with respect to the related Monthly Period, or with respect to the first Distribution Date, the period from and including the initial Loan Cutoff Date to the last day of the related Monthly Period, the sum of, without duplication, (1) all Collections on the Loans received by or on behalf of the Trust, (2) all Liquidation Proceeds, Insurance Proceeds, Proceeds from casualty loss, Guaranties and early termination charges to the extent received by the Trust, (3) all Servicer Advances on the Loans other than payments made with respect to fees owing under the Lockbox Agreements, (4) the Warranty Payment, the Administrative Purchase Payment or the Optional Purchase Price of each Loan that the Transferor or Originator repurchased or the Servicer purchased during such related Monthly Period, (5) any Prepayment with respect to Loans, (6) any amounts drawn from the Reserve Account but solely to the extent available to pay interest and principal pursuant to Section 8.2(e) of the Indenture, (7) any amounts drawn from the Yield Supplement Account but solely to the extent available to pay interest pursuant to Section 8.2(e) of the Indenture, (8) any amount drawn from the Letters of Credit but solely to the extent available to pay interest and principal pursuant to Section 8.2(e) of the Indenture, (9) earnings on amounts in the Lockbox Accounts and Designated Accounts and (10) any payments received from an Interest Rate Cap Provider.
Available Drawing Amount: At any time, the aggregate amount then available to be drawn under all Letters of Credit pursuant to their terms;provided that the Available Drawing Amount with respect to any specified Letter of Credit at any time shall be the amount then available to be drawn under such Letter of Credit pursuant to its terms.
Available Principal Amount: For any Distribution Date, with respect to the related Monthly Period, the sum of, without duplication, (1) all Collections (other than interest collections) on the Loans received by or on behalf of the Trust, (2) all Liquidation Proceeds, Insurance Proceeds, Proceeds from casualty loss, Guaranties and early termination charges to the extent received by the Trust, (3) all Servicer Advances on the Loans other than payments made with respect to fees owing under the Lockbox Agreements, (4) the Warranty Payment, the Administrative Purchase Payment or the Optional Purchase Price of each Loan that the Transferor or Originator repurchased or the Servicer purchased during such related Monthly Period, (5) any Prepayment with respect to Loans (excluding any portion of a Prepayment constituting interest collections) and (6) earnings on amounts in the Designated Accounts and Lockbox Accounts.
    Backup Servicer: GreatAmerica, or such other entity as may be designated as such pursuant to Section 3.13 of the Pooling and Servicing Agreement.
    Backup Servicer Fee: The amount payable to the Backup Servicer pursuant to Section 6 of the Backup Servicing Agreement.

Backup Servicing Agreement: The Amended and Restated Backup Servicing Agreement, dated as of the Restatement Date, among the Servicer, the Issuer, the Indenture Trustee and GreatAmerica, as amended, restated, supplemented or otherwise modified from time to time; and any successor Backup Servicing Agreement entered into among the entity designated as Backup Servicer pursuant to Section 3.13 of the Pooling and Servicing Agreement, the Servicer, the Issuer and the Indenture Trustee.
    Balloon Loan: Any Loan for which the principal portion of the final Scheduled Payment for such Loan exceeds the principal amount of the Scheduled Payment for the prior month.

Base Rate: On any date, a fluctuating rate of interest per annum equal to the highest of (i) the rate of interest in effect for such day as publicly announced from time to time by the applicable Funding Agent as its “prime rate” for such day, (ii) the Overnight Bank Funding Rate plus one-half of one percent (0.50%) per annum, and (iii) Daily Simple SOFR, plus 1.00%, so long as Daily Simple SOFR is ascertainable and not unlawful; provided, however, if the Base Rate determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.
Basic Documents: The Certificate of Trust, the Trust Agreement, the Purchase Agreement, the Pooling and Servicing Agreement, any Assignment, the Custodial Agreement, the Electronic Collateral Control Agreement, the Administration Agreement, the Indenture, the Note Purchase Agreement, the LLC Agreement, the Certificate of Formation, the Backup Servicing Agreement, any Interest Rate Cap Agreements, the Applicable Margin Fee Letter, the Lockbox Agreements, the Control Agreement, any Beneficial Ownership Certification, each of the fee letters and transfer supplements delivered in connection with the Note Purchase Agreement, and the other documents and certificates delivered in connection therewith, each as may be amended, restated, supplemented or otherwise modified from time to time.
Beneficial Owner: With respect to Issuer, (a) each individual, if any, who, directly or indirectly, owns 25% or more of Issuer’s Equity Interests and (b) a single individual with significant responsibility to control, manage, or direct Issuer.
Beneficial Ownership Certification: With respect to Issuer, a certificate in form and substance acceptable to the Administrative Agent (as amended or modified by the Administrative Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of Issuer.
Beneficial Ownership Regulation: 31 C.F.R. § 1010.230.
Beneficiaries: The Indenture Trustee, the Noteholders and the Administrative Agent.
Borrowing Base: As of any date of determination, the amount equal to the sum of (A) the product of (i) 100% minus the Required Credit Support and (ii) the Collateral Value, plus (B) the LC Amount,plus (C) the amount in the Reserve Account. For the avoidance of doubt, the Ineligible Cap Reserve shall be excluded from the calculation of the preceding clause (C). The Issuer shall have the option at any time prior to the Conversion Date to elect to include or exclude, as applicable, the LC Amount from the Borrowing Base by providing 30 days’ prior written notice of such election to the Indenture Trustee and the Administrative Agent (which election shall remain in effect until the Issuer changes such election by providing 30 days’ prior written notice of such change in election to the Indenture Trustee and the Administrative Agent); provided that an election to exclude the LC Amount from the Borrowing Base shall only be effective if: (x) no Event of Default, Servicer Default or Rapid Amortization Event or occurrence that, with notice or the lapse of time or both, would become an Event of Default, Servicer Default or Rapid Amortization Event, shall have occurred and be continuing at the time of such election and (y) the Borrowing Base shall not exceed the Aggregate Note Principal Balance both before and after giving effect to such election.
    Borrowing Base Certificate: The certificate substantially in the form of Exhibit F to the Pooling and Servicing Agreement.
    Borrowing Base Shortfall: As of any date of determination the excess (if any) of (x) the Aggregate Note Principal Balance as of such date over (y) the Borrowing Base as of such date.

Borrowing Date: As defined in Section 1.1 of the Note Purchase Agreement.
Business Day: Any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York or Chicago, Illinois or, if a successor Servicer shall have been appointed, the location of the successor Servicer’s principal banking institution may, or are required to, remain closed.
    Business Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12Del.Code §3801 et seq., as the same may be amended from time to time.
Cap Strike Rate: With respect to (a) any Interest Rate Cap Agreement entered into on or prior to the Restatement Date, a percentage equal to 5.19% and (b) any Interest Rate Cap Agreement entered into after the Restatement Date, a percentage to be agreed upon by the Issuer, the Administrative Agent and the Required Noteholders.
    Certificate of Formation: The certificate of formation of the Transferor filed for the Transferor pursuant to and in accordance with the Delaware Limited Liability Company Act.
Certificate of Trust: The certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.
Change of Control: Any of the following:
    (a)     the failure of the Transferor to own, free and clear of any Adverse Claim and on a fully diluted basis, 100% of the outstanding Equity Interests of the Issuer;
    (b)     the failure of ALS to own, free and clear of any Adverse Claim and on a fully diluted basis, 100% of the outstanding Equity Interests of the Transferor; or
    (c)     prior to the IT Dissolution Date, the failure of the Issuer to own, free and clear of any Adverse Claim and on a fully diluted basis, 100% of the outstanding Equity Interests of the Intermediate Transferor (other than director’s qualifying shares or Equity Interests issued to foreign nationals, in each case, to the extent required by applicable law).
Change of Control Notice: A written notice delivered by the Servicer to the Administrative Agent (with a copy to the Noteholders) with respect to any ALS Change of Control. The Servicer shall make a good faith effort to deliver such notice at least forty-five (45) days prior to the effectiveness of such ALS Change of Control.
Chattel Paper: Has the meaning given to such term in Section 9-102(a) of the UCC and includes, for the avoidance of doubt, “tangible chattel paper” and “electronic chattel paper”, in each case, as defined in the UCC.
Closing Date: June 12, 2015.
    Code: The Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.
Collateral: The Trust Estate.
Collateral Documents: means, with respect to a Loan, the following documents:

(a)     the fully executed endorsed original (or, in the case of electronic chattel paper, the     single Authoritative Electronic Copy) of the Equipment Note;
(b)     the original (or, in the case of electronic chattel paper, the single Authoritative     Electronic Copy), fully executed Guaranty executed in respect of such Loan, if     any;
(c)     the original (or, in the case of electronic chattel paper, the single Authoritative     Electronic Copy), fully executed security agreement executed for such Loan, if     any;
(d)     the acknowledgement from the applicable state or other governmental recording     office confirming receipt of the UCC financing statement for such Loan filed by     the Originator against the Obligor with respect to the related Equipment or the     original UCC financing statement or a file-stamped copy of such financing     statement with recording information indicated thereon;
(e)     the Delivery and Acceptance Receipt for the Equipment relating to such Loan;     and
(f)     the assignment of lease, landlord waiver, mortgagee waiver or deed, in each case,     with respect to the real property on which the Equipment is located, if any.
    Collateral Value: As of any date of determination, the Collateral Value shall be equal to the Net Loan Balance.
    Collection Account: The account designated as such, established and maintained pursuant to Section 6.03 of the Pooling and Servicing Agreement.
Collections: As defined in the Purchase Agreement.
    Commercial Paper: Commercial paper issued by, or on behalf of, a CP Conduit in order to fund or maintain its interest in a Note.
Contingent Fees: As of any Distribution Date, any excess of the amount equal to the Equipment Fee not paid by the Issuer pursuant to Sections 8.2(c)(10) and 8.2(d)(10) of the Indenture, as applicable.
    Contract Management System: All computerized electronic contract management systems maintained by the Servicer for all Loans and other agreements similar to the Loans.
Contracts: Has the meaning given to such term in Section 1-201(12) of the UCC.
Control Agreement: Any of (a) the Securities Account Control Agreement, dated as of June 12, 2015, among the Issuer, the Indenture Trustee and The Bank of New York Mellon, as securities intermediary, as amended by that certain Amendment No. 1 to Securities Account Control Agreement, dated as of the Restatement Date, and as further amended, restated, supplemented or modified from time to time, and (b) any other Control Agreement, as defined in Section 6.07(b) of the Pooling and Servicing Agreement.
Control Investment Affiliate: As to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. For the avoidance of doubt, any investment fund managed by the Sponsor will constitute a Control Investment Affiliate of the Sponsor.

Conversion Date: The earliest to occur of (v) the date elected as such Conversion Date by the Originator with at least thirty (30) days prior written notice to the Administrative Agent, (w) the Scheduled Termination Date, (x) the date on which a Rapid Amortization Event first occurs, (y) the Purchase Termination Date and (z) the date on which an ALS Change of Control first occurs, unless the Noteholders that hold an aggregate pro rata share of equal to or greater than two-thirds of the aggregate principal balance of the Outstanding Notes have provided their prior written consent to such ALS Change of Control to the Administrative Agent and the Issuer.
Corporate Trust Office: With respect to the Indenture Trustee or the Owner Trustee, the principal office at which at any particular time the corporate trust business of the Indenture Trustee or Owner Trustee, respectively, shall be administered, which offices at the Restatement Date are located, in the case of the Indenture Trustee, at The Bank of New York Mellon, 240 Greenwich Street, 4 West, New York, New York 10286, Attention Asset Backed Securities Group/Alliance Laundry Equipment Receivables Series 2015-A, (fax) 212-815-2493, and in the case of the Owner Trustee, at Wilmington Trust, National Association, Rodney Square North,
    App. A-8
1100 North Market Street CFS, Ninth Floor, Wilmington, Delaware 19890, Attn: Corporate Trust Administration.
Covered Entity: (a) Each of the Issuer, the Transferor, the Servicer, ALS, ALH and each of their respective Subsidiaries, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
CP Conduit: As defined in the Note Purchase Agreement.
Credit Agreement: The Credit Agreement, dated as of August 19, 2024, by and among Alliance Laundry Holdings LLC, as holdings, Alliance Laundry Systems LLC, as borrower, Alliance Laundry (Thailand) Company Limited, as Thai borrower, the lenders and issuing banks from time to time party thereto, Citibank, N.A., as administrative agent, and the other parties thereto from time to time, as such agreement may be amended, restated, modified, supplemented, refinanced or replaced from time to time. A copy of the Credit Agreement in effect as of the Eighth Omnibus Amendment Effective Date is set forth on Appendix C.
Credit and Collection Policy: The Credit and Collection Policy and procedures of the initial Servicer as in effect on the Restatement Date, a true and complete copy of which (to the extent reflected in written form) has been provided to the Noteholders, as the same shall be amended from time to time as permitted by the Pooling and Servicing Agreement or, if a successor Servicer shall have been appointed, the standard credit and collection policies of such successor Servicer as shall be in effect from time to time provided that such credit and collection policies shall have been approved by the Noteholders.
Credit Rewrite Loan: A delinquent Loan which is rewritten for credit reasons related to the Obligor thereof and with respect to which (i) such delinquent Loan is deemed to have been paid in full with the Proceeds of a new Loan made to such Obligor or a new Obligor, (ii) a new loan number is assigned and (iii) such new Loan satisfies the requirements of an Eligible Loan.

CRR: As defined in Section 7.07 of the Pooling and Servicing Agreement.
Custodial Agreement: The Amended and Restated Custodial Agreement, dated as of the Restatement Date, among the Custodian, the Servicer, the Issuer and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.
    Custodian: The custodian named from time to time in the Custodial Agreement; initially, U.S. Bank National Association.
Custodian Fee: Has the meaning set forth in the letter agreement between the Custodian and the Servicer; provided that, without the consent of the Required Noteholders, the aggregate amount of all payments made in respect of the Custodian Fee or any other fee payable under the Custodial Agreement on and after the Restatement Date shall not exceed $100,000.
Custodian Receipt Certification: The receipt delivered by the Custodian to the Indenture Trustee certifying that all Collateral Documents pertaining to a Loan have been received by the Custodian.
    Default: Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.
Default Ratio: For any Monthly Period a fraction (expressed as a percentage) equal to (i) the aggregate Loan Balance of Loans which first became Defaulted Loans during such Monthly Period divided by (ii) the Aggregate Loan Balance as of the first day of such Monthly Period.
    Default Step-Up Amount: An amount of interest that would accrue on the Notes, as applicable, using two percent (2%) per annum as the rate of interest.
Defaulted Loan: Any Loan (1) as to which the Servicer (a) has reasonably determined in accordance with its Servicing Standard that eventual payment of amounts owing on such Loan is unlikely or (b) has repossessed the Equipment or other collateral securing such Loan, (2) as to which any related Scheduled Payment is at least ninety (90) days past due, (3) which is owed by an Obligor which is the subject of an Insolvency Event or (4) as to which, consistent with the Credit and Collection Policy, there has been, or is required to be, a Write-Off.
Delayed Amount: As defined in the Note Purchase Agreement.
Delinquency Ratio: For any Monthly Period, a fraction (expressed as a percentage) equal to (i) the aggregate Loan Balance of Loans which, during such Monthly Period, first became unpaid for sixty-one (61) days past their due dates, divided by (ii) the Aggregate Loan Balance as of the first day of such Monthly Period.
Deliver,Delivered or Delivery: means (a) with respect to any electronic chattel paper required to be delivered to the Custodian pursuant to the Basic Documents, the Custodian has been provided with read-only access to the electronic platform on which such electronic chattel paper is maintained (including the eVault and the eOriginal System), and (b) with respect to any other documents required to be delivered to the Custodian pursuant to the Basic Documents, such documents have been delivered manually or electronically to the address of the Custodian set forth in Appendix B to the Pooling and Servicing Agreement.
Delivery and Acceptance Receipt: As defined in the Custodial Agreement.
Deposit Account: Has the meaning given to such term in Section 9-102(a) of the UCC.

    Designated Accounts: The Collection Account, the Yield Supplement Account and the Reserve Account, collectively.

    Designated State: Each of the states of California, New York, Florida, Texas, Georgia, Massachusetts and Illinois.
Determination Date: (a) Prior to the Restatement Date, the day that is the fifth (5th) Business Day of each month, beginning on August 7, 2015, and (b) from and after the Restatement Date, the day that is the second (2nd) Business Day of each month, beginning on July 3, 2018.
    Discount Fixed Rate Loan: A fixed rate Loan that has an effective rate of interest over its life of less than 3.00% per annum.
Distribution Date: (a) Prior to the Restatement Date, the day that is the eighth (8th) Business Day of each month, beginning on August 12, 2015, and (b) from and after the Restatement Date, the day that is the fourth (4th) Business Day of each month, beginning on July 6, 2018.
Documents: Has the meaning given to such term in Section 9-102(a) of the UCC.
Dollar Equivalent: At any time in relation to an amount denominated in a currency other than U.S. Dollars, the U.S. Dollar equivalent of such amount determined by reference to the Spot Rate determined pursuant to Section 11.16 of the Pooling and Servicing Agreement.
Dollars and U.S. Dollars: The lawful currency of the United States of America.
    Drawing Certificate: A completed drawing certificate substantially in the form attached to the Letter(s) of Credit delivered on the Restatement Date.
Eighth Omnibus Amendment Effective Date: August 19, 2024.
Electronic Collateral Control Agreement: The Electronic Collateral Control Agreement, dated as of October 12, 2018, by and among the Indenture Trustee, eOriginal, the Servicer, the Administrative Agent, the Custodian and the Issuer.
Eligible Bank: Either (a) a banking institution capable of issuing or confirming an Eligible Letter of Credit, (i) the unsecured long-term senior debt obligations (or long-term deposits) of which are rated “A” or better by S&P and (ii) the unsecured short-term senior debt obligations (or short-term deposits) of which are rated “A-1” or better by S&P and “P-1” or better by Moody’s or (b) such other banking, financial or similar institution acceptable to the Special Required Noteholders.
Eligible Cap Provider: Any of the following: (A) PNC, or any other Person acceptable to the Special Required Noteholders that, in each case, has, or whose Credit Support Provider (as defined in the relevant Interest Rate Cap Agreement) has, (x) a short-term unsecured debt rating of at least “A-1” from S&P and “P-1” from Moody’s and (y) a long-term unsecured debt rating of at least “A” from S&P or (B) any counterparty that is otherwise acceptable to the Special Required Noteholders.

Eligible Deposit Account: A segregated account with an Eligible Institution.
Eligible Institution: A depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (A) which has either (1) a long-term unsecured debt rating of at least“A” from S&P or (2) a short-term unsecured debt or certificate of deposit rating of at least “A-1”from S&P and “P-1” from Moody’s, (B) whose deposits are insured by the FDIC and (C) having a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
    Eligible Investments: Book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:
    (a)     direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;
    (b)     demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby;
    (c)     commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby;
    (d)     investments in money market or common trust funds having a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor, so long as such fund shall have such rating);
    (e)     bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above; and
    (f)     repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (A) a depository institution or trust company (acting as principal) described in clause (b) above or (B) a depository institution or trust company the deposits of which are insured by the FDIC or (C) a counterparty which has a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations, the collateral for which is held by a custodial bank for the benefit of the Trust or the Indenture Trustee, is marked to market daily and is maintained in an amount that exceeds the amount of such repurchase obligation, and which requires liquidation of the collateral immediately upon the amount of such collateral being less than the amount of such repurchase obligation (unless the counterparty immediately satisfies the repurchase obligation upon being notified of such shortfall), in each case, maturing not later than the Business Day immediately preceding the next Distribution Date.
Eligible Letter of Credit: Any irrevocable, transferable, unconditional, direct-pay standby letter of credit (a) that is issued by an Eligible Bank for the benefit of the Indenture Trustee, (b) that either has a stated expiration date of not earlier than the Final Scheduled Distribution Date or permits drawing thereon on non-renewal thereof, at least sixty (60) days prior thereto, (c) that may be drawn at sight upon at the principal offices of the Eligible Bank as the same shall be designated from time to time by notice to the Indenture Trustee pursuant to the terms of such letter of credit, (d) which is payable in Dollars in immediately available funds in an amount, in the aggregate with all other Eligible Letters of Credit, of not less than the Available Drawing Amount, (e) that is governed by the Uniform Customs and Practice for Documentary credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the “UCP”), and any amendments or revisions thereto, except for waivers with respect to (A) the time periods in Articles 13(b) and 14(d)(i) of the UCP, (B) the application of Article 17 of the UCP and (C) any provisions of Article 48 of the UCP invalidating transfers made in accordance with clause (g) below, and, to the extent not governed thereby, the laws of the State of New York, except for waiver of Section 5-112 of the New York Uniform Commercial Code, (f) that may be transferred by the Indenture Trustee, without a fee payable by the Indenture Trustee to any replacement Indenture Trustee appointed in accordance with the terms of the Indenture, and (g) that otherwise contains terms and conditions that are acceptable to the Special Required Noteholders; provided that a Letter of Credit made ineligible by the occurrence of a downgrade of the financial institution that issued such Letter of Credit set forth in Section 4.1(c) of the Indenture shall remain an Eligible Letter of Credit during the applicable grace period set forth in such Section. Notwithstanding any of the foregoing, cash or alternative collateral posted by the Issuer and then on deposit in the Reserve Account pursuant to Section 3.27 of the Indenture shall be deemed to be an acceptable substitute to an Eligible Letter of Credit.
Eligible Loan: At any time, a Loan that satisfies all of the following criteria or that is otherwise permitted by the Special Required Noteholders as an Eligible Loan (which, for the avoidance of doubt, may occur by written agreement (which may be via email)):

(a) it is secured by a first priority perfected security interest in the Equipment;

(b) it is not a Defaulted Loan;
    (c)     no payment is more than sixty (60) days past due on the date on which such Loan is acquired by the Issuer, and the related Obligor is not then subject to an Insolvency Event;
    (d)     it is not more than ninety (90) days delinquent; provided that Loans that are more than ninety (90) days delinquent may be transferred to the Trust but shall remain ineligible;
    (e)     it does not have a Loan Balance of more than the Dollar Equivalent of $2,000,000;
    (f)     it has an original term of not less than twelve (12) months and not more than one hundred and forty-four (144) months;

    (g)     it is not secured by any Common Collateral (as defined in Section 5.1(k)(1) of the Purchase Agreement);
    (h)     the principal place of business of the related Obligor is located in any of the United States, United States territories that have adopted the Uniform Commercial Code or Canada (but, with respect to Canada, only if the principal place of business of the related Obligor is in a province that is governed by the Personal Property Securities Act);
    (i)     it is denominated in Dollars or Canadian dollars;provided that, if it is denominated in Canadian dollars, it shall be expressed in the Dollar Equivalent pursuant to Section 11.16 of the Pooling and Servicing Agreement;
    (j)     (i) if it has a fixed interest rate, it must have an effective interest rate over its life of not less than 0.00% per annum and not greater than 22.0% per annum; provided that, if such Loan is a Discount Fixed Rate Loan, such Loan shall have an original term of not more than eighty-four (84) months; and (ii) if it has a variable interest rate, it must have an effective interest rate over its life based on the prime rate and the margin over the prime rate on such Loan must not be less than 1.00%;
    (k)     the written and electronic information (including the information provided on the Funding Date Data Report and the Schedule of Loans) provided by the Originator, the Transferor and the Servicer to the Issuer, the Administrative Agent, or the Indenture Trustee with respect to such Loan and the Equipment subject to such Loan is true and correct in all material respects;
    (l)     the representations and warranties set forth in Section 3.1 of the Purchase Agreement are true and correct, to the extent such are applicable, to such Loan;
    (m)     no provision of such Loan has been waived, altered or modified in any respect more than once since origination (except as permitted under the Excess Loan Concentration Amount);

    (n)     it constitutes “chattel paper” as defined under the UCC and does not constitute both “tangible chattel paper” and “electronic chattel paper”, in each case, as defined under the UCC;
    (o)     the Obligor is an Eligible Obligor, and either an individual or is organized under the laws of any state of the United States or any province of Canada and is acquiring Equipment for commercial and not personal, family or household use;
    (p)     it does not require prior written consent of an Obligor for, or contain any restriction on, its transfer or assignment;
    (q)     unless the Initial Loan Balance was the Dollar Equivalent of $50,000 or less in conformance with the applicable provisions of the Credit and Collection Policy, its Obligor is required to maintain casualty insurance with respect to the related collateral in an amount at least equal to the Initial Loan Balance; provided, however, that Loans with route operators as the Obligor will be exempt from this requirement to the extent that the Obligor has less than the Dollar Equivalent of $50,000 of Equipment per location;
    (r)     it is not subject to any guarantee by the Originator or any affiliate of the Originator, the Obligor is not an affiliate of the Originator, and neither the Servicer nor the Originator has established any specific credit reserve that relates solely to the related Obligor;
    (s)     it provides that the lender party providing the financing thereunder, may accelerate all remaining Scheduled Payments (subject to all applicable grace periods) if a payment default occurs under such Loan;
    (t)     it is not a “lease” as defined in Section 2A-103 (1)(j) of the UCC and it is not a lease intended as a security interest within the meaning of Section 1-201(37) of the UCC; the Equipment covered thereby is not a “fixture” as defined in the applicable UCC;
    (u)     with respect to it, the Originator has no material performance obligation in favor of the Obligor, and the Obligor is solely responsible for all maintenance, repairs and taxes to be paid with respect to the related Equipment;
    (v)     it provides for Scheduled Payments that fully repay the amount financed over its term;
    (w)     other than up to an initial one hundred twenty (120) day deferral period, if any, it provides that the Obligor thereunder is required to make at least one (1) Scheduled Payment per month during the term of the Loan; provided that, during the Scheduled Payment Deferral Period, the Servicer may additionally defer Scheduled Payments one time during the life of the Loan for up to 90 calendar days solely to the extent that (A) as of March 31, 2020, no Scheduled Payment with respect to such Loan is 61 or more days past due, and (B) the maturity date of the Loan is not extended by more than 90 calendar days from its original term;

    (x)     the assets financed pursuant to and which secure such Loan consist primarily of commercial stand alone laundry equipment and related accessories and leasehold improvements;
    (y)     with respect to all Loans having an Obligor which is a laundromat, Loans with an Initial Loan Balance in excess of the Dollar Equivalent of $200,000 per location (or such lesser amount as is required in the Credit and Collection Policy), the owner of any real property (and mortgage thereon) on which the Equipment is located has, by written consent, waived any liens or claims thereon. If the location is leased, the landlord has, by written consent, waived any liens or claims thereon and, when obtained, agreed to permit the Originator or its appointee to take over and operate the leased premises and assume or sublet the lease;
    (z)     all Equipment associated with each Loan has been delivered, inspected, installed, is in good working condition, free of all disputes, claims or encumbrances, and either (A) such Equipment has been accepted by the Obligor as satisfactory or (B) as of the Determination Date, the Obligor has made at least one Scheduled Payment; and, in the case of any Franchise Loan, such Loan is fully disbursed and construction with respect to the franchise locations to which such Franchise Loan relates is complete;
    (aa)     the Obligor has irrevocably waived any claim or offset against the Originator and recognized the Originator’s right to enforce the Loan according to it terms free of any defenses, offsets or counterclaims, and the Obligor is obligated to pay all scheduled principal and interest on the Loan regardless of the performance of the related Equipment;

(bb)     the Loan Balance is net of any prepayments and security deposits;
    (cc)     it is substantially in the form of one of the forms attached to the Pooling and Servicing Agreement as Exhibit C or otherwise approved in writing by the Administrative Agent (acting at the direction of the Special Required Noteholders);
    (dd)     if any Scheduled Payment for such Loan does not include a component allocable to the repayment of principal of such Loan, such loan does not permit such“interest only” Scheduled Payments for more than twenty-four (24) months;
    (ee)     with respect to (a) any Loan transferred on the Restatement Date, the Collateral Documents for such Loan have been certified as complete and without Exception (as defined in the Custodial Agreement) by the Custodian on the Restatement Date and (b) any Loan transferred to the Issuer after the Restatement Date, the Collateral Documents for such Loan have been certified as complete and without Exception (as defined in the Custodial Agreement) by the Custodian no later than 3:00 p.m. New York City time on the Business Day prior to, and as a condition to the funding of the Loan under the Indenture on, the applicable Borrowing Date;

    (ff)     the UCC filing with respect to such Loan was made prior to or within twenty (20) days of the earlier of (x) the date on which the Obligor receives such Equipment and (y) the date on which such Loan is funded;
    (gg)     the terms of such Loan provide that a default by the Obligor under any Loan originated by the Originator (or, in the case of any Loan originated by an Affiliate of the Originator, any default that allows the holders of such Loan to accelerate its maturity) will result in a default under such Loan, unless waived in writing by the Servicer;
(hh)     the Obligor is required to remit payment to a Lockbox Account;
    (ii)     the Loan shall be in conformance with the applicable provisions of the Credit and Collection Policy;
    (jj)     it is not a Balloon Loan that is additionally considered an Interest Only Loan;
    (kk)     payments on the Loan shall not be subject to any applicable withholding Taxes;
    (ll)     with respect to any Loan the Collateral Documents of which constitute electronic chattel paper, there is only one Authoritative Electronic Copy of each such Collateral Document maintained in the eVault or on the eOriginal System, and each electronic or other copy of such Collateral Documents (other than the respective Authoritative Electronic Copy) is readily identifiable as a copy that is not the Authoritative Electronic Copy of such Collateral Document; and
(mm) solely to the extent the Obligor with respect to such Loan is one of the three (3) Obligors (together with any other Obligor whose majority owner is the same as any such Obligor) with the highest Loan Balances, none of the Loans owned by such Obligor or any other Obligor whose majority owner is the same as such Obligor is more than sixty (60) days delinquent unless the Servicer determines in good faith that such failure to pay does not arise from the financial inability of the relevant Obligor to make the relevant payment.

Eligible Obligor: At any time, an Obligor that satisfies all of the following criteria:
(a)     it is not an Affiliate of ALS;
    (b)     no Insolvency Event had occurred and was continuing with respect to such Obligor as of the end of the most recent Monthly Period and is continuing;
(c)     it is not a Sanctioned Person;
(d)     it is not a natural person; and

    (e)     it is not a material supplier to ALS or an Affiliate of such material supplier.
Embargoed Property: Any property (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Jurisdiction; or (e) that otherwise would cause any actual or possible violation by any Noteholder or the Administrative Agent of any applicable International Trade Law if the Noteholders or the Administrative Agent were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.
eOriginal: eOriginal, Inc., a Delaware corporation, and its successors.
eOriginal Fee: Any and all fees paid or payable to eOriginal by the Servicer pursuant to the Service Agreement;provided that, without the consent of the Required Noteholders, the aggregate amount of all payments made in respect of the eOriginal Fee or any other fee payable under the Service Agreement on and after the Restatement Date shall not exceed $100,000.
eOriginal System: The system provided and operated by eOriginal that enables the creation and management of electronic chattel paper (including authoritative copies thereof), which Person and system have been approved in writing by the Administrative Agent in its sole discretion.
eVault: The electronic account established pursuant to the Electronic Collateral Control Agreement, sufficient to establish Indenture Trustee’s control over the electronic chattel paper related to the Loans within the meaning of Section 9-105 of the UCC (as in effect from time to time in the State of Delaware).
Equipment: The stand alone commercial laundry equipment and related accessories, including any additions, substitutions or accessions thereto, securing an Obligor’s indebtedness under a Loan. A Loan may be secured by one or more items of Equipment.
Equipment Fee: For each Distribution Date and each Noteholder, an amount equal to the sum, for each day during the related Interest Period, of an amount equal to the aggregate, for all Advances under the Notes then outstanding, equal to the sum of (a) the product of (i) the principal amount of such Advance (or a portion thereof), (ii) a rate equal to the sum of (x) the applicable Interest Rate on such day and (y) the Applicable Margin and (iii) 1/360; plus (b) either (i) if such day is subsequent to the occurrence of an Event of Default, an additional amount equal to the Default Step-Up Amount or (ii) if such day is subsequent to the occurrence of a Rapid Amortization Event (other than a Rapid Amortization Event caused by an Event of Default), an additional amount equal to the Rapid Amortization Step-Up Amount.
Equipment Note: A commercial loan evidenced by a note and secured by Equipment.

Equity Interests: With respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting or whether certificated or not certificated), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the Restatement Date or issued thereafter.
ERISA: The Employee Retirement Income Security Act of 1974, as amended.
Event of Default: The occurrence of an event described in Section 5.1 of the Indenture, and the continuation of such condition beyond the applicable grace period (if any) set forth therein.
    Excess Loan Concentration Amount: As of any date of determination, an amount equal to the sum of the following, determined only with respect to Eligible Loans:
    (a)     the amount by which (x) the sum of the Loan Balances for all Loans that have an original term of greater than 96 months but less than or equal to 144 months, exceeds (y) an amount equal to 30.035.0% of the Aggregate Loan Balance; provided that (i) the sum of the Loan Balances for all Loans that have an original term of greater than 108 months but less than or equal to 144 months shall not exceed an amount equal to 25.0% of the Aggregate Loan Balance, and (ii) the sum of the Loan Balances for all Loans that have an original term of greater than 120 months but less than or equal to 144 months shall not exceed an amount equal to 5.0% of the Aggregate Loan Balance; plus
    (b)     (i) the amount by which (x) the sum of the Loan Balances for all Interest Only Loans, exceeds (y) an amount equal to the Maximum Interest Only Loan Percentage of the Aggregate Loan Balance and (ii) the amount by which (x) the sum of the Loan Balances for all Interest Only Loans with interest only periods exceeding twelve (12) months, exceeds (y) an amount equal to 12.5% of the Aggregate Loan Balance; plus
    (c)     (i) the amount by which (x) the sum of the Loan Balances of all Balloon Loans, exceeds (y) an amount equal to 5.0% of the Aggregate Loan Balance, (ii) the amount by which (x) the sum of the Loan Balances of all Balloon Loans which are Credit Rewrite Loans, amended in conformance with the applicable provisions of the Credit and Collection Policy, exceeds (y) an amount equal to 3.0% of the Aggregate Loan Balance, and (iii) the amount by which (x) the sum of the Loan Balances of all Balloon Loans with scheduled amortization periods that are more than four (4) years longer than the stated maturity date of such Loan, exceeds (y) an amount equal to 1.0% of the Aggregate Loan Balance; plus
    (d)     the amount by which (x) the Loan Balance owing by the Obligor (together with any other Obligors whose majority owner is the same as such Obligor) with the highest Loan Balance, exceeds (y) an amount equal to 8.0% of the Aggregate Loan Balance; plus
    (e)     the amount by which (x) the Loan Balances owing by the three (3) Obligors (together with any other Obligors whose majority owner is the same as any such Obligor) with the highest Loan Balances, exceeds (y) an amount equal to 13.0%of the Aggregate Loan Balance; plus

    (f)     the amount by which (x) the Loan Balances for all Loans for which the related Obligor is obligated to make Scheduled Payments denominated in Canadian dollars or maintains its principal place of business in Canada, exceed (y) an amount equal to 2.0% of the Aggregate Loan Balance; plus
    (g)     the amount by which (x) the sum of the Loan Balances owing by any single Obligor (other than the three (3) Obligors with the highest Loan Balances) exceeds (y) an amount equal to 2.5% of the Aggregate Loan Balances; plus
    (h)     the amount by which (x) the sum of the Loan Balances for all Loans that have been waived, altered or modified in conformance with the applicable provisions of the Credit and Collection Policy in any respect two (2) or more times since origination exceeds (y) 5.0% of the Aggregate Loan Balance; plus
    (i)     the amount by which (x) the sum of the Loan Balances of all Credit Rewrite Loans, amended in conformance with the applicable provisions of the Credit and Collection Policy exceeds (y) 4.5% of the Aggregate Loan Balance; plus
    (j)     (i) the amount by which (x) the sum of the Loan Balances of all fixed rate Loans exceeds (y) the Maximum Fixed Rate Loan Percentage of the Aggregate Loan Balance, (ii) the amount by which (x) the sum of the Loan Balances of all fixed rate Loans with interest rates less than 6.0% exceeds (y) 7.5% of the Aggregate Loan Balance, and (iii) the amount by which (x) the sum of the Loan Balances for all Discount Fixed Rate Loans exceeds (y) 5.0% of the Aggregate Loan Balance; plus
    (k)     the amount by which (x) the sum of the Loan Balances of all Loans that are in a payment deferred period, exceeds (y) the Maximum Payment Deferral Loan Percentage of the Aggregate Loan Balance; plus
    (l)     the amount by which (x) the sum of the Loan Balances of all Obligors which are Governmental Authorities exceeds (y) 2.0% of the aggregate Loan Balance; plus
    (m)     as of any date of determination occurring after the Conversion Date, so long as Daily Simple SOFR is in excess of the Cap Strike Rate, the amount by which (x) the Note - Fixed Rate Portion as of such date of determination, exceeds (y) the then notional balance of the Interest Rate Cap Agreement; plus
    (n)     the amount by which (x) the sum of the Loan Balance for all Franchise Loans exceeds (y) an amount equal to 10.0% of the Aggregate Loan Balance; plus
    (o)     the amount by which (x) the sum of the Loan Balances for all Loans secured by Equipment located (as set forth in the related loan agreement) in the largest Designated State (determined with reference to the aggregate Loan Balance for all Loans secured by Equipment located in each Designated State), exceeds (y) an amount equal to 30% of the Aggregate Loan Balance; plus

    (p)     the amount by which (x) the sum of the Loan Balances for all Loans secured by Equipment located (as set forth in the related loan agreement) in the second (2nd) largest Designated State (determined with reference to the aggregate Loan Balance for all Loans secured by Equipment located in each Designated State), exceeds (y) an amount equal to 25% of the Aggregate Loan Balance; plus
    (q)     the amount by which (x) the sum of the Loan Balances for all Loans secured by Equipment located (as set forth in the related loan agreement) in the third (3rd) largest Designated State (determined with reference to the aggregate Loan Balance for all Loans secured by Equipment located in each Designated State), exceeds (y) an amount equal to 20% of the Aggregate Loan Balance; plus
    (r)     the amount by which (x) the sum of the Loan Balances for all Loans secured by Equipment located (as set forth in the related loan agreement) in the fourth (4th) largest Designated State (determined with reference to the aggregate Loan Balance for all Loans secured by Equipment located in each Designated State), exceeds (y) an amount equal to 15% of the Aggregate Loan Balance; plus
    (s)     the amount by which (x) the sum of the Loan Balances for all Loans secured by Equipment located (as set forth in the related loan agreement) in the fifth (5th) largest Designated State (determined with reference to the aggregate Loan Balance for all Loans secured by Equipment located in each Designated State), exceeds (y) an amount equal to 10% of the Aggregate Loan Balance; plus
    (t)     the amount by which (x) the sum of the Loan Balances for all Loans secured by Equipment located (as set forth in the related loan agreement) in the sixth (6th) largest Designated State (determined with reference to the aggregate Loan Balance for all Loans secured by Equipment located in each Designated State), exceeds (y) an amount equal to 10% of the Aggregate Loan Balance; plus
    (u)     the amount by which (x) the sum of the Loan Balances for all Loans secured by Equipment located (as set forth in the related loan agreement) in the seventh (7th) largest Designated State (determined with reference to the aggregate Loan Balance for all Loans secured by Equipment located in each Designated State), exceeds (y) an amount equal to 10% of the Aggregate Loan Balance; plus
    (v)     the amount by which (x) the sum of the Loan Balances for all Loans secured by Equipment located (as set forth in the related loan agreement) in any state (other than any Designated State), exceeds (y) an amount equal to 5.0% of the Aggregate Loan Balance; plus
    (w)     the amount by which (x) the sum of the Loan Balances for all Loans with a Loan Balance of greater than the Dollar Equivalent of $50,000 for which the related Obligor has failed, as of the date of the most recent Accountants’ Report unless such failure has been subsequently cured as of such date of determination and the Servicer has provided written notice of such cure to the Administrative Agent, to maintain casualty insurance with respect to the related collateral in an amount at least equal to the Loan
    App. A-21
Balance, exceeds (y) an amount equal to 20% of the Aggregate Loan Balance; provided, however, that Loans with route operators as the Obligor will be excluded from clause (x) to the extent that the Obligor has less than the Dollar Equivalent of $50,000 of Equipment per location.

Notwithstanding the foregoing,(i)specified Loans may be excluded from the concentration limits set forth inclauses (d) and(e) of the definition of Excess Loan Concentration Amount with the written consent of the Special Required Noteholders and (ii) each of the concentration limits set forth above may be amended, modified or waived with the prior written consent of all Noteholders (which may be via email).
Excess Spread: On any Determination Date, the percentage rate equal to the product of (a) 12.0 and (b) a fraction, the numerator of which is equal to the excess of (i) the sum of (x) the Dollar Equivalent of interest collections of the Loans, (y) the Proceeds received by the Issuer from any Interest Rate Cap Agreements and (z) the amounts in the Yield Supplement Account, in each case during the related Monthly Period, over (ii) the sum of (x) the accrued Note Senior Interest Amount due on the Notes, (y) the Servicing Fees and (z) to the extent not previously paid by the Servicer, the Indenture Trustee Fees, the Owner Trustee Fees, the Custodian Fee, the eOriginal Fee and the Backup Servicer Fees, and the denominator of which is equal to the Net Loan Balance.
Exchange Act: The Securities Exchange Act of 1934, as amended.
Exchange Rate Determination Date: means each of (a) each Accounting Date, (b) each Borrowing Date, (c) each Purchase Date with respect to Loans and (d) if a Rapid Amortization Event or Event of Default has occurred and is continuing hereunder, any Business Day designated as such by the Administrative Agent in its sole discretion.
Executive Officer: With respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President or the Treasurer of such corporation; with respect to any partnership, any general partner thereof; and with respect to any limited liability company, the Chief Executive Officer, Chief Financial Officer, any Vice President, the Treasurer or the Controller.
Executive Order No. 13224: Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
Exempt Collateral: All (a) Insurance Policies, (b) security deposits relating to any Loan, and (c) collateral constituting real property, a leasehold improvement or a fixture or an interest in real property, a leasehold improvement or a fixture (but, in each case, only to the extent such policies, deposits and collateral are not applied to reduce the amount owed in respect of a Loan transferred to the Trust).
    Existing Note Principal Balance: Has the meaning given to such term in the Note Purchase Agreement.

FATCA: Sections 1471 to 1474 of the Code and any associated legislation, regulations or guidance, any intergovernmental agreement entered into pursuant thereto, and any similar legislation, regulations or guidance enacted in any jurisdiction which seeks to implement similar tax reporting and/or withholding tax regimes.
    FATCA Withholding Tax: Any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to FATCA.
FDIC: Federal Deposit Insurance Corporation or any successor agency.

Federal Funds Rate: With respect to any Interest Period and any Noteholder, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by the related Agent from three Federal funds brokers of recognized standing selected by it.
Fee Letter: Collectively, (a) that certain engagement letter dated as of April 9, 2018 among PNC Capital Markets LLC and ALS, (b) that certain Administrative Agent Fee Letter Agreement, dated as of the Restatement Date, among PNC Capital Markets LLC, PNC, ALS and the Transferor, and (c) that certain Upfront Fee Letter, dated as of the Seventh Omnibus Amendment Date, among ALS, the Transferor, the Administrative Agent, PNC Capital Markets LLC and the Noteholders party thereto and, in each case, any modifications, amendments or supplements thereto.
Fifth Omnibus Amendment Effective Date: October 9, 2020.
    Final Scheduled Distribution Date: The thirty (30) month anniversary of the Conversion Date.
    Financial Condition Covenant: As defined in Section 3.07(i) of the Pooling and Servicing Agreement.
First Amendment Closing Date: April 16, 2020.
Franchise Loan: A Loan originated by the Originator pursuant to and in accordance with the Speed Queen Franchise Disclosure Document, substantially in the form of Appendix D attached hereto.
Full Prepayment: With respect to a Monthly Period, a Prepayment of the entire Loan Balance of such Loan and all accrued and unpaid interest and other outstanding amounts thereon (other than fees).
Funding Agent: As defined in the Note Purchase Agreement.
    App. A-23
Funding Date Data Pool Report: As defined in the Purchase Agreement.
GAAP: As defined in the Purchase Agreement.
General Intangibles: Has the meaning given to such term in Section 9-102(a) of the UCC.
Goods: Has the meaning given to such term in Section 9-102(a) of the UCC.
Governmental Authority: The government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for

International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
Grant: To mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a Lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of, the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.
GreatAmerica: GreatAmerica Portfolio Services Group LLC.
Group: The Originator, the Transferor, the Trust and their respective Subsidiaries.
    Guaranties: With respect to any Loan, personal or commercial guaranties of an Obligor’s performance with respect thereto.
    Holder: The Person in whose name a Note is registered on the Note Register or who owns a beneficial interest in the Trust as set forth in the Register, as applicable.
    Indenture: The Amended and Restated Indenture, dated as of the Restatement Date, between the Issuer and the Indenture Trustee, as amended and supplemented from time to time.
Indenture Trustee: The Bank of New York Mellon, a New York banking corporation, not in its individual capacity but solely as trustee under the Indenture, or any successor trustee under the Indenture.
    App. A-24
    Indenture Trustee Fee: Has the meaning given to such term as set forth in the letter agreement between the Issuer and the Indenture Trustee.
Independent: When used with respect to any specified Person, that the Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Transferor, ALS and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor, ALS or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Transferor, ALS or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.
Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

Ineligible Cap Reserve: With respect to any Distribution Date, means 1.0% of the Net Loan Balance, as of the last day of the immediately preceding Monthly Period (or, upon the occurrence of an Event of Default or Rapid Amortization Event, as of the Accounting Date immediately prior to the occurrence of such event).
Initial Assignment: Any Initial PA Assignment or Initial PSA Assignment.
Initial Cutoff Date: June 9, 2015.
Initial Loan Balance: With respect to a Loan, the excess of (x) the aggregate amount advanced under such Loan toward the purchase price of the Equipment, including insurance premiums, service and warranty contracts, federal excise and sales taxes and other items customarily financed as part of an Equipment Note and related costs, over (y) payments received from the Obligor prior to the Loan Cutoff Date that have been allocated in accordance with the terms of such Loan to the reduction of the unpaid principal balance of such Loan.
Initial Loans: The Loans, including all documents and instruments evidencing or governing the Loans and all Loan Files relating thereto included in the Trust Estate as of the Restatement Date.
    Initial PA Assignment: The assignment substantially in the form of Exhibit A-1 to the Purchase Agreement.
    Initial PSA Assignment: As defined in Section 2.02(a) of the Pooling and Servicing Agreement.
Insolvency Event: With respect to a specified Person, (i) the entry of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for such Person, in any bankruptcy, insolvency,
    App. A-25
readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of such Person’s affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; (ii) the consent by such Person to the appointment of a conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Person or of or relating to substantially all of such Person’s property, or (iii) such Person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.
Instruments: Has the meaning given to such term in Section 9-102(a) of the UCC.
    Insurance Policy: With respect to any Loan, an insurance policy covering Equipment securing such Loan.
    Insurance Proceeds: With respect to any Loan, proceeds of any Insurance Policy with respect to such Loan.
Interest Only Loan: With respect to any date of determination, any Loan for which the Scheduled Payment owing by the related Obligor does not include a component allocable to the repayment of the Loan Balance of such Loan.

Interest Period: With respect to any Distribution Date, the corresponding Monthly Period for such Distribution Date, except that (x) the initial Interest Period following the Restatement Date will be the period commencing on the immediately preceding Distribution Date and ending on the last day of the calendar month in which the Restatement Date occurred and (y) the last Interest Period will end on the date on which the outstanding principal balance of the Notes has been reduced to zero.
Interest Rate: For any day in any Interest Period for any Advance (or any portion of principal thereof), an interest rate per annum equal to the applicable Benchmark for such day; provided, that, if an Interest Rate Disruption Event has occurred and is continuing, the Interest Rate shall be the Base Rate for such day.
Interest Rate Cap Agreement: Any cap or other hedging instrument, in form and substance reasonably satisfactory to the Administrative Agent (acting at the direction of the Special Required Noteholders), between the Issuer and Interest Rate Cap Provider named therein, including any schedules and confirmations prepared and delivered in connection therewith, pursuant to which the Issuer will receive payments from the Interest Rate Cap Provider based on Daily Simple SOFR.
Interest Rate Cap Provider: Any Eligible Cap Provider or any counterparty to an interest rate swap, cap, collar or other hedging instrument permitted to be entered into pursuant to the Indenture.
Interest Rate Disruption Event: Any of the following: (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that the applicable Benchmark cannot be determined pursuant to the definition thereof; (b) any Noteholder determines that for any reason the applicable Benchmark for any requested Interest Period does not adequately and fairly reflect the cost to such Noteholder of funding such Noteholder’s Advances, and such Noteholder has provided notice of such determination to the Administrative Agent; or (c) any Noteholder shall have determined that the making, maintenance or funding of any Advance accruing interest by reference to the applicable Benchmark has been made impracticable or unlawful, by compliance by such Noteholder in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Applicable Law).
Interested Parties: The Issuer, each Beneficiary and each other party identified or described in the Purchase Agreement or the Transfer and Servicing Agreements as having an interest as owner, trustee or secured party with respect to the Purchased Property.
Intermediate Transferor: Alliance Laundry Equipment Receivables Europe S.À R.L.
    International Trade Laws: All Applicable Laws relating to economic and financial sanctions, trade embargoes, export controls, customs and anti-boycott measures.
Inventory: Has the meaning given to such term in Section 9-102(a) of the UCC.
Investment Company Act: The Investment Company Act of 1940, as amended.
Investment Earnings: Investment earnings on funds deposited in the Designated Accounts and the Lockbox Accounts, net of losses and investment expenses, during the applicable Monthly Period.

    Investment Property: Has the meaning given to such term in Section 9-102(a) of the UCC.
Issuer: The Trust and any successors and permitted assigns.
Issuer Order and Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee or a Paying Agent, as applicable.
IT Dissolution Date: The date upon which the Intermediate Transferor is dissolved and terminated pursuant to the laws of Luxembourg;provided that the IT Dissolution Date shall occur prior to December 31, 2018, or such later date agreed to in writing by the Administrative Agent.
Law: Any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise with, any Governmental Authority, foreign or domestic.
    App. A-27
LC Amount: As of any date of determination, the lesser of (a) the Available Drawing Amount as of such date of determination and (b) the product of (i) up to 10.00% (as elected by the Issuer) and (ii) the Collateral Value as of such date of determination.
LC Recourse Draw Determination Date: As defined in Section 3.27(f) of the Indenture.
    LC Substitute Cash: RA Cash plus any additional cash collateral on deposit in the Reserve Account designated to be in substitution of Eligible Letters of Credit.
    Letter of Credit Bank: The bank issuing (and, if applicable, its confirming bank) the Letter of Credit.
Letter(s) of Credit: The Letter(s) of Credit issued for the benefit of the Indenture Trustee. The Letter of Credit as of the Restatement Date is attached as Annex A to the Note Purchase Agreement.
Letter of Credit Drawing: As defined in Section 3.27(b) of the Indenture.
    Letter-of-Credit Rights: Has the meaning given to such term in Section 9-102(a) of the UCC.
Lien: Any security interest, lien, charge, pledge, equity or encumbrance of any kind other than (i) liens for taxes not yet due and payable, (ii) mechanics’ liens, (iii) any liens that attach by operation of law, and (iv) any liens being contested by appropriate measures.
Liquidation Expenses: The out-of-pocket expenses reasonably incurred by the Servicer in connection with the repossession, refurbishment and disposition of the collateral relating to a Defaulted Loan.
    Liquidation Proceeds: The Proceeds of the liquidation of any Defaulted Loan, net of Liquidation Expenses.

LLC Agreement: The Amended and Restated Limited Liability Company Agreement of the Transferor, dated as of June 12, 2015, as amended, restated, supplemented or modified from time to time.
Loan: A commercial loan evidenced by an Equipment Note and the related security agreement that grants a security interest in the related Equipment, including, after the applicable Substitution Date, Substitute Loans.
Loan Balance: With respect to any Loan, as of an Accounting Date, the Initial Loan Balance thereof minus the sum of: (i) the principal portion of all Scheduled Payments received on or after the applicable Loan Cutoff Date and on or prior to the Accounting Date, (ii) the principal portion of all Prepayments received, and (iii) the principal portion of Proceeds from any Insurance Policies covering the Equipment, Liquidation Proceeds and Proceeds from any Guaranties received and allocated to principal by the Servicer (it being understood that Servicer Advances with respect to any Loan do not decrease the Loan Balance of such Loan).

Loan Cutoff Date: With respect to the initial transfer, the Initial Cutoff Date; and with respect to transfers of Loans on any subsequent Purchase Date, the close of business on the third Business Day prior to such Purchase Date.
Loan File: The documents pertaining to a particular Loan, all other documents or instruments evidencing or governing such Loan and all other agreements, instruments, documents and records maintained by the Servicer on behalf of the Issuer and relating to such Loan.
    Loan Schedule: The list of Loans to be delivered to the Custodian in connection with the Delivery of Collateral Documents.
    Local Currency: (a) Canadian Dollars or (b) any other currency that is approved in writing by the Required Noteholders.
Lockbox: The post office box or boxes specified in the applicable Lockbox Agreement.
    Lockbox Accounts: As defined in Section 6.01(a) of the Pooling and Servicing Agreement.
Lockbox Agreement: Any of (a) the Deposit Account Control Agreement, dated as of June 12, 2015, among the Servicer, the Issuer, the Indenture Trustee and Wells Fargo Bank, National Association, as amended by that certain Amendment No. 1 to Deposit Account Control Agreement, dated as of the Restatement Date, and as further amended, restated, supplemented or modified from time to time; (b) the Deposit Account Control Agreement, dated as of the Restatement Date, among the Servicer, the Issuer, the Indenture Trustee and PNC, as the same may be amended, restated, supplemented or modified from time to time; and (c) any other future account control agreement executed by a successor Lockbox Bank, the Servicer, the Issuer and the Indenture Trustee with respect to any Lockbox Account, as the same may be amended, restated, supplemented or modified from time to time.
Lockbox Banks: (a) Each of Wells Fargo Bank, National Association, PNC and any of their respective successors in interest thereof, or (b) any other Eligible Institution designated by the Servicer and acceptable to the Administrative Agent and the Indenture Trustee.

Management Fee: An annual fee equal to $8,250 as set forth in that certain Independent Manager Services Agreement, dated as of June 12, 2015, among the Manager and the Transferor, as amended or supplemented or replaced from time to time.
    Management Shareholders: The members of management of ALH or ALS who are investors in Alliance Holding Inc.
Manager: AMACAR Group, L.L.C.
Maximum Fixed Rate Loan Percentage: For any date of determination, 25%.
Maximum Interest Only Loan Percentage: For any date of determination, 25%; provided that, if the Issuer (or the Servicer on behalf of the Issuer) provides three (3) Business Days’ prior written notice to the Administrative Agent of its desire to increase the Maximum Interest Only Loan Percentage on such date, the “Maximum Interest Only Loan Percentage” shall be 30% on such date and each date of determination thereafter; provided, further, that the Issuer (or the Servicer on behalf of the Issuer) may revoke any written notice provided pursuant to this definition by providing the Administrative Agent three (3) Business Days’ prior written notice of such revocation.
Maximum Payment Deferral Loan Percentage: For any date of determination, 10%; provided that, if the Issuer (or the Servicer on behalf of the Issuer) provides three (3) Business Days’ prior written notice to the Administrative Agent of its desire to increase the Maximum Payment Deferral Loan Percentage on such date, the “Maximum Payment Deferral Loan Percentage” shall be 15% on such date and each date of determination thereafter; provided, further, that the Issuer (or the Servicer on behalf of the Issuer) may revoke any written notice provided pursuant to this definition by providing the Administrative Agent three (3) Business Days’ prior written notice of such revocation.
Minimum Excess Spread: Means 1.00%.
Monthly Period: Each calendar month (other than the month in which the Closing Date occurs), and with respect to any Determination Date, Record Date or Distribution Date, the calendar month preceding the month in which such date occurs.
Moody’s: Moody’s Investors Service, Inc.
Net First Lien Leverage Ratio: As defined in the Credit Agreements in effect on the Eighth Omnibus Amendment Effective Date and without giving effect to any subsequent amendments or modifications thereof unless otherwise consented to in writing by the Administrative Agent (acting at the direction of the Required Noteholders).
Net Loan Balance: As of any date of determination, an amount equal to (a) the sum of all Loan Balances of all Eligible Loans then owned by the Issuer (minus the sum of any security deposits held by, or on behalf of, the Issuer with respect to all such Eligible Loans) minus (b) the Excess Loan Concentration Amount.
New York UCC: The UCC as in effect in the State of New York.
    Note: Any one of the notes substantially in the form of Exhibit A to the Indenture, issued pursuant to the terms of the Indenture.
Note — Fixed Rate Portion: On any date of determination, an amount equal to the product of (x) the Aggregate Note Principal Balance as of such date and (y) a fraction expressed as a percentage, the numerator of which is equal to the sum of the Loan Balances of all fixed-rate Eligible Loans included in the Trust Estate on such date and the denominator of which is equal to the sum of the Loan Balances of all Eligible Loans included in the Trust Estate on such date.
Note Interest Payment: For each Distribution Date and each Noteholder, an amount equal to the sum, for each day during the related Interest Period, of an amount equal to the aggregate, for all Advances under the Notes then outstanding, equal to the sum of (a) the product of (i) the principal amount of such Advance (or a portion thereof), (ii) a rate equal to the sum of (x) the applicable Interest Rate for such Advance (or portions of principal thereof) on such day and (y) the Applicable Margin and (iii) 1/360; plus (b) either (i) if such day is subsequent to the occurrence of an Event of Default, an additional amount equal to the Default Step-Up Amount or (ii) if such day is subsequent to the occurrence of a Rapid Amortization Event (other than a Rapid Amortization Event caused by an Event of Default), an additional amount equal to the Rapid Amortization Step-Up Amount.
Note Principal Balance: With respect to any Note as of any date of determination the excess of (x) the sum of (A) the Existing Note Principal Balance attributable to such Note and (B) all Advances made by the Holder of such Note on and after the Restatement Date over (y) the cumulative amount of all principal payments and prepayments actually received by such Holder on and after the Restatement Date.
Note Purchase Agreement: The Amended and Restated Note Purchase Agreement dated as of the Restatement Date, among the Issuer, the Servicer, the Transferor, the Administrative Agent, the Noteholders, the Agents and PNC Capital Markets LLC, as structuring agent, as amended and supplemented from time to time.
Note Register: The register of the Notes specified in Section 2.4 of the Indenture.
    Note Registrar: The registrar at any time of the Note Register, appointed pursuant to Section 2.4 of the Indenture.
Note Senior Interest Amount: For each Distribution Date and each Noteholder, an amount equal to the sum, for each day during the related Interest Period, of an amount equal to the aggregate, for all Advances under the Notes then outstanding, equal to the product of (i) the principal amount of such Advance (or a portion thereof), (ii) (A) for each date prior to the Conversion Date, a rate equal to the applicable Benchmark plus 120 basis points (1.20%) or (B) for each date on or after the Conversion Date, the applicable Benchmark plus 170 basis points (1.70%) and (iii) 1/360.
Noteholder: A Holder of a Note.
    NPA Indemnified Amounts: The amounts payable pursuant to Sections 2.3, 2.4, 2.5 and 2.6 of the Note Purchase Agreement.
Obligor: With respect to any Loan, the purchaser or any co-purchaser of the related Equipment or any other Person, other than the maker of any Guaranty, who owes payments under a Loan.
    OC Percentage: A percentage equal to (i) 100% minus (ii) the percentage equivalent of the Outstanding Amount of the Notes divided by the Net Loan Balance.
    OFAC: The Office of Foreign Assets Control of the United States Department of the Treasury.

    App. A-31
Officer’s Certificate: A certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.1 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an officer’s certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer.
Opinion of Counsel: A written opinion of counsel, who may, except as otherwise expressly provided, be an employee of the Transferor or the Servicer. In addition, for purposes of the Indenture: (i) such counsel shall be satisfactory to the Indenture Trustee and the Administrative Agent; (ii) the opinion shall be addressed to the Indenture Trustee as Trustee and the Administrative Agent; and (iii) the opinion shall comply with any applicable requirements of Section 12.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee and the Administrative Agent.
    Optional Purchase Price: As defined in Section 10.01 of the Pooling and Servicing Agreement.
Originator: Alliance Laundry Systems LLC.
    Outstanding: With respect to the Notes, as of the Determination Date, all Notes theretofore authenticated and delivered under the Indenture except:
    (i)     Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;
    (ii)     Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made; and
    (iii)     Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;
provided, however, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Transferor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgor’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Transferor or any Affiliate of any of the foregoing Persons.

    Outstanding Amount: As of any date, the aggregate principal amount of all Notes Outstanding at such date.

Outstanding Obligations: As of any date of determination an amount equal to the sum of (i) the then outstanding principal balance of, and accrued interest payable on, all Notes issued under the Indenture or the Note Purchase Agreement, (ii) all other amounts owing to Noteholders or to any Person under the Indenture, the Note Purchase Agreement or any other Basic Document, and (iii) without duplication of amounts described in clauses (i) and (ii), any Erroneous Payment Subrogation Rights.
Overnight Bank Funding Rate: For any day, the rate comprised of funding costs for both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day;provided,further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent with the Servicer’s consent (such consent not to be unreasonably withheld; provided that the Servicer’s consent shall not be required if the replacement rate is the Federal Funds Rate) (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Issuer.
Owner: For purposes of the Purchase Agreement, the Custodial Agreement, the Electronic Collateral Control Agreement and the Pooling and Servicing Agreement, the “Owner”of a Loan means (i) ALER until the execution and delivery of the Transfer and Servicing Agreements and (ii) thereafter, the Issuer;provided that ALS or ALER, as applicable, shall be the “Owner” of any Loan from and after the time that such Person shall acquire such Loan pursuant to Section 6.4 of the Purchase Agreement, Sections 2.12 and 3.08, as applicable, of the Pooling and Servicing Agreement and any other provision of the Transfer and Servicing Agreements.
Owner Trust Estate: All right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Pooling and Servicing Agreement, all funds on deposit from time to time in the Lockbox Accounts, Designated Accounts, and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Pooling and Servicing Agreement and the Administration Agreement and, prior to the IT Dissolution Date, the Equity Interests held by the Issuer in the Intermediate Transferor.
Owner Trustee: Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely as trustee under the Trust Agreement, or any successor trustee under the Trust Agreement.

Owner Trustee Fee: An initial fee and first year annual fee to be paid to the Owner Trustee on the Restatement Date and the annual fee to be paid to the Owner Trustee on each anniversary of the Restatement Date as determined in a separate fee agreement between the Transferor and the Owner Trustee.
Party: A Party as defined in Section 7.01 of the Pooling and Servicing Agreement.
PATRIOT Act: As defined in the Note Purchase Agreement.

Paying Agent: With respect to the Indenture, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account, including payment of principal of or interest on the Notes on behalf of the Issuer. With respect to the Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section 3.4 of the Trust Agreement that meets the eligibility standards for the Owner Trustee specified in Section 6.13 of the Trust Agreement, and initially the Owner Trustee.
    Payment Intangibles: Has the meaning given to such term in Section 9-102(a) of the UCC.
Percentage: With respect to any Noteholder and its Commitment, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Commitment of such Noteholder and the denominator of which is equal to the sum of the Commitments of all Noteholders.
Permitted Adverse Claim: As defined in the Purchase Agreement.
Permitted Investors: The collective reference to (a) the Sponsor, (b) its Control Investment Affiliates, (c) the Management Shareholders, (d) the Sponsor Associates and (e) any“group” (within the meaning of Section 13(d) or Section 14(d) of the Exchange Act or any successor provision) of which any of the foregoing are members;provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group”, such Persons specified in clauses (a),(b),(c) or(d) above, collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the voting securities of ALH or any of its direct or indirect parent entities held by such “group”; provided, further, that in no event shall Persons specified in clauses (a),(b) and(c) above, collectively, own a lesser percentage of voting securities of ALH than any other Person or group referred to in clauses (d) or (e).
Person: Any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
Physical Property: (i) Bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a) of the UCC and are susceptible of physical delivery and (ii) certificated securities.

PNC: PNC Bank, National Association.
Pooling and Servicing Agreement: The Amended and Restated Pooling and Servicing Agreement, dated as of the Restatement Date, among ALS, the Transferor and the Issuer, as amended, supplemented or modified from time to time.
Predecessor Loan: As defined in Section 2.13 of the Pooling and Servicing Agreement.
Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

Prepayment: Collections on a Loan held by the Trust made during a Monthly Period (including Warranty Payments and Administrative Purchase Payments) which are not late fees, prepayment charges or certain other similar fees or charges and which would be allocated to principal prepayments pursuant to Section 3.11 of the Pooling and Servicing Agreement.
Principal Distributable Amount: For each Distribution Date, an amount equal to the product of (x) the Advance Rate and (y) the Scheduled Payments (including prepayments) on the Loans during the related Interest Period.
Pro Forma Principal Balance: At any time of determination, as to any Noteholder and its Note, the Note Principal Balance of such Note as of such date, plus the unpaid outstanding principal balance of any Delayed Amount then required to be funded by such Noteholder on a subsequent date, to the extent such balance would remain outstanding at such time if the Delayed Amount had been funded on its initial Borrowing Date.
    Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.
Proceeds: Has the meaning given in Section 9-102(a)(64) of the UCC and, in any event, shall include (i) any and all Accounts, Chattel Paper, Instruments, cash or other proceeds payable to the Issuer from time to time in respect of the Collateral, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Issuer from time to time with respect to any of the Collateral, (iii) any and all payments (in any form whatsoever) made or due and payable to the Issuer from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral above by any Governmental Authority (or any Person acting under color of Governmental Authority), and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
Program: As defined in Section 5.02(a) of the Pooling and Servicing Agreement.

Purchase Agreement: The Amended and Restated Purchase Agreement, dated as of the Restatement Date, between ALS and the Transferor, as amended, supplemented or modified from time to time in accordance with its terms.
Purchase Date: As defined in the Purchase Agreement.
    Purchase Termination Date: The earlier to occur of the date specified in Section 7.1 or Section 7.2 of the Purchase Agreement.
Purchased Loans: As defined in the Purchase Agreement.
    Purchased Property: As of any date, all of the Loans transferred by ALS to ALER pursuant to Section 2.1 of the Purchase Agreement as of or prior to such date.
RA Cash: The amount of cash on deposit in the Reserve Account representing Proceeds of draws under Letters of Credit under the circumstances described in Section 4.1(c) of the Indenture.
Rapid Amortization Event: As defined in Article IV of the Indenture.
    Rapid Amortization Step-Up Amount: An amount of interest that would accrue on the Notes using one percent (1%) per annum as the rate of interest.

Rating Agencies: Each of S&P and Moody’s.
Record Date: With respect to any Distribution Date, the related Accounting Date.
Records: As defined in the Purchase Agreement.
Recourse Limit: As of any date of determination, an amount equal to the greater of (i) 13% of the Outstanding Amount of the Notes at such time and (ii) the maximum amount of“Limited Recourse” permitted at such time pursuant to the Credit Agreement.
    Redemption Date: The Distribution Date specified by the Servicer or the Issuer pursuant to Section 10.1(a) of the Indenture.
    Redemption Price: An amount equal to the sum of the Outstanding Obligations, as of the Redemption Date.
Reference Bank Rate: The per annum rate determined on the basis of the rates at which deposits in Dollars are offered by the reference banks (which will be four major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Transferor) as of 11:00 a.m., London time, on any date of determination to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the principal amount of the then outstanding Notes. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Transferor, as of 11:00 a.m., New York City time, on the date to leading European banks for United States dollar deposits for a period of one month in amounts approximately equal to the principal amount of the then outstanding Notes.
Register: As defined in the Trust Agreement.
Registered Owner: As defined in Section 3.1(a) of the Trust Agreement.
Regulatory Change: As defined in the Note Purchase Agreement.
Related Assets: As defined in the Purchase Agreement.
Related Security: As defined in the Purchase Agreement.
Reportable Compliance Event: (a) Any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, or enters into a settlement with a Governmental Authority in connection with any economic sanctions or other Anti-Terrorism Law or Anti-Corruption Law, or any predicate crime to any Anti-Terrorism Law or Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Terrorism Law or Anti-Corruption Law; (b) any Covered Entity engages in a transaction that has caused or may cause the Noteholders or the Administrative Agent to be in violation of any Anti-Terrorism Laws or Anti-Corruption Laws, including a Covered Entity’s use of any proceeds of the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Person or Sanctioned Jurisdiction; or (c) any Collateral becomes Embargoed Property.
Reporting Date: As defined in the Purchase Agreement.
Required Credit Support: The percentage which is equal to (i) prior to the Conversion Date, the Weighted Average Required Percentage; and (ii) on and after the Conversion Date, the greater of (a) the Weighted Average Required Percentage and (b) the sum of (x) the Reserve Account Required Amount at such time as a percentage of the Net Loan Balance, (y) the Available Drawing Amount at such time as a percentage of the Net Loan Balance and (z) the OC Percentage in effect as of the Conversion Date. In the case of clause (ii) above, the Required Credit Support is effective for the period beginning on the Determination Date on which the information is reported through and including the day prior to the following Determination Date.
Required Deposit Rating: A rating on short-term unsecured debt obligations of P-1 by Moody’s and A-1 by S&P. Any requirement that short-term unsecured debt obligations have the“Required Deposit Rating” means that such short-term unsecured debt obligations have the foregoing required ratings from each of such rating agencies.

Required Noteholders: At any time that (a) any Noteholder holds a majority share of the aggregate Pro Forma Principal Balance of the Outstanding Notes, then such Noteholders that hold an aggregate pro rata share of equal to or greater than two-thirds of the aggregate Pro Forma Principal Balance of the Outstanding Notes; or (b) no single Noteholder holds a majority share of the aggregate Pro Forma Principal Balance of the Outstanding Notes, then such Noteholders that hold an aggregate pro rata share of greater than 50% of the aggregate Pro Forma Principal Balance of the Outstanding Notes; provided that, at any time there are two (2) or fewer Noteholders, Required Noteholders shall mean each Noteholder.
    Reserve Account: The account designated as such, established and maintained pursuant to Section 6.05 of the Pooling and Servicing Agreement.
    Reserve Account Required Amount: With respect to any Distribution Date, means the sum of (A) the lesser of:
    (a)     1.0% of the Net Loan Balance, as of the last day of the immediately preceding Monthly Period (or, upon the occurrence of an Event of Default or Rapid Amortization Event, as of the Accounting Date immediately prior to the occurrence of such event, without regard to subsequent reductions in Loan Balances); and
(b)     the Aggregate Note Principal Balance;
(B) the amount of any Letter of Credit Drawings pursuant to Section 3.27(d) or Section 3.27(e) of the Indenture (less distributions from the deposit of such amount from the Reserve Account to the extent such amount is being held pending application in respect of principal or interest on the outstanding Notes); and
(C) if the counterparty to the Interest Rate Cap Agreement then in effect is downgraded by the applicable Rating Agency below either “A-1”/ “P-1” or “A”, the Ineligible Cap Reserve; provided that such Ineligible Cap Reserve shall only apply for so long as such counterparty is rated by the applicable Rating Agency below either “A-1”/ “P-1” or “A”.

Notwithstanding the foregoing, at all times on and after the Conversion Date (except for such designation being due to clause (x) of the definition thereof) the amount set forth in clause (A) of the above definition of Reserve Account Required Amount will be the lesser of: (a) the greater of (i) 0.75% of the Net Loan Balance, as of the Conversion Date and (ii) 1.0% of the Net Loan Balance, as of the last day of the immediately preceding Monthly Period (or, upon the occurrence of an Event of Default or Rapid Amortization Event, as of the Accounting Date immediately prior to the occurrence of such event, without regard to subsequent reductions in Loan Balances), as of such date and (b) the Aggregate Note Principal Balance.
Responsible Officer: With respect to the Owner Trustee, any officer within the Corporate Trust Office of such trustee, and, with respect to the Servicer, the President, any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer or assistant officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, with respect to the Indenture Trustee, any officer within the corporate trust department of the Indenture Trustee, including any vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.
Restatement Date: June 8, 2018.
Retained Interest: As defined in Section 7.07 of the Pooling and Servicing Agreement.
Rule 144A: Rule 144A under the Securities Act.
S&P: S&P Global Ratings, a Standard & Poor’s Financial Services LLC business.
    Sanctioned Jurisdiction: Any country, territory or region that is the subject of sanctions administered by OFAC.
Sanctioned Person: (a) A Person that is the subject of sanctions administered by OFAC or the U.S. Department of State (“State”), including by virtue of being (i) named on OFAC’s list of“Specially Designated Nationals and Blocked Persons”, (ii) organized under the Applicable Laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction, or (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“EU”), including by virtue of being named on the EU’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.”, or other, similar lists; or (d) a Person that is the subject of sanctions imposed by any Governmental Authority of a jurisdiction whose Applicable Laws apply to this Agreement and the other Basic Documents.
Schedule of Loans: The schedule of Loans, annexed to the Pooling and Servicing Agreement and on file at the locations listed on Exhibit B to the Pooling and Servicing Agreement as it may be amended from time to time in accordance with the Pooling and Servicing Agreement, and the schedule of Loans attached to the Initial PSA Assignment.

Scheduled Payment: A payment which with respect to any Loan, (i) is in the amount required under the terms of such Loan then in effect, except, in the case of any Loan secured by more than one item of Equipment, including any changes in the terms of such Loan resulting from a Full Prepayment with respect to any item of Equipment related thereto, (ii) is payable by the Obligor and (iii) includes finance charges equivalent to the then applicable Annual Percentage Rate. When Scheduled Payment is used with reference to a Distribution Date, it means the payment which is due in the related Monthly Period;provided,however, that in the case of the first Distribution Date, the Scheduled Payment shall include all such payments due from the Obligor on or after the Initial Cutoff Date.

Scheduled Payment Deferral Period: The period from (and including) the First Amendment Closing Date until (and excluding) the date that is 120 days after the First Amendment Closing Date or such later date agreed in writing by the Issuer, the Servicer and each Note Purchaser (in its sole discretion).
Scheduled Termination Date:~~May 1~~August 10,20282029, as it may be extended from time to time in accordance with Section 2.8 of the Note Purchase Agreement or, if such day is not a Business Day, the immediately preceding Business Day.
    Second Tier Purchased Assets: As defined in Section 2.01 of the Pooling and Servicing Agreement.
Securities: The Notes and the beneficial interests in the Issuer.
Securities Act: The Securities Act of 1933, as amended.
    Security Entitlements: Has the meaning given to such term in Section 8-102(a) of the UCC.
Security holder: Any of the Noteholders and Registered Owners.
    Seller: The Person executing the Purchase Agreement as the Seller, or its successor in interest.
    Service Agreement: Has the meaning given to such term in the Electronic Collateral Control Agreement.
    Servicer: The Person executing the Pooling and Servicing Agreement as the Servicer, or its successor in interest pursuant to Section 8.02 of the Pooling and Servicing Agreement.
    Servicer Advance: The amount, as of an Accounting Date, which the Servicer advances on the respective Loan pursuant to Section 6.10 of the Pooling and Servicing Agreement.
Servicer Advance Reimbursement Amount: With respect to the Notes for any Distribution Date, the aggregate for each Loan of the sum of (a) amounts received in the related Monthly Period on each Loan to the extent that the Servicer has previously made an unreimbursed Servicer Advance and (b) to the extent that the Servicer, in its sole discretion, determines that any prior unreimbursed Servicer Advances are not collectable, the unreimbursed amounts of those Servicer Advances.
Servicer Default: As defined in Section 9.01 of the Pooling and Servicing Agreement.

    Servicer’s Certificate: A certificate, completed by and executed on behalf of the Servicer, in accordance with Section 3.10 of the Pooling and Servicing Agreement.
    App. A-40
Servicing Fee: With respect to each Distribution Date, an amount equal to the product of (i) one-twelfth of 1.00% and (y) the average principal balance of the Loans held by the Issuer during the prior Monthly Period (less Defaulted Loans).
Servicing Standards: As defined in Section 3.01 of the Pooling and Servicing Agreement.
Seventh Omnibus Amendment Date: June 30, 2022.
Special Required Noteholders: At any time, if there are (a) three or fewer Noteholders, then such Noteholders shall be the Special Required Noteholders or (b) more than three Noteholders, then the Noteholders that hold an aggregate pro rata share of equal to or greater than 81% of the aggregate principal balance of the Outstanding Notes shall be the Special Required Noteholders.
Special Unused Facility Fee Percentage: As defined in the Applicable Margin Fee Letter.
Specified Assets: As defined in Section 2.2 of the Purchase Agreement.
Sponsor: BDT Capital Partners, LLC.
Sponsor Associates: (i) Any managing director, general partner, limited partner, director, officer or employee of the Sponsor or any Control Investment Affiliate thereof, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Person described in clause (i) above, and (iii) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a Person described in clause (i) above, his or her spouse, parents, siblings, members of his or her immediately family (including adopted children and stepchildren) and/or direct lineal descendants.
Spot Rate: On any day, for the purpose of determining the Dollar Equivalent of any Local Currency, the rate at which such Local Currency was exchangeable into U.S. Dollars as of the close of business on the immediately preceding Business Day, as set forth on the website of the University of British Columbia Sauder School of Business Pacific Exchange Rate Service at http://fx.sauder.ubc.ca/data.html;provided that (i) notwithstanding anything to the contrary in this definition, the Administrative Agent may on any day, in its sole discretion, for the purpose of determining the Dollar Equivalent of any Local Currency, set the “Spot Rate” at the rate at which such Local Currency may be exchanged into U.S. Dollars, as set forth at approximately 11:00 a.m. London time, on such day on the Bloomberg or Reuters screen for such currency and (ii) if at the time of any such determination of the “Spot Rate”, for any reason, no such Spot Rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
    Subsequent Assignment: Any Subsequent PA Assignment or Additional PSA Assignment.
    Subsequent PA Assignment: The assignment substantially in the form of Exhibit A-2 to the Purchase Agreement.

Subsidiary: As defined in the Purchase Agreement.

Substitute Loan: As defined in Section 2.13 of the Pooling and Servicing Agreement.
    Substitution Assignment: As defined in Section 2.13 of the Pooling and Servicing Agreement.
    Substitution Cutoff Date: As defined in Section 2.13(b) of the Pooling and Servicing Agreement.
    Substitution Date: The date on which a Substitute Loan is transferred pursuant to Section 2.13 of the Pooling and Servicing Agreement.
Support Party: Has the meaning given to such term in the Note Purchase Agreement.
    Supporting Obligations: Has the meaning given to such term in Section 9-102(a) of the UCC.
Termination of Sale Notice: As defined in Section 7.1 of the Purchase Agreement.
Testing Condition: As defined in the Credit Agreements in effect on the Eighth Omnibus Amendment Effective Date and without giving effect to any subsequent amendments or modifications thereof unless otherwise consented to in writing by the Administrative Agent (acting at the direction of the Required Noteholders).
Third Party Financier: As defined in the Purchase Agreement.
TIA: Trust Indenture Act of 1939, as amended.
Transfer and Servicing Agreements: The Purchase Agreement, the assignments pursuant to Section 2.1 of the Purchase Agreement, the Pooling and Servicing Agreement, the Trust Agreement, the Indenture, the Administration Agreement, the Electronic Collateral Control Agreement and the Custodial Agreement.
Transferor: Alliance Laundry Equipment Receivables 2015 LLC.
Treasury Regulations: The regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.
    Trust: Alliance Laundry Equipment Receivables Trust 2015-A, a Delaware statutory trust created by the Trust Agreement.
Trust Agreement: The Second Amended and Restated Trust Agreement dated as of the Restatement Date, between the Transferor and the Owner Trustee as amended, restated, modified or supplemented from time to time.

Trust Estate: As defined in the Granting Clause of the Indenture.
Trustees: The Owner Trustee and the Indenture Trustee.
    UCC: The Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

    UCC Collateral: Any property a security interest in which may be perfected by filing under the applicable UCC.
    UCC Equipment: Has the meaning given to the term “equipment” in Section 9-102(a) of the UCC.
Unpaid Balance: As defined in the Purchase Agreement.
Unused Facility Fee: As defined in Section 2.7(e) of the Indenture.
Unused Facility Fee Percentage: As defined in the Applicable Margin Fee Letter.
US Risk Retention Rule: As defined in the Note Purchase Agreement.
Warranty Event: With respect to a Loan, the receipt by the Transferor of notice of an event or condition that with the passage of time would result in such Loan becoming a Warranty Loan.
Warranty Loan: A Loan which the Warranty Purchaser has become obligated to repurchase pursuant to Section 2.12 of the Purchase Agreement or Section 2.12 of the Pooling and Servicing Agreement.
Warranty Payment: With respect to a Distribution Date and to a Warranty Loan repurchased as of the related Accounting Date, the sum of (i) the Loan Balance of such Loan, (ii) the interest portion of all due and past due and unpaid Scheduled Payments and (iii) any other amounts due and owing on such Loan.
Warranty Purchaser: Either (i) the Transferor or Originator pursuant to Section 2.12 of the Pooling and Servicing Agreement or (ii) ALS pursuant to Section 2.12 of the Purchase Agreement.
Weighted Average Life: As of any date of determination and any Loans, the average amount of time that will elapse from such date to the date of payment by the related Obligors on such Loans of each dollar of principal paid pursuant to the Scheduled Payments of such Loans, assuming no losses or prepayments.
Weighted Average Required Percentage: The percentage which, as of any date of determination, is equal to the sum of (a) the product of (i) 20% and (ii) the quotient of (A) the sum of the Loan Balances of all Eligible Loans that are Discount Fixed Rate Loans (other than Discount Fixed Rate Loans that are Franchise Loans) with an original term of 60 months or less as of such date of determination divided by (B) the sum of the Loan Balances of all Eligible Loans as of such date of determination, plus (b) the product of (i) 25% and (ii) the quotient of (A) the sum of the Loan Balances of all Eligible Loans that are Discount Fixed Rate Loans (other than Discount Fixed Rate Loans that are Franchise Loans) with an original term of greater than 60 months but less than or equal to 120 months as of such date of determination divided by (B) the sum of the Loan Balances of all Eligible Loans as of such date of determination, plus (c) the product of (i) 27.5% and (ii) the quotient of (A) the sum of the Loan Balances of all Eligible Loans that are Franchise Loans (including, for the avoidance of doubt, any Discount Fixed Rate Loans that are Franchise Loans) divided by (B) the sum of the Loan Balances of all Eligible Loans as of such date of determination, plus (d) the product of (i) 25.0% and (ii) the quotient of (A) the sum of the Loan Balances of all Eligible Loans (other than Franchise Loans) with an original term of greater than 120 months but less than or equal to 144 months as of such date of determination divided by (B) the sum of the Loan Balances of all Eligible Loans as of such date of determination, plus (e) the product of (i) 20% and (ii) the excess, if any, of (A) the sum of the Loan Balances of Eligible Loans with fixed rates of interest (other than any fixed rate Eligible Loan that satisfies the criteria set forth in clauses (a) through (d) above) as of such date of determination, over (B) the product of (I) 17.0% and (II) the sum of the Loan Balances of all Eligible Loans as of such date of determination, plus (f) the product of (i) 12% and (ii) the quotient of (A) the sum of the Loan Balances of all Eligible Loans (other than any Eligible Loan that satisfies the criteria set forth in clauses (a) through(e) above) as of such date of determination divided by (B) the sum of the Loan Balances of all Eligible Loans as of such date of determination; provided that:
    (x)     at any time the Maximum Interest Only Loan Percentage is 30%, the percentages set forth in clauses (a)(i),(b)(i),(c)(i),(d)(i),(e)(i) and(f)(i) shall each be increased by an additional 0.25%;
(y)     [reserved]; and
    (z)     at any time the Maximum Payment Deferral Loan Percentage is 15%, the percentages set forth in clauses (a)(i),(b)(i),(c)(i),(d)(i),(e)(i) and(f)(i) shall each be increased by an additional 0.50%.
Weighted Average Seasoning: For each Eligible Loan, the original term of such Loan less the remaining term, multiplied by the current Loan Balance of such Loan, and divided by the Aggregate Loan Balance.
Write-Down and Conversion Powers: As defined in the Note Purchase Agreement.
Write-Off: As defined in the Purchase Agreement.
Yield Supplement: As of any date of determination in respect of any fixed rate Loan, the product of (A) a fraction with (I) a numerator equal to the absolute value of the negative difference, if any, of the effective interest rate on such Loan at such date less the sum of (i) 1.00% (representing the rate of the Servicing Fees), (ii) the annualized percentage equivalent of the sum of the Indenture Trustee Fees, the Owner Trustee Fees, the Custodian Fee, the eOriginal Fee and the Backup Servicer Fees (each based only on the amounts allocable to the Notes in accordance with the Indenture), (iii) the Minimum Excess Spread and (iv) the product of (x) the sum of (a) the applicable Benchmark and (b) 1.70% and (y) 100% – OC Percentage, and (II) a denominator of twelve and (B) the Loan Balance of such Loan.
    Yield Supplement Account: The account designated as such, established and maintained pursuant to Section 6.12 of the Pooling and Servicing Agreement.
    Yield Supplement Required Amount: With respect to any Distribution Date, the sum for all Loans of the Yield Supplement at such time for each fixed rate Loan.

PART II - RULES OF CONSTRUCTION
    (a)     Accounting Terms. As used in this Appendix or the Basic Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the Basic Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Basic Documents will control.

    (b)    “Hereof,” etc. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Appendix or any Basic Document will refer to this Appendix or such Basic Document as a whole and not to any particular provision of this Appendix or such Basic Document; and Section, Schedule and Exhibit references contained in this Appendix or any Basic Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Basic Document unless otherwise specified. The word “or” is not exclusive.
    (c)     Reference to Distribution Dates. With respect to any Distribution Date, the“related Monthly Period,” and the “related Record Date,” will mean the Monthly Period and Record Date, respectively, immediately preceding such Distribution Date, and the relationships among Monthly Periods and Record Dates will be correlative to the foregoing relationships.
    (d)     Number and Gender. Each defined term used in this Appendix or the Basic Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.
    (e)     Including. Whenever the term “including” (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) is used in this Appendix or the Basic Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.
    (f)     Calculations. Whenever calculations are to be performed and a component of such calculation consists of information regarding the Equipment for a time period prior to the Restatement Date, such calculation shall be based on historical data, as contained in the “model”as it existed on the Restatement Date.

APPENDIX B
Notice Addresses and Procedures
All requests, demands, directions, consents, waivers, notices, authorizations and communications provided or permitted under any Basic Document to be made upon, given or furnished to or filed with ALS, the Transferor, the Servicer, the Administrator, the Indenture Trustee, the Issuer or the Owner Trustee shall be in writing, personally delivered, sent by e-mail return receipt requested or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt:
(a)     in the case of the Transferor, at the following address:
Alliance Laundry Equipment Receivables 2015 LLC c/o The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801
with a copy to:
Alliance Laundry Equipment Receivables 2015 LLC 221 Shepard Street
Suite 200
Ripon, WI 54971-0990
Attention: General Counsel
Telephone: (920) 748-3121
and
Husch Blackwell
120 South Riverside Plaza, Suite 2200
Chicago, IL 60606
Email: jai.khanna@huschblackwell.com
(b)     in the case of the Servicer, at the following address:     Alliance Laundry Systems LLC
    221 Shepard Street
    P.O. Box 990
    Ripon, WI 54971-0990
    Attention: Chief Financial Officer
    Telephone: (920) 748-3121

with a copy to:
Alliance Laundry Systems LLC
221 Shepard Street
P.O. Box 990
Ripon, WI 54971-0990
Attention: General Counsel
Telephone: (920) 748-3121
and
Husch Blackwell
120 South Riverside Plaza, Suite 2200
Chicago, IL 60606
Email: jai.khanna@huschblackwell.com
(c)     in the case of the Custodian, at the following address:
U.S. Bank Global Corporate Trust Services
4527 Metropolitan Court, Suite C
Attn: Kelly Crunican, Vice President - Account Manager Frederick, MD 21704
Telecopy: (301) 876-6367
Confirmation: (630) 536-4243
E-mail: kelly.crunican@usbank.com
(d)     in the case of the Indenture Trustee, at its Corporate Trust Office
(e)     in the case of the Issuer or the Owner Trustee, to the Owner Trustee at its     Corporate Trust Office, with copies to:
Alliance Laundry Equipment Receivables 2015 LLC 221 Shepard Street
Suite 200
Ripon, WI 54971-0990
Attention: Chief Financial Officer
Telephone: (920) 748-3121
and:
Alliance Laundry Equipment Receivables 2015 LLC 221 Shepard Street
Suite 200
Ripon, WI 54971-0990
Attention: General Counsel
Telephone: (920) 748-3121

The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Indenture Trustee shall likewise promptly transmit any notice received by it from the Noteholders to the Issuer.
(f)     in the case of the Noteholders, to:
PNC Bank, National Association
300 Fifth Avenue
Pittsburgh, PA 15222
Attention: Tony Stahley
Telecopy No.: (412) 768-2266
E-mail: tony.stahley@pnc.com / abfadmin@pnc.com
Fifth Third Bank
c/o Asset Securitization Group
 38 Fountain Square Plaza, MD 109046
 Cincinnati, OH 45202
 Attention: Andrew D. Jones
 Telephone: 513-534-0836
 Fax: 513-534-0319
E-mail: Andrew.Jones@53.com
E-mail: 53.Securitization.Bancorp@53.com
with a copy to:
c/o Asset Securitization Group
38 Fountain Square Plaza, MD 109046
Cincinnati, OH 45202
Attention: Patrick Berning
Telephone: 513-534-4661
Fax: 513-534-0319
E-mail: Patrick.Berning@53.com
E-mail: Richard.Manning@53.com
or at such other address as shall be designated by such party in a written notice to the other parties to this Agreement.
Where any Basic Document provides for notice to the Noteholders of any condition or event, such notice shall be sufficiently given (unless otherwise expressly provided in a Basic Document) if it is in writing and mailed, first-class, postage prepaid to each Noteholder affected by such condition or event, at such Person’s address as it appears on the Note Register not later than the latest date, and not earlier than the earliest date, prescribed in such Basic Document for the giving of such notice. If notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

APPENDIX C
CREDIT AGREEMENT1
1 Please see Fifth Omnibus Amendment.

APPENDIX C
SPEED QUEEN FRANCHISE DISCLOSURE DOCUMENT2
2 Please see Fourth Omnibus Amendment.

SCHEDULE 7.01
PERFECTION CERTIFICATE – TRANSFEROR
June 8, 2018
The undersigned, Alliance Laundry Equipment Receivables 2015 LLC (the “Transferor” or the“Company”), hereby certifies, with reference to the Amended and Restated Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of June 8, 2018 (terms defined in this certificate shall have the same meanings herein as specified in the Pooling and Servicing Agreement), among the Servicer, the Originator, the Transferor and the Issuer, to the Issuer as follows:
    1.     Name. The exact legal name of the Company as that name appears on its Certificate of Formation is as follows:

    Alliance Laundry Equipment Receivables 2015 LLC

    2.     Other Identifying Factors.
        (a)     The following is the mailing address of the Company:

                221 Shepard Street, P.O. Box 990
                Ripon, Wisconsin 54971

        (b)     If different from its mailing address, the Company’s place of business or, if more than one, its chief executive office is located at the following address:

                None
        (c)     The following is the type of organization of the Company:

                Limited Liability Company
        (d)     The following is the jurisdiction of the Company’s organization:

                Delaware

    3.     Other Names, Etc.
    (a)     The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five (5) years.
None

    (b)     Attached hereto is the information required in Section 2 for any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five (5) years.

Not Applicable
4.     Other Current Locations.
    (a)     The following are all other locations in the United States of America in which the Company maintains any books or records relating to any of the Specified Assets consisting of accounts, instruments, chattel paper, general intangibles or mobile goods:
None
    (b)     The following are all other locations in the United States of America where any of the Specified Assets consisting of inventory or equipment is located:
Not Applicable
    (c)     The following are the names and addresses of all persons or entities other than the Company, such as, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Specified Assets consisting of instruments, chattel paper, inventory or equipment:
U.S. Bank Global Corporate Trust Services
1133 Rankin Street, Suite 100
St. Paul, MN 55116-4117
5.     Prior Locations.
    (a)     Set forth below is the information required by Section 4(a) with respect to each location or place of business previously maintained by the Company at any time during the past five (5) years in a state in which the Company has previously maintained a location or place of business at any time during the past four (4) months:
Not Applicable

    IN WITNESS WHEREOF, we have hereunto signed this Certificate as of the date first above written.
ALLIANCE LAUNDRY EQUIPMENT
RECEIVABLES 2015 LLC
By:
Name:
Title:

CONFORMED COPY through Ninth OmnibusEXHIBIT B
AMENDED AND RESTATED
NOTE PURCHASE AGREEMENT
Dated as of June 8, 2018
among
ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2015-A, Issuer,
 ALLIANCE LAUNDRY SYSTEMS LLC,
as the Servicer,
ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2015 LLC, as the Transferor,
THE NOTE PURCHASERS PARTY HERETO,
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Funding Agent,
THE OTHER FUNDING AGENTS PARTY HERETO,
and
PNC CAPITAL MARKETS LLC,
as Structuring Agent
________________
Relating to
Alliance Laundry Equipment Receivables Trust 2015-A Notes
________________

ARTICLE 6	THE NOTE AGENTS	45
6.1	Authorization and Action of the Note Agents	45
6.2	Note Agent’s Reliance, Etc	46
6.3	Credit Decision	47
6.4	Indemnification of each Note Agent	48
6.5	Note Agents in their Individual Capacity	48

6.6	Successor Administrative Agent; Successor Funding Agent	49
6.7	Payments by a Funding Agent	49
6.8	Erroneous Payments	~~50~~49
6.9	No Reliance on Administrative Agent’s Customer Identification Program	52
ARTICLE 7	SECURITIES LAWS; TRANSFERS	5352
7.1	Transfers of Notes
		53
7.2	Tax Characterization	58
ARTICLE 8	MISCELLANEOUS	58
8.1	Amendments and Waivers	58
8.2	Notices	59
8.3	No Waiver; Cumulative Remedies	~~61~~60
8.4	Successors and Assigns
		61
8.5	Successors to Servicer	61
8.6	Counterparts	6261
8.7	Severability	~~62~~61
8.8	Integration
		62
8.9	Governing Law	62
8.10	Jurisdiction; Consent to Service of Process	62
8.11	Termination	~~63~~62
8.12	Limited Recourse; No Proceedings	~~63~~62
8.13	Survival of Representations and Warranties
		63
8.14	Effect of Regulatory Change	63
8.15	Waiver of Jury Trial	6463
8.16	Excess Funds	64

8.17	Acknowledgement and Consent to Bail-In of Affected Financial	6564
	Institutions
8.18	Confidentiality
		65
8.19	Noteholder Direction	6766
8.20	PATRIOT Act	67
8.21	Acknowledgement Regarding Any Supported QFCs	67

Exhibit A         Form of Transfer Supplement
Schedule I     Completion of Information and Signatures for Transfer Supplement
Schedule II     List of Investing Offices, Addresses for Notices, Assigned Interests and
Purchase and Liquidity Percentages
Schedule III     Form of Transfer Effective Notice
Exhibit B         Form of Advance Notice
Exhibit C-1         Form of Facility Limit Increase Request
Exhibit C-2         Form of Facility Limit Increase Agreement
Annex A         Letter of Credit
Annex B         Note Purchaser Commitments
Annex C         Investing Offices, Notice Information and Wire Instructions
Annex D         Cap Notional Schedule
-i-

This AMENDED AND RESTATED NOTE PURCHASE AGREEMENT, dated as of June 8, 2018 (this “Agreement”), is made by and among ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2015-A, a Delaware statutory trust (together with its successors and assigns, the “Issuer”), ALLIANCE LAUNDRY SYSTEMS LLC, a Delaware limited liability company, individually (“ALS”) and as the Servicer (the “Servicer”), ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2015 LLC, a Delaware limited liability company (“ALER”), as the Transferor (the “Transferor”), the NOTE PURCHASERS (as hereinafter defined) from time to time party hereto, the FUNDING AGENTS for the Purchaser Groups from time to time party hereto (each such party, together with their respective successors in such capacity, a “Funding Agent”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent for the Note Purchasers (the “Administrative Agent”) and PNC CAPITAL MARKETS LLC, as structuring agent (the “Structuring Agent”).
W I T N E S S E T H:
WHEREAS, the Issuer, the Servicer and the Transferor are parties to that certain Pooling and Servicing Agreement, dated as of June 12, 2015 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Original Pooling and Servicing Agreement”), pursuant to which, among other things, the Transferor has assigned, transferred and conveyed, and has agreed to assign, transfer and convey, its right, title and interest in, to and under certain Loans to the Issuer, and the Servicer has agreed to service such Loans;
WHEREAS, the parties to the Original Pooling and Servicing Agreement have agreed to amend and restate the Original Pooling and Servicing Agreement on the Restatement Date;
WHEREAS, the Issuer and The Bank of New York Mellon, as trustee (together with its successors in such capacity, the “Indenture Trustee”), are parties to that certain Indenture, dated as of June 12, 2015 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Original Indenture”);
    WHEREAS, the parties to the Original Indenture have agreed to amend and restate the Original Indenture on the Restatement Date;
WHEREAS, pursuant to the Note Purchase Agreement, dated as of June 12, 2015 (as amended, restated, supplemented or otherwise modified through the date hereof, the“Original Note Purchase Agreement”), among,inter alios, the Issuer, the Servicer, the Transferor, the Note Purchasers party thereto (collectively, the “Existing Note Purchasers”) and the Administrative Agent (as successor to Natixis, New York Branch), the Existing Note Purchasers purchased Receivables Notes and Equipment Asset Notes and made Advance Increases (as such terms are defined in the Original Note Purchase Agreement) on the terms and conditions set forth therein (the aggregate outstanding principal balance of such purchased Notes and Advance Increases as of the date hereof (as such terms are defined in the Original Note Purchase Agreement) is referred to as the “Existing Note Principal Balance”); and

WHEREAS, in connection with the amendment and restatement of the Original Pooling and Servicing Agreement and the Original Indenture, the parties hereto have agreed to amend and restate the Original Note Purchase Agreement in its entirety to become effective and binding on the parties hereto pursuant to the terms of this Agreement, and it has been agreed by the parties to the Original Note Purchase Agreement that (a) the commitments which the Existing Note Purchasers have agreed to extend to the Issuer under the Original Note Purchase Agreement shall be extended or advanced upon the amended and restated terms and conditions contained in this Agreement, (b) the Existing Note Principal Balance and other Outstanding Obligations (as defined in the Original Note Purchase Agreement) outstanding under the Original Note Purchase Agreement shall be governed by and deemed to be outstanding under the amended and restated terms and conditions contained in this Agreement, with the intent that the terms of this Agreement shall supersede the terms of the Original Note Purchase Agreement (each of which shall hereafter have no further effect upon the parties thereto, other than for accrued fees and expenses accrued and owing and indemnification amounts accrued and owing, under the terms of the Original Note Purchase Agreement, in each case, on or prior to the Restatement Date or arising (in the case of indemnification amounts) under the terms of the Original Note Purchase Agreement), and (c) the Receivables Notes and Equipment Asset Notes (as such terms are defined in the Original Note Purchase Agreement) shall be extinguished, and the Indenture Trustee shall authenticate and deliver new Notes to each Purchaser on the Restatement Date.
NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:
ARTICLE 1 DEFINITIONS
    1.1     Definitions. All capitalized terms used herein as defined terms and not defined herein shall have the meanings given to them in Part I of Appendix A to the Amended and Restated Pooling and Servicing Agreement, dated as of the date hereof (the “Pooling and Servicing Agreement”), as it may be amended or otherwise modified from time to time with the consent of the Required Note Owners, the Required Note Purchasers and the Administrative Agent.
“Accounting Based Consolidation Event” shall mean the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of a CP Conduit that are subject to this Agreement or any other Basic Document with all or any portion of the assets and liabilities of an Affected Party. An Accounting Based Consolidation Event shall be deemed to occur on the date any Affected Party shall acknowledge in writing that any such consolidation of the assets and liabilities of a CP Conduit shall occur.
“Additional Amounts” shall mean on any date of determination, any amounts then due and payable by the Issuer (determined without regard to limitations on the sources of payment thereof) pursuant to this Agreement, other than Monthly Interest and the Note Principal Balance.

“Adjusted Commitment” shall mean on any date of determination, (i) with respect to a CPC Committed Purchaser, such CPC Committed Purchaser’s Commitment minus the aggregate outstanding principal amount of its Support Advances to its related CP Conduit or (ii) with respect to a Committed Purchaser that is not a CPC Committed Purchaser, such Committed Purchaser’s Commitment.
    “Administrative Agent” has the meaning specified in the preamble to this Agreement.
“Advance” shall mean each advance made on the Notes on each Borrowing Date.
“Advance Notice” shall mean a notice delivered by the Issuer to each Funding Agent and the Indenture Trustee pursuant to Section 2.1(c) requesting an Advance, substantially in the form attached as Exhibit B, with the most recently delivered Borrowing Base Certificate attached thereto.
    “Affected Financial Institution” shall mean any (a) EEA Financial Institution or (b) UK Financial Institution.
    “Affected Party” shall mean, with respect to any CP Conduit, any Support Party of such CP Conduit.
“Agreement” has the meaning specified in the preamble to this Agreement.
“ALER” has the meaning specified in the preamble to this Agreement.
“ALS” has the meaning specified in the preamble to this Agreement.
    “Assignee” and “Assignment” have the respective meanings specified in Section 7.1(e).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.10(d).
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA
Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark” means, initially, Daily Simple SOFR; provided that if a Benchmark Transition Event has occurred with respect to Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.10.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)     the sum of: (A) the Term SOFR Rate and (B) the SOFR Adjustment; and

    (2)     the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Issuer (or the Servicer on the Issuer’s behalf), giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;
provided, that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than 0.0%, the Benchmark Replacement will be deemed to be 0.0% for the purposes of this Agreement and the other Basic Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Issuer (or the Servicer on the Issuer’s behalf), giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

    (1)     in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
    (2)     in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
    “Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:
    (1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
    (2)     a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
    (3)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Basic Document in accordance with Section 2.10 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Basic Document in accordance with Section 2.10.
“Borrowing Date” shall mean each date on which an Advance occurs.
“Commitment” shall mean, for any Committed Purchaser, the maximum amount of such Note Purchaser’s commitment to purchase a portion of the Aggregate Note Principal Balance as set forth on Annex B or the Transfer Supplement by which such Committed Purchaser became a party to this Agreement or assumed the Commitment (or a portion thereof) of another Note Purchaser pursuant to Transfer Supplement(s) executed by such Note Purchaser and its Assignee(s) and delivered pursuant to Section 7.1, as such amount may be reduced, terminated or increased from time to time pursuant to this Agreement. In the event that a Note Purchaser is a CPC Committed Purchaser which maintains a portion of its Commitment hereunder in relation to more than one CP Conduit, such Note Purchaser shall be deemed to hold separate Commitments hereunder in each such capacity.
“Committed Purchaser” shall mean each Note Purchaser identified as a Committed Purchaser on the signature pages hereto or in the Transfer Supplement pursuant to which such Note Purchaser, and any Assignee of such Note Purchaser to the extent such Assignee has assumed, pursuant to a Transfer Supplement, the Commitment of such Note Purchaser.

“Conduit Assignee” shall mean any commercial paper conduit designated by a CP Conduit from time to time to accept an assignment from such CP Conduit of all or a portion of its Percentage Interest.
“Conforming Changes” means, with respect to Daily Simple SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of“Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of Daily Simple SOFR or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of Daily Simple
SOFR or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Basic Documents).
“CP Conduit” shall mean any Note Purchaser which is designated as a CP Conduit on the signature pages hereto or in the Transfer Supplement pursuant to which it became a party to this Agreement.
“CPC Committed Purchaser” shall mean, with respect to a CP Conduit, each Note Purchaser identified as a Committed Purchaser for such CP Conduit on the signature pages hereto or in the Transfer Supplement pursuant to which such CP Conduit became a party hereto, and any Assignee of such Note Purchaser to the extent such Assignee has assumed, pursuant to a Transfer Supplement, the Commitment of such Note Purchaser.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the sum of (A) interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) (A) SOFR for the day (the “SOFR Determination Date”) that is two (2) Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate)on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time, and (B) the SOFR Adjustment. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of“SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Issuer, effective on the date of any such change.
“Delayed Amount” has the meaning specified in Section 2.1(i)(i).
“Delayed Funding Date” has the meaning specified in Section 2.1(i)(i).
“Delayed Funding Notice” has the meaning specified in Section 2.1(i)(i).
“Delayed Funding Shortfall” has the meaning specified in Section 2.1(i)(vi).
“Delaying Note Purchaser” has the meaning specified in Section 2.1(i)(i).

“Delaying Purchaser Group” has the meaning specified in Section 2.1(i)(i).
“Dissenting Committed Purchaser” shall mean, with respect to a Noteholder that has provided notice of its objection to an ALS Change of Control to the Administrative Agent and the Issuer within thirty (30) days following the Issuer’s delivery of the applicable Change of Control Notice (such objection to be deemed given by the applicable Noteholder if no written consent is received by the Administrative Agent and the Issuer within such thirty (30) day period) and any related Committed Purchaser that has concurrently provided written notice to the Administrative Agent and the Issuer that it elects to terminate its Commitments on the four (4) month anniversary date of such ALS Change of Control.
“Downgraded Purchaser” has the meaning specified in Section 7.1(j).
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
    “EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Erroneous Payment” has the meaning assigned to it in Section 6.8(a).
    “Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 6.8(d).
    “Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 6.8(d).
    “Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 6.8(d).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Excess Funds” has the meaning specified in Section 8.16.
“Excluded Taxes” has the meaning specified in Section 2.4(

    “Facility Limit” shall mean $500,000,000600,000,000, as such amount may be reduced, terminated or increased from time to time pursuant to this Agreement.
“Facility Limit Increase” has the meaning set forth in Section 2.11.
“Facility Limit Increase Agreement” has the meaning set forth in Section 2.11.
“Facility Limit Increase Effective Date” has the meaning set forth in Section 2.11.
“Facility Limit Increase Request” has the meaning set forth in Section 2.11.
“FATCA” shall mean Sections 1471 through 1474 of the Internal Revenue Code as of the date of this Agreement (or any amended or successor version of FATCA that is substantively comparable thereto), and any current or future regulations promulgated thereunder, or official interpretations or other guidance issued in connection therewith, including any intergovernmental agreements issued pursuant thereto.
    “Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“Funding Agent” has the meaning specified in the preamble to this Agreement.
“Indemnitee” has the meaning specified in Section 2.5(a).
“Indenture Trustee” has the meaning specified in the recitals to this Agreement.
“Investing Office” shall mean initially, the office of any Note Purchaser (if any) designated as such on Annex C or in the Transfer Supplement by which it became a party to this Agreement, and thereafter, such other office of such Note Purchaser or such Assignee as may be designated in writing to the applicable Funding Agent, the Administrative Agent, the Issuer, the Transferor, the Servicer and the Indenture Trustee by such Note Purchaser or Assignee.
    “Investment Letter” shall mean the letter delivered by each Note Purchaser that is substantially in the form attached as Exhibit D to the Indenture.
“Issuer” has the meaning specified in the recitals to this Agreement.
“Liquidity Percentage” shall mean, for a CPC Committed Purchaser, such CPC Committed Purchaser’s Adjusted Commitment with respect to its related CP Conduit as a percentage of the aggregate Adjusted Commitments of all CPC Committed Purchasers for such CP Conduit.

“Maximum Purchase Amount” shall mean (i) for any CP Conduit which is not a Committed Purchaser, the aggregate Commitments of the CPC Committed Purchasers in its Purchaser Group and (ii) for any Committed Purchaser, its Commitment.

    “Minimum Funding Threshold” means, on any day, an amount equal to the lesser of (a) the product of (i) 50% times (ii) the Facility Limit at such time and (b) the Borrowing Base at such time.
    “Monthly Interest” shall mean, for any Distribution Date, the Monthly Interest and Fees for the Interest Period immediately preceding such Distribution Date.
“Monthly Interest and Fees” shall mean, for any Interest Period, the sum of (i) interest on the Aggregate Note Principal Balance for such Interest Period computed pursuant to Section 2.2(a) and Section 2.2(e),plus (ii) the Unused Facility Fee with respect to such Interest Period.
“Non-Delaying Purchaser Group” has the meaning specified in Section 2.1(i)(iii).
“Note Agent” has the meaning specified in Section 6.1(a).
“Note Owners” shall mean the Note Purchasers that are owners of record of the Notes or, with respect to any Note held by a Funding Agent hereunder as nominee on behalf of Note Purchasers in a Purchaser Group, the Note Purchasers that are beneficial owners of such Note as reflected on the books of such Funding Agent in accordance with this Agreement and the Basic Documents.
    “Note Purchasers” shall mean, collectively, the CP Conduits and the Committed Purchasers that are members of a Purchaser Group.
“Original Advance Notice” has the meaning specified in Section 2.1(i)(iv).
“Participant” has the meaning specified in Section 7.1(d).
“Participation” has the meaning specified in Section 7.1(d).
“PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
“Payment Recipient” has the meaning assigned to it in Section 6.8(a).
“Percentage Interest” shall mean, for a Note Purchaser on any day, the percentage equivalent of (a) the sum of (i) the portion of the Existing Note Principal Balance (if any) purchased by such Note Purchaser under the Original Note Purchase Agreement,plus (ii) the aggregate portion of Advances (if any) purchased by such Note Purchaser on and after the Restatement Date pursuant to this Agreement, plus (iii) the aggregate Note Principal Balance as of such day with respect to any interest in any Note acquired by such Note Purchaser on or after the Restatement Date as an Assignee from another Note Purchaser pursuant to a Transfer Supplement executed and delivered pursuant to Section 7.1, minus (iv) the aggregate amount of principal payments made on and after the Restatement Date with respect to the Notes to such Note Purchaser prior to such day, minus (v) the aggregate Note

Principal Balance as of such day with respect to any interest in such Note Purchaser’s Note assigned by such Note Purchaser to an Assignee pursuant to a Transfer Supplement on or after the Restatement Date, executed and delivered pursuant to Section 7.1,divided by (b) the Aggregate Note Principal Balance on such day.
“Permitted Transferee” shall mean (i) prior to the Conversion Date, each Note Purchaser, each Funding Agent (in its individual capacity), the Administrative Agent (in its individual capacity), each Conduit Assignee which has been consented to as a potential Transferee by the Transferor (which consent shall not be unreasonably withheld), each Person who has been consented to as a potential Transferee by the Transferor (which consent shall not be unreasonably withheld) or (ii) after the Conversion Date or otherwise if the Transferee is a Transferee of a Note or the rights thereunder and not of any Commitment, any Transferee.
“Primary Purchaser” shall mean with respect to each Purchaser Group, each CP Conduit, and to the extent that a Purchaser Group does not contain a CP Conduit, each Note Purchaser in such Purchaser Group.
“Purchaser Group” shall mean each group of Note Purchasers consisting of at least one Committed Purchaser and a Funding Agent. Purchaser Groups may also contain a CP Conduit. The Note Purchaser Groups as of the Seventh Omnibus Amendment Date shall be (i) PNC, as a Committed Purchaser and as a Funding Agent, and (ii) Fifth Third Bank, National Association, as a Committed Purchaser and as a Funding Agent.
    “Purchaser Percentage” shall mean, with respect to a Primary Purchaser, its Maximum Purchase Amount as a percentage of the Facility Limit.
“Regulatory Change” shall mean, as to each Note Purchaser, Participant or Affected Party, any change, or any generally accepted change in the interpretation or application, occurring after the date of the execution and delivery of this Agreement or, if later, the date of the execution and delivery of the Transfer Supplement by which it became party to this Agreement; in the case of a Participant, any change occurring after the date on which its Participation became effective; or in the case of an Affected Party, any change occurring after the date it became such an Affected Party, in any (or the adoption after such date of any new):
    (i)     United States federal or state law or foreign law applicable to such Note Purchaser, Participant or Affected Party; or
(ii) regulation, interpretation, directive, guideline or request (whether or not having the force of law) applicable to such Note Purchaser, Participant or Affected Party of any court or other judicial authority or any Governmental Authority charged with the interpretation or administration of any law referred to in clause (i) or of any fiscal, monetary, banking or other Governmental Authority or central bank having jurisdiction over such Note Purchaser, Participant or Affected Party or charged with the administration, interpretation or application of any such regulation, interpretation, directive, guideline or request. For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 (or any revision or amendment to any existing interpretation thereof) by the Financial Accounting Standards Board or any Accounting Based Consolidation Event shall constitute a Regulatory Change herein.

For the avoidance of doubt and notwithstanding anything to the contrary contained herein, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change” regardless of the date enacted, adopted or issued.
“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Replacement Purchaser” has the meaning specified in Section 7.1(j).
“Required Note Owners” as to any Purchaser Group, shall mean, at any time, Note Owners having more than two-thirds of the aggregate Percentage Interests of all Note Owners in such Purchaser Group.
“Required Note Purchasers” as to any Purchaser Group, shall mean, at any time, Committed Purchasers having Commitments aggregating more than two-thirds of all of the Commitments in such Purchaser Group.
“Requirement of Law” shall mean, as to any Person, any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).
    “Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restatement Date” shall mean June 8, 2018.
“Revocation or Reduction Notice” has the meaning specified in Section 2.1(i)(iv).
“SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Adjustment” means zero basis points (0.00%).
    “SOFR Floor” means a rate of interest per annum equal to zero basis points (0.00%).
“SOFR Reserve Percentage” means, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.
“Successor Servicer” shall have the meaning specified in Section 8.5.
“Support Advances” shall mean, with respect to a CPC Committed Purchaser and its related CP Conduit, any participation held by such CPC Committed Purchaser in such CP Conduit’s Percentage Interest in the Aggregate Note Principal Balance which was purchased from such CP Conduit pursuant to a Support Facility and any loans or other advances made by such CPC Committed Purchaser to such CP Conduit pursuant to a Support

Facility to fund such CP Conduit’s making or maintaining its purchases hereunder up to the amount of the related Advance (but excluding any such loans or advances made to fund such CP Conduit’s obligations to pay interest, fees or other similar amounts relating to the funding of its making or maintaining its purchases hereunder).
“Support Facility” shall mean any liquidity or credit support agreement with a CP Conduit which relates to this Agreement (including any master repurchase agreement or an agreement to purchase an assignment of or participation in Notes), it being understood that such liquidity or credit support may also relate to other transactions.
“Support Party” shall mean any bank, insurance company or other financial institution extending or having a commitment to extend funds to or for the account of or to provide credit support for the benefit of a CP Conduit (including by agreement to purchase an assignment of or participation in Notes) under a Support Facility. Each CPC Committed Purchaser for a CP Conduit which is a CP Conduit shall be deemed to be a Support Party for such CP Conduit.
“Taxes” has the meaning specified in Section 2.4(a).
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Rate” means, with respect to any amount for which the Term SOFR Reference Rate applies, for any day in any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) (A) the Term SOFR Reference Rate for a term of one month on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor.
    “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Transfer” has the meaning specified in Section 7.1(c).
“Transfer Supplement” has the meaning specified in Section 7.1(e).
“Transferee” has the meaning specified in Section 7.1(c).
“Transferor” has the meaning specified in the preamble to this Agreement.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
    “UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
    “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to any UK Resolution Authority, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or a part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“written” or “in writing” (and other variations thereof) shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.
1.2    Other Definitional Provisions.
    (a)     Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings as set forth herein when used in any certificate or other document made or delivered pursuant hereto.
    (b)     The rules of construction set forth in Part II of Appendix A to the Pooling and Servicing Agreement shall be applicable to this Agreement.
1.3     Rate Notification. Section 2.10 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that Daily Simple SOFR is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to Daily Simple SOFR or with respect to any alternative or successor rate thereto, or replacement rate therefore.
ARTICLE 2 AMOUNT AND TERMS OF COMMITMENTS
2.1     Purchases.
(a)     [Reserved].

    (b)     On and subject to the terms and conditions of this Agreement (including Article 3 and clause (g) below), on and after the Restatement Date and prior to the Conversion Date, each Primary Purchaser may purchase its Purchaser Percentage of any Advance offered for purchase hereunder for a purchase price equal to the portion of such Advance so purchased. The determination of whether an initial Primary Purchaser will make such purchase may be made by the related Funding Agent for such Primary Purchaser.
    (c)     Each purchase of any Advance hereunder shall be in accordance with the provisions hereof upon delivery of an Advance Notice by the Issuer to each Funding Agent and the Indenture Trustee received no later than 3:00 p.m., New York City time, at least two (2) Business Days prior to the applicable Borrowing Date (except that once per calendar quarter, commencing June 2018, the Issuer shall only be required to provide one (1) Business Day’s notice), in each case except as otherwise agreed by the Issuer and the Noteholders. Each Advance Notice shall be irrevocable and shall specify an Advance of at least $1,000,000, unless each Committed Purchaser otherwise agrees, and in an integral multiple of $100,000. The Issuer may not deliver more than three Advance Notices in any calendar week, unless each Funding Agent otherwise agrees, which consent shall not be unreasonably withheld. All Advances shall be made in Dollars.
(d)     Subject to the satisfaction of the applicable conditions set forth in Article 3 and clause (g) below, each CP Conduit which is a Committed Purchaser and each other Committed Purchaser which is not a CPC Committed Purchaser shall make a purchase of a Note or an increase in the Note Principal Balance of its Note on the applicable Funding Date in an amount equal to the Advance, for a purchase price equal to its share of such Advance so purchased. Each CP Conduit which is not a Committed Purchaser shall notify the Funding Agent for its Purchaser Group by 10:00 a.m., New York City time, on the applicable Funding Date whether it has elected to make the purchase offered to it pursuant to Section 2.1(b). In the event that a CP Conduit which is not a Committed Purchaser shall not have timely provided such notice, such CP Conduit shall be deemed to have elected not to make such purchase. Such Funding Agent shall notify each CPC Committed Purchaser for such CP Conduit on or prior to 11:00 a.m., New York City time, on the applicable Funding Date if such CP Conduit has not elected to purchase its entire Purchaser Percentage of the Advance, which notice shall specify (i) the identity of such CP Conduit, (ii) the portion of the Advance which such CP Conduit has not elected to purchase as provided above, and (iii) the respective Liquidity Percentages of such CPC Committed Purchasers on such Funding Date (as determined by such Funding Agent in good faith; for purposes of such determination, such Funding Agent shall be entitled to rely conclusively on the most recent information provided by such CP Conduit or its agent or by the agent for its Support Parties). Subject to receiving such notice and the satisfaction of the applicable conditions set forth in Article 3 and clause (g) below, each of such CP Conduit’s CPC Committed Purchasers shall make a purchase of Notes on the applicable Funding Date in an amount equal to its Liquidity Percentage of the portion of the Advance which such CP Conduit has not elected to purchase, for a purchase price equal to its share of the Advance so purchased.
    (e)     All purchases made pursuant to this Note Purchase Agreement by each Note Purchaser in a Purchaser Group shall be evidenced by one Note for such Purchaser Group issued pursuant to the Indenture in the name of the related Funding Agent for such Purchaser Group or, if requested by such Funding Agent, in the name of the relevant Primary Purchaser. Each Note Purchaser’s purchase price payable pursuant to Section 2.1(b) or 2.1(d) shall be made available to the Issuer at such account as it shall direct or to the Funding Agent for its Purchaser Group at the account of the Funding Agent specified in Section 8.2(b), subject to the fulfillment of the applicable conditions set forth in Article 3, if to the Funding Agent, at or prior to 2:00 p.m., New York City time, and if to the Issuer, at or prior to 3:00 p.m., New York City time, on the applicable Funding Date, by deposit of immediately available funds. If such funds are to be remitted to a Funding Agent, such Funding Agent shall promptly notify the Issuer and the Transferor in the event that any Note Purchaser either fails to make such funds available to such Funding Agent before such time or notifies such Funding Agent that it will not make such funds available to such Funding Agent before such time. Subject to (i) such Funding Agent’s receipt of such funds and (ii) the fulfillment of the applicable conditions set forth in Article 3, as determined by such Funding Agent, such Funding Agent will, not later than 3:00 p.m., New York City time on such Funding Date, make such funds available, in the same type of funds received, by wire transfer thereof to the account of the Issuer in the United States specified in the applicable Advance Notice.
    (f)     Notwithstanding the fulfillment of the applicable conditions set forth in Article 3 with respect to a purchase, in the event that a CP Conduit which is not a Committed Purchaser elected to make a purchase on a Funding Date but failed to make its purchase price available to the Funding Agent for its Purchaser Group when required by Section 2.1(e), such CP Conduit shall be deemed to have rescinded its election to make such purchase, and none of the Issuer, the Transferor or any other Person shall have any claim against such CP Conduit by reason of its failure to timely make such purchase. In any such case, such Funding Agent shall give notice of such failure not later than 1:00 p.m., New York City time, on the Funding Date to each CPC Committed Purchaser for such CP Conduit and to the Issuer and the Transferor, which notice shall specify (i) the identity of such CP Conduit, (ii) the amount of the purchase which it had elected but failed to make and (iii) the respective Liquidity Percentages of such CPC Committed Purchasers on such Funding Date (as determined by such Funding Agent in good faith; for purposes of such determination, such Funding Agent shall be entitled to rely conclusively on the most recent information provided by such CP Conduit or its agent or by the agent for its Support Parties). Subject to receiving such notice, each of such CP Conduit’s CPC Committed Purchasers shall purchase a portion of the Aggregate Note Principal Balance in an amount equal to its Liquidity Percentage of the amount described in clause (ii) above at or before 2:00 p.m., New York City time, on such Funding Date and otherwise in accordance with Section 2.1(d). Subject to such Funding Agent’s receipt of such funds, such Funding Agent will not later than 3:00 p.m., New York City time, on such Funding Date make such funds available, in the same type of funds received, by wire transfer thereof to the account of the Issuer described in Section 2.1(e), which payment shall be deemed to be timely for purposes hereof and of the Indenture.
    (g)     Notwithstanding anything herein to the contrary, in no event (i) shall a Committed Purchaser be required on any date to make a purchase of an Advance which would result in its Percentage Interest of the Aggregate Note Principal Balance, determined after giving effect to such purchase, exceeding its Adjusted Commitment with respect thereto; or (ii) may any Advance be offered for purchase hereunder, nor shall any Note Purchaser be obligated to purchase any Advance, to the extent that, after giving effect to such Advance, the Aggregate Note Principal Balance would exceed the Facility Limit.
(h)    [Reserved].
(i)    Notwithstanding anything to the contrary in this Section 2.1:

(i)    After the Issuer Delivers an Advance Notice pursuant to Section 2.1(c), any Note Purchaser (or its Funding Agent) may, not later than (A) the same day as the Issuer’s delivery of such Advance Notice, if such Advance Notice was delivered at or prior to 11:00 a.m., New York City time, and (B) otherwise, 10:00 a.m., New York City time, on the Business Day after the Issuer’s delivery of such Advance

Notice, deliver a written notice (a “Delayed Funding Notice”) to the Issuer and the Administrative Agent of its intention to fund its share of the related Advance (such share, the “Delayed Amount”) on a date (the date of such funding, the “Delayed Funding Date”) that is on or before the thirty-fifth (35th) day following the date of such Advance Notice (or if such day is not a Business Day, then on the next succeeding Business Day) rather than on the requested Borrowing Date. A Note Purchaser that delivers a Delayed Funding Notice with respect to any Borrowing Date shall be referred to herein as a “Delaying Note Purchaser” with respect to such Borrowing Date, and any Purchaser Group containing a Delaying Note Purchaser shall be referred to as a “Delaying Purchaser Group” with respect to such Borrowing Date.
    (ii)     No Note Purchaser may deliver a Delayed Funding Notice until after its delivery to the Issuer and the Administrative Agent of a written certification to the effect that (x) such Note Purchaser is required to comply with a “liquidity coverage ratio” which impacts such Note Purchaser’s interests or obligations hereunder and (y) implementing the delay funding mechanics provided herein reduces the negative impact of such “liquidity coverage ratio”. No Note Purchaser may request any amount payable under Section 2.3 in respect of any impact of a “liquidity coverage ratio” on its unused
Commitment hereunder during any time or with respect to any time such Note Purchaser is or was a Delaying Note Purchaser.
    (iii)     If any Delaying Purchaser Group timely delivers a Delayed Funding Notice with respect to any Borrowing Date, then the Administrative Agent shall use reasonable efforts on the Business Day preceding such Borrowing Date to notify each Purchaser Group that is not a Delaying Purchaser Group with respect to such Borrowing Date (each, a “Non-Delaying Purchaser Group”) and such notice shall constitute a notice that such Note Purchaser may in its sole discretion, make such Advance by deposit of immediately available funds to the Issuer at such account as it shall direct by 1:00 p.m. New York City time on the Borrowing Date, in an amount equal to such Non-Delaying Purchaser Group’s proportionate share (based upon the Commitments of the Committed Purchaser(s) in each Non-Delaying Purchaser Group relative to the sum of the Maximum Purchase Amounts of the Non-Delaying Purchaser Groups) of the aggregate Delayed Amount with respect to such Borrowing Date. Each Note Purchaser in a Non-Delaying Purchaser Group shall use commercially reasonable efforts to fund on the requested Borrowing Date, but in any event not later than one (1) Business Day after such requested Borrowing Date, its share of the Delayed Amount of such Advance. For the avoidance of doubt, no Note Purchaser shall have any obligation to fund any such Advance under this clause (iii) unless each of the conditions precedent stated therefor in Section 3.2 is satisfied after giving effect thereto.
    (iv)     If the additional amounts to be funded by Non-Delaying Purchaser Groups under clause (iii) above are not sufficient to provide the aggregate amount requested by the Issuer to be funded on any Borrowing Date, the Issuer may revoke or reduce the amount of the related Advance Notice (the “Original Advance Notice”) by written notice to the Administrative Agent and each Funding Agent (each such notice, a“Revocation or Reduction Notice”) and, subject to the satisfaction of the conditions precedent set forth in Section 3.2 hereof and such Original Advance Notice not being revoked, each Non-Delaying Purchaser Group shall purchase its share of the proposed Advance on (A) the requested Borrowing Date set forth in the applicable Original Advance Notice in the event such Non-Delaying Purchaser Group’s share of such Advance, following such reduction, is less than or equal to such Non-Delaying Purchaser Group’s share of such Advance under such Original Advance Notice prior to the delivery of a Delayed Funding Notice by any Note Purchaser or (B) the later of (I) two (2) Business Days following the delivery of the relevant Revocation or Reduction Notice and (II) one (1) Business Day following the requested Borrowing Date, in the event such Non-Delaying Purchaser Group’s share of such Advance, following such reduction, is greater than such Non-Delaying Purchaser Group’s share of such Advance under such Original Advance Notice prior to the delivery of a Delayed Funding Notice by any Note Purchaser.
    (v)     If the conditions to any Advance described in Section 3.2 are satisfied on the requested Borrowing Date, there shall be no conditions whatsoever to any Delaying Purchaser Group’s obligation to fund the requested amount on the related Delayed Funding Date. On each Delayed Funding Date, the Delaying Purchaser Groups shall fund an aggregate amount equal to the Delayed Amount for such Delayed Funding Date, and such amount shall be distributed (x) first, to each Non-Delaying Purchaser Group, pro rata based on the relative amounts advanced by such Non-Delaying Purchaser Group pursuant to clause (iii) or(iv), up to the amount advanced by each such Non-Delaying Purchaser Group, such that after giving effect to the funding and payments to take place on such Delayed Funding Date, the Aggregate Note Principal Balance for all Note Purchasers in each Purchaser Group as a percentage of the aggregate Note Principal Balance for all Note Purchasers is equal to the Maximum Purchase Amount of such Purchaser Group as a percentage of the Facility Limit, and (y) second, any excess shall be deposited to the Collection Account as an Advance. In the event that a Delaying Purchaser Group is prohibited by applicable law from funding its Delayed Amount on a Delayed Funding Date, then such Delaying Purchaser Group shall buy a participation from each Non-Delaying Purchaser Group in its Note,pro rata based on the relative amounts advanced by such Non-Delaying Purchaser Groups pursuant to clause (iii) or (iv) above, up to the amount advanced by each such Non-Delaying Purchaser Group, such that after giving effect to the purchase of such participation on such Delayed Funding Date, the Aggregate Note Principal Balance for all Note Purchasers is equal to the Maximum Purchase Amount of such Purchaser Group as a percentage of the Facility Limit.
    (vi)     Notwithstanding anything to the contrary contained in this Agreement or any other Basic Document, (a) the parties acknowledge and agree that a Note Purchaser that (A) has timely delivered a Delayed Funding Notice to the Issuer with respect to any Borrowing Date and (B) funds its full share of such Advance on or before the applicable Delayed Funding Date will not constitute a defaulting Note Purchaser (and the related Purchaser Group will not constitute a defaulting Purchaser Group) solely due to its failure to fund its share of such Advance on the requested Borrowing Date; provided that the Issuer shall have the right to replace any Note Purchaser which delivers more than two Delayed Funding Notices hereunder with another Note Purchaser designated by the Servicer without the consent of the Note Purchaser being replaced or any other Person (other than the consent of such new Note Purchaser and the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed)) so long as such assignment is otherwise in accordance with the assignment provisions set forth in Section 8.4; and (b) in the event additional amounts funded by Non-Delaying Purchaser Groups under clause (iii) or(iv) above are not sufficient to provide the aggregate amount requested by the Issuer in an Advance Notice or Revocation or Reduction Notice, as applicable (a “Delayed Funding Shortfall”), the Issuer shall not be required to pay the applicable Delaying Purchaser Group any Unused Facility Fee on the portion of the undrawn Commitments of the

Committed Purchasers in such Delaying Purchaser Group equal to the amount of such Delayed Funding Shortfall.
2.2     Interest, Fees, Expenses, Payments, Etc.
    (a)     The interest and fees (including the Unused Facility Fee) on the Notes shall be paid as provided in the Indenture (including Sections 2.7 and 8.2).
    (b)     The principal of, and interest and fees in respect of the Notes shall be paid as provided in Sections 2.7 and 8.2 of the Indenture. Monthly Interest and Fees for each Interest Period (including the last Interest Period) shall be due and payable on the Distribution Date immediately following such Interest Period. In the case of Notes held by a Funding Agent as nominee on behalf of a Note Purchaser in its Purchaser Group, such Funding Agent shall allocate to each Note Owner in its Purchaser Group each payment in respect of the Notes received by such Funding Agent in its capacity as Noteholder as provided herein. Payments in reduction of the portion of the Note Principal Balance evidenced by a Note shall be allocated and applied to the Note Owners of such Note pro rata based on their respective Percentage Interests of the Note Principal Balance of such Note, or in any such case in such other proportions as each affected Note Purchaser may agree upon in writing from time to time with such Funding Agent and the Issuer. Payments of interest in respect of the portion of the Note Principal Balance evidenced by a Note shall be allocated and applied to Note Owners of such Note pro rata based upon the respective amounts of interest due and payable to them, determined as provided above in this Section 2.2.
    (c)     With respect to Daily Simple SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Basic Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Basic Document;provided that, with respect to any such amendment effected, the Administrative Agent shall provide notice to the Issuer, the Servicer and the Note Purchasers of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.
    (d)     Any fees and any interest thereon or other amounts due and payable hereunder (without regard to any limitations set forth herein on the sources from which such amount may be paid) which are not paid on the due date thereof (including interest payable pursuant to this clause (d)) shall accrue interest (after as well as before judgment) at 2% per annum above the Base Rate plus the Applicable Margin in effect on the date the payment was due from and including the due date thereof to but excluding the date such amount is actually paid.
    (e)     Unless otherwise specified in the Applicable Margin Fee Letter, interest calculated by reference to the Interest Rate shall be calculated on the basis of a 360-day year for the actual days elapsed. Periodic fees or other periodic amounts payable hereunder shall be calculated, unless otherwise specified in the Fee Letter, on the basis of a 360-day year and for the actual days elapsed.
    (f)     All payments to be made hereunder or under the Indenture, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 11:30 a.m., New York City time, on the due date thereof to the applicable Funding Agent, at its account specified in Section 8.2(b), in Dollars and in immediately available funds. Payments received by such Funding Agent after 11:30 a.m., New York City time, shall be deemed to have been made on the next Business Day, unless otherwise agreed to by such Funding Agent. Notwithstanding anything herein to the contrary, if any payment due hereunder becomes due and payable on a day other than a Business Day, the payment date thereof shall be extended to the next succeeding Business Day and interest shall accrue thereon at the applicable rate during such extension. To the extent that (i) the Issuer, the Indenture Trustee, the Transferor or the Servicer makes a payment to the Administrative Agent or a Funding Agent or Note Purchaser or (ii) the Administrative Agent or a Funding Agent or Note Purchaser receives or is deemed to have received any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy or insolvency law, state or federal law, common law, or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by the Administrative Agent, such Funding Agent or such Note Purchaser, as the case may be.
    (g)     Each Funding Agent shall notify the Indenture Trustee and the Servicer of the applicable Interest Rate for each Note Purchaser on each Determination Date.
    (h)     Unless the Administrative Agent shall have received notice from a Committed Purchaser prior to the proposed date of any Advance that such Committed Purchaser (or its related CP Conduit) will not make available to the Administrative Agent such Committed Purchaser’s (or such CP Conduit’s) Purchaser Percentage of such Advance, the Administrative Agent may assume that such Committed Purchaser (or such CP Conduit) has made such share available on such date in accordance with Section 2.1 and may, in reliance upon such assumption, make available to the Issuer a corresponding amount. In such event, if a Committed Purchaser (or its related CP Conduit) has not made its share of the applicable Advance available to the Administrative Agent, then such Committed Purchaser and the Issuer severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Issuer to but excluding the date of payment to the Administrative Agent at (i) in the case of a payment to be made by such Committed Purchaser (or such CP Conduit), the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Issuer, the Base Rate. If the Issuer and such Committed Purchaser (or such CP Conduit) shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Issuer the amount of such interest paid by the Issuer for such period. If such Committed Purchaser (or such CP Conduit) pays its share of the applicable Advance to the Administrative Agent, then the amount so paid shall constitute such Committed Purchaser’s Purchaser Percentage of the applicable Advance. Any payment by the Issuer shall be without prejudice to any claim the Issuer may have against a Committed Purchaser or CP Conduit that shall have failed to make such payment to the Administrative Agent.
    (i)     Unless the Administrative Agent shall have received notice from the Issuer prior to the date on which any payment is due to the Administrative Agent for the account of the Committed Purchasers or their related CP Conduits hereunder that the Issuer will not make such payment, the Administrative Agent may assume that the Issuer has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Committed Purchasers or the CP Conduits, as the case may be, the amount due. In such event, if the Issuer has not in fact made such payment, then each of the Committed Purchasers or CP Conduits, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Committed Purchaser or CP

Conduit, with interest thereon, for each day from and including the date such amount is distributed to it but excluding the date of payment to the Administrative Agent, at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
2.3     Requirements of Law.
    (a)     In the event that any Note Purchaser, Participant or Affected Party, as applicable, shall have reasonably determined that any Regulatory Change shall impose, modify, hold or deem applicable any reserve, special deposit, liquidity coverage requirement, compulsory loan or similar requirement (including any such requirement imposed by the Board of Governors of the Federal Reserve System and any such establishment or interpretation of accounting principles) against assets of or held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, such Note Purchaser or Affected Party, as applicable, or shall impose on any Note Purchaser, Affected Party or the London interbank market any other condition affecting this Agreement, the Indenture or any Transfer and Servicing Agreement, the ownership, maintenance or financing of the Notes, the Trust Estate or payments of amounts due hereunder or its obligations to advance funds hereunder or under a Support Facility and the result of any of the foregoing is to increase the cost to such Note Purchaser or Affected Party, by an amount which such Note Purchaser or Affected Party in good faith deems to be material, of maintaining its Commitment (whether hereunder or under a Support Facility) or its interest in the Notes or to reduce any amount receivable in respect thereof,then, in any such case (but subject to the second sentence of Section 2.1(i)(ii)), after submission by such Note Purchaser or Affected Party to the Funding Agent for the related Purchaser Group of a written request therefor and the submission by such Funding Agent to the Issuer, the Transferor and the Servicer of such written request therefor, together with the certificate described in Section 2.3(d) below, the Issuer shall pay to such Funding Agent for the account of such Note Purchaser or Affected Party any additional amounts necessary to compensate such Note Purchaser or Affected Party for such increased cost or reduced amount receivable, to the extent not already reflected in the applicable interest rate, together with interest on any such unpaid amount from the Distribution Date following receipt by the Issuer of such request for compensation under this Section 2.3(a), if such request is received by the Issuer at least five (5) Business Days prior to the Determination Date related to such Distribution Date, and otherwise from the following Distribution Date, until payment in full thereof (after as well as before judgment) at the Overnight Bank Funding Rate in effect from time to time.
    (b)     In the event that any Note Purchaser or Affected Party, as applicable, shall have reasonably determined that any Regulatory Change regarding capital adequacy or liquidity coverage or any change in the application of generally accepted accounting principles has the effect of reducing the rate of return on such Note Purchaser’s or Affected Party’s capital or on the capital of any Person controlling such Note Purchaser or Affected Party as a consequence of its obligations hereunder or with respect hereto or its maintenance of its Commitment (whether hereunder or under a Support Facility) or its interest in the Notes to a level below that which such Note Purchaser, Affected Party or such Person could have achieved but for such Regulatory Change (taking into consideration such Note Purchaser’s, Affected Party’s or Person’s policies with respect to capital adequacy or liquidity requirements) or such accounting change by an amount in good faith deemed by such Note Purchaser, Affected Party or Person to be material, then, from time to time, after submission by such Note Purchaser or Affected Party to the Funding Agent for the related Purchaser Group of a written request therefor and the submission by such Funding Agent to the Issuer, the Transferor and the Servicer of such written request therefor, together with the certificate described in Section

2.3(d) below, the Issuer shall pay to such Funding Agent for the account of such Note Purchaser or Affected Party such additional amount or amounts as will compensate such Note Purchaser, Affected Party or Person, as applicable, for such reduction, together with interest on any such unpaid amount from the Distribution Date following receipt by the Issuer of such request for compensation under this Section 2.3(b), if such request is received by the Issuer at least five (5) Business Days prior to the Determination Date related to such Distribution Date, and otherwise from the following Distribution Date, until payment in full thereof (after as well as before judgment) at the Overnight Bank Funding Rate in effect from time to time. Nothing in this Section 2.3(b) shall be deemed to require the Issuer or the Servicer to pay any amount to a Note Purchaser or Affected Party to the extent such Note Purchaser or Affected Party has been compensated therefor under another provision of this Agreement or to the extent such amount is already reflected in the applicable interest rate.
    (c)     Each Note Purchaser and Affected Party agrees that it shall use its reasonable efforts to reduce or eliminate any claim for compensation pursuant to Sections 2.3(a) and2.3(b), including but not limited to designating a different Investing Office for their Notes (or any interest therein) or delaying the funding of its share of an Advance pursuant to the procedures set forth in Section 2.1(i), if such efforts will avoid the need for, or reduce the amount of, any increased amounts referred to in Section 2.3(a) or2.3(b) and will not, in the reasonable opinion of such Note Purchaser or Affected Party, as applicable, be unlawful or otherwise disadvantageous to such Note Purchaser or Affected Party or inconsistent with its policies or regulatory restrictions or result in any unreimbursed cost or expense to such Note Purchaser or Affected Party or in an increase in the aggregate amount payable under Sections 2.3(a) and 2.3(b).
    (d)     Each Note Purchaser or Affected Party claiming increased amounts described in Section 2.3(a) or 2.3(b) will furnish to the Funding Agent for the related Purchaser Group (together with its request for compensation) a certificate prepared in good faith setting forth the basis (which may include the use of estimates derived using commercially reasonable methods) and the calculation of the amount (in reasonable detail) of each request by such Note Purchaser or Affected Party for any such increased amounts referred to in Section 2.3(a) or 2.3(b). Any such certificate shall be conclusive absent manifest error, and such Funding Agent shall deliver a copy thereof to the Issuer, the Transferor and the Servicer. Failure on the part of any Note Purchaser or Affected Party to demand compensation for any amount pursuant to Section 2.3(a) or2.3(b) with respect to any period shall not constitute a waiver of such Note Purchaser’s or Affected Party’s right to demand compensation with respect to such period; provided,however, that notwithstanding the foregoing provisions of this Section 2.3, a Note Purchaser or Affected Party, as applicable, shall not be compensated for any such amount relating to any period ending more than six months prior to the date that the related Funding Agent for such Note Purchaser or Affected Party notifies the Issuer, the Transferor and the Servicer in writing thereof or for any amounts resulting from a change by any Note Purchaser or Affected Party of its Investing Office (other than changes required by law or changes made pursuant to Section 2.3(c) or Section 2.4(d)). Amounts owing under this Section 2.3 by the Issuer shall be due and payable in accordance with Section 8.2 of the Indenture.
2.4    Taxes

(a)    All payments made to a Note Purchaser, Affected Party, Participant, Assignee, or Funding Agent, or to the Administrative Agent under this Agreement and the Indenture (including all amounts payable with respect to the Notes) shall, to the extent allowed by law, be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp, excise, franchise or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (collectively, “Taxes”), excluding, (i) income taxes (including branch profit taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on or measured by net income), franchise taxes (imposed in lieu of income taxes), or any other taxes based on or measured by the net income of the Administrative Agent or such Note Purchaser, Affected Party, Participant, Assignee or Funding Agent (as the case may be) or the gross receipts or income of the Administrative Agent or such Note Purchaser, Affected Party, Participant, Assignee or Funding Agent (as the case may be); (ii) any Taxes that would not have been imposed but for the failure of the Administrative Agent or such Note Purchaser, Affected Party, Participant, Assignee or Funding Agent, as applicable, to provide and keep current (to the extent legally able) any certification or other documentation required by this Agreement to be furnished by the Administrative Agent or such Note Purchaser, Affected Party, Participant, Assignee or Funding Agent, as applicable; (iii) any Taxes imposed as a result of a change by the Administrative Agent or any Note Purchaser, Affected Party, Participant, Assignee or Funding Agent of its Investing Office (other than changes made at the request of the Issuer pursuant to this Agreement); (iv) for clarity, U.S. federal withholding Taxes required to be withheld on amounts payable to a Person with respect to an applicable interest in a Note pursuant to a law in effect on the date on which such Person acquires such interest or such Person, as applicable, changes its Investing Office; and (v) any U.S. withholding Taxes imposed under FATCA (all such excluded taxes and amounts being hereinafter called “Excluded Taxes”). If, as a result of any change in law, treaty or regulation or in the interpretation or administration thereof by any governmental or regulatory agency or body charged with the administration or interpretation thereof, or the adoption of any law, treaty or regulation, any Taxes, other than Excluded Taxes, are required to be withheld from any amounts payable to the Administrative Agent or a Note Purchaser, Affected Party, Participant, Assignee or Funding Agent hereunder or under the Indenture, then after submission by any Note Purchaser, Affected Party, Participant or Assignee to the Funding Agent for the related Purchaser Group and by any Funding Agent or the Administrative Agent to the Issuer, the Transferor and the Servicer of a written request therefor, together with the certificate described in Section 2.4(b) below, the amounts so payable to the Administrative Agent or such Note Purchaser, Affected Party, Participant, Assignee or Funding Agent, as applicable, shall be increased by the Issuer, and the Servicer shall pay to the applicable Funding Agent for the account of such Note Purchaser, Participant, Assignee or Affected Party or for its own account or to the Administrative Agent, as applicable, the amount of such increase to the extent necessary to yield to the Administrative Agent or such Note Purchaser, Affected Party, Participant, Assignee or Funding Agent, as applicable (after payment of all such Taxes) interest or any such other amounts payable hereunder or thereunder at the rates or in the amounts specified in this Agreement and the Indenture;provided,however, that, for clarity, the amounts (including any related interest, penalties or additions to tax) so payable to the Administrative Agent or such Note Purchaser, Affected Party, Participant, Assignee or Funding Agent shall not be increased pursuant to this Section 2.4(a) if such requirement to withhold results from the failure of such Person to comply with Section 2.4(c). Whenever any Taxes are payable on or with respect to amounts distributed to the Administrative Agent or a Note Purchaser, Affected Party, Participant, Assignee or Funding Agent, then, as promptly as possible thereafter the Servicer shall send to the Funding Agent, on behalf of such Note Purchaser or Affected Party, Participant or Assignee, or to the Administrative Agent or such Funding Agent, as applicable, a certified copy of an original official receipt showing payment thereof. If either the Issuer or Servicer fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Funding Agent, on behalf of itself or such Note Purchaser, Affected Party, Participant or Assignee, or to the Administrative Agent or such Funding Agent, as applicable, such required receipts or other required documentary evidence, the Servicer and the Issuer shall pay, without duplication, to such Funding Agent on behalf of such Note Purchaser, Affected Party,

Participant or Assignee or to the Administrative Agent or such Funding Agent for its own account, as applicable, any incremental taxes, interest or penalties (other than, for clarity, Excluded Taxes) that may become payable by the Administrative Agent or such Note Purchaser, Affected Party, Participant, Assignee or Funding Agent, as applicable, as a result of any such failure.
    (b)     A Note Purchaser, Affected Party, Participant or Assignee claiming increased amounts under Section 2.4(a) for Taxes paid or payable by such Note Purchaser, Affected Party, Participant or Assignee will furnish to the applicable Funding Agent a certificate prepared in good faith setting forth the basis (which may include the use of estimates derived using commercially reasonable methods) and amount of each request by such Note Purchaser, Affected Party, Participant or Assignee for such Taxes, and such Funding Agent shall deliver a copy thereof to the Issuer, the Transferor and the Servicer. The Administrative Agent or a Funding Agent, as the case may be, claiming increased amounts under Section 2.4(a) for its own account for Taxes paid or payable by the Administrative Agent or such Funding Agent, as applicable, will furnish to the Issuer, the Transferor and the Servicer a certificate prepared in good faith setting forth the basis (which may include the use of estimates derived using commercially reasonable methods) and amount of each request by the Administrative Agent or such Funding Agent for such Taxes. Any such certificate of the Administrative Agent or a Note Purchaser, Affected Party, Participant, Assignee or Funding Agent shall be conclusive absent manifest error. Failure on the part of the Administrative Agent or any Note Purchaser, Affected Party, Participant, Assignee or Funding Agent to demand additional amounts pursuant to Section 2.4(a) with respect to any period shall not constitute a waiver of the right of the Administrative Agent or such Note Purchaser, Affected Party, Participant, Assignee or Funding Agent, as the case may be, to demand compensation with respect to such period. All such amounts shall be due and payable to such Funding Agent on behalf of such Note Purchaser, Affected Party, Participant or Assignee or to the Administrative Agent or such Funding Agent, as the case may be, for its own account on the Distribution Date following receipt by the Issuer of such certificate, if such certificate is received by the Issuer at least five (5) Business Days prior to the Determination Date related to such Distribution Date and otherwise shall be due and payable on the following Distribution Date (or, if earlier, on the Final Scheduled Distribution Date).

    (c)     Each Note Purchaser, Affected Party, Participant, Assignee, and Funding Agent holding an interest in the Notes and the Administrative Agent agree that prior to the date on which the first interest or fee payment hereunder is due thereto, they will deliver to the Issuer, the Transferor, the Servicer, the Indenture Trustee, the applicable Funding Agent and the Administrative Agent (i) if such Note Purchaser, Affected Party, Participant, Assignee, Funding Agent or Administrative Agent is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes, two duly completed original copies of the U.S. Internal Revenue Service Form W-8ECI, Form W 8-BEN or Form W-8BEN-E (including for purposes of claiming treaty benefits) or in either case successor applicable forms (or as otherwise required pursuant to clause (iii) herein), (ii) if such Note Purchaser, Affected Party, Participant, Assignee or Funding Agent, or the Administrative Agent is a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes, a duly completed U.S. Internal Revenue Service Form W-9 or successor applicable or required forms, and (iii) such other forms and information as may be required (as reasonably determined by the Issuer or Servicer) to confirm the availability of any applicable exemption from United States federal, state or local withholding or backup withholding taxes. Each Note Purchaser, Affected Party, Participant, Assignee and Funding Agent holding an interest in Notes and the Administrative Agent also agree to deliver to the Issuer, the Transferor, the Servicer, the Indenture Trustee, the applicable Funding Agent and the Administrative Agent two further copies of such Form W-8ECI, Form W-8BEN, Form W-8BEN-E or Form W-9, or such successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it hereunder, and such extensions or renewals thereof as may reasonably be requested by the Servicer, the Issuer, the Transferor, a Funding Agent or the Administrative Agent, unless in any such case, solely as a result of a change in treaty, law or regulation occurring prior to the date on which any such delivery would otherwise be required, the Note Purchaser, Affected Party, Participant, Assignee, Funding Agent or the Administrative Agent as applicable, is no longer eligible to deliver the then-applicable form set forth above and so advises the Servicer, the Issuer, the Transferor and the applicable Funding Agent and the Administrative Agent.
In addition, if a payment made to the Administrative Agent or such Note Purchaser, Affected Party, Participant, Assignee or Funding Agent, as applicable, under this Agreement would be subject to U.S. federal withholding Tax imposed under FATCA if such Administrative Agent or Note Purchaser, Affected Party, Participant, Assignee or Funding Agent was to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Administrative Agent or such Note Purchaser, Affected Party, Participant, Assignee or Funding Agent shall if so requested by the Administrative Agent in its sole discretion deliver to the Issuer, the Transferor, the Servicer, the Indenture Trustee, the applicable Funding Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent such documentation prescribed by applicable law to avoid the imposition of U.S.
withholding Taxes on payments made hereunder
    (d)     Each Note Purchaser, Affected Party, Participant, Assignee and Funding Agent, and the Administrative Agent agree that they shall use reasonable efforts to reduce or eliminate any amount due under Section 2.3 or this Section 2.4, including but not limited to designating a different Investing Office for its Notes (or any interest therein) if such designation will eliminate or materially reduce any amount due under Section 2.3 or this Section 2.4 and will not, in the reasonable opinion of such Note Purchaser, Affected Party, Participant, Assignee and Funding Agent, and the Administrative Agent be unlawful or otherwise disadvantageous to such Note Purchaser, Affected Party, Participant, Assignee and Funding Agent, and the Administrative Agent or inconsistent with its policies or result in any unreimbursed cost or expense to such Note Purchaser, Affected Party, Participant, Assignee and Funding Agent, and the Administrative Agent or in an increase in the aggregate amount payable under Sections 2.3(a) and2.3(b). If such amount is not eliminated by any such designation or no such designation is done and the Note Purchaser does not waive payment of such amount, such Note Purchaser and the Funding Agent for its Purchaser Group hereby severally agree to use reasonable efforts to procure a replacement purchaser not so affected and which is reasonably acceptable to the Transferor, such Funding Agent and the Administrative Agent (a “Replacement Purchaser”) to replace such affected Note Purchaser. The Transferor shall also have the right to procure a Replacement Purchaser,provided that such proposed Replacement Purchaser is reasonably acceptable to the Funding Agent for the affected Purchaser Group and the Administrative Agent. No replacement of a Note Purchaser shall be effected pursuant to this Section 2.4(d) if, after giving effect thereto, any amounts shall be owing to the replaced Note Purchaser hereunder. Each affected Note Purchaser hereby agrees to take all actions necessary to permit a Replacement Purchaser to succeed to its rights and obligations hereunder.

Notwithstanding the foregoing, (i) if the Note Purchaser being replaced pursuant to this subsection is a CPC Committed Purchaser, the Replacement Purchaser shall be acceptable to the related CP Conduit and (ii) if the Note Purchaser being replaced pursuant to this subsection is a CP Conduit, the Replacement Purchaser shall be acceptable to all related CPC Committed Purchasers; and it shall be a condition of such replacement that such Replacement Purchaser enter into substitute Support Facilities for those to which the Note Purchaser being replaced is a party on terms mutually acceptable to the parties thereto. In the event that a proposed Replacement Purchaser which has been approved by the Transferor, the applicable Funding Agent and the Administrative Agent as provided in this subsection is not acceptable to the applicable CP Conduit or the applicable Committed Purchasers, as applicable, or has not within a reasonable period entered into applicable Support Facilities, and another replacement Note Purchaser has not been promptly procured as provided in this subsection with the consent of all affected parties, then the Note Purchaser which failed to consent to such replacement or to enter into such Support Facilities may be replaced by a Replacement Purchaser and shall use reasonable efforts to procure a Replacement Purchaser, in each case as provided in this subsection. Amounts owing under this Section 2.4 by the Issuer shall be due and payable in accordance with Section 8.2 of the Indenture.
If such amount is not eliminated due to the failure to find an acceptable Replacement Purchaser (or such Replacement Purchaser not being acceptable to the related CP Conduit or CPC Committed Purchasers, as applicable), and the affected Note Purchaser does not waive payment of such amount, the Transferor shall have the right to procure a replacement purchaser for such Note Purchaser and any additional Note Purchaser in such Note Purchaser’s Purchaser Group (the “Exiting Note Purchaser Group”) and a replacement agent for the respective Funding Agent in the Exiting Note Purchaser Group (collectively, the “Replacement Purchaser Group”), provided that if the Exiting Note Purchaser Group contains a member that is the Administrative Agent, such proposed Replacement Purchaser Group is reasonably acceptable to the Administrative Agent. No replacement of an Exiting Note Purchaser Group shall be effected pursuant to this Section 2.4(d) if, after giving effect thereto, any amounts shall be owing to any replaced member of such Exiting Note Purchaser Group hereunder. Each member of the Exiting Note Purchaser Group hereby agrees to take all actions necessary to permit the members of the Replacement Note Purchaser Group to succeed to its rights and obligations hereunder.
2.5     Indemnification
    (a)     The Issuer and ALS agree to jointly and severally indemnify and hold harmless the Administrative Agent, the Structuring Agent, each Funding Agent, each Note Purchaser and each Affected Party and any director, officer, employee or agent thereof (each such Person being an “Indemnitee”) from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable fees and out-of-pocket expenses of counsel) whatsoever (including claims under federal or state securities laws), which the Indemnitee incurs (or which may be claimed against the Indemnitee) by reason of or in connection with (i) the failure of the offer and sale by or on behalf of the Issuer, the Transferor or any of their affiliates of the Notes in accordance with this Agreement and the other Basic Documents to comply with applicable law, (ii) the failure by the Issuer, the Transferor, ALS or the Servicer (if the Servicer is ALS or an Affiliate thereof) to comply with any covenant set forth in this Agreement or any other Basic Document (provided that ALS shall not be liable for any indemnity arising under this clause (ii) as a result of the Issuer’s failure to increase or replenish the Letter of Credit after the Restatement Date pursuant to Section 3.27 of the Indenture (or to post cash or alternative collateral pursuant to Section 3.27 of the Indenture)), (iii) reliance on any written false representation or warranty made (including reaffirmation) by the Issuer, the

Transferor, ALS or the Servicer (if the Servicer is ALS or an Affiliate thereof) set forth in this Agreement or any other Basic Document, (iv) the failure to vest in the Indenture Trustee a first priority perfected security interest in the Trust Estate, (v) any failure of ALS, as Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of this Agreement or any of the other Basic Documents, as applicable, (vi) third party claims arising from the commingling of collections by the Issuer, the Servicer (if the Servicer is ALS or an Affiliate thereof) or the Transferor at any time with its other funds or the funds of another Person, (vii) claims by third parties (including parties to the Basic Documents only at a time when a Rapid Amortization Event exists and at all times excluding claims arising among the Funding Agents, the Administrative Agent and the Note Purchasers) arising out of the servicing of the Loans, the use or ownership of the Equipment, or the repossession (other than losses related to a decline in value of the Equipment repossessed) or operation by the Servicer or any Affiliate thereof of any item of Equipment or collateral therefor, but only so long as and with respect to actions taken while ALS is the Servicer, (viii) any statement, omission or act in connection with the offering, issuance, sale or delivery of any of the Notes and (ix) claims by third parties relating to products liability, lender liability or any other claims by third parties (including parties to the Basic Documents only at a time when a Rapid Amortization Event exists and at all times excluding claims arising among the Funding Agents, the Administrative Agent and the Note Purchasers) arising from the transactions contemplated by this Agreement or any other Basic Document, except (A) to the extent that any such claim, damage, loss, liability, cost or expense shall be caused by the bad faith, willful misconduct or gross negligence of an Indemnitee within the same Purchaser Group as the Indemnitee making the claim in performing its obligations under this Agreement, (B) for recourse as a result of nonpayment by Obligors for credit reasons on the Loans, or (C) to the extent the same constitute consequential, special or punitive damages. Subject to the limitations set forth above, but without limiting the generality of the foregoing, the Issuer agrees to indemnify and hold harmless each Indemnitee from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the obligations under this Agreement, including payment of the Aggregate Note Principal Balance) be imposed on, incurred by or asserted against such Indemnitee in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by any Indemnitee under or in connection with any of the foregoing;provided that the Issuer shall not be liable under this sentence for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Indemnitee within the same Purchaser Group as the Indemnitee making the claim resulting from its own gross negligence or willful misconduct. Promptly after receipt by an Indemnitee of notice of the commencement of any action, such Indemnitee, as the case may be, will, if a claim in respect thereof is to be made under this Section 2.5(a), notify the Issuer and the Transferor in writing of the commencement thereof;provided,however, the omission to so notify the Issuer or the Transferor will not relieve the Issuer or the Transferor from any liability which it may have to such Indemnitee under this Section 2.5(a) except to the extent the Issuer or the Transferor was actually prejudiced by the failure to give such notices promptly. Amounts owing under this Section 2.5(a) by the Issuer shall be due and payable in accordance with Section 8.2 of the Indenture. this Section 2.5 shall not apply with respect to Taxes other than any Taxes that represent losses, claims and damages arising from any non-Tax claim.
    (b)     If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Indemnitee in respect of which the indemnity provided above may be sought from ALS or the Issuer (the “Indemnifying Party”) each such Indemnitee shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party may, within a reasonable time, irrevocably assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee and the payment of all expenses and reasonable legal fees; provided that failure to notify the Indemnifying Party shall not relieve it from any liability it may have to such Indemnitee except to the extent that it shall be actually prejudiced thereby; provided, further, that, the Indemnifying Party shall not be entitled to assume the defense of any such action or proceeding (i) unless the Indemnifying Party shall have acknowledged in writing to the Indemnitee that such action or proceeding is covered by the indemnification set forth in Section 2.5(a), (ii) if the proceeding is a governmental proceeding involving the possible imposition of any criminal liability or penalty, (iii) if the relief sought in such action or proceeding is the seeking of injunctive relief against the Indemnifying Party affecting property, assets or activity not related to this transaction, or (iv) in the reasonable opinion of the Indemnitee, such defense or compromise involves a conflict of interest between such Indemnitee and an Indemnifying Party. The Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnitee; provided, however, that the fees and expenses of separate counsel to the Indemnitee in any such proceeding shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding or employ counsel reasonably satisfactory to the Indemnitee in any such action or proceeding within a reasonable time after the commencement of such action or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnitee and the Indemnifying Party, and the Indemnitee shall have been advised in writing by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party which gives rise to a conflict of interest (in which case, if the Indemnitee notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnitee, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnitees, which firm shall be designated in writing by the Indemnitee and shall be reasonably acceptable to the Indemnitee). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party, but, if settled with its written consent, or if there is a final non-appealable judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this paragraph, the Indemnifying Party agrees to indemnify and hold the Indemnitees harmless from and against any loss or liability by reason of such settlement or judgment.
    (c)     Any Successor Servicer, by accepting its appointment pursuant to the Pooling and Servicing Agreement, (i) shall agree to be bound by the terms, covenants and conditions contained herein applicable to the Servicer and to be subject to the duties and obligations of the Servicer hereunder, (ii) as of the date of its acceptance, shall be deemed to have made with respect to itself only the representations and warranties made by the Servicer in Section 4.2 (with appropriate factual changes) and (iii) shall agree to indemnify and hold harmless any Indemnitee from and against any and all claims, damages, losses, liabilities, costs or expenses (including the fees and expenses of counsel) whatsoever which such Indemnitee may incur (or which may be claimed against such Indemnitee) by reason of the bad faith, negligence or willful misconduct of the Successor Servicer in exercising its powers and carrying out its obligations under this Agreement, the Pooling and Servicing Agreement or any Basic Document.
    (d)     In the event that for any reason, any Note Purchaser receives any repayment of its share of the Aggregate Note Principal Balance (A) other than on a Distribution Date or (B) on a Distribution Date if less than two (2) Business Days’ prior notice of such Distribution Date repayment is received (which notice must specify the amount of such repayment), then the Issuer agrees to indemnify and hold harmless each affected Note Purchaser against, and to promptly pay on demand directly to such Note Purchaser the amount equal to any loss, cost or expense incurred or suffered by such Note Purchaser as a result of such change, repayment or other action, including any hedge breakage costs and any loss, cost or reasonable out-of-pocket expense incurred or suffered by such Note Purchaser (other than loss of profit) by reason of any prepayment expense incurred or suffered by reason of the liquidation or redeployment of deposits or other funds prepaid, repaid or otherwise acquired by such Note Purchaser, in amounts which correspond to its share of the Aggregate Note Principal Balance. A statement setting forth in reasonable detail the calculations of any additional amounts payable pursuant to this Section 2.5 submitted by a Note Purchaser, a Funding Agent, or the Administrative Agent, as the case may be, to the Issuer, the Transferor and the Servicer shall be conclusive absent manifest error.
2.6     Expenses, etc.
    (a)     The Transferor, ALS and the Issuer (with respect to the Issuer, in accordance with Section 8.2 of the Indenture) agree jointly and severally to pay on demand (i) to the Administrative Agent, each Funding Agent and the Note Purchasers all reasonable costs and expenses in connection with the preparation, execution, and delivery of this Agreement and the other documents to be delivered hereunder or in connection herewith, including the reasonable fees and out-of-pocket expenses of counsel with respect thereto (including all costs incurred with respect to the confirmation of a CP Conduit’s rating on its commercial paper in connection therewith), (ii) to the Administrative Agent and each Funding Agent and Note Purchaser, all reasonable costs and expenses (including reasonable fees and expenses of counsel) in connection with the preparation, negotiation, execution, delivery, distribution, review, amendment (including any requested waivers and consents) of this Agreement or the Basic Documents, and (iii) to the Administrative Agent and each Funding Agent and Note Purchaser, on demand, all reasonable costs and expenses (including reasonable fees and expenses of counsel), if any, in connection with the enforcement of this Agreement or any of the Basic Documents, and the other documents delivered thereunder or in connection therewith.
    (b)     The Servicer agrees to pay on demand any and all stamp, transfer and other similar taxes (other than Taxes covered by Section 2.4) and governmental fees payable in connection with the execution, delivery, filing and recording of any of the Basic Documents and each related Support Facility, and agrees to save the Administrative Agent and each Note Purchaser and Funding Agent harmless from and against any liabilities with respect to or resulting from any delay in paying or any omission to pay such taxes and fees.
    2.7     Deliveries by Note Purchasers. For the purposes of Sections 2.3, 2.4, 2.5, and 2.6 above, all deliveries required to be made by a Note Purchaser to the Issuer, the Transferor or the Servicer shall be made to the Administrative Agent and to the Funding Agent for such Note Purchaser’s Purchaser Group, and one of such Funding Agents who in turn shall make such deliveries to the Issuer, the Transferor and/or the Servicer, as applicable. Such delivery by such Note Purchaser shall not be deemed made until such Funding Agent for such Purchaser Group makes delivery thereof to the Issuer, the Transferor and/or the Servicer, as applicable, as provided in Section 8.2 below.

2.8     Non-Renewing Committed Purchasers.
    (a)     Provided no Event of Default or Rapid Amortization Event has occurred and is continuing, and subject to compliance with the terms of this Section 2.8, not more than ninety (90) days or less than sixty (60) days prior to the then current Scheduled Termination Date, the Issuer may request an extension thereof for an additional one-year period. Each Committed Purchaser will inform the Issuer at least thirty (30) days prior to the then current Scheduled Termination Date whether it consents to such extension (which election is in the sole discretion of each Committed Purchaser).
    (b)     (1) If, in accordance with Section 2.8(a), the Issuer requests that the Committed Purchasers renew their Commitments hereunder and some but less than all of such Committed Purchasers consent to such renewal by the date that is thirty (30) days prior to the then-current Scheduled Termination Date, the Issuer may arrange for an assignment of, and such non-renewing Committed Purchasers shall agree to assign, to one or more financial institutions acceptable to the Administrative Agent, all of the rights and obligations hereunder of each such non-consenting Committed Purchaser in accordance with Section 7.1. Any such assignment shall become effective on the then current Scheduled Termination Date. Each Committed Purchaser which does not so consent to any renewal shall cooperate fully with the Issuer in effectuating any such assignment.
(2)     At any time following the delivery of a Change of Control Notice if the Noteholders that hold an aggregate pro rata share of equal to or greater than two-thirds of the aggregate principal balance of the Outstanding Notes, but less than all Noteholders, have provided their prior written consent to the related ALS Change of Control to the Administrative Agent and the Issuer, the Issuer may arrange for an assignment of, and any Dissenting Committed Purchaser shall agree to assign, to one or more financial institutions (which in the case of a CP Conduit that is the Dissenting Committed Purchaser, shall be a financial institution other than its related Support Parties) acceptable to the Administrative Agent all of the rights and obligations hereunder of such Dissenting Committed Purchaser in accordance with Section 7.1. Each Dissenting Committed Purchaser and the Administrative Agent shall cooperate fully with the Issuer in effectuating any such assignment.
    (c)     (1) If, (x) in accordance with Section 2.8(a), the Issuer requests that the Committed Purchasers extend the Scheduled Termination Date and some but less than all such Committed Purchasers consent to such extension within thirty (30) days after the Issuer’s request, and if none or less than all the Commitments of the non-renewing Committed Purchasers in any Purchaser Group are assigned as provided in Section 2.8(b) or (y) an ALS Change of Control occurs and the Noteholders that hold an aggregate pro rata share of equal to or greater than two-thirds of the aggregate principal balance of the Outstanding Notes, but less than all Noteholders, have provided their prior written consent to such ALS Change of Control to the Administrative Agent and the Issuer, then with respect to clause (x) above (without limiting the obligations of all the Committed Purchasers to make Advances prior to the then current Scheduled Termination Date in accordance with the terms hereof), any such non-renewing Committed Purchaser’s Commitments shall expire on the then current Scheduled Termination Date, and with respect to clause (y) above (without limiting the obligations of all the Committed Purchasers to make Advances prior to such four (4) month anniversary in accordance with the terms hereof), any Dissenting Committed Purchaser’s Commitments shall terminate on the four (4) month anniversary date of such ALS Change of Control. In each such case, either on or after the then Scheduled Termination Date (as to any non-renewing Committed Purchaser) or on or after the occurrence of the ALS Change of Control (as to any Dissenting Committed Purchaser), as applicable, the related CP Conduit may sell an interest in all, but not less than all, of its Percentage Interests hereunder for an aggregate purchase price equal to the lesser of (i) the maximum aggregate purchase price which would be payable if such CP Conduit assigned its entire interest in the applicable Notes at that time under Section 7.1(e) to any Support Party under the terms of the applicable Support Facility, and (ii) the aggregate available Commitments of the non-renewing Committed Purchasers or Dissenting Committed Purchasers, as applicable, in the applicable Purchaser Group, which purchase price shall be paid solely by the related non-renewing or Dissenting Committed Purchasers, as applicable, (or in the case of a CP Conduit that is the non-renewing Committed Purchaser or the Dissenting Committed Purchaser, by its related Support Parties), pro rata according to their respective Commitments. On the then Scheduled Termination Date or the date of the ALS Change of Control, as applicable, (i) if applicable, the extended Scheduled Termination Date shall be effective with respect to the renewing Committed Purchasers, (ii) the Facility Limit shall be automatically reduced pro rata in accordance with the reduction of the aggregate outstanding principal balance of the Notes of the non-renewing Committed Purchasers or the Dissenting Committed Purchasers, as applicable, as described in subsection (c)(2) below until such outstanding balance has been reduced to zero and each such facility limit is then equal to the aggregate of the Commitments of all renewing Committed Purchasers or consenting Committed Purchasers, as applicable, and (iii) this Agreement and the Commitments of the renewing Committed Purchasers or the consenting Committed Purchasers, as applicable, shall remain in effect in accordance with their terms notwithstanding the expiration of the Commitments of the non-renewing Committed Purchasers or the termination of the Commitments of the Dissenting Committed Purchasers, as applicable.
(2)     Both prior to and after the Conversion Date, all amounts which, under Section 8.2 of the Indenture, are to be applied in reduction of the principal amount of the Notes up to the aggregate of the applicable Percentage Interests sold to the non-renewing Committed Purchasers or the Dissenting Committed Purchasers, as applicable, (or their Support Parties, as applicable) as described above in subsection (c)(1), shall be distributed ratably among the applicable Noteholders (both renewing and non-renewing or consenting and dissenting, as applicable) according to the aggregate of the applicable Percentage Interests held by them, in reduction of such Percentage Interests, but the non-renewing Committed Purchasers or Dissenting Committed Purchasers, as applicable, shall not be required to fund any future Advances. When (after the Scheduled Termination Date, as in effect prior to giving effect to the renewal or after the four (4) month anniversary of the ALS Change of Control, as applicable) the aggregate principal balances of the Notes of the non-renewing Committed Purchasers or the Dissenting Committed Purchasers, as applicable, described above in this subsection shall have been reduced to zero and all accrued interest allocable thereto and all other outstanding amounts owed in respect of principal of, interest on or fees or other indemnities owing to such Committed Purchasers shall have been paid to such Committed Purchasers in full, then such Committed Purchasers shall cease to be parties to this Agreement for any purpose.

2.9     Optional Prepayments; Reduction and Termination of Commitments.

    (a)     Optional Prepayments. Prior to the Conversion Date,provided that no Event of Default, Rapid Amortization Event, or an occurrence that, with notice or the lapse of time or both, would become an Event of Default or Rapid Amortization Event, has occurred and is continuing, the Issuer (or the Servicer on its behalf) may instruct the Indenture Trustee to prepay on any Distribution Date any portion of the Aggregate Note Principal Balance in whole or in part, without penalty or premium;provided that the Servicer shall include notice of such prepayment in such Servicer’s Certificate delivered on the Determination Date immediately preceding such Distribution Date, which notice shall specify the amount of such prepayment; provided, further, that such prepayment shall be in a principal amount of at least $1,000,000 or, if less, the entire Aggregate Note Principal Balance. Each such notice of prepayment delivered in the Servicer’s Certificate shall be irrevocable and effective only upon receipt on the applicable Determination Date. Each prepayment of any portion of the Aggregate Note Principal Balance shall be paid by the Indenture Trustee pursuant to Section 8.2(c) of the Indenture.
    (b)     Optional Reduction or Termination of Commitments. Prior to the Conversion Date, provided that no Event of Default, Rapid Amortization Event, or an occurrence that, with notice or the lapse of time or both, would become an Event of Default or Rapid Amortization Event, has occurred and is continuing, the Issuer (or the Servicer on its behalf) shall have the right to terminate or reduce the unused amount of the Facility Limit on any Distribution Date;provided that the Servicer shall include notice of such termination or reduction in the Servicer’s Certificate delivered on the Determination Date immediately preceding such Distribution Date, which notice shall specify the amount of any such reduction or termination;provided,further, that (i) the amount of any such reduction of the Facility Limit shall be equal to at least $1,000,000 or an integral multiple of $100,000 in excess thereof or, if less, the remaining unused portion thereof, and (ii) no such reduction will reduce the Facility Limit below the Aggregate Note Principal Balance at such time. Such notice of termination or reduction delivered in the Servicer’s Certificate shall be irrevocable and effective only upon receipt on the applicable Determination Date and shall be applied pro rata to reduce the respective Commitments of each Committed Purchaser.
    (c)     Effect of Termination or Reduction. The Commitments of the Committed Purchasers once terminated or reduced may not be reinstated. Each reduction of the Facility Limit pursuant to Section 2.9(b) shall be applied ratably among the Note Purchasers in accordance with their respective Commitments.
2.10     Benchmark Replacement Setting.
    (a)     Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Basic Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Basic Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Basic Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Basic Document in respect of any Benchmark setting at or after 5:00 p.m. Eastern Time on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Committed Purchasers without any amendment to, or further action or consent of any other party to, this Agreement or any other Basic Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Committed Purchasers comprising the Required Note Purchasers.
    (b)     Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent may make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Basic Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Basic Document.
    (c)     Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Issuer, the Servicer and the Committed Purchasers of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement. The Administrative Agent will notify the Issuer, the Servicer and the Committed Purchasers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Committed Purchaser (or group of Committed Purchasers) pursuant to this Section 2.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Basic Document except, in each case, as expressly required pursuant to this Section 2.10.
    (d)     Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Basic Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
    (e)     Benchmark Unavailability Period. Upon the Issuer’s (or the Servicer’s on Issuer’s behalf) receipt of notice of the commencement of a Benchmark Unavailability Period, the Issuer (or the Servicer on Issuer’s behalf) may revoke any pending request for an Advance bearing interest based on Daily Simple SOFR, conversion to or continuation of Advances bearing interest based on Daily Simple SOFR to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Issuer (or the Servicer on Issuer’s behalf) will be deemed to have converted any such request into a request for an

Advance accruing interest at the Base Rate. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
    (f)     Owner Trustee Limitation of Liability. The Owner Trustee will be under no obligation to (i) monitor, determine or verify the unavailability or cessation of Daily Simple SOFR (or any other Benchmark), or whether or when there has occurred, or to give notice to any other Person of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or to determine whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Conforming Changes are appropriate in connection with any of the foregoing, including, but not limited to, as to any spread adjustment thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. The Owner Trustee shall not have any liability for any determination made by or on behalf of the Administrative Agent, the Committed Purchasers or any other Person in connection with a Benchmark Transition Event, a Benchmark Replacement or Conforming Changes as set forth herein, and each Note Owner, by its acceptance of a Note or a beneficial interest in a Note, shall be deemed to waive and release any and all claims against the Owner Trustee relating to any such determination. The Owner Trustee will not be liable for any inability, failure or delay on its part to perform any of its duties set forth in the Basic Documents as a result of the unavailability of Daily Simple SOFR or any applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the party of any other Person in providing any direction, instruction, notice or information required or contemplated by the terms of the Basic Documents and reasonably required for the performance of such duties. The Owner Trustee will not be responsible or liable for the actions or omissions of the Administrative Agent or the Required Noteholders, or for any failure or delay in the performance by the Administrative Agent or the Required Noteholders, nor shall the Owner Trustee be under any obligation to oversee or monitor the performance of the Administrative Agent or the Required Noteholders.
2.11     Increase in Facility Limit.
    (a)     The Issuer may, at any time and from time to time prior to the Conversion Date, through an increase in the Commitment of a particular Committed Purchaser, increase the Facility Limit to an amount not to exceed $~~530,000,000~~700,000,000 (a “Facility Limit Increase”) by (x) delivering a request substantially in the form attached hereto as Exhibit C-1 (each, a“Facility Limit Increase Request”) at least 20 Business Days before the desired effective date of such increase and (y) satisfying the following conditions on or prior to the applicable Facility Limit Increase Effective Date:
    (i)     offering each existing Committed Purchaser the right to increase its Commitment by its ratable share of the requested increase in the Facility Limit, which offer must be accepted or declined within 15 Business Days of receipt thereof; provided that, if a Committed Purchaser fails to accept or decline any increase in the Facility Limit, such Committed Purchaser shall be deemed to have rejected such request;
    (ii)     if any existing Committed Purchaser elects not to increase its Commitment, such Committed Purchaser’s portion shall be offered to the other Committed Purchasers on a pro rata basis;

    (iii)     each existing Committed Purchaser that has agreed to increase its Commitment pursuant to clauses (i) and(ii) above shall deliver to the Issuer and the Servicer a Facility Limit Increase Agreement substantially in the form attached hereto as Exhibit C-2 (each, a “Facility Limit Increase Agreement”);
    (iv)     the Issuer shall have paid a facility limit increase fee to each Committed Purchaser that has agreed to increase its Commitment in an amount to be mutually agreed upon by the Issuer and the Committed Purchasers that have agreed to increase their respective Commitments;
    (v)     no Event of Default, Default, Rapid Amortization Event or Servicer Default shall have occurred and be continuing at the time of the request or the Facility Limit Increase Effective Date;
    (vi)     all representations and warranties of the Issuer, the Transferor and ALS in the Basic Documents shall be true and correct as of the date of such request and as of the Facility Increase Effective Date, with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such date);
    (vii)     the Administrative Agent shall have consented to such Facility Limit Increase (which consent shall not be unreasonably withheld or delayed); and
    (viii)     each Facility Limit Increase shall be in an amount at least equal to $15,000,000 and in increments of $1,000,000 in excess thereof (or any other amount to the extent such Facility Limit Increase will result in an aggregate Facility Limit of $530,000,000700,000,000).
(b)     The effective date of any Facility Limit Increase (the "Facility Limit Increase Effective Date”) shall be agreed upon by the Issuer, the Administrative Agent and each Committed Purchaser that has agreed to increase its Commitment pursuant to clause (i) and (ii) above. It shall also be a condition to such effectiveness that the Issuer shall not have terminated any portion of the Facility Limit pursuant to this Agreement. Notwithstanding anything herein to the contrary, no Committed Purchaser shall have any obligation to increase its Commitment and no Committed Purchaser’s Commitment shall be increased without its consent thereto, and each Committed Purchaser may in its sole and absolute discretion, unconditionally and without cause, decline to increase its Commitment.
    (c)     Upon the effectiveness of any Facility Limit Increase on the Facility Limit Increase Effective Date, the Administrative Agent will reallocate the outstanding Advances among the Purchasers such that each Purchaser Group shall hold its Purchaser Group’s Purchaser Percentage of the aggregate outstanding Advances (after giving effect to such increase in the Facility Limit). For the avoidance of doubt, such reallocation may require the reallocation of Advances from an existing Note Purchaser to an increasing Note Purchaser. In connection with any such reallocation of the outstanding Advances, (i) the Administrative Agent will give advance notice sufficient to comply with the applicable timing period in Section 2.1 to each Note Purchaser which is required to fund any amount or receive any partial repayment in connection therewith and (ii) the applicable Note Purchaser or Note Purchasers will fund such amounts up to their respective shares of the Advances being reallocated and the Administrative Agent shall remit to any applicable Note Purchasers its applicable portion of such funded amount if necessary to give effect to the reallocation of such Advances. In connection with such repayment made with respect to such reallocation (to the extent such repayment is required), the Issuer shall pay (x) all interest due on the amount repaid to the date of repayment and (y) any loss, cost or expense incurred or suffered by any Note Purchaser as a result of such reallocation, including any hedge breakage costs and any loss, cost or reasonable out-of-pocket expense incurred or suffered by such Note Purchaser (other than loss of profit) by reason of any prepayment expense incurred or suffered by reason of the liquidation on redeployment of deposits or other funds prepaid, repaid or otherwise acquired by such Note Purchaser, in amounts which correspond to its share of the Aggregate Note Principal Balance, in each case, on the immediately following Distribution Date.
ARTICLE 3 CONDITIONS PRECEDENT
    3.1     Conditions to Restatement Date. The following shall be conditions precedent to the Restatement Date:
    (a)     the representations and warranties of the Issuer, the Servicer and the Transferor set forth or referred to in Article 4, all representations and warranties of the Seller set forth in the Purchase Agreement shall be true and correct in all material respects on the Restatement Date as though made on and as of the Restatement Date (except for representations and warranties which relate to a specific date, which shall be true and correct as of such date), and no Rapid Amortization Event, Event of Default or Servicer Default, and no event that, after the giving of notice or the lapse of time (or both), would constitute a Rapid Amortization Event, Event of Default or Servicer Default, shall have occurred and be continuing on the Restatement Date;

    (b)     the Applicable Margin Fee Letter shall have been executed and delivered by the Issuer to each Funding Agent;
(c)     the Notes shall have been duly issued in accordance with the Indenture;
    (d)     (i) the Transferor, the Servicer or the Issuer, as applicable, shall have paid all fees payable on the Restatement Date to the Administrative Agent and each Funding Agent, as applicable (for its own account or for the accounts of the Note Purchasers), described in the Applicable Margin Fee Letter and all reasonable and appropriately invoiced costs and expenses of the Administrative Agent and the Funding Agents and the Note Purchasers payable by the Transferor or the Issuer, as applicable, to the extent provided herein, or in connection with the transactions contemplated hereby and (ii) all fees payable on the Restatement Date described in the Fee Letter shall have been paid;
    (e)     the Administrative Agent and each Funding Agent on behalf of the Note Purchasers shall have received on the Restatement Date the following items, each of which shall be in form and substance satisfactory to each Funding Agent and the Administrative Agent:
    (i)     an Officer’s Certificate of the Servicer confirming the satisfaction of the conditions set forth in clause (a) (as to representations and warranties of the Servicer only) above;
    (ii)     an Officer’s Certificate of the Transferor confirming the satisfaction of the conditions set forth in clauses (a) (as to representations and warranties of the Transferor only) and (d) above;

    (iii)     an Officer’s Certificate of the Issuer confirming the satisfaction of the conditions set forth in clauses (a) (as to representations and warranties of the Issuer only) and (c) above;
(iv)     [reserved];
    (v)     a copy of (A) the certificate of formation and limited liability company agreement or trust agreement, as applicable, of, and an incumbency certificate with respect to its officers executing any of the Basic Documents on the Restatement Date on behalf of, each of the Issuer, the Transferor and the Servicer, certified by its authorized officer, (B) the Trust Agreement and an incumbency certificate with respect to officers of the Owner Trustee executing any of the Basic Documents on the Restatement Date on behalf of the Issuer and (C) resolutions of the Board of Managers (or an authorized committee thereof) of each of the Transferor and the Servicer with respect to the Basic Documents to which it is party, certified by its authorized officer;
    (vi)     a certificate issued no earlier than 30 days prior to the Restatement Date by an appropriate Governmental Authority evidencing the legal existence and good standing of each of the Servicer as a Delaware limited liability company, of Transferor as a Delaware limited liability company;

    (vii)     the favorable written opinions of counsel for the Issuer, the Owner Trustee, the Indenture Trustee, the Transferor and the Servicer, addressed to the Administrative Agent, each Funding Agent and each Note Purchaser, dated the Restatement Date, covering general corporate matters, no government consents or authorizations, no conflicts with organizational documents, any applicable law or other agreements, the due execution and delivery of, and the enforceability of, each of the Basic Documents to which the Issuer, the Owner Trustee, the Indenture Trustee, the Transferor and the Servicer is party, true sale/non-consolidation, Investment Company Act matters (including a “no covered fund” opinion), perfection and priority of security interest matters, for U.S. income tax purposes the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation and the Notes will be characterized as indebtedness and such other matters as the Administrative Agent or its counsel may reasonably request;
    (viii)     evidence of the due execution and delivery by the Owner Trustee, on behalf of the Issuer, and the Indenture Trustee of the Basic Documents to which each is party;
    (ix)     an executed copy of each of the Transfer and Servicing Agreements, the Indenture, the Trust Agreement, the Administration Agreement, the Control Agreement and each of the other Basic Documents to be entered into on or prior to the Restatement Date;
    (x)     a certificate of the Indenture Trustee as to the establishment of certain accounts as provided in the Pooling and Servicing Agreement;
    (xi)     the duly executed Notes registered in the name of each Funding Agent as nominee on behalf of the Note Owners in its Purchaser Group or, if requested by such Funding Agent, in the name of the relevant Primary Purchaser;
(xii)     [Reserved];

    (xiii)     evidence satisfactory to the Administrative Agent that financing statements duly executed or otherwise authorized by ALS, the Seller, ALER and the Issuer or other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, or any Funding Agent or Note Purchaser, desirable under the Uniform Commercial Code of all appropriate jurisdictions or any comparable law to perfect the transfers (including grants of security interests) under the Basic Documents have been delivered and, if appropriate, have been duly filed or recorded and that all filing fees, taxes or other amounts required to be paid in connection therewith have been paid;
    (xiv)     certified copies of requests for information or copies (or a similar search report certified by a party acceptable to the Administrative Agent), dated a date reasonably near to the Restatement Date, listing all effective financing statements which name ALS or the Seller (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which the financing statements referred to in clause

(xii) above were or are to be filed, together with copies of such financing statements (none of which, other than financing statements naming the party under the Basic Documents to which transfers (including grants of security interests) thereunder purport to have been made shall cover any of the property purported to be conveyed thereunder);
    (xv)     evidence satisfactory to each initial CP Conduit that its purchase of Notes and Advances hereunder (if any) will not result in a reduction or withdrawal of the rating of its Commercial Paper by the applicable Rating Agencies;
    (xvi)     satisfactory results of a due diligence review by the Administrative Agent of ALS’s collection, operating and reporting systems;
    (xvii)a Servicer’s Certificate as of the then most recently completed Monthly Period; and
(xviii)such additional documents, instruments, certificates or letters as the Administrative Agent or any Funding Agent or Note Purchaser may reasonably request;
    (f)     no material adverse change in (i) business, condition or operation of the Seller, ALS, the Transferor, the Issuer or the Servicer or (ii) the collectability of the Loans taken as a whole shall have occurred; and
    (g)     the Weighted Average Life of the Eligible Loans in the Trust Estate as of the Restatement Date is not greater than 3.5 years.
    3.2     Condition to Additional Purchases. The following shall be conditions precedent to the obligation of any Note Purchaser to purchase its share of any Advance on any Funding Date (including the Restatement Date):
    (a)     each Funding Agent shall have timely received a properly completed Advance Notice;

    (b)     all interest, fees, expenses and all other amounts then due and payable to the Administrative Agent or any Note Purchaser or Funding Agent hereunder shall have been paid;
    (c)     no Rapid Amortization Event, Event of Default or Servicer Default, and no event that, after the giving of notice or the lapse of time (or both), would constitute a Rapid Amortization Event, Event of Default or Servicer Default, shall have occurred and be continuing that has not been waived in writing by the Special Required Noteholders;
    (d)     all conditions to the issuance of the Notes set forth in the Indenture or any other Basic Document shall have been satisfied, and, in the case of any Borrowing Date, all conditions to the occurrence of the Advance to occur on such Borrowing Date set forth in the Indenture or any other Basic Document shall have been satisfied;

    (e)     after giving effect to the issuance of the Notes or the Advance, as applicable, all representations and warranties of the Transferor, the Issuer, the Seller and the Servicer contained herein or made or reaffirmed on the related Funding Date in the Basic Documents, or otherwise made in writing pursuant to any of the provisions hereof or thereof, shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of such date (other than representations and warranties which specifically relate to an earlier date, which shall be true and correct in all material respects as of such earlier date);
    (f)     after giving effect to the issuance of the Notes or the Advance to occur on such Funding Date, the Aggregate Note Principal Balance shall be equal to or less than the lesser of (i) the Facility Limit and (ii) the Borrowing Base as set forth in the related Advance Notice;
(g)     [Reserved];
    (h)     (i) after giving effect to the issuance of Notes or the Advance to occur on such Funding Date, (x) the Weighted Average Life of the Eligible Loans in the Trust Estate shall not have been greater than 3.75 years for the period of three (3) consecutive calendar months ending on such Funding Date or (y) if the Weighted Average Life of the Eligible Loans in the Trust Estate shall be greater than 3.75 years on such Funding Date, the Weighted Average Life of the Eligible Loans in the Trust Estate after giving effect to such Advance shall be less than or equal to the Weighted Average Life of the Eligible Loans in the Trust Estate before giving effect to such Advance;
    (i)     after giving effect to the issuance of the Notes or the Advance to occur on such Funding Date, the Weighted Average Seasoning of the Eligible Loans in the Trust Estate is at least 15 months;
    (j)     after giving effect to the issuance of the Notes or the Advance to occur on such Funding Date, the weighted average interest rate of all Loans with fixed interest rates in the Trust Estate that are not Discount Fixed Rate Loans is at least 5.00%;
    (k)     after giving effect to the issuance of the Notes or the Advance to occur on such Funding Date, the aggregate Loan Balance (net of security deposits) of all Loans with fixed interest rates in the Trust Estate shall not be greater than the amount set forth in the Cap Notional Schedule attached hereto as Annex D (as Annex D may be updated from time to time with the consent of the Issuer and the Administrative Agent to reflect any amendments to any Interest Rate Cap Agreement or any replacement Interest Rate Cap Agreement);

    (l)     both immediately before and after giving effect to such Advance, the amount on deposit in the Reserve Account (exclusive of RA Cash and LC Substitute Cash, but including any amounts therein constituting the Ineligible Cap Reserve at such time, if any) is then at least equal to the Reserve Account Required Amount (it being understood that the proceeds of a new Advance cannot be used to cure a shortfall in the Reserve Account Required Amount but such proceeds can be used to fund the corresponding increase in the Reserve Account Required Amount resulting from an increase in the Notes; provided that the proceeds of a new Advance can be used to cure a shortfall in the Reserve Account Required Amount once in every twelve (12) consecutive calendar months);
    (m)     both immediately before and after giving effect to the Advance (made on or after the first Distribution Date), the amount on deposit in the Yield Supplement Account is then at least equal to the Yield Supplement Required Amount;
    (n)     as of the Accounting Date immediately preceding the date of such Advance, the Excess Spread was at least equal to the Minimum Excess Spread and, to the best knowledge of the Transferor and the Servicer, after giving effect to such Advance, the current Excess Spread will continue to be at least equal the Minimum Excess Spread;
    (o)     the Note Purchasers shall have received all reports and other information theretofore required to be delivered by the Seller, ALS, the Issuer, the Transferor or the Servicer;
    (p)     in the case of each Borrowing Date, the Issuer shall have delivered to each Funding Agent an Officer’s Certificate dated such Borrowing Date, certifying that the applicable conditions described in Sections 3.2(a) through 3.2(o) have been satisfied; and
(q)     the Conversion Date shall not have occurred.
ARTICLE 4 REPRESENTATIONS AND WARRANTIES
    4.1     Representations and Warranties of the Issuer. The Issuer represents and warrants to the Note Purchasers, the Funding Agents and the Administrative Agent that the representations and warranties of the Issuer set forth in the Transfer and Servicing Agreements, the Indenture and the other Basic Documents to which it is a party are true and correct as of the Restatement Date (except for representations or warranties which relate to a specific date, which shall be true and correct as of such date).
    4.2     Representations and Warranties of the Transferor and the Servicer. Each of the Transferor and the Servicer severally (each with respect to itself only) represents and warrants to the Note Purchasers, the Funding Agents and the Administrative Agent that its representations and warranties (as Transferor or Servicer, as applicable) set forth in the Pooling and Servicing Agreement and the other Basic Documents to which it is a party are true and correct as of the Restatement Date (except for representations or warranties which relate to a specific date, which shall be true and correct as of such date).
    4.3     Representations and Warranties of the Note Purchasers. Each of the Note Purchasers severally (each with respect to itself only) represents and warrants to, and agrees with, the Issuer, the Servicer and the Transferor that:
    (a)     Such Note Purchaser is duly authorized to enter into and perform this Agreement and its respective Investment Letter and has duly executed and delivered this Agreement and such Investment Letter;

    (b)     This Agreement constitutes the valid and binding obligation of such Note Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, receivership and other laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies as the same may be applied in the event of the bankruptcy, insolvency, reorganization, receivership or liquidation or a similar event of such Note Purchaser or a moratorium applicable to such Note Purchaser and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);
    (c)     No registration with, consent or approval of or other action by any federal, state, or other Governmental Authority having jurisdiction over such Note Purchaser is required in connection with the execution, delivery or performance by such Note Purchaser of this Agreement; and
    (d)     (i) It is not acquiring such Note with the assets of an “employee benefit plan” subject to Title I of ERISA, a “plan” described in and subject to Section 4975 of the Code, an entity deemed to hold plan assets of any of the foregoing by reason of investment by an“employee benefit plan” or “plan” in such entity (each of the foregoing, a “Benefit Plan Investor”), or a governmental plan subject to applicable law that is substantially similar to the fiduciary responsibility and/or prohibited transaction provisions of ERISA or Section 4975 of the Code or (ii) (A) the acquisition and holding of such Note will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or, in the case of a governmental plan, any substantially similar applicable law) and (B) if it is a Benefit Plan Investor, the decision to acquire such Notes has been made by a fiduciary that is an “independent fiduciary with financial expertise” as described in 29 C.F.R. Sec. 2510.3-21(c)(1).
ARTICLE 5 COVENANTS
    5.1     Covenants. Each of the Issuer, the Transferor, the Seller and the Servicer severally covenants and agrees, in each case as to itself individually or in such respective capacities, each with respect to itself only, until termination of this Agreement as provided herein, unless the Required Noteholders shall otherwise consent in writing (it being understood that the waiver of a breach of any such covenant or agreement shall require the consent of the Special Required Noteholders if such breach constitutes an Event of Default under Section 5.1(d) of the Indenture or a Servicer Default under Section 9.01(b) of the Pooling and Servicing Agreement), that:
    (a)     Unless waived in writing by the Special Required Noteholders, each of the Issuer, the Transferor, the Seller and the Servicer, as applicable, shall perform in all material respects each of the respective agreements and warranties applicable to it under the Basic Documents to which it is a party and comply in all material respects with each of the respective terms and provisions applicable to it under the Basic Documents to which it is party, which agreements and warranties are hereby incorporated by reference into this Agreement as if set forth herein in full;
    (b)     The Transferor, the Issuer and the Servicer, as applicable, shall promptly furnish to each Funding Agent and the Administrative Agent (i) a copy of each certificate, report, statement, notice or other communication furnished by or on behalf of the Transferor, the Issuer or the Servicer, as applicable, to the holders of Notes concurrently therewith, and (ii) such other information, documents, records or reports respecting the Loans, the Issuer, the Transferor or the Servicer which is in the possession or under the control of the Issuer, the Transferor or the Servicer, as the case may be, as the Administrative Agent may from time to time reasonably request, and the Issuer shall provide the Administrative Agent access to each electronic platform (including the eVault and the eOriginal System) on which any electronic chattel paper relating to the Loans is maintained;
    (c)     Without limitation of the provisions of Section 5.1(b) above, the Servicer (with respect to clauses (i),(ii) and(iii) of this Section 5.1(c)) and the Issuer (with respect to clause (iv) of this Section 5.1(c)) shall furnish to each Funding Agent (i) with respect to each Distribution Date, a copy of the completed Servicer’s Certificate furnished to each Noteholder pursuant to Section 3.10 of the Pooling and Servicing Agreement, (ii) a copy of each annual certified public accountants’ reports received by the Indenture Trustee, the Owner Trustee and the Servicer pursuant to Section 5.02(a) of the Pooling and Servicing Agreement, (iii) a copy of each Officer’s Certificate of the Servicer furnished to the Indenture Trustee and the Owner Trustee pursuant to Section 5.01(a) of the Pooling and Servicing Agreement and (iv) a copy of each Opinion of Counsel delivered pursuant to Section 3.6 or Section 12.1 of the Indenture;
    (d)     Each of the Issuer, the Transferor, the Servicer and the Seller, as applicable, shall furnish to each Funding Agent promptly after known to such party, information with respect to any action, suit or proceeding involving such party or any of its Affiliates by or before any Governmental Authority which, if adversely determined, would be reasonably likely to result in a material and adverse effect on the transactions contemplated by, or such party’s ability to perform its obligations under, this Agreement or the Basic Documents;
    (e)     From the date hereof until the termination date of this Agreement, unless waived by the Required Noteholders, each of the Issuer, the Transferor and the Servicer, as applicable, will comply with the provisions set forth in Section 5.03 of the Pooling and Servicing Agreement;
    (f)     The Transferor and Servicer shall furnish to each Funding Agent, promptly after the occurrence of any Rapid Amortization Event or Event of Default, a certificate of an appropriate officer of the Transferor setting forth the information provided in the certificate delivered pursuant to Section 4.1 of the Indenture;
    (g)     The Transferor, the Issuer and the Servicer, as applicable, shall comply with the provisions set forth in Section 9.2 of the Indenture;
    (h)     Each statement of the Servicer delivered in accordance with Section 12.1 of the Indenture shall be correct in all material respects and shall have been prepared, in all material respects, in accordance with the applicable provisions of the Basic Documents;
    (i)     The Servicer and the Seller, as applicable, shall cause ALH to comply with each of the covenants set forth in Section 7 of the Credit Agreement (without giving effect to an amendment, modification, consent, supplement or other modification of Article VIA (directly or indirectly, including any defined terms therein) of the Credit Agreement after the Eighth Omnibus Amendment Effective Date unless such amendment is consented to in writing by the Administrative Agent and the Required Noteholders).

ARTICLE 6 THE NOTE AGENTS
    6.1     Authorization and Action of the Note Agents.(a) Each Note Purchaser hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Indenture, any Transfer and Servicing Agreement and any other Basic Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each

Note Purchaser in each Purchaser Group hereby appoints and authorizes the Funding Agent for such Purchaser Group as the agent of such Note Purchaser under this Agreement to take such action as agent on its behalf and to exercise such powers under this Agreement, the Indenture, the Pooling and Servicing Agreement and any other Basic Documents as are delegated to such Funding Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither any Administrative Agent nor any Funding Agent (the Administrative Agent and each Funding Agent being referred to in this Article as a “Note Agent”) shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Note Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Note Agent. In furtherance, and without limiting the generality of the foregoing, each CP Conduit and each Committed Purchaser hereby appoints the Administrative Agent and the applicable Funding Agent as its agent to execute and deliver all further instruments and documents, and agrees to take all further action that the Administrative Agent or Funding Agent, as applicable, may deem necessary or appropriate or that a CP Conduit or a Committed Purchaser may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Transferor or the Issuer hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder. With respect to actions which are incidental to the actions specifically delegated to any Funding Agent hereunder, such Funding Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent or upon the direction of the Note Purchaser in its Purchaser Group;provided,however, no Note Agent shall be required to take any action hereunder if the taking of such action, in the reasonable determination of such Note Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose such Note Agent to liability hereunder or otherwise. Each Note Agent shall exercise such rights and powers vested in it by this Agreement, the Indenture, the Pooling and Servicing Agreement and any other Basic Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
    (b)     No Note Agent shall be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Rapid Amortization Event or Event of Default unless such Note Agent has received notice from the Issuer, the Transferor, the Servicer, the Indenture Trustee or any Note Purchaser, referring to this Agreement and describing such event. In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Funding Agent, and in the event any Funding Agent receives such a notice, it shall promptly give notice thereof to the Note Purchasers in its Purchaser Group. The Administrative Agent and each Funding Agent shall take such action with respect to such event as shall be reasonably directed by the Required Noteholders; provided, that unless and until such Note Agent shall have received such directions, the Administrative Agent or such Funding Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Note Purchasers or of the Note Purchasers in its Purchaser Group, as applicable.
    (c)     The Administrative Agent shall promptly furnish to each Funding Agent a copy of each certificate, report, statement, notice or other communication furnished by or on behalf of the Transferor, the Issuer or the Servicer to the Administrative Agent in its capacity as Administrative Agent.

    (d)     The Administrative Agent shall not, without the prior written consent of each Funding Agent and each Note Purchaser, agree or consent to any amendment, modification or waiver of any provision of this Agreement, the Transfer and Servicing Agreements or the Indenture which would in any way (i) reduce, impair or change the timing of payments required to be made by the Transferor, the Issuer or the Servicer or the application of the proceeds of such payments, (ii) increase the Servicing Fee, (iii) release any material portion of the property subject to the liens provided by the Pooling and Servicing Agreement and the Indenture (other than as expressly contemplated herein or therein) or (iv) permit the appointment of any Person (other than the Back-up Servicer) as Successor Servicer. No Funding Agent shall agree to any amendment of this Agreement which increases the dollar amount of the commitment of its related Committed Purchaser without the prior consent of such Committed Purchaser. In addition, each Funding Agent agrees that it shall not agree to any amendment of this Agreement not specifically described in the two preceding sentences without the consent of the Committed Purchasers and the related CP Conduit (if any) in its Purchaser Group. In the event the Funding Agent requests a Person’s consent pursuant to the foregoing provisions and the Funding Agent does not receive a response to such request (either positive or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Person (and its percentage interest hereunder) shall be disregarded in determining whether the Funding Agent shall have obtained sufficient consent hereunder.
    (e)     Each Note Agent may execute any of its duties under any of the Basic Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Note Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
    6.2     Note Agent’s Reliance, Etc. Neither any Note Agent nor any of its directors, officers, agents or employees shall be liable to any CP Conduit or Committed Purchaser for any action taken or omitted to be taken by it or them as a Note Agent under or in connection with this Agreement, the Indenture, the Transfer and Servicing Agreements or any other Basic Document, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, each Note Agent: (i) may consult with legal counsel (including counsel for the Transferor, the Issuer or the Servicer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any CP Conduit or any Committed Purchaser and shall not be responsible to any CP Conduit or any Committed Purchaser for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Indenture, any Transfer and Servicing Agreement or any other Basic Document on the part of the Transferor, the Issuer or the Servicer or to inspect the property (including the books and records) of the Transferor, the Issuer, or the Servicer; (iv) shall not be responsible to any CP Conduit or any Committed Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Indenture, any Transfer and Servicing Agreement or any other Basic Document or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability to any CP Conduit or Committed Purchaser under or in respect of this Agreement, the Indenture, any Transfer and Servicing Agreement or any other Basic Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties. Each Note Agent shall be fully justified in failing or refusing to take any action under any of the Basic Documents unless it shall first receive such advice or concurrence of the Required Noteholders as it deems appropriate or it shall first be indemnified to its satisfaction by (A) in the case of the Administrative Agent, the Committed Purchasers or (B) in the case of a Funding Agent, the Committed Purchasers in its Purchaser Group, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Basic Documents in accordance with a request of the Required Noteholders (or their Funding Agents), and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Note Purchasers. Each Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Basic Documents in accordance with a request of the Required Noteholders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Note Purchasers in such Purchaser Group.
    6.3     Credit Decision. Each CP Conduit and each Committed Purchaser acknowledges that it has, independently and without reliance upon the Administrative Agent, any of the Administrative Agent’s Affiliates, any Funding Agent, any other Committed Purchaser or any other CP Conduit and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement, the Indenture, any Transfer and Servicing Agreement and any other Basic Documents to which it is a party and, if it so determines, to accept the transfer to its related Funding Agent on its behalf of its interest in the Note hereunder. Each CP Conduit and each Committed Purchaser also acknowledges that it will, independently and without reliance upon the Administrative Agent, any of the Administrative Agent’s Affiliates, any Funding Agent, any other Committed Purchaser or any other CP Conduit and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement, the Indenture, any Transfer and Servicing Agreement and any other Basic Documents to which it is a party. Except, in the case of a Note Agent, for notices, reports and other documents received by such Note Agent under Section 5.1, no Note Agent shall have any duty or responsibility to provide any Note Purchaser with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Transferor, the Servicer, the Issuer, the Loans or the Indenture Trustee which may come into the possession of such Note Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
    6.4     Indemnification of each Note Agent. (i) The Committed Purchasers agree to indemnify the Administrative Agent in its capacity as such (without limiting the obligation (if any) of the Issuer, the Transferor and the Servicer to reimburse the Administrative Agent for any such amounts), ratably according to their respective Commitments (or, if the Commitments have terminated, Percentage Interests), and (ii) the Committed Purchasers in each Purchaser Group agree to indemnify the Funding Agent for such Purchaser Group in its capacity as such (without limiting the obligation (if any) of the Issuer, the Transferor and the Servicer to reimburse such Funding Agent for any such amounts), ratably according to their respective Commitments (or, if the Commitments have terminated, Percentage Interests), in each case from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Note Agent (in its capacity as such) in any way relating to or arising out of this Agreement, the Indenture, the Transfer and Servicing Agreements and the other Basic Documents or such action taken or omitted by such Note Agent hereunder or thereunder, provided that such Committed Purchaser shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Note Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, the Committed Purchasers agree to reimburse such Note Agent, ratably according to their Commitments (or, if the Commitments have terminated, Percentage Interests), promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by such Note Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, the Indenture, any Transfer and Servicing Agreement and any other Basic Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the CP Conduits or the Committed Purchasers hereunder and/or thereunder and to the extent that such Note Agent is not reimbursed for such expenses by the Transferor, the Issuer or the Servicer. The agreements in this Section 6.4 shall survive the payment of the obligations under this Agreement, including the Aggregate Note Principal Balance.
    6.5     Note Agents in their Individual Capacity. Each Note Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Issuer, the Transferor or the Servicer as though such Note Agent were not an agent hereunder. In addition, the Note Purchasers acknowledge that one or more Persons which are Note Agents may act (i) as administrator, sponsor or agent for one or more CP Conduits and in such capacity act and may continue to act on behalf of each such CP Conduit in connection with its business, and (ii) as the agent for certain financial institutions under the liquidity and credit enhancement agreements relating to this Agreement to which any one or more CP Conduits is party and in various other capacities relating to the business of any such CP Conduit under various agreements. Any such Person, in its capacity as Note Agent, shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as a Note Agent other than as expressly provided in this Agreement. Any Person which is a Note Agent may act as a Note Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.
    6.6     Successor Administrative Agent; Successor Funding Agent. The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving written notice thereof to each Funding Agent, each CP Conduit, each Committed Purchaser, the Indenture Trustee, the Issuer, the Transferor and the Servicer. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Special Required Noteholders shall appoint from among the Committed Purchasers a successor administrative agent;provided that, in the case of any successor administrative agent that is not a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1, the Servicer shall have provided its prior written consent to such appointment (not to be unreasonably withheld or delayed). If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Note Purchasers, appoint a successor Administrative Agent with the prior consent of the Funding Agents (which such consent will not be unreasonably withheld) and, unless an Event of Default or Rapid Amortization Event has occurred and is continuing, the Servicer (not to be unreasonably withheld or delayed). Any Funding Agent may resign at any time, effective upon the appointment and acceptance of a successor Funding Agent as provided below, by giving written notice thereof to the Note Purchasers in its Purchaser Group, the Administrative Agent and each other Funding Agent, the Indenture Trustee, the Issuer, the Transferor and the Servicer. If a Funding Agent shall resign as Funding Agent under this Agreement, then the Required Note Purchasers and the Required Note Owners, in each case for the applicable Purchaser Group, shall appoint from among the Committed Purchasers in such Purchaser Group a successor agent for such Purchaser Group. If no such successor Funding Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Funding Agent’s giving of notice of resignation, then the retiring Funding Agent may, on behalf of the CP Conduits and the Committed Purchasers in such Purchaser Group, appoint a successor Funding Agent for such group. Upon the acceptance of any appointment as a Note Agent hereunder by a successor Note Agent, such successor Note Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the applicable retiring Note Agent accruing after the date of its appointment, and the retiring Note Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Note Agent’s resignation hereunder as Note Agent, the provisions of this Article 6 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was such Note Agent under this Agreement.
    6.7     Payments by a Funding Agent. Unless specifically allocated to a CP Conduit or a Committed Purchaser pursuant to the terms of this Agreement, all amounts received by a Funding Agent on behalf of the related CP Conduit(s) or Committed Purchasers shall be paid by such Funding Agent to such CP Conduit(s) or Committed Purchaser(s), as applicable (at the account specified in writing to such Funding Agent) on the Business Day received by such Funding Agent, unless such amounts are received after 12:00 noon (New York time) on such Business Day, in which case such Funding Agent shall use its reasonable efforts to pay such amounts, on such Business Day, but, in any event, shall pay such amounts not later than 11:00 a.m. (New York time) the following Business Day.
6.8     Erroneous Payments.
    (a)     If the Administrative Agent notifies a Funding Agent, a Committed Purchaser or a CP Conduit, or any Person who has received funds on behalf of a Funding Agent, a Committed Purchaser or a CP Conduit (any such Funding Agent, Committed Purchaser, CP Conduit or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Funding Agent, Committed Purchaser, CP Conduit or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Funding Agent, Committed Purchaser or CP Conduit shall (or, with respect to any Payment Recipient who receives such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
    (b)     Without limiting immediately preceding clause (a), each Funding Agent, Committed Purchaser or CP Conduit, or any Person who has received funds on behalf of a

Funding Agent, Committed Purchaser or CP Conduit, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) or (z) that such Funding Agent, Committed Purchaser or CP Conduit, or such other recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
    (i)     (A) in the case of immediately preceding clauses (x) or (y), an error or mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error or mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
    (ii)     such Funding Agent, Committed Purchaser or CP Conduit shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 6.8(b).
    (c)     Each Funding Agent, Committed Purchaser or CP Conduit hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Funding Agent, Committed Purchaser or CP Conduit under any Basic Document, or otherwise payable or distributable by the Administrative Agent to such Funding Agent, Committed Purchaser or CP Conduit from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
    (d)     In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Funding Agent, Committed Purchaser or CP Conduit that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Funding Agent, Committed Purchaser or CP Conduit at any time, (i) the Funding Agent, Committed Purchaser or CP Conduit in such Person’s Purchaser Group shall be deemed to have assigned to the Administrative Agent the aggregate principal balance of its respective Notes (but not its Commitments) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the aggregate principal balance of such Notes, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with each other party to an Assignment as required hereunder) deemed to execute and deliver an Assignment with respect to such Erroneous Payment Deficiency Assignment, and such Committed Purchaser or CP Conduit shall deliver any amended or new Notes evidencing such Erroneous Payment Deficiency Assignment to the Administrative Agent, (ii) the Administrative Agent as the assignee Committed Purchaser shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Committed Purchaser shall become a Committed Purchaser hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Committed Purchaser or assigning CP Conduit shall cease to be a Committed Purchaser or CP Conduit, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Committed Purchaser or assigning CP Conduit and (iv) the Note Register may be updated to reflect the Administrative Agent’s ownership interest in the aggregate principal balance of the Notes subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any portion of its Notes acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Funding Agent, Committed Purchaser or CP Conduit shall be reduced by the net proceeds of the sale of such Notes (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Funding Agent, Committed Purchaser or CP Conduit (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Committed Purchaser and such Commitments shall remain available in accordance with the terms of this Agreement and the other Basic Documents. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold its Notes (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Funding Agent, Committed Purchaser or CP Conduit under the Basic Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
    (e)     The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Outstanding Obligations owed by the Issuer, except to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Issuer for the purpose of making such Erroneous Payment. For the avoidance of doubt, this Section 6.8 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Aggregate Note Principal Balance of the Issuer relative to the amount (and/or timing for payment) of the Aggregate Note Principal Balance that would have been payable had such Erroneous Payment not been made by the Administrative Agent.
    (f)     To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, waiver of any defense based on “discharge for value” or any similar doctrine.
    (g)     Each party’s obligations, agreements and waivers under this Section 6.8 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Outstanding Obligations (or any portion thereof) under any Basic Document.
    6.9     No Reliance on Administrative Agent’s Customer Identification Program. Each Note Purchaser acknowledges and agrees that no Note Purchaser, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Note

Purchaser’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the PATRIOT Act or the regulations thereunder, including the regulations contained in 31 C.F.R. 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law or any Anti-Corruption Law, including any programs involving any of the following items relating to or in connection with any of the Issuer, the Servicer, the Transferor or the Originator, their respective Affiliates or their agents, the Basic Documents or the transactions hereunder or thereunder or contemplated hereby or thereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Applicable Laws.
ARTICLE 7 SECURITIES LAWS; TRANSFERS
7.1     Transfers of Notes.
    (a)     Each Note Purchaser shall execute and deliver to the Issuer and the Transferor on or prior to the Restatement Date an Investment Letter substantially in the form attached as Exhibit D to the Indenture. Each Note Owner agrees that the interest in the Notes purchased by it will be acquired for investment only and not with a view to any public distribution thereof, and that such Note Owner will not offer to sell or otherwise dispose of any Note acquired by it (or any interest therein) in violation of any of the requirements of the Securities Act or any applicable state or other securities laws. Each Note Owner acknowledges that it has no right to require the Issuer or the Transferor to register, under the Securities Act, as amended, or any other securities law, the Notes (or any interest therein) acquired by it pursuant to this Agreement or any Transfer Supplement. Each Note Owner hereby confirms and agrees that in connection with any transfer or syndication by it of an interest in the Notes, such Note Owner has not engaged and will not engage in a general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
    (b)     Each initial purchaser of a Note or any interest therein and any Assignee thereof or Participant therein shall furnish to the Issuer, the Transferor, the Servicer, the Indenture Trustee, the Administrative Agent, the Funding Agent for its Purchaser Group, and to the Note Owner making the Transfer the applicable forms described in Section 2.4(c).
    (c)     Any sale, transfer or other disposition (but not Participation, pledge or hypothecation) (any such non-excluded disposition being referred to herein as a “Transfer”) of a Note or any interest therein may be made only in accordance with this Section 7.1(c),Section 7.1(e) and the Indenture. Any partial Transfer of an interest in a Note, a Commitment or any Purchaser Percentage by a Committed Purchaser shall be in respect of at least $5,000,000 in the aggregate, which may be composed of (A) Note Principal Balance, or (B) to the extent in excess of the Note Principal Balance subject to such Transfer, Commitment hereunder. Any Transfer of an interest in a Note otherwise permitted by this Section 7.1 will be permitted only if it consists of apro rata percentage interest in all payments made with respect to the Note Purchaser’s interest in such Note. It is expressly understood and agreed that any Transfer of an interest in a Commitment includes the commitment to make Advances until the Conversion Date. Unless the Transfer (x) occurs between members of the same Purchaser Group or (y) is to ALS, the Transferor or the Issuer, no Note or any interest therein may be Transferred to any Person (each, a “Transferee”) unless prior to the Transfer (i) the Transferee shall have executed and delivered to the Administrative Agent, the applicable Funding Agent, the Issuer, the Transferor and the Servicer an Investment Letter and (ii) the Noteholder making such Transfer or the Transferee shall have paid to the Administrative Agent a processing fee in the amount of $3,500.
Subject to compliance with Section 8.18, each of the Issuer, the Transferor and the Servicer authorizes each Note Purchaser to disclose to any Transferee and Support Party and to any prospective Transferee or Support Party which is a Permitted Transferee any and all confidential information in the Note Purchaser’s possession concerning this Agreement or the Basic Documents or concerning the Loans, or such party which has been delivered to any Funding Agent or such Note Purchaser pursuant to this Agreement or the Basic Documents (including information obtained pursuant to rights of inspection granted hereunder) or which has been delivered to such Note Purchaser by or on behalf of the Issuer, the Transferor or the Servicer in connection with such Note Purchaser’s credit evaluation of the Loans, the Issuer, the Transferor or the Servicer prior to becoming a party to, or purchasing an interest in this Agreement or the Notes.
    (d)     Each Note Purchaser may, in accordance with applicable law, at any time grant participations in all or part of its Commitment or its interest in the Notes, including the payments due to it under this Agreement and the Basic Documents (each, a “Participation”), to any Permitted Transferee (each such Permitted Transferee, a “Participant”); provided, however, that no Participation shall be granted to any Person (i) until such Person, unless such Person is a member of the same Purchaser Group, shall have executed and delivered to the Funding Agent, the Issuer, the Transferor and the Servicer an Investment Letter, (ii) unless and until the Funding Agent for such Note Purchaser’s Purchaser Group shall have consented thereto, and (iii) unless such Participation consists of a pro rata percentage interest in all payments made with respect to such Note Purchaser’s beneficial interest (if any) in the Notes. In connection with any such Participation, each Funding Agent for a Purchaser Group (acting as an agent of the Issuer) shall maintain a register of each Participant of members of its Purchaser Group which such register shall reflect the name and address of each such Participant and the principal amounts and stated interest of each Participant’s interest in the Notes and the other obligations pursuant to this Agreement. The entries in each such register shall be conclusive absent manifest error, and the applicable Funding Agent and Note Purchaser shall treat each such Person whose name is recorded in the applicable register as the owner of the applicable Participation for all purposes of this Agreement. Each Note Purchaser hereby acknowledges and agrees that (A) any such Participation will not alter or affect such Note Purchaser’s direct obligations hereunder, and (B) none of the Administrative Agent, the Indenture Trustee, the Transferor, the Issuer or the Servicer shall have any obligation to have any communication or relationship with any Participant. Each Note Purchaser and each Participant shall comply with the provisions of Section 2.4(c). No Participant shall be entitled to Transfer all or any portion of its Participation, without the prior written consent of the Funding Agent for its Purchaser Group and having complied with the requirements set forth in this Section 7.1(d). Each Participant shall be entitled to receive additional amounts and indemnification pursuant to Sections 2.3, 2.4 and 2.5 as if such Participant were a Note Purchaser, as applicable, and such Sections applied to its Participation; provided, in the case of Section 2.4, that such Participant has complied with the provisions of Section 2.4(c) as if it were a Note Purchaser, as applicable; provided, however, that a Participant shall not be entitled to receive any greater amounts pursuant to Sections 2.3, 2.4 or 2.5 than the applicable underlying Note Purchaser would have been entitled to receive with respect to the Note underlying the Participation sold to such Participant without the Issuer’s consent. Each Note Purchaser shall give the Funding Agent for its Purchaser Group notice of the consummation of any sale by it of a Participation. It shall be a further condition to the grant of any Participation that the Participant shall to the extent such Participant has not otherwise directly provided such forms to the Servicer and the Indenture Trustee, (i) prior to the date on which the first interest payment is due to such Participant, provide to the Servicer, the Transferor and Indenture Trustee, the forms described in Section 2.4(c) as though the Participant were a Note Purchaser and (ii) will provide subsequent forms as described in Section 2.4(c) with respect to such Participant as though it were a Note Purchaser.
    (e)     Each Note Purchaser may, with the consent of the Funding Agent for its Purchaser Group and in accordance with applicable law and the Indenture, sell or assign (each, an “Assignment”), to any Permitted Transferee (each, an “Assignee”) all or any part of its Commitment (if any) or its interest in the Notes and its rights and obligations under this Agreement and the Basic Documents pursuant to an agreement substantially in the form attached hereto as Exhibit A (a “Transfer Supplement”), executed by such Assignee and the Note Purchaser, and delivered to the Funding Agent for its Purchaser Group for its acceptance and consent or, in the case of an assignment, participation or pledge by a CP Conduit to a CPC Committed Purchaser within its Purchaser Group, pursuant to its Support Facility documentation;provided,however, that (i) no Assignment, other than to a member of the same Purchaser Group, shall be effective unless prior to the Assignment the Assignee shall have executed and delivered to the Administrative Agent, the Funding Agent, the Issuer, the Transferor and the Servicer an Investment Letter, (ii) no assignment or sale by a CPC Committed Purchaser shall be effective without the consent of the CP Conduit in its Purchaser Group and (iii) in no event shall the consent of a Funding Agent be required in the case of an assignment, participation or pledge by a CP Conduit of its interest in the Notes and its rights and obligations under this Agreement and the Basic Documents to any one or more of the CPC Committed Purchasers in its Purchaser Group. From and after the effective date determined pursuant to such Transfer Supplement, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Transfer Supplement, have the rights and obligations of a Note Purchaser hereunder and under the Basic Documents as set forth therein and (y) the transferor Note Purchaser shall, to the extent provided in such Transfer Supplement, be released from its Commitment and other obligations under this Agreement;provided,however, that after giving effect to each such Assignment, the obligations released by any such Note Purchaser shall have been assumed by an Assignee or Assignees. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Assignee and the resulting adjustment of Percentage Interests, Purchaser Percentages or Liquidity Percentages arising from the Assignment. Upon its receipt and acceptance of a duly executed Transfer Supplement, the Funding Agent for the applicable Purchaser Group (or, in the case of an Assignment by which a new Purchaser Group is added to this Agreement, the Administrative Agent) shall on the effective date determined pursuant thereto give notice of such acceptance to the Administrative Agent, the Issuer, the Transferor, the Servicer and the Indenture Trustee.
Upon instruction to register a transfer of a Note Purchaser’s interest in the Notes (or portion thereof) and surrender for registration of transfer of such Note Purchaser’s Notes (if applicable) and delivery to the Transferor, the Issuer, the Servicer and the Indenture Trustee of an Investment Letter, executed by the registered owner (and the beneficial owner if it is a Person other than the registered owner), and receipt by the Indenture Trustee of a copy of the duly executed related Transfer Supplement and such other documents as may be required under this Agreement, such interest in the Notes (or portion thereof) shall be transferred in the records of the Indenture Trustee and the applicable Funding Agent and, if requested by the Assignee, new Notes shall be issued to the Assignee and, if applicable, the transferor Note Purchaser in amounts reflecting such Transfer as provided in the Indenture. To the extent of any conflict between the provisions of this Section 7.1 and any provisions of Section 2.12 of the Indenture applicable to Transfers of Notes (or interests therein), the provisions of this Section 7.1 shall control. Successive registrations of Transfers as aforesaid may be made from time to time as desired, and each such registration of a transfer to a new registered owner shall be noted on (and, for clarity, shall not be effective until noted on) the Note Register.
    (f)     Notwithstanding any other provision of this Agreement to the contrary, each Note Purchaser may at any time pledge or grant a security interest in all or any portion of its rights or its interest in the Notes or under this Agreement as collateral to secure obligations of such Note Purchaser to any Federal Reserve Bank, without notice to or consent of the Issuer, the Administrative Agent or any other Person;provided that no such pledge or grant of a security interest shall release a Note Purchaser from any of its obligations hereunder, or substitute any such pledgee or grantee for such Note Purchaser as a party hereto.
    (g)     Any Note Purchaser shall have the option to change its Investing Office, provided that such Note Purchaser shall continue to be in compliance with the provisions of Sections 2.4(b) and 2.4(c).
    (h)     Each Affected Party shall be entitled to receive additional payments and indemnification pursuant to Sections 2.3,2.4 and2.5 as though it were a Note Purchaser and such Section applied to its interest in or commitment to acquire an interest in the Notes; provided that such Affected Party shall not be entitled to additional payments pursuant to (i)Section 2.3 by reason of Regulatory Changes which occurred prior to the date it became an Affected Party or (ii) Section 2.4 attributable to its failure to satisfy the requirements of Section 2.4(c) as if it were a Note Purchaser, and provided further, that unless such Affected Party is a Permitted Transferee or has been consented to by the Transferor, such Affected Party shall be entitled to receive additional amounts pursuant to Sections 2.3 or 2.4 only to the extent that its related CP Conduit or assigning Committed Purchaser would have been entitled to receive such amounts in the absence of the commitment and Support Advances from such Affected Party.
    (i)     Each Affected Party claiming increased amounts described in Sections 2.3 or 2.4 shall furnish, through its related CP Conduit, to the Issuer, the Transferor, the Servicer, the Indenture Trustee, the Administrative Agent and the Funding Agent for the applicable Purchaser Group a certificate setting forth the basis and amount of each request by such Affected Party for any such amounts referred to in Sections 2.3 or 2.4, such certificate to be conclusive with respect to the factual information set forth therein absent manifest error.
    (j)     In the event that a CPC Committed Purchaser is a Downgraded Purchaser, the related CP Conduit shall have the right to replace such Committed Purchaser with a replacement Committed Purchaser consented to by the Transferor (which consent shall not be unreasonably withheld), which “Replacement Purchaser” shall succeed to the rights of such Committed Purchaser under this Agreement in respect of its Commitment as a Committed Purchaser, and such Committed Purchaser shall assign such Commitment and its interest in the Notes, to such replacement Committed Purchaser in accordance with the provisions of this Section 7.1; provided, that (i) such Committed Purchaser shall not be replaced hereunder with a new investor until such Committed Purchaser has been paid in full its Percentage Interest of the Aggregate Note Principal Balance and all accrued and unpaid interest thereon by such new investor and all other amounts (including all amounts owing under Sections 2.3 and 2.4) owed to it and to all Participants with respect to such Committed Purchaser pursuant to this Agreement, and (ii) if the Committed Purchaser to be replaced is a Note Agent, a replacement agent shall have been appointed in accordance with Section 6.6, and the Note Agent to be replaced shall have been paid all amounts owing to it as agent pursuant to this Agreement. For purposes of this subsection, a Committed Purchaser shall be a “Downgraded Purchaser” if and so long as the credit rating assigned to its short-term obligations by Moody’s or S&P on the date on which it became a party to this Agreement shall have been reduced or withdrawn, or as may be otherwise agreed among the Issuer, such Committed Purchaser and the CP Conduit in its Purchaser Group.
Notwithstanding the foregoing or the provisions of Section 7.1(j), if the Note Purchaser being replaced pursuant to this subsection is a CPC Committed Purchaser, the Replacement Purchaser shall be acceptable to the CP Conduit in its Purchaser Group in its sole discretion, and it shall be a condition of such replacement that such Replacement Purchaser enter into substitute Support Facilities for those to which the Note Purchaser being replaced is a party on terms mutually acceptable to the parties thereto. In addition, if the Note Purchaser to be replaced is a Funding Agent or the Administrative Agent, or a CP Conduit which is administered or sponsored by a Funding Agent or the Administrative Agent, it shall be a condition of such replacement that a replacement Funding Agent or Administrative Agent shall have been appointed in accordance with Section 6.6, and the Funding Agent or Administrative Agent to be replaced shall have been paid all amounts owing to it as Funding Agent or Administrative Agent, as applicable pursuant to this Agreement.
    (k)     Without limiting the foregoing, each CP Conduit may, from time to time, with prior or concurrent notice to the Servicer, in one transaction or a series of transactions, assign all or a portion of its Percentage Interest in the Aggregate Note Principal Balance and its rights and obligations under this Agreement and any other Basic Document to which it is a party to a Conduit Assignee that is a Permitted Transferee. Upon and to the extent of such assignment by the CP Conduit to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of such Percentage Interest, (ii) the related administrator for such Conduit Assignee will act as the Funding Agent for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to the Funding Agent hereunder or under the other Basic Documents, (iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to the CP Conduit and its Support Parties herein and in the other Basic Documents (including any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the assigned or assumed portion) of the CP Conduit’s obligations, if any, hereunder or any other Basic Document, and the CP Conduit shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the CP Conduit and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of such Percentage Interest shall be made to the applicable agent or Funding Agent, on behalf of the CP Conduit and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the defined terms and other terms and provisions of this Agreement and the other Basic Documents shall be interpreted in accordance with the foregoing, and (vii) if requested by the applicable Funding Agent or the Administrative Agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as such Funding Agent or Administrator may reasonably request to evidence and give effect to the foregoing. No assignment by the CP Conduit to a Conduit Assignee of all or any portion of such Percentage Interest shall in any way diminish the related CPC Committed Purchaser’s obligations under Section 2.1(d) to purchase any Advance not funded by the CP Conduit or such Conduit Assignee or to acquire from the CP Conduit or such Conduit Assignee all or any portion of its Percentage Interest.
    7.2     Tax Characterization. It is the intention of the parties hereto that, for purposes of federal, state and local income and franchise tax and any other tax measured in whole or in part by income, the Issuer not be treated as an association (or publicly traded partnership) taxable as a corporation and the Notes be treated as indebtedness, and the parties hereto agree to so treat, and to take no action inconsistent with such treatment of the Issuer and Notes, except as required by law.
ARTICLE 8 MISCELLANEOUS
    8.1     Amendments and Waivers. This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 8.1. With the written consent of the Required Noteholders and the Administrative Agent, each Funding Agent, the Issuer, the Transferor, ALS and the Servicer may, from time to time, enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement;provided,however, that no such amendment, supplement, waiver or modification shall (i) reduce the amount or extend the maturity of any Note or reduce the rate or extend the time of payment of interest thereon, or reduce or extend the timing of any other amount payable to any Note Purchaser hereunder or under the Indenture, in each case without the consent of the Note Purchaser affected thereby, (ii) amend, modify or waive any provision of this Section 8.1, or, if such amendment would have a material adverse effect on the Note Purchasers, or would alter the definition of “Note Principal Balance” or“Borrowing Base,” or reduce the percentage specified in the definition of “Required Note Owners” or “Required Note Purchasers,” in each case without the written consent of all Note Purchasers, (iii) amend, modify or waive any provision of Section 6.1 without the written consent of each Funding Agent affected by such amendment, modification or waiver, (iv) amend, modify or waive any of the provisions of Article 2, Section 6.6 or Section 7.1 without the written consent of each Committed Purchaser and each Primary Purchaser in each Purchaser Group or (v) amend, modify or waive any of Sections 2.1,2.2 or Articles 3,4 or8 (other than Sections 8.12(a),8.12(b) and8.16) without the written consent of each Committed Purchaser and each Primary Purchaser in each Purchaser Group and of the Administrative Agent. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement; provided, further, that the signature of the Transferor, the Issuer and shall not be required for the effectiveness of any amendment which modifies the representations, warranties, covenants or responsibilities of the Servicer at any time when the Servicer is not ALS or any Affiliate of ALS or a Successor Servicer is designated pursuant to Section 8.5.
A Funding Agent may cast any vote or give any consent or direction under the Indenture or other Basic Documents on behalf of the Note Purchasers in its Purchaser Group if it has been directed to do so by the Required Note Owners in such Purchaser Group.
8.2     Notices.
    (a)     All notices, requests and demands to or upon the respective parties hereto and all consents required to be given hereunder to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of notice by mail or by e-mail return receipt requested, when received, addressed as follows or, with respect to a Funding Agent or Note Purchaser, as set forth on Annex C or in its respective Transfer Supplement, or to such other address as may be hereafter notified by the respective parties hereto:

Issuer:     Alliance Laundry Equipment Receivables Trust 2015-A     c/o Wilmington Trust, National Association
    Rodney Square North
    1100 North Market Street
    Wilmington, DE 19890-0001
with a copy to:     Alliance Laundry Equipment Receivables 2015 LLC     221 Shepard Street
    Suite 200
    Ripon, WI 54971-0990
    Attention: Chief Financial Officer
    Telephone: (920) 748-3121
Servicer:     Alliance Laundry Systems LLC     221 Shepard Street
    P.O. Box 990
    Ripon, WI 54971-0990
    Attention: Chief Financial Officer     Telephone: (920) 748-3121
with a copy to:     Alliance Laundry Systems LLC     221 Shepard Street
    P.O. Box 990
    Ripon, WI 54971-0990
    Attention: General Counsel     Telephone: (920) 748-3121

Transferor:     Alliance Laundry Equipment Receivables 2015 LLC     c/o The Corporation Trust Company
    1209 Orange Street
    Wilmington, Delaware 19801
with a copy to:     Alliance Laundry Systems LLC     221 Shepard Street
    P.O. Box 990
    Ripon, WI 54971-0990
    Attention: General Counsel     Telephone: (920) 748-3121
    Husch Blackwell
with a copy to:     120 South Riverside Plaza, Suite 2200     Chicago, IL 60606
    Email: jai.khanna@huschblackwell.com
Indenture Trustee:     The Bank of New York Mellon
    101 Barclay Street, 4 West
    New York, NY 10286
    Attn: Asset Backed Securities Group/Alliance Laundry     Equipment Receivables Series 2015-A

    Tel: 212-815-8325
    Fax: 212-815-2493
Administrative     PNC Bank, National Association, as Administrative Agent Agent:     300 Fifth Avenue
    Pittsburgh, PA 15222
    Attn: Tony Stahley
    Tel: 412-768-2266
    Email: tony.stahley@pnc.com / abfadmin@pnc.com
    (b)     All payments to be made to the Administrative Agent or any Funding Agent or Note Purchaser hereunder shall be made in United States dollars and in immediately available funds not later than 11:30 a.m., New York City time, on the date payment is due, and, unless otherwise specifically provided herein, shall be made to the Funding Agent, for the account of one or more of the Note Purchasers or for its own account, as the case may be. Unless otherwise directed by the applicable Purchaser Group, all payments to such Purchaser Group and the Administrative Agent shall be made by federal wire to the applicable account set forth on Annex C. Unless otherwise directed by a Funding Agent or Note Purchaser, all payments to it shall be made by federal wire to the account specified on the signature pages hereto or in the Transfer Supplement by which it became a party hereto (provided, in the case of an account specified in a Transfer Supplement, that the Administrative Agent, the Transferor, the Issuer, the Servicer or the Indenture Trustee, as the case may be, shall have received notice thereof).

    8.3     No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege under any of the Basic Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any of the Basic Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in the Basic Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
    8.4     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Issuer, the Transferor, ALS, the Servicer, the Administrative Agent, the Funding Agents, the Note Purchasers, any Transferee and their respective successors and permitted assigns, and, to the extent provided herein, to each Indemnitee, Participant and Support Party and their respective successors and assigns;provided that, except as provided in Section 8.5 or in Section 9.03 of the Pooling and Servicing Agreement, the Issuer, the Transferor and the Servicer may not assign or transfer any of their respective rights or obligations under this Agreement without the prior written consent of the Special Required Noteholders; provided, further, that (i) in connection with any such assignment the assignee shall expressly agree in writing to assume all the obligations of the Issuer, the Transferor or the Servicer, as applicable, hereunder and (ii) no such assignment made without the prior written consent of the Required Noteholders shall relieve the Issuer, the Transferor, ALS or the Servicer, as applicable, of any of its obligations hereunder and provided, further, that no assignment permitted hereunder shall relieve the Issuer, the Transferor, ALS or the Servicer, as applicable, from any obligations arising hereunder prior to such assignment (including obligations with respect to breaches of representations and warranties made herein).
    8.5     Successors to Servicer. In the event that a transfer of servicing occurs under Section 9.03 of the Pooling and Servicing Agreement, (i) from and after the effective date of such transfer, the successor servicer (the “Successor Servicer”) shall be the successor in all respects to the Servicer and shall be responsible for the performance of all functions to be performed by the Servicer from and after such date, except as provided in the Pooling and Servicing Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer, and (ii) as of the date of such transfer, the Successor Servicer shall be deemed to have made with respect to itself the representations and warranties made in Section 4.2 (with appropriate factual changes); provided,however, that the references to the Servicer contained in Section 5.1 shall be deemed to refer to the Servicer with respect to responsibilities, duties and liabilities arising out of an act or acts, or omission, or an event or events giving rise to such responsibilities, duties and liabilities and occurring during such time that Servicer was Servicer under this Agreement and shall be deemed to refer to the Successor Servicer with respect to responsibilities, duties and liabilities arising out of an act or acts, or omission, or an event or events giving rise to such responsibilities, duties and liabilities and occurring during such time that the Successor Servicer acts as Servicer under this Agreement;provided,however, to the extent that an obligation to indemnify Indemnitees under Section 2.5 arises as a result of any act or failure to act of any Successor Servicer in the performance of servicing obligations under the Pooling and Servicing Agreement, such indemnification obligation shall be of the Successor Servicer and not its predecessor.
    8.6     Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Executed counterparts may be delivered electronically.
    8.7     Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.
    8.8     Integration. This Agreement, the Applicable Margin Fee Letter, the Pooling and Servicing Agreement, the Indenture and the other Basic Documents represent the agreement of the Issuer, the Transferor, the Servicer, the Administrative Agent, the Funding Agents and the Note Purchasers with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any party hereto relative to subject matter hereof not expressly set forth or referred to herein or therein or in the Basic Documents.
8.9 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
    8.10     Jurisdiction; Consent to Service of Process. Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court in New York County or federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment arising out of or relating to this Agreement; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, federal court; (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; (iv) consents that any such action or proceeding may be brought in such courts and waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and any objection it may now or hereafter have that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same; (v) consents to service of process in the manner provided for notices in Section 8.2 (provided that, nothing in this Agreement shall affect the right of any such party to serve process in any other manner permitted by law); and (vi) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such action or proceeding any special, exemplary, punitive or consequential damages.
    8.11     Termination. This Agreement shall remain in full force and effect until the date on which all Commitments have terminated and the Aggregate Note Principal Balance and all accrued interest thereon, and all Additional Amounts have been paid in full;provided that, the provisions of Sections 2.3,2.4,2.5,6.7,7.2,8.10,8.12, 8.15 and 8.16 shall survive termination of this Agreement and any amounts payable to the Administrative Agent, the Funding Agents, the Note Purchasers or any Affected Party thereunder shall remain payable thereto.
8.12     Limited Recourse; No Proceedings.
    (a)     It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as the Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under such parties, (iv) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement, and (v) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the other Basic Documents.
    (b)     Each of the Issuer, the Transferor, the Servicer, the Administrative Agent, each Funding Agent and each Note Purchaser hereby agrees that it shall not institute or join against any CP Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note, medium term note or other debt security issued by such CP Conduit is paid.
    (c)     Each Funding Agent and each Note Purchaser hereby agrees that it shall not institute or join against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the satisfaction of all Outstanding Obligations.
    8.13     Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the purchase of the Notes hereunder and the termination of this Agreement.

    8.14     Effect of Regulatory Change. In the event of any Regulatory Change which results in either (i) a determination that any CP Conduit is required, under generally accepted accounting principles, to consolidate its financial statements with any other entity, or (ii) a cost under Section 2.3, the parties agree to negotiate in good faith to amend the Basic Documents in order to eliminate the consolidation requirement or effect of such Regulatory Change; provided, however that no party shall be obligated to take any action (or make any amendments) if in the reasonable opinion of such party any such amendment to the Basic Documents will be unlawful or otherwise disadvantageous or inconsistent with its policies or regulatory restrictions or result in any liability, unreimbursed cost or expense to such party.
    8.15     Waiver of Jury Trial. EACH OF THE ISSUER, THE TRANSFEROR, THE SERVICER, THE ADMINISTRATIVE AGENT, THE FUNDING AGENTS AND THE NOTE PURCHASERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE ISSUER, THE TRANSFEROR, THE SERVICER, THE ADMINISTRATIVE AGENT, THE FUNDING AGENTS AND THE NOTE PURCHASERS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT AND FOR NOTE PURCHASERS PURCHASING AN INTEREST IN THE NOTES DESCRIBED HEREIN AND THE ADMINISTRATIVE AGENT AND EACH FUNDING AGENT AGREEING TO ACT AS SUCH HEREUNDER.
    8.16     Excess Funds. A CP Conduit shall be required to make payment of the amounts required to be paid pursuant hereto by such CP Conduit only if the applicable CP Conduit has Excess Funds (as defined below). If the applicable CP Conduit does not have Excess Funds, the excess of the amount due hereunder over the amount paid shall not constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against such CP Conduit until such time as such CP Conduit has Excess Funds. If a CP Conduit does not have sufficient Excess Funds to make any payment due hereunder, then such CP Conduit may pay a lesser amount and make additional payments that in the aggregate equal the amount of the deficiency as soon as possible thereafter. The term “Excess Funds” means, at any time, proceeds of commercial paper notes issued, and advances under a Support Facility made, to fund a payment to be made by a CP Conduit hereunder and which are available to make such payment in accordance with the program documents governing such CP Conduit’s commercial paper program;provided that in no event will Excess Funds be greater than the excess of (a) the aggregate projected value of the applicable CP Conduit’s assets and other property (including cash and cash equivalents), over (b) the sum of (i) the sum of all scheduled payments of principal, interest and other amounts payable on publicly or privately placed indebtedness of such CP Conduit for borrowed money,plus (ii) the sum of all other liabilities, indebtedness and other obligations of such CP Conduit for borrowed money or owed to any credit or liquidity provider, together with all unpaid interest then accrued thereon,plus (iii) all taxes payable by such CP Conduit to the Internal Revenue Service, plus (iv) all other indebtedness, liabilities and obligations of such CP Conduit then due and payable, but the amount of any liability, indebtedness or obligation of such CP Conduit shall not exceed the projected value of the assets to which recourse for such liability, indebtedness or obligation is limited.
    8.17     Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Basic Document or in any other agreement,

arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Basic Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)     the application of any Write-Down and Conversion Powers by the applicable     Resolution Authority to any such liabilities arising hereunder which may be     payable to it by any party hereto that is an Affected Financial Institution; and
(b)     the effects of any Bail-In Action on any such liability, including, if applicable:
(i)     a reduction in full or in part or cancellation of any such liability;
(ii)     a conversion of all, or a portion of, such liability into shares or     other instruments of ownership in such Affected Financial     Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Basic Document; or
(iii)     the variation of the terms of such liability in connection with the     exercise of the write-down and conversion powers of the applicable Resolution Authority.
8.18     Confidentiality.
    (a)     Each of the Issuer, the Servicer and the Transferor covenants and agrees to hold in confidence, and not disclose to any Person, the terms of the Basic Documents (including any fees payable in connection with the Basic Documents or the identity of the Administrative Agent or any other Note Purchaser or Funding Agent), except as the Administrative Agent and each Note Purchaser and Funding Agent may have consented to in writing prior to any proposed disclosure;provided,however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Issuer, the Servicer or the Transferor or their Advisors and Representatives, or (iii) to the extent it should be (A) required by applicable law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information;provided, that, in the case of clause (iii) above, the Issuer, the Servicer and the Transferor will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by applicable law) notify the Administrative Agent and the affected Note Purchaser or Funding Agent of its intention to make any such disclosure prior to making such disclosure. Each of the Issuer, the Servicer and the Transferor agrees to be responsible for any breach of this Section 8.18(a) by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section 8.18(a). Notwithstanding the foregoing, it is expressly agreed that each of the Issuer, the Servicer and the Transferor and their respective Affiliates may publish a press release or otherwise publicly announce the existence and principal amount of the Commitments under this Agreement and the transactions contemplated hereby;

provided that the Administrative Agent shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; provided, further, that no such press release shall name or otherwise identify the Administrative Agent, any other Funding Agent or Note Purchaser or any of their respective Affiliates without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Issuer, the Servicer and the Transferor consents to the publication by the Administrative Agent or any other Funding Agent or Note Purchaser of a tombstone or similar advertising material relating to the financing transactions contemplated by the Basic Documents.
    (b)     Each of the Administrative Agent and each other Funding Agent and Note Purchaser, severally and with respect to itself only, agrees to hold in confidence, and not disclose to any Person, any confidential and proprietary information concerning the Issuer, the Servicer, the Transferor, any Obligor (solely to the extent such information regarding such Obligor was provided in connection with the Basic Documents) and their respective Affiliates and their businesses or the terms of the Basic Documents (including any fees payable in connection with the Basic Documents), except as the Issuer, the Servicer or the Transferor may have consented to in writing prior to any proposed disclosure;provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to its assignees and participants and potential assignees and participants and their respective counsel if they agree in writing to hold it confidential, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through it or its Representatives or Advisors, (iv) at the request of a bank examiner or other regulatory authority or in connection with an examination of any of the Administrative Agent or any Note Purchaser or Funding Agent or their respective Affiliates, (v) to any of its related Support Parties, (vi) to any rating agency then rating the Commercial Paper of any CP Conduit, (vii) to any collateral trustee or security trustee under any Commercial Paper program maintained by a CP Conduit or (viii) to the extent it should be (A) required by applicable law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (viii) above, the Administrative Agent and each Funding Agent and Note Purchaser will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by applicable law) notify the Issuer, the Servicer and the Transferor of its intention to make any such disclosure prior to making such disclosure. Each of the Administrative Agent and each Note Purchaser and Funding Agent, severally and with respect to itself only, agrees to be responsible for any breach of this Section 8.18(b) by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section 8.18(b).
    (c)     As used in this Section 8.18, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii)“Representatives” means, with respect to any Person, such Person’s Affiliates, subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors, representatives and agents;provided that such Persons shall not be deemed to be Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person.

    (d)     Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the

transactions contemplated by the Basic Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure. For the avoidance of doubt, nothing in this Section 8.18 shall prohibit any Person from voluntarily communicating, disclosing or providing information within the scope of the confidentiality provisions of this Section 8.18 regarding suspected violations of laws, rules or regulations to a governmental, regulatory or self-regulatory organization without any notification to any Person.
    8.19     Noteholder Direction. By its execution of this Agreement, the Administrative Agent and each Noteholder hereby direct and authorize the Indenture Trustee to permit the Issuer to close the Lockbox Accounts at Wells Fargo Bank, National Association, and to terminate the Lockbox Agreements related to such Lockbox Accounts, upon the Issuer’s request to terminate such Lockbox Accounts pursuant to Section 6.02(c) of the Pooling and Servicing Agreement and Section 8.3(c) of the Indenture.
    8.20     PATRIOT Act. Each Note Purchaser that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Note Purchaser) hereby notifies the Issuer and the Servicer that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Issuer and the Servicer, which information includes the name and address of the Issuer and the Servicer and other information that will allow such Note Purchaser or the Administrative Agent, as applicable, to identify the Issuer and the Servicer in accordance with the PATRIOT Act. The Issuer shall, promptly following a request by the Administrative Agent or any Note Purchaser, provide all documentation and other information that the Administrative Agent or such Note Purchaser requests in order to comply with its ongoing obligations under applicable “know your customer”and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.
    8.21     Acknowledgement Regarding Any Supported QFCs. To the extent that the Basic Documents provide support, through a guarantee or otherwise, for Interest Rate Cap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties hereto acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Basic Documents and any Supported QFC may in fact be stated to be governed by the Laws of the State of New York and/or the United States or any other state of the United States):
    (a)     In the event a Covered Entity that is a party to a Supported QFC (each, a“Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the Laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Basic Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Basic Documents were governed by the Laws of the United States or a state of the United States.
    (b)     As used in this Section 8.21, the following terms have the following meanings:
    (i)    “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
    (ii)    “Covered Entity” means any of the following (x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b), (y) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (z) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
    (iii)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
    (iv)    “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.
ALLIANCE LAUNDRY EQUIPMENT
RECEIVABLES TRUST 2015-A
By:     Wilmington Trust, National Association,     not in its individual capacity but solely     as Owner Trustee
By:
Name:
Title:
ALLIANCE LAUNDRY SYSTEMS LLC,
as Servicer
By:
Name:
Title:
ALLIANCE LAUNDRY EQUIPMENT
RECEIVABLES 2015 LLC,
as Transferor
By:
Name:
Title:

    S-1     Note Purchase Agreement

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent
By:
Name:
Title:

S-2     Note Purchase Agreement

PNC PURCHASER GROUP:
PNC BANK, NATIONAL ASSOCIATION,
as Committed Purchaser and as Funding Agent
By:
Name:
Title:

S-3     Note Purchase Agreement

FIFTH THIRD PURCHASER GROUP:
FIFTH THIRD BANK, NATIONAL
ASSOCIATION, as a Committed Purchaser and as Funding Agent
By:
Name:
Title:
Note Purchase Agreement

EXHIBIT A
FORM OF TRANSFER SUPPLEMENT
TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the Transferor Note Purchaser set forth in Item 2 of Schedule I hereto (the“Transferor Note Purchaser”), [the Transferor Note Purchaser’s Related Committed Purchaser set forth in Item 2 of Schedule I hereto (the “Transferor Committed Purchaser”)], the Purchasing Note Purchaser set forth in Item 3 of Schedule I hereto (the “Purchasing Note Purchaser”), [the Purchasing Note Purchaser’s Related Committed Purchaser set forth in Item 3 of Schedule I hereto (the “Purchasing Committed Purchaser”)] and the Funding Agent set forth in Item 4 of Schedule I hereto (in such capacity, the “Funding Agent”) for the Purchaser Group set forth in Item 5 of Schedule I hereto.
W I T N E S S E T H:
WHEREAS, this Transfer Supplement is being executed and delivered in accordance with Section 7.1(e) of the Amended and Restated Note Purchase Agreement, dated as of June 8, 2018, among Alliance Laundry Equipment Receivables Trust 2015-A, Alliance Laundry Systems LLC (“ALS”), Alliance Laundry Equipment Receivables 2015 LLC, the Note Purchasers and the Funding Agents parties thereto, PNC Bank, National Association, as Administrative Agent, and PNC Capital Markets LLC, as structuring agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Note Purchase Agreement”; unless otherwise defined herein, terms defined in the Note Purchase Agreement are used herein as therein defined);
WHEREAS, the Purchasing Note Purchaser (if it is not already a Note Purchaser party to the Note Purchase Agreement) wishes to become a Note Purchaser party to the Note Purchase Agreement and the Purchasing Note Purchaser wishes to acquire and assume from the Transferor Note Purchaser, certain of the rights, obligations and commitments under the Note Purchase Agreement;
[WHEREAS, the Purchasing Committed Purchaser agrees to assume from the Transferor Committed Purchaser certain Commitment Amounts under the Note Purchase Agreement;] and
WHEREAS, the Transferor Note Purchaser wishes to sell and assign to the Purchasing Note Purchaser, certain of its rights, obligations and commitments under the Note Purchase Agreement [and the Transferor Committed Purchaser wishes to sell and assign to the Purchasing Committed Purchaser, certain of its rights, obligations and commitments under the Note Purchase Agreement].
NOW, THEREFORE, the parties hereto hereby agree as follows:
    (a)     Upon receipt by the Funding Agent of counterparts of this Transfer Supplement, to each of which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Transferor Note Purchaser, [the Transferor Committed Purchaser], the Purchasing Note Purchaser, [the Purchasing Committed Purchaser] and the
Exhibit A-1
Funding Agent, the Funding Agent will transmit to the Administrative Agent, the Servicer, the Issuer, the Transferor, the Indenture Trustee, the Transferor Note Purchaser, [the Transferor Committed Purchaser,] the Purchasing Note Purchaser [and the Purchasing Committed

Purchaser] a Transfer Effective Notice, substantially in the form of Schedule III to this Transfer Supplement (a “Transfer Effective Notice”). Such Transfer Effective Notice shall be executed by the Funding Agent and shall set forth, inter alia, the date on which the transfer effected by this Transfer Supplement shall become effective (the “Transfer Effective Date”). From and after the Transfer Effective Date [the Purchasing Note Purchaser shall be a Note Purchaser party to the Note Purchase Agreement for all purposes thereof as a CP Conduit] [and the Purchasing Committed Purchaser shall be a Note Purchaser party to the Note Purchase Agreement for all purposes thereof as a Committed Purchaser], as specified on Schedule II to this Transfer Supplement.
    (b)     At or before 12:00 Noon, local time of the Transferor Note Purchaser, on the Transfer Effective Date, the Purchasing Note Purchaser shall pay to the Transferor Note Purchaser, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Note Purchaser and such Purchasing Note Purchaser (the “Purchase Price”), of the portion set forth on Schedule II hereto being purchased by such Purchasing Note Purchaser of the outstanding Note Principal Balance under the Note owned by the Transferor Note Purchaser (such Purchasing Note Purchaser’s “Purchaser Percentage”) and other amounts owing to the Transferor Note Purchaser under the Note Purchase Agreement or otherwise in respect of the Notes. Effective upon receipt by the Transferor Note Purchaser of the Purchase Price from the Purchasing Note Purchaser, the Transferor Note Purchaser hereby irrevocably sells, assigns and transfers to the Purchasing Note Purchaser, without recourse, representation or warranty, and the Purchasing Note Purchaser hereby irrevocably purchases, takes and assumes from the Transferor Note Purchaser, the Purchasing Note Purchaser’s Purchaser Percentage of (i) the presently outstanding Note Principal Balance under the Notes owned by the Transferor Note Purchaser and other amounts owing to the Transferor Note Purchaser in respect of the Notes, together with all instruments, documents and collateral security pertaining thereto, and (ii) the Purchasing Note Purchaser’s Purchaser Percentage of the Purchaser Percentage of the Transferor Note Purchaser and the other rights and duties of the Transferor Note Purchaser under the Note Purchase Agreement. [Effective upon the Transfer Effective Date, the Transferor Committed Purchaser hereby irrevocably sells, assigns, and transfers to the Purchasing Committed Purchaser, without recourse, representation or warranty, and the Purchasing Committed Purchaser hereby irrevocably purchases, takes and assumes from the Transferor Committed Purchaser, the Liquidity Percentage and the Commitment of the Transferor Committed Purchaser and other rights, duties and obligations of the Transferor Committed Purchaser under the Note Purchase Agreement.] This Transfer is intended by the parties hereto to effect a purchase by the Purchasing Note Purchaser [and the Purchasing Committed Purchaser] and a sale by the Transferor Note Purchaser [and the Transferor Committed Purchaser] of interests in the Notes, and it is not to be construed as a loan or a commitment to make a loan by the Purchasing Note Purchaser [or the Purchasing Committed Purchaser] to the Transferor Note Purchaser [or the Transferor Committed Purchaser]. The Transferor Note Purchaser hereby confirms that the amount of the Note Principal Balance is $__________ and its Percentage Interest thereof is ___%, which equals $__________ as of ____________, 20_. Upon and after the Transfer Effective Date (until further modified in accordance with the Note Purchase Agreement), the Purchaser Percentage or Liquidity Percentage, as applicable of the Transferor Note Purchaser
Exhibit A-2
and the Purchasing Note Purchaser [and the Commitment and the Liquidity Percentage of the Transferor Committed Purchaser and the Purchasing Committed Purchaser] shall be as set forth in Schedule II to this Transfer Supplement.
    (c)     The Transferor Note Purchaser [and the Transferor Committed Purchaser] has made arrangements with the Purchasing Note Purchaser [and the Purchasing Committed

Purchaser] with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Note Purchaser [or the Transferor Committed Purchaser] to the Purchasing Note Purchaser [or Purchasing Committed Purchaser] of any fees heretofore received by the Transferor Note Purchaser [or the Transferor Committed Purchaser] pursuant to the Note Purchase Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by the Purchasing Note Purchaser [or the Purchasing Committed Purchaser] to the Transferor Note Purchaser [or the Transferor Committed Purchaser] of fees or interest received by the Purchasing Note Purchaser [or the Purchasing Committed Purchaser] pursuant to the Note Purchase Agreement or otherwise in respect of the Notes from and after the Transfer Effective Date.
    (d)     (i) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Note Purchaser in respect of the Notes shall, instead, be payable to or for the account of the Transferor Note Purchaser and the Purchasing Note Purchaser, as the case may be, in accordance with their respective interests as reflected in this Transfer Supplement.
(ii) All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Note Purchaser [or the Transferor Committed Purchaser] from and after the Transfer Effective Date pursuant to the Note Purchase Agreement or in respect of the Notes shall, instead, accrue for the account of, and be payable to or for the account of, the Transferor Note Purchaser, [the Transferor Committed Purchaser,] the Purchasing Note Purchaser [and the Purchasing Committed Purchaser], as the case may be, in accordance with their respective interests as reflected in this Transfer Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by the Purchasing Note Purchaser, the Transferor Note Purchaser and the Purchasing Note Purchaser will make appropriate arrangements for payment by the Transferor Note Purchaser to the Purchasing Note Purchaser of such amount upon receipt thereof from the Funding Agent.
    (e)     Concurrently with the execution and delivery hereof, the Purchasing Note Purchaser [and the Purchasing Committed Purchaser] will deliver to the Funding Agent, the Transferor and the Issuer an executed Investment Letter in the form of Exhibit D to the Indenture and the forms, if any, required by Section 2.4(c) of the Note Purchase Agreement.
    (f)     Each of the parties to this Transfer Supplement agrees and acknowledges that (i) at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Transfer Supplement, and (ii) the Funding Agent shall apply each payment made to it under the Note Purchase Agreement,
Exhibit A-3 whether in its individual capacity or as Funding Agent, in accordance with the provisions of the Note Purchase Agreement, as appropriate.
    (g)     By executing and delivering this Transfer Supplement, the Transferor Note Purchaser, [the Transferor Committed Purchaser,] the Purchasing Note Purchaser [and the Purchasing Committed Purchaser] confirm to and agree with each other, the Funding Agent and the Note Purchasers as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Note Purchaser [and the Transferor Committed Purchaser] make no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Note Purchase Agreement or the Basic Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Note Purchase Agreement or any other instrument or document furnished pursuant thereto; (ii) the Transferor Note Purchaser [and the Transferor Committed Purchaser] make no representation or warranty and assumes no responsibility with respect to the Issuer, the financial condition of the Issuer, ALS, the Transferor or the Indenture Trustee, or the performance or observance by the Issuer, ALS, the Transferor or the Indenture Trustee of any of their respective obligations under the Note Purchase Agreement or any Basic Document or any other instrument or document furnished pursuant hereto; (iii) the Purchasing Note Purchaser [and the Purchasing Committed Purchaser] confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer Supplement; (iv) each Purchasing Note Purchaser will, independently and without reliance upon the Administrative Agent, any Funding Agent (as defined in the Note Purchase Agreement) the Transferor Note Purchaser, [the Transferor Committed Purchaser] or any other Note Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Note Purchase Agreement or the Basic Documents; (v) each Purchasing Note Purchaser [and the Purchasing Committed Purchaser] appoints and authorizes the Funding Agent and the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Note Purchase Agreement and the Basic Documents as are delegated to the Funding Agent or the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 6.1 of the Note Purchase Agreement; and (vi) the Purchasing Note Purchaser [and the Purchasing Committed Purchaser] agrees (for the benefit of the Transferor Note Purchaser, the Administrative Agent, the Funding Agents (as defined in the Note Purchase Agreement), the Note Purchasers, the Indenture Trustee, the Servicer, the Transferor and the Issuer) that it will perform in accordance with their terms all of the obligations which by the terms of the Note Purchase Agreement are required to be performed by it as a Note Purchaser.
    (h)     Schedule II hereto sets forth the revised Purchaser Percentage or the revised Liquidity Percentage, if applicable, and Commitment of the Transferor Note Purchaser [and the Transferor Committed Purchaser], and the Purchaser Percentage or the Liquidity Percentage, if applicable, Commitment and the initial Investing Office of the Purchasing Note Purchaser, as well as administrative information with respect to the Purchasing Note Purchaser [and the Purchasing Committed Purchaser].

Exhibit A-4

(i) THIS TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

SCHEDULE I TO
TRANSFER SUPPLEMENT
COMPLETION OF INFORMATION AND
SIGNATURES FOR TRANSFER SUPPLEMENT
Re:     Amended and Restated Note Purchase Agreement, dated as of June 8,     2018, among Alliance Laundry Equipment Receivables Trust 2015-A,     Alliance Laundry Systems LLC, Alliance Laundry Equipment
Receivables 2015 LLC, the Note Purchasers and the Funding Agents     parties thereto, PNC Bank, National Association, as Administrative     Agent and PNC Capital Markets LLC as structuring agent
Item 1:     Date of Transfer Supplement:
Item 2:     Transferor Note Purchaser:
    [Transferor Committed Purchaser]
Item 3:     Purchasing Note Purchaser:
    [Purchasing Committed Purchaser]
Item 4:     Name of Funding Agent:
Item 5:     Name of Purchaser Group:
Item 6:     Signatures of Parties to Agreement:
[Transferor Note Purchaser]
Name:
Title:
[Transferor Committed Purchaser]
Name:
Title:

[Purchasing Note Purchaser]
Name:
Title:
[Purchasing Committed Purchaser]
Name:
Title:
ACKNOWLEDGED BY:
PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:
Name:
Title:
ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2015 LLC, as Transferor
By:
Name:
Title:

SCHEDULE II TO
TRANSFER SUPPLEMENT
LIST OF INVESTING OFFICES, ADDRESSES
FOR NOTICES, WIRE INSTRUCTIONS, ASSIGNED INTERESTS AND PURCHASE AND LIQUIDITY PERCENTAGES
[Transferor Note Purchaser]
[Transferor Committed Purchaser]

A.	Type of Purchaser: [CP Conduit/Committed Purchaser]	______%
B.	Purchaser Percentage:
Transferor Note Purchaser Purchaser Percentage Prior to Sale:
C.	Purchaser Percentage Sold:	______%
	Purchaser Percentage Retained:	______%
Commitment (if applicable)
	Transferor Committed Purchaser’s Commitment	$_______
Prior to Sale:
Commitment Sold:     $_______
Commitment Retained:     $_______ Related CP Conduit (applicable to CPC Committed Purchaser):
_________
D.     Related CPC Committed Purchasers (applicable to CP Conduit if     CP Conduit is not a Committed Purchaser)
Committed Purchasers, Commitments and Liquidity Percentages prior to Sale:

E.	___________________________	$_________	______%
	___________________________	$_________	______%
	___________________________	$_________	______%
	Note Principal Balance:		$_______
Transferor Note Purchaser
Exhibit A-8

Note Principal Balance Prior to Sale:
Note Principal Balance Sold:     $_______ Note Principal Balance Retained:     $_______ [Purchasing Note Purchaser]
[Purchasing Committed Purchaser]
A.     Type of Purchaser: [CP Conduit/Committed Purchaser]
B.         Purchaser Percentage:

        Transferee Note Purchaser
Purchaser Percentage After Sale:      ______ %

C.     Commitment (if applicable)
    Transferee Note Purchaser Commitment After Sale:     $_______
    Related CP Conduit (applicable to CPC Committed Purchaser):
    ______________
D.     Related CPC Committed Purchasers (applicable to CP Conduit if
    CP Conduit is not a Committed Purchaser)
    Committed Purchasers, Commitments and Liquidity Percentages
    after Sale:

___________________________	$_________	______%
___________________________	$_________	______%
___________________________	$_________	______%
E.     Note Principal Balance:
Transferee Note Purchaser
    Note Principal Balance After Sale:     $_______
Address for Notices:

Exhibit A-9

Investing Office:
Wire Instructions:
Exhibit A-10

SCHEDULE III TO
TRANSFER SUPPLEMENT
Form of
Transfer Effective Notice
To:     [Name and address of Issuer, Transferor, Servicer, Indenture Trustee, Administrative     Agent, Transferor Note Purchaser, Transferor Committed Purchaser, Purchasing Note     Purchaser and Purchasing Committed Purchaser]
The undersigned, as Funding Agent under the Amended and Restated Note Purchase Agreement, dated as of June 8, 2018, among Alliance Laundry Equipment Receivables Trust 2015-A, Alliance Laundry Systems LLC, Alliance Laundry Equipment Receivables 2015 LLC, the Note Purchasers and the Funding Agents parties thereto, PNC Bank, National Association, as Administrative Agent, and PNC Capital Markets LLC, as structuring agent, acknowledges receipt of executed counterparts of a completed Transfer Supplement. [Note: attach copies of Schedules I and II from such Agreement.] Terms defined in such Transfer Supplement are used herein as therein defined.
    Pursuant to such Transfer Supplement, you are advised that the Transfer Effective Date will be ______________, _____.
Very truly yours,
___________________, as Funding Agent
By:
Name:
Title:

Exhibit A-11

EXHIBIT B
FORM OF
ADVANCE NOTICE
[Date]
The Bank of New York Mellon,
 as Indenture Trustee
____________________
____________________
Alliance Laundry Systems LLC,
 as Servicer
____________________
____________________
Alliance Laundry Equipment Receivables 2015 LLC, as Transferor
____________________
____________________
PNC Bank, National Association, as Administrative Agent 300 Fifth Avenue
Pittsburgh, PA 15222
Attn: Tony Stahley
RE:     Alliance Laundry Equipment Receivables Trust 2015-A Notes
Ladies and Gentlemen:
Pursuant to (a) the Amended and Restated Indenture, dated as of June 8, 2018 (as amended or otherwise modified from time to time, the “Indenture”), by and between Alliance Laundry Equipment Receivables Trust 2015-A (the “Issuer”) and The Bank of New York Mellon, as Indenture Trustee, and (b) the Amended and Restated Note Purchase Agreement dated as of June 8, 2018 (as amended or otherwise modified from time to time, the “Note Purchase Agreement”), among the Issuer, Alliance Laundry Systems LLC, as Servicer, Alliance Laundry Equipment Receivables 2015 LLC, as Transferor, the Note Purchasers and the Funding Agents parties thereto and PNC Bank, National Association, as Administrative Agent, the Issuer hereby irrevocably requests an Advance as follows. Terms used herein are used as defined in or for purposes of the Note Purchase Agreement.
1.     The requested amount of such Advance is $__________.

Exhibit B-1

2.     The date of such Advance is to occur is _________________ (the
“Borrowing Date”).
3.     All conditions precedent to such Advance described in clauses (a)
through (q)of Section 3.2of the Note Purchase Agreement have been satisfied.
4.     The purchases of the Advance to be purchased on the Borrowing
Date will not cause a Rapid Amortization Event or an event that, after the giving of notice of the lapse of time (or both), would cause a Rapid Amortization Event.
5.     The proceeds of such Advance shall be remitted on the Borrowing
Date in immediately available funds to [specify payment
instructions].
6.     After giving effect to the Advance, the Note Principal Balance shall be equal to or less than the Facility Limit.
7.     After giving effect to the Advance, the Note Principal Balance shall be equal to or less than the Borrowing Base as set forth in the
Borrowing Base Certificate attached hereto.
8.     Payments shall be made by federal wire to it, at its account
(account number [________]; and     account     name
[_______________])     maintained     at     [________]     (ABA     #
[_________]), with telephone notice (including federal wire
number) to [______] of [______] (___-___-____).
[Remainder of page intentionally left blank.]
Exhibit B-2

Very truly yours,
ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2015-A, as Issuer
By: Alliance Laundry Systems LLC,
not in its individual capacity but solely as Administrator of the Issuer
By:
Name:
Title:
ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2015 LLC, as Transferor
By:
Name:
Title:

Exhibit B-3

[Borrowing Base Certificate to be attached]
Exhibit B-4

EXHIBIT C-1
[FORM OF FACILITY LIMIT INCREASE REQUEST]
PNC Bank, National Association, as Administrative Agent and a Funding Agent 300 Fifth Avenue
Pittsburgh, PA 15222
Attn: Tony Stahley
Fifth Third Bank, National Association, as a Funding Agent 5050 Kingsley Drive
Cincinnati, OH 45227
MD: 1MOC2B
Attention: Richard.Manning / J’Nelle Easley
[DATE]
This Facility Limit Increase Request is delivered pursuant to Section 2.11 of that certain Amended and Restated Note Purchase Agreement dated as of June 8, 2018 (as amended or otherwise modified from time to time, the “Note Purchase Agreement”), among the Issuer, Alliance Laundry Systems LLC, as Servicer, Alliance Laundry Equipment Receivables 2015 LLC, as Transferor, the Note Purchasers and the Funding Agents parties thereto and PNC Bank, National Association, as Administrative Agent (as the same may be modified, amended, or restated from time to time, the“Note Purchase Agreement”).Capitalized terms not defined herein shall have the meanings assigned to such terms in the Note Purchase Agreement.
Ladies and Gentlemen:
This facility limit increase request (this “Request”) is executed and delivered by the Issuer (or the Servicer on its behalf) to the Administrative Agent and each Funding Agent pursuant to Section 2.11 of the Note Purchase Agreement.
The Issuer hereby requests an increase on or after [INCREASE DATE]1 in the Facility Limit of $[INCREASE AMOUNT] (the “Facility Limit Increase”) for an aggregate Facility Limit in the amount of $[NEW FACILITY LIMIT].
In connection with this Request, the Issuer hereby represents, warrants and certifies to the Administrative Agent and each Funding Agent, for the benefit of the Committed Purchasers that:
    (a)     all representations and warranties of the Issuer, the Transferor and ALS in the Basic Documents are true and correct as of the date of this Request and will be true and correct as of the effective date of the Facility Limit Increase, with the same force and effect as if made on and as of such date (except to the extent that such representations
1 The Facility Limit Increase shall be on a date that is at least 20 Business Days after the date of the Facility Limit Increase Request.

Exhibit C-1-1

and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such date); and
    (b)     No Event of Default, Default, Rapid Amortization Event or Servicer Default exists and is continuing on and as of the date hereof or will exist on the effective date of the Facility Limit Increase.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit C-1-2

WITNESS my hand on this ____ day of ________, ____.
ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2015-A, as Issuer
By: Alliance Laundry Systems LLC,
not in its individual capacity but solely as Administrator of the Issuer
By:
Name:
Title:

Exhibit C-1-3

EXHIBIT C-2
FORM OF FACILITY LIMIT INCREASE AGREEMENT
    This Facility Limit Increase Agreement (this “Facility Increase Agreement”) is made as of [_____].
    This Facility Limit Increase Agreement is delivered pursuant to Section 2.11 of that certain Amended and Restated Note Purchase Agreement dated as of June 8, 2018 (as amended or otherwise modified from time to time, the “Note Purchase Agreement”), among the Issuer, Alliance Laundry Systems LLC, as Servicer, Alliance Laundry Equipment Receivables 2015 LLC, as Transferor, the Note Purchasers and the Funding Agents parties thereto and PNC Bank, National Association, as Administrative Agent (as the same may be modified, amended, or restated from time to time, the“Note Purchase Agreement”).     Capitalized terms not defined herein shall have the meanings assigned to such terms in the Note Purchase Agreement.
    Reference is also made to the certain Facility Limit Increase Request dated as of [______].
The Committed Purchasers party hereto that have agreed to increase their respective Commitments in accordance with Section 2.11 of the Note Purchase Agreement (the“Increasing Purchasers”) agree as follows:
1.     Each Increasing Purchaser agrees to increase its Commitment.
    2.     Following the execution of this Facility Limit Increase Agreement, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Facility Limit Increase Agreement (the “Effective Date”) shall be the date recited above, unless otherwise specified on Schedule I.
    3.     Upon such execution and delivery to the Administrative Agent, as of the Effective Date, each Increasing Purchaser shall have a new Commitment as specified on Schedule I.
    4.     This Facility Limit Increase Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
    5.     This Facility Limit Increase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Facility Limit Increase Agreement by facsimile or email (with a PDF copy attached) shall be effective as delivery of a manually executed counterpart of this Facility Limit Increase Agreement.

Exhibit C-2-1

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
Exhibit C-2-5

WITNESS my hand on this ____ day of ________, ____.
[PNC BANK, NATIONAL ASSOCIATION, as an
Increasing Purchaser
By:
 Name:
 Title: ]
[FIFTH THIRD BANK, NATIONAL
ASSOCIATION, as an Increasing Purchaser
By:
 Name:
 Title: ]

Exhibit C-2-6

ACCEPTED AND APPROVED:
PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent
By:_____________________________________
Name:
Title
ISSUER:
ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2015-A, as Issuer
By: Alliance Laundry Systems LLC,
not in its individual capacity but solely as Administrator of the Issuer
By:_____________________________________
Name:
Title

Exhibit C-2-7

SCHEDULE I
to
FACILITY LIMIT INCREASE AGREEMENT

INCREASING PURCHASERS

Committed Purchaser:	[________]
Committed Purchaser’s new Commitment:	$[________]
Effective Date (if other than date of Facility Increase Agreement):	[________]

Exhibit C-2-8

ANNEX A
LETTER OF CREDIT
[Attached]

Annex A-1

ANNEX B
NOTE PURCHASER COMMITMENTS

Committed Purchaser	Purchaser Commitment
PNC Bank, National Association	$350,000,000420,000,000
Fifth Third Bank, National Association	$~~150,000,000~~180,000,000
Total:	$~~500,000,000~~600,000,000

Annex B-1

ANNEX C
INVESTING OFFICES, NOTICE ADDRESSES AND WIRE INSTRUCTIONS
PNC Bank, National Association, as Administrative Agent and as Funding Agent for the PNC Purchaser Group
Investing Office:
300 Fifth Avenue
Pittsburgh, PA 15222
Address for Notices:
300 Fifth Avenue
Pittsburgh, PA 15222
Attn: Tony Stahley
Tel: 412-768-2266
Email: tony.stahley@pnc.com / abfadmin@pnc.com
Payment Instructions:
Name of Destination Bank: PNC Bank, N.A.
ABA: 043-000-096
Account Name for Wire Transfers: Commercial Loan Department Account Number for Wire Transfers: 130760016803
Reference: Alliance Laundry – Equipment
Fifth Third Bank, National Association, as Funding Agent for the Fifth Third Purchaser Group
Investing Office:
5050 Kingsley Drive
Cincinnati, OH 45227
MD: 1MOC2B
Address for Notices:
Fifth Third Bank, National Association
5050 Kingsley Drive
Cincinnati, OH 45227
MD: 1MOC2B
Attention: Richard.Manning / J’Nelle Easley
Telephone: (513) 358-4517 / (513) 358-2383
Fax: (513) 358-6451
    Annex C-1

E-mail: Richard.Manning@53.com / J’Nelle.Easley@53.com / 53.Securitization.Bancorp@53.com
Payment Instructions:
Fifth Third Bank, National Association
ABA 042-000-314
Account Name: Commercial Loan Participations Account: 89922553
Ref: ALERT 2015
Attn: Richie Manning
    Annex C-1